As filed with the Securities and Exchange Commission on September 11, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Air Water Ventures Limited

(Exact name of registrant as specified in its charter)

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Cayman Islands	2080	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Air Water Ventures Ltd
Unit 3, Kizad KLP FZ, Kizad
Abu Dhabi, UAE
PO Box 109214
Telephone: +1 (305) 939-4922

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Corporation Service Company

1201 Hays Street

Tallahassee, FL 32301

Telephone: (302) 636-5400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies of all correspondence to:

Russell Franklin Thurston J. Hamlette Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 Telephone: (212) 309-6210	David Tuerff c/o Air Water Ventures Ltd Unit 3, Kizad KLP FZ, Kizad Abu Dhabi, UAE PO Box 109214 Telephone: +1 (305) 939-4922

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†          The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

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Rule 429 Statement

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement on Form F-1 (referred to herein as the Registration Statement) will be used as a combined prospectus in connection with this Registration Statement and the registrant’s Registration Statement on Form F-4 (File No. 333-294998), that was originally declared effective by the Securities and Exchange Commission on July 8, 2026 (as amended, the “Prior Registration Statement”). Accordingly, this Registration Statement also constitutes Post-Effective Amendment No. 1 on Form F-4 to the Prior Registration Statement. Such Post-Effective Amendment will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 2026

PRELIMINARY PROSPECTUS

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Air Water Ventures Limited

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Primary Offering of
230,515,880 ORDINARY SHARES

Secondary Offering of
404,549,456 ORDINARY SHARES
117,037.282 series a preferred shares
16 series a investor warrants

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This prospectus relates to the offer and sale by Air Water Ventures Limited (together with its subsidiaries, “Air Water,” the “Company,” “we,” “us” or “our”) of (i) up to 93,257,940 ordinary shares of $0.0001 par value per share (the “Ordinary Shares”) issuable upon the conversion of 65,743.165 Series A redeemable preference shares of $0.0001 par value per share (the “Series A Preferred Shares”) (assuming, solely for this purpose, a $1.00 per Ordinary Share conversion price and taking into account the Accrued Value through August 14, 2029), (ii) up to 117,257,940 Ordinary Shares issuable upon the exercise of certain warrants to purchase Ordinary Shares (the “Series A Investor Warrants”) (assuming, solely for this purpose, a $1.00 per Ordinary Share exercise price), which amount represents a good-faith estimate of the maximum amount of Ordinary Shares that may become issuable upon exercise of such Series A Investor Warrants and (iii) up to 20,000,000 Ordinary Shares that are issuable by us to certain former members (the “Eligible Stockholders”) of Air Water Ventures Holdings Limited, a Cayman Islands exempted company (“Air Water Holdings”) upon the occurrence of specified events pursuant to the Business Combination Agreement (as defined below), for no additional consideration (such shares, “Earnout Shares”). The Series A Preferred Shares and Series A Investor Warrants described above were issued to the Pre-Signing and Pre-Funded PIPE Investors at Closing of the Business Combination in exchange for Air Water Holdings Series A Preferred Shares and Air Water Holdings Warrants that were originally issued to such investors in the private Pre-Signing PIPE and Pre-Funded PIPE Investments.

This prospectus also relates to the offer and resale, from time to time, by the selling shareholders named herein or their pledgees, donees, transferees, or other successors in interest (collectively, the “Selling Securityholders”), of an aggregate of:

(i)     384,549,456 Ordinary Shares held by or issuable to certain holders entitled to resale registration rights pursuant to the Registration Rights Agreement, dated as of August 14, 2026 (the “Registration Rights Agreement”), including:

(a)     8,983,333 Ordinary Shares held by Inflection Point Holdings III LLC (the “Sponsor”) consisting of (i) 8,433,333 Ordinary Shares received upon conversion of 8,433,333 Founder Shares which were initially acquired for an aggregate of $25,000 or approximately $0.004 per share and (ii) 550,000 Ordinary Shares received in exchange for 500,000 Private Placement Units;

(b)    19,110,782 Ordinary Shares held by certain Selling Securityholders who are former members of Air Water Holdings received in exchange for Air Water Holdings Ordinary Shares as consideration in the Merger (as defined below) pursuant to the Business Combination Agreement;

(c)     166,043,553 Ordinary Shares issuable to certain Selling Securityholders upon the conversion of 117,037.282 Series A Preferred Shares purchased by the PIPE Investors (assuming, solely for this purpose, a $1.00 per Ordinary Share conversion price and taking into account the Accrued Value through August 14, 2029), which amount represents a good-faith estimate of the maximum amount of Ordinary Shares that may become issuable upon conversion of such shares of Series A Preferred Shares; and

(d)    190,411,788 Ordinary Shares issuable to certain Selling Securityholders upon the exercise of Series A Investor Warrants (assuming, solely for this purpose, an exercise price of $1.00 per Ordinary Share), which amount represents a good-faith estimate of the maximum number of Ordinary Shares that may become issuable upon exercise of such Series A Investor Warrants.

(ii)    20,000,000 Ordinary Shares issuable to certain Selling Securityholders as Earnout Shares upon the occurrence of the Triggering Events;

(iii)   117,037.282 Series A Preferred Shares held by certain Selling Securityholders; and

(iv)   16 Series A Investor Warrants held by certain Selling Securityholders (such securities described in clauses (i) through (iv) collectively, the “Resale Securities”).

We are registering the offer and sale and/or resale of these securities to satisfy certain registration obligations we have and certain registration rights we have granted. The Selling Securityholders may offer all or part of the Resale Securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The Resale Securities are being registered to permit the Selling Securityholders to sell Resale Securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell the Resale Securities through ordinary brokerage transactions, in underwritten offerings, directly to market makers of our securities or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of Resale Securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We are registering the Resale Securities for resale by the Selling Securityholders, or their donees, pledgees, transferees, distributees or other successors-in-interest selling our Ordinary Shares, Series A Preferred Shares or Series A Investor Warrants or interests in our Ordinary Shares, Series A Preferred Shares or Series A Investor Warrants received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer.

Certain Resale Securities held by the Selling Securityholders party to the Registration Rights Agreement are subject to lock-up restrictions that prohibit them from selling such securities at this time, subject to certain exceptions. See the section of this prospectus entitled “Shares Eligible for Future Resale — Lock-Up Agreements.”

Some of the Ordinary Shares being registered for resale were acquired by the Selling Securityholders for prices considerably below the current market price of the Ordinary Shares. Certain Selling Securityholders may have an incentive to sell because they have purchased their Ordinary Shares at effective prices significantly lower than our public investors or the current trading price of the Ordinary Shares and may profit significantly so even under circumstances in which our public securityholders or certain other Selling Securityholders would experience losses in connection with their investment. For additional information, see “Risk Factors — Future resales of our Ordinary Shares issued to our Legacy Company Holders and other significant shareholders may cause the market price of our Ordinary Shares to drop significantly, even if our business is doing well.”

The Ordinary Shares being offered for resale by the Selling Securityholders pursuant to this prospectus represent 93.4% of our total issued and outstanding Ordinary Shares on a fully diluted basis (assuming and after giving effect to the issuance of 166,043,553 Ordinary Shares issuable upon the conversion of 117,037.282 Series A Preferred Shares taking into account for this purpose, the Accrued Value through August 14, 2029 and, solely for this purpose a conversion price of such Series A Preferred Shares of $1.00 per Ordinary Share, and 190,411,788 Ordinary Shares issuable upon the exercise of all outstanding Series A Investor Warrants, and that the exercise price of such Series A Investor Warrants is $1.00 per Ordinary Share). Upon expiration of the contractual lock-up restrictions mentioned above and described in the section entitled “Shares Eligible for Future Resale — Lock-Up Agreements,” the Selling Securityholders will be able to sell all of their Resale Securities registered for resale hereunder for so long as this registration statement of which this prospectus forms a part is available for use. Given the substantial number of Resale Securities being registered for potential resale by the Selling Securityholders pursuant to the registration statement of which this prospectus forms a part, the sale of such Resale Securities by the Selling Securityholders, or the perception in the market that the Selling Securityholders may or intend to sell all or a significant portion of such Resale Securities, could increase the volatility of the market price of our Ordinary Shares or result in a significant decline in the public trading price of our Ordinary Shares. Some of the Ordinary Shares being registered for resale were acquired, or may be acquired, by the Selling Securityholders for prices considerably below the current market price of the Ordinary Shares

($1.83 closing price on September 10, 2026). By comparison, the offering price to public stockholders in the Inflection Point IPO was $10.00 per unit, each of which consisted of one Class A ordinary share and one right to receive one tenth (1/10) of a Class A ordinary share upon the consummation of an initial business combination. Consequently, certain Selling Securityholders may realize a positive rate of return on the sale of their Resale Securities covered by this prospectus even if the market price of our Ordinary Shares is below the $10.00 per unit price offered in the Inflection Point IPO and public stockholders may experience a negative rate of return on their investment.

We will not receive any proceeds from the sale of the Resale Securities by the Selling Securityholders. We will receive the proceeds upon exercise of the Series A Investor Warrants to the extent such Series A Investor Warrants are exercised for cash. Assuming the exercise of all outstanding Series A Investor Warrants for cash, we would receive aggregate proceeds of up to approximately $146.4 million. However, we will only receive such proceeds if all holders of Series A Investor Warrants fully exercise their Series A Investor Warrants for cash. The current exercise price of the Series A Investor Warrants is $12.00 per share. We believe that the likelihood that holders determine to exercise their Series A Investor Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Ordinary Shares. If the market price for our Ordinary Shares is less than the exercise price of the Series A Investor Warrants (on a per share basis), we believe that holders will be very unlikely to exercise any of their Series A Investor Warrants, and accordingly, we will not receive any such proceeds. There is no assurance that the Series A Investor Warrants will be or will remain “in the money” prior to their expiration or that the holders will exercise their Series A Investor Warrants. Holders of Series A Investor Warrants have the option to exercise their Series A Investor Warrants on a cashless basis in accordance with the terms of the Series A Investor Warrants (as applicable). To the extent that any Series A Investor Warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of such Series A Investor Warrants will decrease.

We will bear all costs, expenses, and fees in connection with the registration of the Ordinary Shares, Series A Preferred Shares and Series A Investor Warrants. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the Ordinary Shares, Series A Preferred Shares and Series A Investor Warrants.

Our Ordinary Shares are trading on the Nasdaq Global Market (“Nasdaq”) under the symbol “WATR.” On September 10, 2026, the closing price of our Ordinary Shares as reported on Nasdaq was $1.83 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company,” and “foreign private issuer” each as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Prospectus Summary — Emerging Growth Company; Foreign Private Issuer.”

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Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated             , 2026

i

About this Prospectus

This prospectus is part of a registration statement on Form F-1 filed with the SEC. The Selling Securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us and the Ordinary Shares issued by us, the securities being offered by the Selling Securityholders and other information you should know before investing. Any prospectus supplement or post-effective amendment to the registration statement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement or post-effective amendment to the registration statement, you should rely on the information contained in that particular prospectus supplement or post-effective amendment to the registration statement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information.” You should rely only on information contained in this prospectus. We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

The Selling Securityholders may offer and sell the securities directly to purchasers, through agents selected by the Selling Securityholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted.

Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

This prospectus is a combined prospectus pursuant to Rule 429 under the Securities Act which relates to: (i) the offer and sale, from time to time, by the Selling Securityholders named herein of up to 404,549,456 Ordinary Shares; and (ii) the issuance by the Company of (a) up to 166,043,553 Ordinary Shares to holders of the Series A Preferred Shares upon their conversion (assuming, solely for this purpose, a $1.00 per Ordinary Share conversion price and taking into account the Accrued Value through August 14, 2029), (b) up to 190,411,788 Ordinary Shares to holders of Series A Investor Warrants upon their exercise (assuming, solely for this purpose, a $1.00 per Ordinary Share exercise price), and (c) up to 20,000,000 Ordinary Shares issuable as Earnout Shares to Eligible Equityholders and PSU Holders upon the occurrence of the Triggering Events; (i) 65,977,454 Ordinary Shares issuable upon conversion of the Series A Preferred Shares, (ii) 89,977,454 Ordinary Shares issuable upon exercise of the Series A Investor Warrants, and (iii) up to 20,000,000 Ordinary Shares issuable as Earnout Shares are currently registered and remain unsold under the Company’s registration statement on Form F-4 (File No. 333-294998), first filed with the SEC on April 10, 2026, as subsequently amended (the “F-4 Registration Statement”), which was declared effective by the SEC on July 8, 2026.

Pursuant to Rule 429 under the Securities Act, this registration statement, which is a new registration statement, also constitutes post-effective amendment no. 1 to the F-4 Registration Statement. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act.

Unless otherwise stated or the context otherwise requires, all references in this prospectus to “Air Water,” the “Company,” “we,” “us” or “our” refer to the business of Air Water Ventures Limited, a Cayman Islands exempted company and its subsidiaries, which prior to the Transactions was the business of Air Water Ventures Holdings Limited, a Cayman Islands exempted company and its subsidiaries.

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus or the context otherwise requires:

“Accrued Value” means, with respect to any Series A Preferred Share, the aggregate amount of $1,000 together with any unpaid Arrears (as defined in the A&R Articles) in respect of that Series A Preferred Share (subject to Equitable Adjustment).

“Air Water Holdings Ordinary Shares” means the ordinary shares of a nominal or par value of $0.01344 per share of Air Water Holdings.

“Air Water Holdings Series A Preferred Shares” means Air Water Holdings Series A-1 Preferred Shares and Air Water Holdings Series A-2 Preferred Shares, collectively.

“Air Water Holdings Series A-1 Preferred Shares” means the Series A1 redeemable preference shares of a nominal or par value of $0.0001 per share of Air Water Holdings.

“Air Water Holdings Series A-2 Preferred Shares” means the Series A2 redeemable preference shares of a nominal or par value of $0.0001 per share of Air Water Holdings.

“Air Water Holdings Warrants” means the warrants to purchase Air Water Holdings Ordinary Shares at a purchase price per share of $7,624.33.

“Air Water Sole Shareholder” means the sole holder of such ordinary shares of Air Water being surrendered pursuant to the Business Combination Agreement.

“Air Water UK Series A Shares” means Air Water UK’s Series A Shares.

“AWGs” means atmospheric water generators.

“Board” means the board of directors of the Company from time to time.

“Business Combination” means the transactions contemplated in the Business Combination Agreement.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York, London, England, or George Town, Cayman Islands, are authorized to close for business.

“Closing” means the closing of the Business Combination.

“Closing Date” means August 14, 2026, the date of the closing of the Business Combination.

“Closing PIPE Investment” means the investments contemplated by the Closing PIPE Subscription Agreement.

“Closing PIPE Investors” refers, collectively, to the certain investors that entered into the Closing PIPE Subscription Agreements that are identified on the signature pages thereto.

“Closing PIPE Subscription Agreements” means the Subscription Agreements, dated as of August 25, 2025 and March 19, 2026, respectively, by and between Air Water Holdings and the Closing PIPE Investors.

“Companies Act” means the Companies Act (Revised) of the Cayman Islands.

“Company Shareholder” means a holder of Ordinary Shares and Series A Preferred Shares.

“Conversion Price” means, with respect to each Series A Preferred Share, $12.00 (subject to adjustment as set forth in the A&R Articles).

“Convertible Securities” means any shares or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for, or which otherwise entitle the holder thereof to acquire, any Ordinary Shares and any securities of the Company that when paired with one or more other securities of the Company or another entity entitle the holder thereof to receive Ordinary Shares.

“Earnout Period” means the time period beginning on the date that is the six-month anniversary of the Closing Date and ending on June 30, 2028.

“Earnout Shares” means the 20,000,000 Ordinary Shares that may be issued to the Eligible Equityholders and PSU Holders upon the occurrence of the Triggering Events.

“EBITDA” means, with respect to a particular fiscal quarter, the Company’s consolidated net income for such fiscal quarter, calculated in accordance with IFRS, before giving effect to interest expense, taxes on income, depreciation or amortization as adjusted to (a) exclude any non-recuring revenue, one-time or extraordinary gains, income, costs or expenses and (b) add back any restructuring costs, charges or expenses, in each case incurred or recognized during such fiscal quarter.

“EBITDA Run Rate” means the projected EBITDA of the Company for a 4-quarter period, which shall be calculated by multiplying the aggregate actual quarterly EBITDA publicly reported by the Company for the Subject Quarters by two.

“Eligible Equityholders” means each holder of an issued and outstanding Air Water Holdings Ordinary Share, Air Water Holdings Series A-1 Preferred Share or Air Water Holdings Warrant as of immediately prior to the Second Merger Effective Time excluding any holders of Air Water Holdings Series A-1 Preferred Shares or Air Water Holdings Warrants that are not Pre-Funded PIPE Investors as of the date of the Second BCA Amendment.

“Equitable Adjustment” means, in the event that, (a) following August 25, 2025 but prior to the Closing (with respect to holders of Air Water Holdings Ordinary Shares) or (b) following the Closing but prior to an applicable Triggering Event (with respect to Eligible Equityholders and the PSU Holders), the number of outstanding Ordinary Shares shall have been changed into a different number of shares or a different class by reason of any reclassification, share split (including a reverse share split), reorganization, recapitalization, split-up, combination, exchange of shares, readjustment, or other similar transaction, or a share dividend or share distribution with a record date within said period, an equitable adjustment as necessary to provide the holders of Air Water Holdings Ordinary Shares or the Eligible Equityholders or PSU Holders, as applicable, with the same economic effect as contemplated by the Business Combination Agreement prior to such event.

“First BCA Amendment” refers to the Amendment to Business Combination Agreement, dated as of December 31, 2025, by and between Air Water Holdings and Inflection Point.

“Founder Shares” means the Inflection Point Class B Ordinary Shares initially purchased by the Sponsor in a private placement prior to the Inflection Point IPO.

“General Restricted Securities” means the Ordinary Shares issued to the Sponsor or Inflection Point Insiders in exchange for Inflection Point Class A Ordinary Shares received by Sponsor or Inflection Point Insiders upon conversion of Inflection Point Class B Ordinary Shares, pursuant to the terms of the Business Combination Agreement (together with any dividends or distributions with respect to such securities or into which such securities are changed or exchanged or which are received in any recapitalization, share exchange, share conversion or similar transactions).

“Governing Documents” means, with respect to any Person, its articles of incorporation and bylaws, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Inflection Point Class A Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, of Inflection Point.

“Inflection Point Class B Ordinary Shares” means the Class B ordinary shares, par value $0.0001 per share, of Inflection Point.

“Inflection Point IPO” means the initial public offering of the Inflection Point Units pursuant to the Inflection Point IPO Prospectus, dated as of April 24, 2025, and filed with the SEC on April 25, 2025 (File No. 333-283427).

“Inflection Point Right” means a right to receive one-tenth (1/10) of one Inflection Point Class A Ordinary Share in accordance with the terms of the Inflection Point Rights Agreement, dated April 24, 2025.

“Inflection Point Shareholders” means the holders of Inflection Point Class A Ordinary Shares and Inflection Point Class B Ordinary Shares.

“Inflection Point Unit” means a unit consisting of one Inflection Point Class A Ordinary Share and one Inflection Point Right, including the units initially issued in the Inflection Point IPO, the private placement conducted concurrently with the Inflection Point IPO, and any units issued upon conversion of working capital loans to Inflection Point pursuant to the terms thereof.

“IPAM” means Inflection Point Asset Management LLC.

“Legacy Company Holders” refers, collectively, to the investors that are identified on the signature pages to the New Registration Rights Agreement.

“Options” means any rights, warrants or options to subscribe for or purchase Ordinary Shares or Convertible Securities.

“PIPE Investment” means the Pre-Funded PIPE Investment and the Closing PIPE Investment.

“PIPE Investors” means IPF, the other Pre-Funded PIPE Investors and the Closing PIPE Investors.

“PIPE Subscription Agreements” means the Pre-Signing PIPE Subscription Agreement, the Pre-Funded PIPE Subscription Agreement and the Closing PIPE Subscription Agreements.

“Preferred Share Issue Price” means $1,000 per Series A Preferred Share.

“Pre-Funded PIPE Investment” means the investments contemplated by the Pre-Funded PIPE Subscription Agreements.

“Pre-Funded PIPE Investors” refers, collectively, to the investors that entered into the Pre-Funded PIPE Subscription Agreement that are identified on the signature pages thereto.

“Pre-Funded PIPE Subscription Agreement” means the Pre-Funded PIPE Subscription Agreements, dated as of August 25, 2025 and March 19, 2026, respectively, by and among Air Water Holdings and the Pre-Funded PIPE Investors.

“Pre-Signing PIPE Investment” means the investment contemplated by the Pre-Signing PIPE Subscription Agreement.

“Pre-Signing PIPE Subscription Agreement” means the Pre-Signing PIPE Subscription Agreement, dated July 25, 2025, entered into between Air Water UK and IPF, pursuant to which, among other things, IPF (also referred to as the “Pre-Signing PIPE Investor”) subscribed for and purchased from Air Water UK, 607 Air Water UK Series A Shares for aggregate consideration of approximately $4 million.

“Private Placement Restricted Securities” means the Ordinary Shares issued to the Sponsor pursuant to the Business Combination Agreement in exchange for the 500,000 units consisting of one Inflection Point Class A Ordinary Share and one right to receive one-tenth of one Inflection Point Class A Ordinary Share upon Closing following the unit separation (together with any dividends or distributions with respect to such securities or into which such securities are changed or exchanged or which are received in any recapitalization, share exchange, share conversion or similar transactions).

“Private Placement Shares” means the Inflection Point Class A Ordinary Shares included in the Private Placement Units.

“Private Placement Units” means the aggregate of 740,000 Inflection Point Units purchased by Inflection Point Holdings III LLC and Cantor Fitzgerald & Co., the representative of the underwriters of the Inflection Point IPO, in a private placement concurrent with the Inflection Point IPO, for an aggregate of $7,400,000.

“PSU Holder” means each individual designated as a PSU Holder pursuant to the Business Combination Agreement.

“Redemption Price” means an amount equal to the price at which each Public Share may be redeemed in connection with the Business Combination pursuant to the Inflection Point Governing Documents, which price will be the per-share price, equal to a pro rata portion of the aggregate amount on deposit in the Trust Account as of two Business Days prior to the completion of the Business Combination, calculated in accordance with the Inflection Point Governing Documents.

“Revenue Run Rate” means the projected revenue of the Company for a 4-quarter period, which shall be calculated by multiplying the aggregate actual quarterly revenue publicly reported by the Company for the Subject Quarters by two.

v

“Second BCA Amendment” refers to the Second Amendment to Business Combination Agreement, dated as of June 5, 2026, between Air Water Holdings and Inflection Point.

“Second Merger” means the merger of Air Water Holdings with and into IPCX Merger Sub Limited, a Cayman Islands exempted company (“Merger Sub”), as a result of which the separate corporate existence of Air Water Holdings ceased and Merger Sub continued as the surviving company and a wholly owned direct subsidiary of Air Water. After the Second Merger, Merger Sub was renamed AWVH Limited, a Cayman Islands exempted company.

“Second Merger Effective Time” means the effective time of the Second Merger as evidenced by registration of the Second Plan of Merger by the Registrar of Companies of the Cayman Islands.

“Second Plan of Merger” means the plan of merger to be filed related to the Second Merger.

“Sponsor” means Inflection Point Holdings III LLC, a Delaware limited liability company.

“Subject Quarters” means, for purposes of calculating Revenue Run Rate and EBITDA Run Rate, the two most recently completed fiscal quarters of the Company as of the date of calculation of Revenue Run Rate or EBITDA Run Rate, as applicable.

“Triggering Event” means either Triggering Event I, Triggering Event II, Triggering Event III or Triggering Event IV.

“Triggering Event I” shall occur if, on or prior to the quarter ending December 31, 2027, the Revenue Run Rate equals or exceeds $80,000,000.

“Triggering Event II” shall occur if, on or prior to the quarter ending December 31, 2027, the EBITDA Run Rate equals or exceeds $30,000,000.

“Triggering Event III” shall occur if, on or prior to the quarter ending June 30, 2028, (a) the Revenue Run Rate equals or exceeds $160,000,000 and (b) the EBITDA Run Rate equals or exceeds $70,000,000.

“Triggering Event IV” shall occur if, within the Earnout Period, the Ordinary Share Price is greater than or equal to $20.00, subject to Equitable Adjustment.

“Warrant Equitable Adjustment” means, in the event that the number of outstanding Ordinary Shares, as applicable, shall have been changed into a different number of shares or a different class by reason of any reclassification, subdivision, consolidation, reorganization, recapitalization, combination, exchange of shares, readjustment, or other similar transaction, or a share dividend or share distribution has been effectuated, an equitable adjustment as necessary to provide the holders of Ordinary Shares with the same economic effect as is contemplated by the Series A Investor Warrant prior to such event.

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

In this prospectus, unless otherwise specified or the context otherwise requires:

•        “$,” “USD” and “U.S. dollar” each refer to the United States dollar; and

•        “AED” refers to Arab Emirates Dirham.

AED is pegged to USD, there are no foreign currency translation differences; accordingly, Air Water’s consolidated financial statements do not include a foreign currency translation reserve.

IMPORTANT INFORMATION ABOUT IFRS

The financial statements of Air Water and Air Water Holdings included in this prospectus have each been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board, and are denominated in U.S. dollars.

Inflection Point Acquisition Corp. III’s (“Inflection Point”) financial statements included in this prospectus have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for financial information and pursuant to the rules and regulations of the SEC.

INDUSTRY AND MARKET DATA

Certain information contained in this prospectus relates to or is based on studies, publications, surveys and other data obtained from third-party sources and our own internal estimates and research. While we are not aware of any misstatements regarding such third-party information and data presented in this prospectus, such information and data involve risks and uncertainties and are subject to change based on various factors, including, potentially, those discussed under the section entitled “Risk Factors.” Furthermore, such information and data cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. Finally, while we believe our own internal estimates and research are reliable, and are not aware of any misstatements regarding such information and data presented in this prospectus, such research has not been verified by any independent source. Notwithstanding anything in this prospectus to the contrary, we are responsible for all disclosures in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and other documents incorporated by reference into this prospectus include or may include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. This prospectus includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions, guidance or projections regarding future events or future results of operations or financial condition and therefore are, or may be deemed to be, “forward looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting us. Factors that may impact such forward-looking statements include:

•        failure of Air Water to realize the anticipated benefits of the transactions contemplated by the Business Combination Agreement;

•        the ability of Air Water to execute its growth strategy and expansion efforts, manage growth profitably and retain its key employees;

•        the risks related to the rollout of Air Water’s business and the timing of expected business milestones;

•        risks related to the ability of Air Water’s executive officers and directors to effectively manage the growth of Air Water;

•        the effects of competition on Air Water’s business;

•        risks related to evolving consumer preferences and the potential impact on consumer demand for Air Water’s products;

•        costs incurred in connection with the Business Combination and as a result of becoming a public company;

•        the ability of Air Water to maintain the listing of the Ordinary Shares on Nasdaq;

•        risks associated with the market price of Ordinary Shares, which may be volatile or may decline regardless of Air Water’s operating performance;

•        the ability of Air Water to raise additional financing or capital in the future on terms acceptable to it, or at all;

•        changes in applicable laws or regulations affecting Air Water’s business;

•        general economic, political and business conditions;

•        the outcome of any legal proceedings that may be instituted against Air Water; and

•        all other risks and uncertainties described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

The foregoing list of factors is not exhaustive. The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

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Prospectus Summary

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before making an investment decision, you should read this entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other documents to which this prospectus refers. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.

Overview

We are a sustainable water solutions company that specializes in making high quality drinking water by extracting humidity from the air. Our main line of business is premium packaged water, sold in aluminum cans and bottles and glass bottles. We also manufacture and sell AWGs ranging from counter-top consumer units to 3,000 liter/day industrial systems that can supply utility-scale water farms. We also build and operate water farms and bottling sites. Our water farms and bottling sites are equipped to deliver our premium drinking water to our commercial partners using sustainable materials including glass bottles, aluminum cans and stainless steel containers. Our commitment to utilizing sustainable packaging materials will help reduce the use of plastic bottles globally. We are a first mover in direct air-to-water technology and aspire to be one of the largest producers of sustainable water in the world upon widespread adoption of our bottling facilities. Our water is sourced directly from air that is purified using high efficiency particulate air (HEPA) filters and does not come into contact with traditional ground-level infrastructure systems and contaminants, nor does it deplete natural ground water sources like rivers, streams or underground wells. As a result, we produce high quality drinking water at a lower environmental impact than traditional producers of bottled water. Years of research and development (“R&D”) have allowed us to design AWGs that deliver consistent high-quality drinking water within both air-conditioned internal settings and outdoor environments.

History of The Company

Air Water Ventures Ltd., a private company incorporated under the laws of England and Wales (“Air Water UK”) was a private company formed on October 25, 2022 to be a holding company for Air Water Holdings’ operations. Air Water Units Trading Ltd., the United Arab Emirates (UAE) operating subsidiary of the Company, was incorporated as a limited liability company on January 22, 2019. On August 17, 2025, the shareholders of Air Water UK exchanged 100% of their shares in Air Water UK for an allotment of shares in Air Water Holdings (the “Share Exchange”) and as part of the same plan of reorganization as the Share Exchange, Air Water UK elected to be treated as an entity disregarded as separate from Air Water Holdings under Treasury Regulations Section 301.7701-3, effective as of the date immediately after such contribution and exchange.

Corporate Information

The following diagram depicts the simplified organizational structure of the Company and its subsidiaries.

The Company’s registered office address is c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands.

The Business Combination

On August 25, 2025 (the “Effective Date”), Inflection Point, Air Water Holdings, Air Water and Merger Sub, entered into a Business Combination Agreement (as amended by that certain First BCA Amendment and that certain Second BCA Amendment, the “Business Combination Agreement”).

On August 25, 2025, the Company entered into the Pre-Funded PIPE Subscription Agreement and the Closing PIPE Subscription Agreements with the PIPE Investors, as subsequently supplemented by additional Pre-Funded PIPE Subscription Agreements and Closing PIPE Subscription Agreements entered into on March 19, 2026, May 25, 2026 and June 5, 2026, pursuant to which the PIPE Investors agreed to purchase Series A Preferred Shares and Air Water Holdings Warrants (subsequently exchanged for Series A Investor Warrants at Closing) for aggregate committed proceeds of $96.0 million. The Ordinary Shares issuable upon conversion of the Series A Preferred Shares issued to the PIPE Investors, and the Ordinary Shares issuable upon exercise of the Series A Investor Warrants issued to the PIPE Investors, are being offered hereunder.

On July 29, 2026, Inflection Point held an extraordinary general meeting of shareholders of Inflection Point (the “Extraordinary General Meeting”) where the shareholders of Inflection Point considered and approved, among other matters, a proposal to approve the entry into the Business Combination Agreement and consummate the transactions contemplated thereby, as described in Inflection Point’s definitive proxy statement, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 8, 2026 (File No. 333-294998).

Prior to Closing, a total of 24,548,661 Inflection Point Class A Ordinary Shares were redeemed for a value of approximately $256.9 million, resulting in a total of 751,339 Inflection Point Class A Ordinary Shares remaining issued and outstanding (excluding Inflection Point Class A Ordinary Shares issued upon conversion of the Inflection Point Rights) prior to consummation of the Business Combination on August 14, 2026.

On August 14, 2026, Air Water consummated the previously announced business combination pursuant to the Business Combination Agreement. Unless otherwise stated or the context otherwise requires, capitalized terms used but not defined herein have the meanings assigned to them in the Business Combination Agreement.

As of the Closing Date, the following transactions listed below occurred pursuant to the terms of the Business Combination Agreement (collectively, the “Transactions”).

One day prior to the date of the First Merger Effective Time (as defined below):

•        each Inflection Point Unit issued and outstanding automatically detached into one (1) Inflection Point Class A Ordinary Share and one Inflection Point Right;

•        each Inflection Point Class B Ordinary Share issued and outstanding automatically converted into one (1) Inflection Point Class A Ordinary Share; and

•        each Inflection Point Right issued and outstanding automatically converted into one-tenth (1/10) of one Inflection Point Class A Ordinary Share (the “Rights Conversion”) (provided, that if a holder of Inflection Point Rights was entitled to receive a fraction of a Inflection Point Class A Ordinary Share upon the Rights Conversion, the number of Inflection Point Class A Ordinary Shares issued to such holder upon the Rights Conversion was rounded down to the nearest whole number of Inflection Point Class A Ordinary Shares without cash settlement for such rounded fraction).

At the effective time of the First Merger (the “First Merger Effective Time”), by virtue of the First Merger and without any action on the part of any party or the holders of securities of Inflection Point or Air Water:

•        each Inflection Point Class A Ordinary Share (other than any Excluded Shares, SPAC Dissenting Shares and Redeeming SPAC Shares) issued and outstanding immediately prior to the First Merger Effective Time converted into the right to receive one (1) Ordinary Share; and

•        each Ordinary Share issued and outstanding immediately prior to the First Merger Effective Time, standing in the name of the Air Water Sole Shareholder in the register of members of Air Water, was irrevocably surrendered by the Air Water Sole Shareholder to Air Water for cancellation and for consideration equal to the subscription price (if any) that the Air Water Sole Shareholder paid for such Ordinary Share.

At the effective time of the Second Merger (“Second Merger Effective Time”), by virtue of the Second Merger and without any action on the part of any party or the holders of securities of Air Water Holdings or Air Water:

•        each Air Water Holdings Ordinary Share issued and outstanding immediately prior to the Second Merger Effective Time converted into the right to receive a number of Ordinary Shares equal to (i) that number of Ordinary Shares determined by dividing (x) $300,000,000 by (y) the Redemption Price; divided by (ii) the total number of Air Water Holdings Ordinary Shares (including Air Water Holdings Ordinary Shares underlying Air Water Holdings RSUs) issued and outstanding immediately prior to the Second Merger Effective Time (the “Exchange Ratio”);

•        each Air Water Holdings Series A-1 Preferred Share issued and outstanding immediately prior to the Second Merger Effective Time converted into the right to receive a number of Series A Preferred Shares equal to (i) the aggregate Accrued Value attributable to such Air Water Holdings Series A-1 Preferred Share divided by (ii) the Preferred Share Issue Price;

•        each Air Water Holdings Series A-2 Preferred Share issued and outstanding immediately prior to the Second Merger Effective Time converted into the right to receive a number of Series A Preferred Shares equal to (i) the aggregate Accrued Value attributable to such Air Water Holdings Series A-2 Preferred Share divided by (ii) the Preferred Share Issue Price;

•        each Air Water Holdings Warrant issued and outstanding immediately prior to the Second Merger Effective Time issued pursuant to a Subscription Agreement, converted into the right to receive a Series A Investor Warrant exercisable for a number of Ordinary Shares equal to (i) the number of Air Water Holdings Ordinary Shares issuable upon conversion of the applicable Pre-Funded PIPE Investor’s or PIPE Investor’s Air Water Holdings Series A Preferred Shares upon a hypothetical conversion of such Air Water Holdings Series A Preferred Shares immediately prior to the Second Merger multiplied by (ii) the Exchange Ratio;

•        each Air Water Holdings Warrant issued and outstanding immediately prior to the Second Merger Effective Time which was not issued pursuant to a Subscription Agreement, converted into the right to receive a Series A Investor Warrant exercisable for a number of Ordinary Shares equal to the number of Air Water Holdings Ordinary Shares issuable upon a hypothetical conversion of such Air Water Holdings Warrant as of immediately prior to the Second Merger;

•        each Air Water Holdings RSU issued and outstanding immediately prior to the Second Merger Effective Time converted into the right to receive restricted stock units subject to Ordinary Shares on the same terms and conditions (including applicable vesting, settlement and termination provisions) as were in effect with respect to each such award of Air Water Holdings RSUs; provided, that each award of Air Water Holdings RSUs immediately prior to the Second Merger Effective Time was subject to the number of Ordinary Shares equal to the product of (i) the number of whole Air Water Holdings Ordinary Shares that were subject to such award of Air Water Holdings RSUs (with any fractional share otherwise resulting rounded down to the nearest whole share) immediately prior to the Second Merger Effective Time, multiplied by (ii) the Exchange Ratio;

•        each Air Water Holdings PSU issued and outstanding and unvested immediately prior to the Second Merger Effective Time was assumed and converted into the right to receive performance-based restricted stock units subject to Ordinary Shares on the same terms and conditions (including applicable performance vesting criteria and other applicable settlement and termination provisions) as were in effect with respect to each such award of Air Water Holdings PSUs immediately prior to the Second Merger Effective Time; provided, that each award of Air Water Holdings PSUs immediately prior to the Second Merger Effective Time was subject to a number of Ordinary Shares, determined based on the pro-rata portion of Earnout Shares attributable to such PSU Holder’s Air Water Holdings RSUs, subject to achievement of the applicable Triggering Event (with any fractional share otherwise resulting rounded down to the nearest whole share); and

•        each ordinary share of $1.00 par value per share of Merger Sub issued and outstanding immediately prior to the Second Merger Effective Time converted into one validly issued, fully paid and non-assessable ordinary share of the Second Surviving Company.

Lock-Up Agreements

In connection with the Closing, certain holders of Air Water Holdings Ordinary Shares as of immediately prior to the Second Merger Effective Time entered into an agreement (the “Air Water Holdings Shareholder Lock-Up Agreement”) providing that such holder of Air Water Holdings Ordinary Shares will not, subject to certain customary exceptions, transfer its Restricted Securities (as defined in the Air Water Holdings Shareholder Lock-Up Agreement) during the period commencing from the Closing Date until the earlier of (i) six months after the Closing or (ii) the date following the Closing on which Air Water completes a liquidation, merger, share exchange, reorganization or other similar transaction in which all of its shareholders have the right to exchange their ordinary shares for cash, securities or other property. On August 14, 2026, in accordance with Section 13.9 of the Business Combination Agreement, Inflection Point, Air Water Holdings and Air Water executed a written waiver whereby Inflection Point agreed to waive compliance with the requirement that certain holders of Air Water Holdings Ordinary Shares execute an Air Water Holdings Shareholder Lock-Up Agreement with respect to as many holders of Air Water Holdings Ordinary Shares as necessary to permit Air Water to satisfy the public float requirements for initial listing on Nasdaq.

In connection with the Closing, the Sponsor and certain other Inflection Point Shareholders who were members of Inflection Point’s board of directors and/or management team (such individuals, the “Inflection Point Insiders”) entered into an agreement (the “Sponsor Lock-Up Agreement”) providing that the Sponsor and Inflection Point Insiders will not, subject to certain customary exceptions, transfer (i) the General Restricted Securities (as defined below) during the period commencing from the Closing Date until the date that is the earlier of (x) six months after the Closing and (y) the date following the Closing on which Air Water completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of its shareholders having the right to exchange their ordinary shares for cash, securities or other property or (ii) the Private Placement Restricted Securities (as defined below) during the period commencing from the Closing Date until the date that is the earlier of (x) 30 days after the Closing and (y) the date following the Closing on which Air Water completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of its shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Pursuant to the Business Combination Agreement, at the Closing, the Company, the Sponsor, Inflection Point Fund I, LP (“IPF”) and certain other parties (collectively, the “Registration Rights Holders”) entered into a registration rights agreement (the “New Registration Rights Agreement”), pursuant to which the Company agreed to (i) register for resale certain Registrable Securities (as defined in the New Registration Rights Agreement) held by the parties thereto from time to time, (ii) file a shelf registration statement registering the sale or resale of all of the Registrable Securities no later than 30 days after the Closing Date and (iii) provide customary “piggyback” registration rights, subject to certain requirements and customary conditions. The New Registration Rights Agreement will terminate on the earlier of (a) the tenth (10th) anniversary of the date of Closing and (b) the date as of which no Registrable Securities remain outstanding.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•        being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

•        not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•        reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Ordinary Shares pursuant to the initial public offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, which permit us to follow certain corporate governance rules that conform to the Cayman Islands requirements in lieu of many of the Nasdaq corporate governance rules applicable to U.S. companies. As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on Nasdaq.

Risk Factor Summary

The Company’s business and an investment in our Ordinary Shares are subject to numerous risks and uncertainties. You should carefully read this prospectus, including the financial statements and annexes attached hereto, and especially consider the factors discussed in the section entitled “Risk Factors.” Some of these risks include:

•        risks related to our ability to successfully expand our business into new geographic markets, including the U.S. consumer beverage market, which is highly competitive and dominated by companies with substantially greater financial resources than ours;

•        risks related to our reliance on numerous third-party suppliers and co-packers for critical components and manufacturing, including our exposure to counterparty risk from suppliers without long, stable production and financial histories, and the absence of established relationships with alternate suppliers;

•        risks related to our reliance on distributors, retailers and brokers to market and distribute our products, many of whom also sell competing products, and our limited ability to control or influence their performance;

•        risks related to our ability to negotiate, enter into and maintain commercially viable sales agreements with third-party customers, and the risk that targeted customers may not commit to meaningful orders;

•        risks related to our ability to predict and respond to changes in consumer preferences, including any reduction in consumer or governmental concern regarding the environmental impact of plastic packaging, which could reduce demand for our sustainably-packaged products;

•        risks related to our ability to manage anticipated rapid growth, including the construction of U.S.-based water farms and bottling facilities, and to scale our technical, operational and administrative resources accordingly;

•        risks related to our AWG technology and our ability to keep pace with evolving industry standards and competitors’ technological advances;

•        risks related to our history of net losses and substantial doubt as to our ability to achieve or maintain profitability, and our need to raise significant additional capital through equity, debt or other financing to fund our ongoing operations, which may not be available on favorable terms or at all;

•        risks related to significant competition from larger, more established beverage and water technology companies, as well as increasing industry consolidation among our current or potential competitors;

•        risks related to our dependence on key personnel, including our Chief Executive Officer and Chairman, our Chief Financial Officer and our Chief Operating Officer, and our limited operating history at our current scale;

•        risks related to product liability, warranty claims, recalls or improper use of our AWG products, and our exposure to claims relating to advertising, labeling and marketing practices;

•        risks related to compliance with extensive and evolving federal, state, local and foreign laws and regulations applicable to our business, including food safety, environmental, health and safety, anti-corruption (including the FCPA), data privacy and consumer protection laws, in multiple jurisdictions including the United States and the UAE;

•        risks related to our operations in the UAE and the broader Middle East, including exposure to geopolitical instability and the ongoing conflict involving the United States, Israel and Iran, and its potential impact on our manufacturing operations, supply chains and shipping routes;

•        risks related to inflation, general economic conditions, geopolitical developments, and disruptions in the banking and financial services industries;

•        risks related to our intellectual property, including our ability to obtain, maintain and enforce patent and trademark protection, and our exposure to third-party claims of infringement or misappropriation;

•        risks associated with cyberattacks, data breaches and failures of our information technology systems, including the costs of remediation and potential reputational harm;

•        risks related to anti-takeover provisions in the Company’s amended and restated articles of association and the exclusive Cayman Islands forum selection provision contained therein, which could limit shareholders’ ability to obtain a favorable judicial forum;

•        risks related to the market price of Ordinary Shares, which may be volatile and could decline regardless of our operating performance, including as a result of future resales by the Company Shareholders, the Sponsor and other holders following the expiration of applicable lock-up periods;

•        risks related to the future exercise of registration rights under the New Registration Rights Agreement, which could adversely affect the market price of Ordinary Shares; and

•        risks related to dilution from the future exercise of Series A Investor Warrants and conversion of the Series A Preferred Shares, and the risk that such Series A Investor Warrants may never be in the money and may expire worthless.

Summary Terms of the Offering

The summary below describes the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of our Ordinary Shares. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” of this prospectus.

Issuer	Air Water Ventures Limited
Ordinary Shares Offered by Us

Up to 230,515,880 Ordinary Shares, consisting of (i) up to 93,257,940 Ordinary Shares, issuable upon conversion of 65,743.165 outstanding Series A Preferred Shares (assuming, solely for this purpose that the Series A Preferred Shares are converted into Ordinary Shares at a $1.00 per Ordinary Share conversion price and taking into account the Accrued Value through August 14, 2029), which amount represents a good-faith estimate of the maximum number of Ordinary Shares that may become issuable upon exercise of such Series A Preferred Shares, (ii) up to 117,257,940 Ordinary Shares issuable upon exercise of certain outstanding Series A Investor Warrants (assuming, solely for this purpose, that the exercise price is $1.00 per Ordinary Share), which amount represents a good-faith estimate of the maximum number of Ordinary Shares that may become issuable upon exercise of such Series A Investor Warrants, and (iii) up to 20,000,000 Earnout Shares upon the occurrence of certain events.

The Series A Preferred Shares and Series A Investor Warrants described above were issued to the Pre-Signing and Pre-Funded PIPE Investors at Closing of the Business Combination in exchange for Air Water Holdings Series A Preferred Shares and Air Water Holdings Warrants that were originally issued to such investors in the private Pre-Signing PIPE and Pre-Funded PIPE Investments.

Ordinary Shares That May Be Offered and Sold From Time to Time by the Selling Securityholders

Up to 404,549,456 Ordinary Shares held by or issuable to Selling Securityholders entitled to resale registration rights pursuant to the Registration Rights Agreement, consisting of (i) 28,094,115 Ordinary Shares held by the Sponsor and certain Selling Securityholders, (ii) 166,043,553 Ordinary Shares issuable to certain Selling Securityholders upon the conversion of 117,037.282 Series A Preferred Shares (assuming, solely for this purpose that the Series A Preferred Shares are converted into Ordinary Shares at a $1.00 per Ordinary Share conversion price and taking into account the Accrued Value through August 14, 2029), which amount represents a good-faith estimate of the maximum number of Ordinary Shares that may become issuable upon exercise of such Series A Preferred Shares, (iii) 190,411,788 Ordinary Shares issuable to certain Selling Securityholders upon the exercise of Series A Investor Warrants (assuming, solely for this purpose, that the exercise price is $1.00 per Ordinary Share), which amount represents a good-faith estimate of the maximum number of Ordinary Shares that may become issuable upon exercise of such Series A Investor Warrants, and (iv) 20,000,000 Earnout Shares that are issuable to certain Selling Securityholders upon the occurrence of certain events.

Series A Preferred Shares That May Be Offered and Sold From Time to Time by the Selling Securityholders	117,037.282 Series A Preferred Shares
Series A Investor Warrants That May Be Offered and Sold From Time to Time by the Selling Securityholders	16 Series A Investor Warrants
Terms of the Offering

We will issue Ordinary Shares upon (i) conversion of outstanding Series A Preferred Shares, (ii) the exercise of outstanding Series A Investor Warrants and (iii) the vesting of the Earnout Shares pursuant to the terms of the Business Combination Agreement.

The Selling Securityholders will determine when and how they will dispose of any Ordinary Shares, Series A Preferred Shares and Series A Investor Warrants registered for resale pursuant to this prospectus.

Terms of the Series A Preferred Shares Offered for Resale

Each Series A Preferred Share may accrue dividends and is convertible into Ordinary Shares at any time at the option of the holder at an initial conversion price of $12.00, subject to Equitable Adjustment. The Series A Preferred Shares also contains a liquidation preference, certain protective provisions, a put right and a call right. See the section of this prospectus entitled “Description of Securities.”

Terms of the Series A Preferred Shares Offered for Resale

Each Series A Investor Warrant is exercisable for Ordinary Shares and expires five years from the Closing Date. The Series A Investor Warrants include customary cash and cashless exercise provisions. Each Series A Investor Warrant is initially exercisable at $12.00 per Ordinary Share, subject to the same anti-dilution and other adjustments as the Series A Preferred Shares. See the section of this prospectus entitled “Description of Securities.”

Securities Outstanding Before the Offering	31,639,439 Ordinary Shares 16 Series A Investor Warrants 117,037.282 Series A Preferred Shares
Securities Outstanding After the Offering

73,679,276 Ordinary Shares, assuming (i) conversion of 117,037.282 Series A Preferred Shares on September 9, 2026 at the initial conversion price of $12.00 per Ordinary Share (taking into account the Accrued Value through such date), (ii) the exercise for cash of all Series A Investor Warrants for up to 12,204,036 Ordinary Shares at the initial exercise price of $12.00 per Ordinary Share, and (iii) the issuance of up to 20,000,000 Earnout Shares upon the satisfaction of certain events.

Use of proceeds

All of the Ordinary Shares, Series A Preferred Shares and Series A Investor Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.

The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by such Selling Securityholders in disposing of their Ordinary Shares, Series A Preferred Shares and Series A Investor Warrants, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.

We will receive proceeds from the exercise of the Series A Investor Warrants to the extent exercised for cash, but we will not receive any proceeds from the resale of the Ordinary Shares issuable upon such exercise. We intend to use any proceeds received from the exercise of the Series A Investor Warrants for general corporate purposes, which may include capital expenditures, potential acquisitions, growth opportunities and strategic transactions. We have not designated any specific use for any such proceeds, and we have no current agreement with respect to any acquisition or strategic transaction. See “Use of Proceeds.”

We will not receive any additional proceeds upon the issuance of the Earnout Shares.

Lock-up restrictions

Certain of the Selling Securityholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Shares Eligible for Future Resale — Lock-Up Agreements.”

Dividend policy

The Company has not paid any cash dividends on its equity securities to date. The payment of any cash dividends will be within the discretion of the Board. It is currently not expected that the Board will declare any dividends in the foreseeable future. Further, the ability of the Company to declare dividends may be limited by the terms of financing or other agreements entered into by the Company or its subsidiaries from time to time. See “Dividend Policy.”

Risk factors

Investing in our Ordinary Shares involves a high degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Market for our Ordinary Shares	Our Ordinary Shares are listed on Nasdaq under the symbol “WATR.”

Risk Factors

You should carefully consider the risks described below before making an investment decision. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price and value of our Ordinary Shares could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. The following discussion should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the consolidated financial statements and accompanying notes thereto included in this prospectus.

Risks Related to Our Business and Our Industry

We may not be able to successfully expand our business into other geographic markets, and if we are not able to expand into new geographic markets efficiently, our business, financial condition and results of operations could be harmed.

In the United States, we believe there is a growing demand for sustainably manufactured and packaged premium water products as well as quality alternatives to single-use plastic due to multiple factors, including increasing health and environmental consciousness of consumers and on-going environmental, social and governance (ESG) efforts from companies and stakeholders in the consumer beverage industry. Accordingly, we are focused on expanding our operations within the United States. The U.S. consumer beverage market, including the premium beverage market is highly competitive. We compete with established beverage companies not only for consumer acceptance but also for retail shelf space and marketing focus by our distributors, all of whom also distribute other beverage brands. Our products compete with other premium beverages, most of which are marketed by companies with substantially greater financial resources than ours. If we are unable to access the U.S. market for any reason, or if our expansion into and consumer acceptance of our products within such market is not at the scale and speed that we intend, our business, financial condition and results of operations could be adversely affected.

We may in the future enter into long-term supply agreements that could result in insufficient inventory and negatively affect our results of operations.

We rely entirely on numerous third-party suppliers to provide us with various product components that are critical to the operation of our water farms, U.S. bottling facilities and the manufacture of our AWGs. These components include, among others, aluminum cans, glass bottles, caps and lids for our bottling facilities, and coils, condensers, electrical boards, and copper and stainless steel piping for the manufacturing of our AWGs. We enter into commercial arrangements with our suppliers for the manufacture of custom-made components that meet our proprietary design specifications. If our suppliers deliver to us components that fail to meet our standards, or if our suppliers are unable or unwilling to provide us with the contracted quantities, our results of operations could be materially and negatively impacted. We currently do not have relationships with alternate suppliers that are equipped to meet short term supply demands in the event of a disruption to an existing supply arrangement. Further, given the uniqueness of our products and manufacturing process, many of our suppliers have a limited operating history and may not have substantial capital resources, exposing us to significant counterparty risk. If any such supplier experiences financial difficulties, replacing that supplier could be difficult, time-consuming and costly. We do not know whether we will be able to maintain our relationship with our critical suppliers, or secure new long-term supply agreements.

Our reliance on distributors, retailers and brokers could affect our ability to efficiently and profitably distribute and market our products, maintain our existing markets and expand into new geographic markets which could adversely affect our growth, business, financial condition and results of operations.

Our ability to maintain and expand our existing markets for our products and to establish markets in new geographic distribution areas is dependent on our ability to establish and maintain successful relationships with reliable distributors, retailers and brokers strategically positioned to serve those areas. Most of our distributors, retailers and brokers sell and distribute competing products, including non-alcoholic and alcoholic beverages, and our products may represent a small portion of their businesses. Our success depends in part on the performance of the distributors, retailers and brokers of this network. There is a risk that the mentioned entities may not adequately perform their functions within the network by, without limitation, failing to distribute to sufficient retailers or positioning our products in localities that may not be receptive to our product. Our ability to incentivize and motivate distributors to manage and sell our products is affected by competition from other beverage companies, some of which may have greater resources than we do. To the extent that our distributors, retailers and brokers are distracted from selling our products or do not employ sufficient efforts in managing and selling our products, including re-stocking the retail shelves with our products, our sales and results of operations could be adversely affected. Furthermore, such third parties’ financial position or market share may deteriorate, which could adversely affect our distribution, marketing and sales activities.

Our ability to maintain and expand our distribution network and attract additional distributors, retailers and brokers depends on a number of factors, some of which are outside our control, including:

•        the level of demand for our brands and products in a particular distribution area;

•        our ability to price our products at levels competitive with those of competing, premium products; and

•        our ability to deliver products in the quantities and within the timeframes ordered by distributors, retailers and brokers.

We may not be able to successfully manage all or any of these factors in any of our current or prospective geographic areas of distribution. Our inability to succeed with any of these factors in a geographic distribution area could have a material adverse effect on our relationships in that area, limiting our ability to maintain or expand our market and, in turn, adversely affecting our revenues and results of operations.

Our long-term success depends, in part, on our ability to negotiate and enter into sales agreements with, and deliver our premium water products to, third-party customers on commercially viable terms. There can be no assurance that we will be successful in securing such agreements.

Our success depends on our ability to generate adequate revenue and operate profitably, which depends in part on our ability to identify target customers and convert such contacts into meaningful orders or expand on current customer relationships. If we are unable to negotiate, finalize and maintain such agreements and satisfy the conditions thereto in order to enter into definitive agreements, or are only able to do so on terms that are unfavorable to us, we will not be able to generate adequate revenue, which would have a material adverse effect on our business, prospects, operating results and financial condition.

If our targeted customers do not commit to making meaningful orders, or at all, it could adversely affect our business, prospects and results of operations. Our customers may require protections, such as price reductions or similar arrangements, under which we must deliver additional products or reimburse them for losses they suffer as a result of our late delivery or failure to meet an agreed upon performance specification. Even if we do enter into new sales agreements, we may fail to deliver products in sufficient quantities to satisfy the terms of such agreements or we may incur production costs in excess of the agreed prices payable to us under such agreements. Delays in delivery of our products, unexpected performance problems or other events could cause us to fail to meet these contractual commitments, resulting in delays in obtaining necessary materials used in our production process, defects in material or workmanship or unexpected problems in our manufacturing process, which could lead to unanticipated revenue and earnings losses and financial penalties. The occurrence of any of these events could harm our business, prospects, results of operations and financial results.

Consumer preferences for our products are difficult to predict and may change, and, if we are unable to respond quickly to new trends, our business may be adversely affected.

Our business is primarily focused on developing, manufacturing, marketing and distributing our premium water products. Consumer demand for our products, technology and systems and interest in our offerings could change based on a number of possible factors, including changes in consumer preferences, dietary habits, refreshment and nutritional habits, the impact of our supply chain on our sourcing communities, shifts in preference for various product attributes or consumer confidence, trends within consumer age groups and perceived value and quality for our products, technology and systems relative to alternatives. Consumer trends that we believe favor sales of our premium water products, technology and systems could change based on a number of possible factors. While we continually strive to improve our premium water products, technology and systems through thoughtful, innovative research and development approaches to meet consumer needs, there can be no assurance that our efforts will be successful. If consumer demand for our products, technology and systems decreases, our business, financial condition, results of operations and cash flows may be adversely affected.

A reduction in consumer concerns about the environmental impact of plastic bottles and other packaging materials could result in reduced demand for our products and could harm our business.

Our business could be adversely affected if there is a reduction in interest or concern among our target consumers, governments and other industry stakeholders about the potentially damaging impact of the accumulation of plastic bottles and other packaging materials in the environment, particularly in the world’s waterways, lakes and oceans, and the harmful effects of inefficient or absent practices for the collection, recycling and reuse of packaging materials. In recent years, in response to environmental concerns, governmental entities in the United States and in many other jurisdictions around the world adopted regulations and policies designed to reduce plastic packaging waste, increase recycling rates, and/or recycled establish minimum recycled content requirements, and, in some cases, to restrict or prohibit the use of certain plastic containers or packaging materials. Any reduction or scaling back of these regulations and policies, whatever the scope or form, could decrease the costs and expenses of our competitors to produce their beverage products and put us at a competitive disadvantage. A reduction in consumer demand for our products and/or a decrease in our competitors’ production and distribution costs, as a result of reduced environmental concern or interest in sustainable manufacturing, packaging and distribution practices, could have an adverse effect on our business and results of operations.

Any failure by management to manage growth properly could have a material adverse effect on our business, operating results and financial condition.

We anticipate that we will experience a period of rapid growth in our operations, including in connection with the construction of our U.S.-based water farms and bottling facilities, engagement with new distribution partners and increased headcount. This growth places increasing demands on our management team and our operational and financial resources, and our success will depend in part on our ability to manage it effectively. Future growth may also place increased demands on our financial, technical, operational and administrative resources and cause us to rely more on project partners and independent contractors, thus, potentially adversely affecting our financial position and results of operations. Our ability to grow will depend on a number of factors, including:

•        our ability to identify and acquire new product offerings;

•        our ability to develop and scale manufacturing of existing products;

•        our ability to continue to retain and attract skilled personnel;

•        our ability to maintain or enter into new relationships with long term partners and independent contractors;

•        the results of our research and development programs;

•        our ability to successfully complete manufacturing requirements on time and within budget;

•        our access to capital; and

•        our ability to enter into sales agreements.

We may not be successful in upgrading our technical, operational and administrative resources or increasing our internal resources sufficiently to provide certain of the services currently provided by third parties.

We are subject to risks associated with changing technology, product innovation, manufacturing techniques, operational flexibility and business continuity, which could place us at a competitive disadvantage.

The successful implementation of our business strategy requires us to continue improving our existing products and air-to-water technology so that we can serve customers in our target industries at competitive prices. However, the air-to-water technology market is evolving and becoming more competitive as new companies enter it. We believe that our customers rigorously evaluate their suppliers on the basis of a number of factors, including product quality and consumer experience, price competitiveness, technical and manufacturing expertise, development and product design capability, new product innovation, reliability and timeliness of delivery, operational flexibility, customer service and overall management. Our success will depend on our ability to continue to meet customers’ changing specifications with respect to these criteria. Our competitors may develop and apply new air-to-water technologies in order to manufacture competing products in greater volume and at a lower expense than us. As a result, we may experience increased pricing pressure on the sale of our products, reduced profit margins, increased sales and marketing expenses and encounter challenges increasing our market share. Further, we cannot ensure that we will be able to address any technological advances or efficiencies achieved by competitors, or be able to introduce new products that may be necessary to remain competitive and profitable at scale. Additionally, if we are unable to achieve widespread adoption of our water farms and bottling facilities, we may be subject to business continuity risk in the event of an unexpected loss of a material facility or operation.

We expect to incur research and development costs and to devote resources to identifying and commercializing new products and services, which could reduce our profitability and may never generate revenue.

Our future growth depends on penetrating new markets, expansion in current markets, adapting existing products to new applications, and introducing new products and services that achieve market acceptance. We plan to incur substantial research and development costs as part of our efforts to design, develop and commercialize new products and enhance our existing products and technology. Because we account for research and development costs as operating expenses, these expenditures may adversely affect our earnings in the future if revenue does not grow to adequately offset increasing research and development costs. Further, our research and development programs may not produce successful results, and our new products and services may not achieve market acceptance, generate any additional revenue or become profitable, which could materially harm our business, prospects, financial results and liquidity.

Our long-term success will depend ultimately on implementing our business strategy and operational plan, as well as our ability to generate revenues, achieve and maintain profitability and develop positive cash flows.

Our ability to produce, market, sell, and maintain our product offerings ultimately depends on our ability to generate revenues, achieve and maintain profitability and generate positive cash flow from our operations. To date, we have not generated any profits. The economic viability of our future activities has many risks and uncertainties including, but not limited to:

•        difficulty in marketing and/or selling our products;

•        higher than expected capital costs to manufacture or ship our products;

•        lower than expected binding sales contracts;

•        delays, reductions or stoppages of our manufacturing or shipping activities;

•        delays in the availability of raw materials, including aluminum, glass, and certain minerals and electrical components;

•        shortages of adequate and skilled labor or a significant increase in labor costs;

•        the introduction of new or modifications to existing regulatory laws and regulations that we must comply with;

•        our ability to expand our business into new countries, and any regulatory, legal, personnel, technological and other difficulties that increase our expenses and/or delay our ability to become profitable in such countries; and

•        our ability to establish strategic relationships with suppliers and third parties for the manufacturing, marketing, distribution and sale of our products in existing and new markets.

Our future business activities may change as a result of any one or more of these risks and uncertainties.

We currently face and will continue to face significant competition from established companies with longer operating histories, customer incumbency advantages, access to and influence with governmental authorities, and more capital resources than we do. We could experience customers diverted to our competition, downward pricing pressures, and significant reductions to our revenue.

We compete for customers, financing partners and incentive dollars with other water creation, bottling and beverage providers. Many competing companies have longer operating histories, customer incumbency advantages, access to and influence with U.S. and foreign governments, and more capital resources than we do. Significant developments in the water creation, bottling and consumer beverage industry, or improvements in the efficiency or cost of traditional water bottling procedures, may increase pricing pressures and materially and adversely affect our business and prospects in ways we cannot anticipate. We may also face new competitors who are not currently in the market. If we fail to adapt to changing market conditions and to compete successfully with new competitors, we may limit our growth, which could adversely affect our revenue and business results.

Mergers in our industry among our current or potential competitors may adversely affect our competitive position.

There has been an increase in consolidation activity among businesses in our industry. For example, in May 2025, PepsiCo completed its acquisition of Poppi, a prebiotic soda brand; in November 2024, Primo Water Corporation, known for water dispensers, completed its merger with BlueTriton Brands, Inc., owner of bottled-water brands like Poland Spring and Deer Park; and in May 2023, Xylem Inc., a leading global water technology company, acquired Evoqua Water Technologies Corp. If this consolidation continues, it may result in resources being concentrated amongst our competitors, which could negatively impact our competitive position in the market.

We have a history of losses and may not be able to achieve or maintain profitability in the future.

We have a history of incurring net losses, and we may not achieve or maintain profitability in the future. We cannot accurately predict when or whether we will reach or maintain profitability. We expect our costs will increase over time and our operating losses will continue as we expect continued investments of significant additional funds in expanding our business, sales, and marketing activities, research and development aimed to further develop our products and services, and maintain adequate customer support, each of which we consider critical to our success. We also expect to incur additional general and administrative expenses as a result of our growth and expect our costs to increase to support our operations as a public company. Historically, our costs have increased over the years due to these factors, and we expect to continue to incur increasing costs to support our anticipated future growth. If we are unable to generate adequate revenue growth and manage our expenses, we may continue to incur significant losses and may not achieve or maintain profitability. Moreover, if we do not achieve or maintain profitability, failure to do so could hinder our ability to self-fund our operations and growth without relying on external financing.

Further, we may make decisions that could adversely affect our short-term operating results if we believe those decisions will improve the experiences of our customers and if we believe such decisions will improve our operating results in the long term. These decisions may not be consistent with the expectations of investors and may not produce the long-term benefits that we expect, in which case our business may be materially and adversely affected.

We may seek to raise further funds through equity or debt financing, joint ventures, production sharing arrangements or other means. Any inability to access the capital or financial markets may limit our ability to fund our ongoing operations, execute our business plan or pursue investments that we may rely on for future growth.

We expect to continue to incur operating and investing net cash outflows. The anticipated uses of such outflows include expenses incurred in connection with maintaining and acquiring customer relationships, undertaking research and development activities and the funding obligations to further advance our current product offerings. As a result, we will rely upon our access to capital markets as a source of funding for our capital and operating requirements. If we are unable to become sustainably profitable, we will require additional capital to fund our ongoing operations. However, we cannot assure you that such additional funding will be available to us on satisfactory terms, or at all.

In order to finance our future ongoing operations and future capital needs, we will require additional funds through the issuance of additional equity or debt securities. Depending on the type and terms of any financing we pursue, shareholders’ rights and the value of their investment in our ordinary shares could be reduced. Any additional equity financing will dilute shareholdings. If the issuance of new securities results in diminished rights to holders of our ordinary shares, the market price of our ordinary shares could be negatively impacted. New or additional debt financing, if available, may involve restrictions on financing and operating activities. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of shareholders until the debt is paid. Interest on such debt securities would increase costs and negatively impact operating results.

Certain market disruptions may increase our cost of borrowing or affect our ability to access one or more financial markets. Such market disruptions could result from:

•        adverse economic conditions, including inflationary factors and recessionary fears and ongoing geopolitical conflicts;

•        adverse general capital market conditions, including inflation, changes in monetary policy, tariffs and increased interest rates;

•        bankruptcy or financial distress of unrelated comparable companies;

•        significant decrease in the demand for our products and air-to-water technologies; or

•        adverse regulatory actions that affect our manufacturing, shipping, or products generally.

If we are unable to obtain additional financing, as needed, at competitive rates and on satisfactory terms, our ability to fund our current operations and implement our business plan and strategy will be adversely affected. There is, however, no guarantee that we will be able to secure any additional funding or be able to secure funding that will provide us with sufficient funds to meet our objectives, which may adversely affect our business and financial position.

If we fail to retain our key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

We highly value the contributions of our senior management and key personnel, particularly our CEO and Chairman, Peter Carr, our Chief Financial Officer, David Tuerff, and our Chief Operating Officer, Ryan Bibbo. Our success continues to depend largely upon the performance of key officers, employees and consultants who have advanced us to our current stage of development and contributed to our potential for future growth. The market for qualified talent has become increasingly competitive, with shortages of qualified talent relative to the number of available opportunities being experienced in all markets where we conduct our operations. The ability to remain competitive by offering higher compensation packages and programs for growth and development of personnel, with a view to retaining existing talent and attracting new talent, has become increasingly important to us and our operations in the current climate. Additionally, we have not purchased any “key-man” insurance for our directors, officers or key employees and currently have no plan to do so. We may not be able to replace our senior management or key personnel with persons of equivalent expertise and experience within a reasonable period of time, or at all, if one or more of them depart, and we may incur additional expenses to recruit, train and retain replacements. Any prolonged inability to retain key individuals, or to attract and retain new talent as we grow, could have a material adverse effect upon our growth potential and prospects.

Our future performance is difficult to evaluate because we have a limited operating history.

We have a limited history operating our business at its current scale, and therefore only a limited basis upon which you can evaluate an investment decision. While there is rising demand for sustainably sourced premium water beverages, predicting our future revenue and appropriately budgeting for our expenses is difficult, and we have limited insight into trends that may emerge and affect our business.

Our financial results depend on successful marketing and sales of our premium packaged water products and project execution. Our business may be adversely affected by cost overruns, failure to meet customer schedules, failure of our subcontractors to fulfill their obligations to us, or other execution issues.

Our revenue is primarily generated from our premium packaged water, sold in aluminum cans and bottles and glass bottles. We also generate revenue through the manufacture and sales of AWGs. Further, we receive maintenance revenue and project-based revenue, including from installation and water bottling services. Anticipated project-based revenue from operations of our water farms and bottling facilities is subject to complex and lengthy negotiations with customers and installations. These projects are subject to a number of significant risks, including project delays, cost overruns, changes in scope, unanticipated site conditions, design and engineering issues, incorrect cost assumptions, increases in the cost of materials and labor, health and safety hazards, third party performance issues, weather issues and changes in laws or permitting requirements. If we are unable to manage these risks, we may incur higher costs, liquidated damages, and other liabilities, which may decrease our profitability, have a material adverse effect on our financial performance and harm our reputation.

Damage to our reputation or brand image can adversely affect our business.

Maintaining a positive reputation globally is critical to selling our products. Our reputation or brand image could be adversely affected by a variety of factors, including: any failure by us or our business partners to maintain high ethical, business and environmental, social and governance practices, including with respect to human rights, child labor laws, equity and inclusion, workplace conditions and employee health and safety; any failure, or perception of a failure, to achieve our standards, including with respect to the health profile of our products, packaging, water use and our impact on the environment; any failure to address health or other concerns about our products; our research and development efforts; any product quality or safety issues, including the recall of any of our products; any failure to comply with laws and regulations; consumer perception of our advertising campaigns, sponsorship arrangements, marketing programs, use of social media and any response to political and social issues or catastrophic events; or any failure to effectively respond to negative or inaccurate comments about us on social media or otherwise regarding any of the foregoing. Damage to our reputation or brand image could decrease demand for our products, thereby adversely affecting our business.

Our sales and profitability may be impacted by, and we may incur liabilities as a result of, warranty claims, product defects, recalls, improper use of our products, or our failure to meet performance guarantees or customer safety standards, or treat emerging contaminants.

We plan to begin the production and sale of AWGs in the United States to retailers, commercial and industrial customers, and government agencies. In connection with the sale of AWG to customers, we may be exposed to various risks, such as manufacturing or design defects in our products or unanticipated or the improper use of our products by our customers which could create product safety, regulatory or other risks, including personal injury, death, or property damage. These events could lead to recalls or safety alerts relating to our products, resulting in the removal of a product from the market or result in product liability claims being brought against us. Any recalls, removals, or product liability claims could result in significant costs, as well as negative publicity and damage to our reputation that could reduce demand for our products and have a material adverse effect on our business, financial condition, results of operations or prospects.

Further, it is generally our responsibility to service the equipment we provide our customers throughout the duration of our contract with such customers, and our customers may be required to maintain insurance covering loss, damage or injury caused by our equipment. However, we are not able to monitor our customers’ use or maintenance of their AWGs or their compliance with our contracts or usage instructions. Customers’ failure to properly use, maintain or safeguard their equipment or customers’ noncompliance with insurance requirements may reflect poorly on us as the provider of such equipment and, as a result, damage our reputation.

Risks Related to Legal, Compliance and Regulations

The legal and regulatory environment in the jurisdictions in which we operate, changes thereto and our ability to comply with the same could negatively affect our results of operations, adversely affect demand for our products and services or result in litigation.

As a producer and distributor of premium water products, we must comply with various federal, state, provincial, local, and foreign laws relating to the extraction, production, packaging, quality, labeling, and distribution of our products. We are also subject to various federal, state, provincial, local, and foreign environmental and health and safety laws and regulations, including those governing our workplaces and locations where our products are distributed. Our products must meet U.S. Food and Drug Administration (“FDA”) or parallel foreign requirements of safety for human consumption, labeling, processing, and distribution under sanitary conditions and production in accordance with FDA’s current “good manufacturing practices.”

As a company with operations in the UAE, we may also encounter difficulties associated with managing an organization that operates in multiple countries, including complying with differing laws and regulations (such as the U.S. Foreign Corrupt Practices Act (the “FCPA”), the U.K. Bribery Act of 2010 and local laws prohibiting payments to government officials and other corrupt practices, tax laws, regulations and rates), enforcing agreements, and collecting receivables through foreign legal systems. Although we have implemented policies and procedures designed to ensure compliance with these laws, there can be no assurance that our employees, distributors, retailers, brokers, contractors, and agents will not take actions in violation of our policies, particularly as we expand our operations through organic growth. Any such violations could subject us to civil or criminal penalties, including material fines or prohibitions on our ability to offer our products in one or more countries, and could also materially damage our reputation, brand, international expansion efforts, business, and operating results. Additional risks include the potential for restrictive actions by foreign governments, changes in economic conditions in each market, foreign customers who may have longer payment cycles than customers in the United States, the impact of economic, political, and social instability of those countries in which we operate and acts of nature, such as typhoons, tsunamis, or earthquakes. The overall volatility of the economic environment has increased the risk of disruption and losses resulting from inflation, currency devaluation, and tax or regulatory changes in certain countries in which we have operations.

We strive to maintain all permits or approvals required to conduct our business, but we are not able to guarantee we will receive, or will be able to maintain, such approvals in the future or to gain approval necessary to extract or distribute our water products, or otherwise conduct our business. The laws and regulations applicable to us are complex and may change as a result of political, economic, or social events or become more stringent over time. Such regulatory changes may include changes in food and drug laws, laws related to advertising and how we may market our products, accounting standards, taxation requirements, our effective tax rate, competition laws, and environmental laws. Changes in laws, regulations, or government policy and related interpretations may alter the environment in which we do business and create increased costs of compliance with current and future environmental laws and regulations, which may negatively affect our results of operations or increase our costs or liabilities.

We conduct business in markets with high-risk legal compliance environments, which exposes us to increased legal and reputational risk.

We sell our premium water products and have water farms, bottling plants and other business operations in markets with high-risk legal compliance environments. Our policies and procedures require strict compliance by our employees and agents with all United States and local laws and regulations and consent orders applicable to our business operations, including those prohibiting improper payments to government officials. Nonetheless, our policies, procedures and related training programs may not always ensure full compliance by our employees and agents with all applicable legal requirements. Improper conduct by our employees or agents could damage our reputation in the United States and internationally or lead to litigation or legal proceedings that could result in civil or criminal penalties, including substantial monetary fines as well as disgorgement of profits.

Failure by suppliers or co-packers to comply with applicable laws and regulations, or with specifications and other requirements for our products, may adversely impact our business.

We rely on our raw material suppliers and co-packers for compliance with applicable legal and regulatory requirements. If our raw material suppliers or co-packers fail to comply with applicable federal, state, and local requirements it could materially adversely impact our business. For example, failure of our co-packers to comply with applicable Current Good Manufacturing Practices (CGMP) requirements could necessitate a product recall, cause us to be subject to regulatory enforcement action, or lead to private litigation against us.

We also rely on our suppliers and co-packers to provide us with custom-made products that comply with our proprietary design, specifications and other applicable requirements. If they fail to do so, or if our raw material suppliers fail to supply us with material that complies with applicable proprietary design or other specifications, it could lead to supply chain disruptions, inability to satisfy the terms of commercial arrangements entered into with our customers, damage to our reputation, or otherwise materially adversely impact our business. It could also result in the inability of our co-packers to manufacture and package products for us or inability of the raw material suppliers to continue to supply to us critical components for the production of our products, which could result in supply disruption or increased cost of product. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

We are subject to environmental, health and safety laws and regulations, and labor laws in multiple jurisdictions, which impose substantial compliance requirements on our operations. Our operating costs could be significantly increased in order to comply with new or stricter regulatory standards imposed by any governmental agency in which we operate.

Our operations, products and services are governed by various environmental protection and health and safety laws and regulations, including, without limitation, the regulations promulgated by the Abu Dhabi Agriculture and Food Safety Authority (ADAFSA) and the Dubai Municipality. As our operations expand in the United States and elsewhere, we will be subject to new regulations such as the federal Safe Drinking Water Act, the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act in the United States, the Restriction of Hazardous Substances (RoHS) Directive, and the Registration, Evaluation and Authorization of Chemicals (REACH) Directive in Europe, and similar local laws and regulations and permits issued under these laws by the environmental and health and safety regulatory agencies in the jurisdictions where we do business. The aforementioned laws and regulations establish, among other things, criteria and standards for drinking water, discharge of certain waste, the proper management of hazardous and non-hazardous solid waste and protection of public and worker health and safety. Pursuant to these laws, we are or would be required to obtain various environmental permits from environmental regulatory agencies for our operations. We cannot provide any assurance that our operations, products, or services will be at all times in total compliance with these laws, regulations and permits or that we will be able to obtain or renew all required permits. In particular, we face increasing complexity in our operations as we adjust to new and future requirements relating to water quality, the composition of our other products, their safe use, the energy consumption associated with our operations, and climate change laws and regulations. If we violate or fail to comply with these laws, regulations or permits, we could be fined or otherwise sanctioned by regulators and be subject to lawsuits, civil or criminal, seeking enforcement and/or injunctive relief. We may also be subject to civil claims by citizens groups seeking to enforce environmental laws. In the event of an accident or if we otherwise fail to comply with applicable regulations, we could lose our permits or approvals and/or be held liable for damages and monetary penalties.

Environmental laws and regulations are complex and change frequently. These laws, and the enforcement thereof, have tended to become more stringent over time. It is possible that new standards could be imposed, either stricter or more lenient than existing standards, which could result in the obsolescence of our products or lead to an interruption or suspension of our operations and have a material adverse effect on the productivity and profitability of a particular manufacturing facility, service, or product that we rely upon or on us as a whole.

Delays in enactment or repeals of environmental laws and regulations may make our products, services, and solutions unnecessary or less economically beneficial to our customers, adversely affecting demand for our products, services, and solutions.

Certain of our products, services and solutions may assist various industries and municipalities in meeting stringent environmental and safety requirements enacted for the purpose of making water cleaner and safer. Our future growth is dependent in part on the impact and timing of potential new water laws and regulations, as well as potential changes to existing laws and regulations. If stricter laws or regulations are delayed or are not enacted, or repealed or amended to be less strict, or enacted with prolonged phase-in periods, or not enforced, demand for our products and services may be reduced. We are currently unable to predict whether changes to statutes and rules will affect demand for our products and services. To the extent that such changes have a negative impact on us, including as a result of related uncertainty, these changes may materially and adversely impact our business, financial condition, results of operations or prospects.

Our businesses require numerous permits, licenses, franchises and other approvals from various governmental agencies, and the failure to obtain or maintain any of them, or lengthy delays in obtaining them, could materially and adversely affect us.

Our businesses require numerous permits, licenses, rights-of-way, franchises, certificates and other approvals from U.S. and foreign governmental agencies. These approvals may not be granted in a timely manner or at all or may be modified, rescinded or fail to be extended for a variety of reasons. Obtaining or maintaining these approvals could result in higher costs or the imposition of conditions or restrictions on our operations. If one or more of these approvals were to be suspended, rescinded or otherwise terminated, including due to expiration or legal or regulatory changes, or modified in a manner that makes our continued operation of the applicable business prohibitively expensive or otherwise undesirable or impossible, we may be required to adjust or temporarily or permanently cease certain of our operations, sell the associated assets or remove them from service and/or construct new assets intended to bypass the impacted area, in which case we may lose some of our revenue-generating assets, our development projects may be negatively affected and we may incur impairment charges or other costs that may not be recoverable. The occurrence of any of these events could materially and adversely affect our results of operations, financial condition, cash flows and/or prospects.

We may invest funds in capital projects prior to receiving all regulatory approvals. If there is a delay in obtaining these approvals; if any approval is conditioned on changes or other requirements that increase costs or impose restrictions on our existing or planned operations; if we fail to obtain or maintain these approvals or comply with them or other applicable laws or regulations; if we are involved in litigation that adversely affects any approval or rights to the applicable property or assets; or if management decides not to proceed with a project, we may be unable to recover any or all amounts invested in that project. Any such occurrence could cause our costs to materially increase, result in material impairments, and otherwise materially and adversely affect our results of operations, financial condition, cash flows and/or prospects.

Advertising inaccuracies and product mislabeling may have an adverse effect on our business by exposing us to lawsuits, product recalls or regulatory enforcement actions, increasing our operating costs and reducing demand for our product offerings.

Certain of our products are advertised with claims as to their origin, ingredients or health, wellness, environmental or other potential benefits, including, by way of example, the use of the terms “natural”, “organic”, “clean”, “pure”, “no added sugars”, “non-toxic”, “microplastic free”, “sustainable”, “eco-friendly”, or similar synonyms or implied statements relating to such benefits. Although the FDA and the USDA each have issued statements and adopted policies regarding the appropriate use of the word “natural”, there is no single, universal definition of the term “natural” for various categories we sell, which is true for many other adjectives common in the healthy or sustainable products industry. The resulting uncertainty has led to consumer confusion, distrust and legal challenges.

In addition, the FDA has consistently enforced its regulations with respect to nutrient content claims, unauthorized health claims (claims that characterize the relationship between a food or food ingredient and a disease or health condition) and other claims that impermissibly suggest therapeutic benefits of certain foods or food components, or that misrepresent or improperly characterize the nutrient content in conventional food products.

Moreover, the FTC has articulated a robust substantiation standard for health claims on foods and dietary supplements and has pursued investigations and litigation against companies where the FTC has concern that the claims being made are not properly substantiated. Examples of causes of action that may be asserted in a consumer class action lawsuit include fraud, unfair trade practices and breach of state consumer protection statutes. The FTC and/or state attorney generals may bring legal action that seeks the removal of a product from the marketplace and imposes fines and penalties. Further, consumer class action false advertising litigation relating to terms such as “natural”, “non-toxic”, “non-GMO”, and other claims remain a persistent threat in our industry. Even when unmerited, class action claims, action by the FTC or state attorneys general enforcement actions can be expensive to defend and adversely affect our reputation with existing and potential customers and consumers and our corporate and brand image, which could have a material and adverse effect on our business, financial condition, results of operations or cash flows.

The USDA enforces federal standards for organic production and use of the term “organic” on product labeling. These laws prohibit a company from selling or labeling products as organic unless they are produced and handled in accordance with the applicable federal law. By definition, organic products are not genetically modified or do not include genetically modified (bioengineered) ingredients. We use suppliers and manufacturing partners who can certify that they meet the standards needed for each applicable product or ingredient specification. Our failure, or failure on the part of our suppliers or manufacturing partners to comply with these product or ingredient specifications, to maintain appropriate certifications, or to label organic products in compliance with federal or state laws, may subject us to liability or regulatory enforcement. Consumers may also pursue state law claims as to our labelling practices on this and other matters, challenging our labels as being intentionally mislabeled or misleading or deceptive to consumers. The cost of defending or settling these suits may be material to our business.

The regulatory environment in which we operate could also change significantly and adversely in the future. New or changing regulations could impact the way consumers view our products, such as potential new labeling regulations or enforcement of a standard of identity for terms used to market our products that would require us to list certain ingredients by specific names that could confuse our consumers into thinking we may use different types of ingredients than they originally thought or that the quality of our ingredients is different to what they anticipated.

Failure to comply with laws and regulations applicable to our business can adversely affect our business.

The conduct of our business is subject to numerous laws and regulations relating to the production, processing, storage, distribution, sale, display, advertising, marketing, labeling, content (including whether a product contains genetically engineered ingredients), quality, safety, transportation, supply chain (including human rights), traceability, sourcing (including pesticide use), packaging, disposal, recycling and use of our products or raw materials, employment and occupational health and safety, environmental, social and governance matters and reporting (including climate change), and data privacy and protection. In addition, in many jurisdictions, compliance with competition and antitrust laws is of special importance to us due to our competitive position, as is compliance with anti-corruption laws. The imposition of new laws, changes in laws or regulatory requirements or changing interpretations thereof, changes in the enforcement priorities of regulators, and differing or competing regulations and standards across the markets where our products or raw materials are made, manufactured, distributed or sold, have in the past and could continue to result in higher compliance costs, capital expenditures and higher production costs, or make it necessary for us to reformulate certain of our products, resulting in adverse effects on our business. For example, increasing governmental and societal attention to environmental, social and governance matters have resulted and could continue to result in new laws or regulatory requirements, including expanded disclosure requirements that are expected to continue to expand the nature, scope and complexity of matters on which we are required to report. In addition, the entry into new markets or categories has resulted in and could continue to result in our business being subject to additional regulations resulting in higher compliance costs. If one jurisdiction imposes or proposes to impose new laws or regulations that impact the manufacture, distribution or sale of our products, other jurisdictions may follow. Failure to comply with such laws or regulations (or allegations thereof) can subject us to criminal or civil investigations or enforcement actions, including voluntary and involuntary document requests, fines, injunctions, product recalls, penalties, disgorgement of profits or activity restrictions, all of which can adversely affect our business.

Any failure by us to comply with the anti-corruption, anti-bribery, privacy/personal data, consumer protection, environmental and similar laws could result in legal penalties and fines, and/or negatively impact our reputation and results of operations.

We are required to comply with anti-corruption laws and regulations imposed by governments with jurisdiction over our operations, which may include the FCPA, as well as other laws of the countries where we do business. These laws and regulations may restrict our operations, trade practices, investment decisions and partnering activities. The FCPA and other applicable laws prohibit us and our officers, directors, employees and third-party business partners, representatives and agents acting on our behalf from corruptly offering, promising, authorizing or providing anything of value to government officials for the purposes of influencing the government official or official decisions, obtaining or retaining business or otherwise obtaining favorable treatment.

In terms of the risks posed by government officials in particular, we are subject to the jurisdiction of various governments and regulatory agencies, which may bring our personnel and third-party business partners, representatives and agents acting on our behalf into contact with government officials responsible for, among other things, issuing or renewing permits, licenses or approvals or enforcing government regulations. In addition, our international operations expose us to the risk of violating, or being accused of violating, anti-corruption laws and regulations. Our failure to successfully comply with these laws and regulations may expose us to reputational harm, as well as significant penalties, including criminal fines, imprisonment, civil penalties, disgorgement of profits, injunctions and debarment from government contracts, as well as other remedial measures. Investigations of alleged violations can be expensive and disruptive.

We are reviewing existing policies and are developing updated policies and procedures to comply with applicable anti-corruption laws and regulations. However, there can be no guarantee that our policies and procedures will effectively prevent violations by our personnel or business partners, representatives and agents acting on our behalf. Any such violation could adversely affect our reputation, business, financial condition and results of operations.

Under applicable anti-bribery and anti-corruption laws, we could be held liable for acts committed by third-party business partners, representatives and agents who act on our behalf. The Company and its third-party business partners, representatives and agents may have direct or indirect interactions with government officials and employees of state-owned or affiliated entities, and we are subject to the risk that the Company could be held liable for the corrupt or other illegal activities of these third-party business partners, representatives and agents and their respective employees, representatives, contractors, subcontractors and agents, even if the Company does not authorize such activities.

Uncertainties in the interpretation and application of existing, new, and proposed tax laws and regulations could materially affect our tax obligations and effective tax rate.

Many of the tax laws to which we are subject or under which we operate are unsettled and may be subject to significant change. The issuance of additional guidance related to existing or future tax laws, or changes to tax laws or regulations proposed or implemented by the current or a future U.S. presidential administration, Congress, or taxing authorities in other jurisdictions, including jurisdictions outside of the United States, could materially affect our tax obligations and effective tax rate. For example, the Organisation for Economic Cooperation and Development (the “OECD”) has announced an accord commonly referred to as “Pillar Two” to set a minimum global corporate tax rate of 15%, which is being or may be implemented in many jurisdictions, including the United States. The OECD is also issuing guidelines that are different, in some respects, than current international tax principles. If countries amend their tax laws to adopt all or part of the OECD guidelines, this may increase tax uncertainty and increase taxes that we are required to pay. We cannot predict whether the U.S. Congress or any other governmental body, whether in the United States or in other jurisdictions, will enact new tax legislation (including increases to tax rates), whether the U.S. IRS or any other tax authority will issue new regulations or other guidance, whether the OECD or any other intergovernmental organization will publish any guidelines on global taxation or whether member states will implement such guidelines, nor can we predict what effect such legislation, regulations or international guidelines might have. To the extent that such changes have a negative impact on us, including as a result of related uncertainty, these changes may adversely impact our business, financial condition, results of operations, and cash flows.

The amount of taxes we pay in different jurisdictions depends on the application of the tax laws of various jurisdictions, including the United States, to our business activities, tax rates, new or revised tax laws, or interpretations of tax laws and policies, and our ability to operate our business in a manner consistent with our corporate structure and intercompany arrangements. The taxing authorities of the jurisdictions in which we operate may challenge our methodologies for pricing intercompany transactions pursuant to our intercompany arrangements or disagree with our determinations as to the income and expenses attributable to specific jurisdictions. If such a challenge or disagreement were to occur, and our position was not sustained, we could be required to pay additional taxes, interest, and penalties, which could result in one-time tax charges, higher effective tax rates, reduced cash flows, and lower overall profitability of our operations. Our financial statements could fail to reflect adequate reserves to cover such a contingency. Similarly, a taxing authority could assert that we are subject to tax in a jurisdiction where we believe we have not established a taxable connection, and such an assertion, if successful, could increase our expected tax liability in one or more jurisdictions.

As a private company, we have not been required to document and test our internal controls over financial reporting, nor has our management been required to certify the effectiveness of our internal controls and our auditors have not been required to opine on the effectiveness of our internal control over financial reporting. Failure to maintain adequate financial, information technology and management processes and controls could impair our ability to comply with the financial reporting and internal controls requirements for publicly traded companies, which could lead to errors in our financial reporting and adversely affect our business.

Prior to the Business Combination, we operated as a private company. As a result, we have not been required to document and test our internal controls over financial reporting, nor has our management been required to certify the effectiveness of our internal controls and our auditors have not been required to opine on the effectiveness of our internal control over financial reporting. We currently do not have an internal audit function and do not have formalized processes to implement review controls within our internal control over financial reporting.

We are required to comply with certain provisions of the Sarbanes-Oxley Act, including Section 404(a). The rules governing the standards that must be met for management to assess internal control over financial reporting are complex and require significant documentation, testing and possible remediation. We have not historically had to comply with all of these rules and to comply with the Sarbanes-Oxley Act, the requirements of being a reporting company under the Exchange Act and any complex accounting rules in the future, we may need to upgrade our legacy information technology systems, implement additional financial and management controls, reporting systems and procedures and hire additional accounting and finance staff. If we are unable to hire the additional accounting and financial staff necessary to comply with these requirements, we may need to retain additional outside consultants. If we or, if required, our independent registered public accounting firm, are unable to conclude that our internal controls over financial reporting are effective, investors may lose confidence in our financial reporting, which could negatively impact the price of our securities.

In connection with the preparation and audit of the consolidated financial statements of Air Water Holdings as of and for the years ended December 31, 2025 and 2024, material weaknesses were identified in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified were as a result of:

•        a lack of sufficient resources with requisite financial reporting knowledge and experience;

•        a lack of sufficient entity level controls and sufficiently designed internal controls and financial reporting policies and procedures including segregation of duties that are commensurate with financial reporting requirements;

•        a lack of effective controls over purchase to pay process including those related to cut-off procedures; and

•        a lack of design and operating effectiveness of information technology general controls for information systems that are relevant to the preparation of our consolidated financial statements.

We are actively undertaking remediation efforts to address the material weaknesses. However, if we fail to achieve and maintain an effective internal control environment, it could result in material misstatements in our consolidated financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our businesses, financial condition, results of operations and prospects, as well as the trading price of our issued securities, may be materially and adversely affected. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange, regulatory investigations and civil or criminal sanctions. We may also be required to restate our consolidated financial statements from prior periods.

Increased scrutiny and changing expectations from investors regarding environmental, social and governance considerations may result in the decrease of the trading price of our securities.

Companies across all industries are facing increased scrutiny relating to their ESG policies. Investor advocacy groups, certain institutional investors, investment funds, lenders and other market participants are increasingly focused on ESG practices and have placed increased importance on the implications and social cost of their investments. The increased focus may hinder access to capital, as investors and lenders may decide to reallocate capital as a result of their assessment of a company’s ESG practices. Reduced access to capital could hinder our growth. Companies that do not adapt to or comply with investor and lender expectations and standards, which are evolving, may suffer from reputational damage and their business, financial condition and stock price may be adversely affected.

Economic and External Risks

The occurrence of significant events against which we may not be fully insured could have a material adverse effect on our business, financial condition and results of operations.

Although we have an insurance program, we may become subject to liability for pollution, occupational illness or other hazards against which we have not been insured, cannot insure or are insufficiently insured. Our existing insurance policies contain specific exclusions and limitations on coverage. Should we suffer a major loss, which is insufficiently covered, future earnings could be affected. In addition, certain classes of insurance may not continue to be available at economically acceptable premiums. As a result, in the future, our insurance coverage may not fully cover the extent of claims against it or any cross-claims made.

Our business may be adversely affected by force majeure events outside our control, including labor unrest, civil disorder, war, subversive activities or sabotage, extreme weather conditions, fires, floods, explosions or other catastrophes, epidemics or quarantine restrictions. For example, a hurricane or tropical storm could cause major damage to our facilities, equipment and properties and adversely affect our supply chain and operations.

Natural or environmental disasters, such as earthquakes, fires, floods, hurricanes, tsunamis and other severe weather-related phenomena generally, and widespread disease, including pandemics and epidemics, have been and can be highly disruptive to economies and markets and have recently led, and may continue to lead, to increased market volatility and significant market losses. Such natural disasters and health crises could exacerbate political, social and economic risks previously mentioned, and result in significant breakdowns, delays, shutdowns, social isolation and other disruptions to important global, local and regional supply chains affected, with potential corresponding results on our operating performance. For example, a hurricane or tropical storm could significantly disrupt the delivery of our manufacturing equipment to commercial partners and the ability of our distributors to complete shipments of our products to customers. Additionally, similar natural disasters or events could interrupt the transmission of electricity needed to power our manufacturing operations. A climate of uncertainty and panic, including the contagion of infectious viruses or diseases, may adversely affect global, regional and local economies and increase the difficulty of modeling market conditions, potentially reducing the accuracy of our financial projections. Under these circumstances, we may have difficulty achieving our objectives which may adversely affect performance. Further, such events can be highly disruptive to economies and markets, significantly disrupt the operations of business partners, sectors, industries, markets, securities and commodity exchanges, currencies, interest and inflation rates, credit ratings, investor sentiment and other factors affecting our value. A widespread crisis may also affect the global economy in ways that cannot necessarily be foreseen at the current time. How long such events will last and whether they will continue or recur cannot be predicted.

In addition to the macroeconomic effects potentially caused by the aforementioned force majeure events, our products may not function properly if the surrounding air contains large amounts of debris. For example, products installed outdoors may not produce water at typical levels during heavy and prolonged sandstorms. Exterior placement in geographic locations prone to sandstorms, such as the Middle East, may increase malfunctions or maintenance costs. Impacts from these events could have significant impact on our performance, resulting in losses.

Inflation has increased our operating costs, and we expect to continue to experience inflationary conditions.

During the year ended December 31, 2025, the cost of certain commodities and materials used in our operations, including resins, metals, and electronic components, and the cost of labor, energy, fuel, transportation, and other resources necessary to operate our business, increased. We expect to continue experiencing inflationary conditions in the year ending December 31, 2026. Volatility in the market price and availability of raw materials and other inputs directly impacts the cost of operating our business, as well as broader macroeconomic, political or geopolitical conditions. We have taken actions to mitigate the impact of these cost increases through price increases, cost savings projects, and sourcing decisions. Although strategies exist to offset increased material costs through pricing initiatives, inflationary pressures have limited, and are expected to continue to limit, our ability to achieve margin expansion. Failure to offset cost increases adversely affects our gross profit, gross margin, and operating profit. Although price increases did not materially decrease demand for our products in fiscal year 2025, continued price increases to offset these costs could cause our customers to defer procurement of our products, solutions, and services or to buy from lower priced competitors, which could have an adverse effect on our revenues. In addition, many of our contracts are long-term in nature, and our failure to accurately project operating costs or negotiate or enforce price escalation provisions in our long-term contracts could have an adverse effect on our business, financial condition, and results of operations.

Unfavorable general economic and geopolitical conditions could adversely affect our business, financial condition and results of operations.

Our business may be adversely affected by changes in global economic conditions, including global inflationary pressures, prevailing interest rates, credit market conditions, increased unemployment, levels of consumer and business confidence, bank failures, commodity (including energy) prices and supply, a recession or economic slowdown, trade policies, foreign currency exchange rates, changing policy positions or priorities, governmental rules and approaches to taxation, levels of government spending and deficits, and actual or anticipated default on sovereign debt. Certain of the jurisdictions in which our products are sold have experienced, and could continue to experience, unfavorable changes in economic conditions, which could negatively affect the affordability of, and consumer demand for, our premium water products. Under difficult economic conditions, consumers may seek to reduce discretionary spending by forgoing purchases of our products or by shifting away from our beverages to lower-priced products offered by other companies, including private-label brands, which could reduce our profitability and negatively affect our overall financial performance. Additionally, other financial uncertainties in our major markets and unstable geopolitical conditions or events in certain markets, including international conflicts, civil unrest, acts of war, terrorism, governmental changes, or changes in international relations, could undermine global consumer confidence and reduce consumers’ purchasing power, thereby reducing demand for our products.

Our assets and operations could be subject to extensive property damage, business disruption, loss in value, nationalization, and expropriation as a result of geopolitical conflicts, acts of terrorism, war, and piracy, as well as any sanctions or embargoes resulting from these events. These events can disrupt trade flows, damage infrastructure, limit access to raw materials, reduce customer demand, or impede our ability to operate facilities or transport products or equipment. For example, our UAE-based operations and assets are exposed to heightened risks from the ongoing conflict between the United States and Iran. More specifically, the U.S. and Israeli strikes on Iran, and retaliatory strikes by Iran on, among others, Israel, Saudi Arabia, and the UAE, and the resulting measures that have been taken, and could be taken in the future, by the North Atlantic Treaty Organization, the U.S., the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. This conflict could disrupt our manufacturing operations, including through damage to facilities, workforce dislocation, or interruptions in utilities or critical infrastructure, impair our ability to source raw materials or transport finished goods due to port closures, airspace restrictions, or disruptions to key shipping routes (including the Strait of Hormuz), or delay or prevent our ability to relocate manufacturing and production facilities in response to changing conditions. The UAE has experienced the adverse effects of direct military action due to this conflict, and there can be no assurance that further escalation will not occur and how and to what extent our UAE-based operations will be impacted by this ongoing conflict. The adverse effects of these and other adverse conditions could have a material adverse effect on our business, financial condition and results of operations and the wider global economy and market conditions.

Turmoil in the banking industry may negatively impact our business, results of operations and financial condition.

Actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. For example, the March 2023 failures of Silicon Valley Bank and Signature Bank, liquidity issues at Credit Suisse, government responses and resulting investor concerns regarding the United States or international financial systems could result in less favorable commercial financing terms, including higher interest rates or costs and tighter financial and operating covenants, or systemic limitations on access to credit and liquidity sources, making it more difficult for us to acquire financing on acceptable terms or at all. Any material decline in available funding or our ability to access our cash and cash equivalents could adversely affect our ability to meet our operating expenses have a material adverse effect on our financial condition, as well as our ability to continue to grow our operations.

Risks Related to Intellectual Property and Technology

Our patent applications may not result in issued patents, and any issued patents may not provide adequate protection, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

The status of patents involves complex legal and factual questions, and the breadth of claims allowed is uncertain. As a result, we cannot be certain that the patent application we have filed, or patent applications we may file, will result in patents being issued, or that any patents that may be issued to us in the future will afford protection against competitors with similar technology. In addition, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications related to issued U.S. patents will be issued in other regions. Furthermore, even if these patent applications are accepted and the associated patents issued, some foreign countries provide significantly less effective patent enforcement than in the United States.

In addition, patents issued to us may be infringed upon or designed around by others and others may obtain patents that we need to license or design around, either of which would increase costs and may adversely affect our business, prospects, and operating results.

Our failure to protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights may be costly.

We own trademarks, trade secrets and other intellectual property, which in aggregate are important to our business. The intellectual property rights that we have and may obtain, however, may not provide our products and services with a significant competitive advantage because our rights may not be sufficiently broad or may be challenged or invalidated. Our failure to obtain or maintain intellectual property rights that convey competitive advantage, adequately protect our intellectual property, or detect or prevent circumvention or unauthorized use of such property and the cost of enforcing our intellectual property rights could materially and adversely affect our business, financial condition, results of operations or prospects. Any dispute or litigation regarding intellectual property could be costly and time consuming due to the complexity and the uncertainty of intellectual property litigation. Our intellectual property portfolio may not be useful in asserting a counterclaim, or negotiating a license, in response to a claim of infringement or misappropriation. We may incur significant costs and diversion of management attention and resources as a result of such claims of infringement or misappropriation, and we or our suppliers or subcontractors could lose rights to significant or disruptive technologies, be unable to license technology, provide or sell products or services, or be required to pay substantial damages or license fees with respect to the infringed rights or be required to redesign, rework, reprogram, or replace our or our customers’ products, subcomponents, software, or systems, or recast our valuable brands at substantial cost, any of which could materially and adversely affect our competitive position, financial condition and results of operations even if we successfully defend against such claims of infringement or misappropriation.

We may need to defend ourselves against claims that we infringe, have misappropriated, or otherwise violate the intellectual property rights of others, which may be time-consuming and would cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may hold or obtain patents, trademarks or other proprietary rights that they may in the future believe are infringed by our products. From time to time in the future, we may become subject to claims related to intellectual property and companies holding patents or other intellectual property rights allegedly relating to our technologies could, in the future, make claims or bring suits alleging infringement, misappropriation or other violations of such rights, or otherwise asserting their rights and seeking licenses or injunctions. If a claim is successfully brought in the future and we or our products are determined to have infringed, misappropriated, or otherwise violated a third-party’s intellectual property rights, we may be required to do one or more of the following:

•        cease selling products that incorporate the challenged intellectual property;

•        pay substantial damages (including treble damages and attorneys’ fees if our infringement is determined to be willful);

•        obtain a license from the holder of the intellectual property right, which license may not be available on reasonable terms or at all; or

•        redesign our products or services, which may not be possible or cost-effective.

Any of the foregoing could adversely affect our business, financial condition and operating results. In addition, any litigation or claims, whether or not valid, could adversely affect our reputation, result in substantial costs, and divert resources and management attention.

We also incorporate components supplied by third parties into our hardware. We may face claims that our use of such technology or components infringes or otherwise violates the rights of others, which would subject us to the risks described above. We may seek indemnification from our licensors or suppliers under our contracts with them, but our rights to indemnification or our suppliers’ resources may be unavailable or insufficient to cover our costs and losses.

Cyberattacks or a failure in our information technology and data security infrastructure could adversely affect our business and operations.

We rely upon the capacity, reliability and security of our Information Technology (“IT”) and data security infrastructure and our ability to expand and continually update this infrastructure in response to the changing needs of our business. Our existing IT systems and any new IT systems we utilize may not perform as expected. If we experience a problem with the functioning of an important IT system or a security breach of our IT systems, including during system upgrades or new system implementations, the resulting disruptions could adversely affect our business.

Despite our implementation of reasonable security measures, our IT systems, like those of other companies, are vulnerable to damages from computer viruses, natural disasters, fire, power loss, telecommunications failures, personnel misconduct, human error, unauthorized access, physical or electronic security breaches, cyberattacks (including malicious and destructive code, phishing attacks, ransomware, and denial of service attacks), and other similar disruptions that may have a material effect on our business or financial results. Such attacks or security breaches may be perpetrated by bad actors internally or externally (including computer hackers, persons involved with organized crime, or foreign state or foreign state-supported actors). Cybersecurity threat actors employ a wide variety of methods and techniques that are constantly evolving, increasingly sophisticated, and difficult to detect and successfully defend against. Additionally, our vendors, who have access to our IT systems or provide us software or services that we use in running the business (e.g., cloud-based service providers), may have unidentified or unremediated vulnerabilities that can permit cybersecurity threat actors to breach our defenses and security measures. Any future incidents could expose us to claims, litigation, regulatory or other governmental investigations, administrative fines and potential liability. Any system failure or security breach could result in disruptions to our operations. A material network breach in the security of our IT systems could include the theft of our trade secrets, customer information, human resources information or other confidential data, including, but not limited to, personal information. A breach in the security of our connected products could lead to a disruption in service, remediation costs, loss of reputation, and loss of sales and revenue. Although past incidents have not had a material effect on our business operations or financial performance, to the extent that any disruptions or security breach results in a loss or damage to our data, or an inappropriate disclosure of confidential, proprietary or customer information, it could cause significant damage to our reputation, affect our relationships with our customers and strategic partners, lead to claims against us from governments and private plaintiffs, and adversely affect our business. In the event of a breach of our IT systems, depending on the severity or type, our insurance policy may be insufficient to cover our financial loss. As we continue to strive to protect our IT systems and the data thereon, such efforts may increase our overall costs which may include hiring additional personnel, increased cyber liability insurance premiums and coverage, and third party service providers. Our Board is responsible for overseeing management’s identification, monitoring, and management of risk. In particular, our Board, through its audit committee, is responsible for oversight of cybersecurity risks, including with respect to the Company’s supply chain, suppliers, and service providers, and our management is responsible for day-to-day risk management processes. Our Board, through its audit committee, receives reports from management on material cybersecurity risks and the degree of the Company’s exposure to those risks. Management has worked, and expects to continue to work, with third-party service providers, as appropriate, to monitor and, as appropriate, respond to cybersecurity risks. However, we cannot guarantee that these risk management processes will be effective at mitigating the risk to our information technology systems. Despite our efforts to develop and implement appropriate cybersecurity controls, policies and practices, our cybersecurity program may not be sufficient to thwart all security incidents and cyberattacks.

Many governments have enacted laws requiring companies to provide notice of cyber incidents involving certain types of data, including personal information. If an actual or perceived cybersecurity breach of security measures, unauthorized access to our system or the systems of the third-party vendors that we rely upon, or any other cybersecurity threat occurs, we may incur liability, costs, or damages, contract termination, our reputation may be compromised, our ability to attract new customers could be negatively affected, and our business, financial condition, and results of operations could be materially and adversely affected. Any compromise of our security could also result in a violation of applicable domestic and foreign security, privacy or data protection, consumer and other laws, regulatory or other governmental investigations, enforcement actions, and legal and financial exposure, including potential contractual liability. In addition, we may be required to incur significant costs to protect against and remediate damage caused by these disruptions or security breaches in the future.

We collect and store data that is sensitive to us and our employees, customers, dealers and suppliers, which may include personal information. Many governments have enacted laws governing the privacy of consumers in their respective jurisdictions, such laws include, but are not limited to, the EU General Data Protection Regulation and China’s Personal Information Protection Law. The scope of data privacy laws that may be applicable to us is ever-evolving and may be conflicting, especially as we expand into new jurisdictions. For example, to the extent that we undertake sales in the United States, at least 18 states have passed comprehensive privacy laws, similar to the California Consumer Privacy Act, as amended by the California Privacy Rights Act, which are effective or will be in the near future that impose significant obligations on businesses relating to the collection and processing of personal information, and grant consumers and employees various rights to access and control such personal information. In addition, our marketing and advertising efforts may be restricted under certain laws limiting marketing activity using certain mediums such as email and telephone lines, and advertising activity involving the use of webpage identifiers to track users across websites. These evolving legal and operational requirements could impose significant costs of compliance that are likely to increase over time. The failure to comply with applicable data privacy laws could lead to claims, litigation, regulatory or other governmental investigations, administrative fines and potential liability.

Risks Related to Being a Public Company

Our management team has limited experience managing a public company, and the additional requirements for public companies may strain resources and divert management’s attention.

The individuals who constitute our management have not previously managed our business, or in some cases any business, as a publicly traded company. Compliance with public company requirements places significant additional demands on management and will require them to enhance investor relations, legal, financial reporting and corporate communications functions. Our management is required to devote substantial time to maintaining and improving our internal controls over financial reporting and the requirements of being a public company. These additional efforts may strain resources and divert management’s attention from other business concerns and affect our ability to accurately report our financial results and prevent fraud, which could adversely affect our business and profitability.

We may be unable to satisfy Nasdaq’s listing requirements in the future, which could limit investors’ ability to effect transactions in our securities and subject us to additional trading restrictions.

In connection with the Business Combination, we applied for the listing of our Ordinary Shares on Nasdaq, and our Ordinary Shares commenced trading on Nasdaq under the ticker “WATR” on August 20, 2026. We are required to meet Nasdaq’s continued listing requirements and may be unable to meet those requirements. Although our securities are listed on Nasdaq as of the date of this registration statement, we may be unable to maintain the listing of our securities in the future.

If we fail to meet Nasdaq’s continued listing requirements and our securities are delisted, we could face significant material adverse consequences, including:

•        limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that our Ordinary Shares are a “penny stock” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage for us; and

•        a decreased ability to obtain capital or pursue acquisitions by issuing additional equity or convertible securities.

We will incur increased costs as a result of operating as a public company, and our management will devote substantial time to new compliance initiatives.

As a privately held company, Air Water Holdings was not required to comply with many corporate governance and financial reporting practices and policies required of a publicly traded company. As a publicly traded company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure for public companies, including the Dodd-Frank Act, the Sarbanes-Oxley Act, regulations related thereto and the rules and regulations of the SEC and Nasdaq, have increased the costs and the time that must be devoted to compliance matters. We expect these rules and regulations will continue to increase our legal and financial costs and lead to a diversion of management time and attention from revenue-generating activities.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

The price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination as well as general market and economic conditions. An active trading market for our securities following the Business Combination may never develop or, if it develops, it may not be sustained, which could have a material adverse effect on the liquidity and price of our securities.

We could be a target of securities class action and derivative lawsuits, which could result in substantial costs.

Our share price may be volatile and, in the past, companies that have experienced volatility in the market price of their shares have from time to time been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition, results of operations and prospects. Any adverse determination in litigation could also subject us to significant liabilities.

If securities or industry analysts do not publish research about us at all or publish inaccurate or unfavorable research about us or our business, the market price and/or the trading volume of our Ordinary Shares could decline.

The trading market for our Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If no or few securities or industry analysts cover us, then the market price for our Ordinary Shares could be adversely affected. If one or more of the analysts who cover us downgrade a recommendation with regard to our Ordinary Shares, publish inaccurate or unfavorable research about us or our business, cease to cover us or fail to publish reports on it regularly, the market price and/or the trading volume of our Ordinary Shares could decline.

Risks Related to Our Securities

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for our shareholders to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs are governed by our amended and restated memorandum and articles of association; the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. The rights of shareholders or investors in our shares to take action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law. Decisions of the Privy Council (which is the final Court of Appeal for British overseas territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court and the Court of Appeal, are generally of persuasive authority, but are not binding on a court in the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, shareholders of Cayman Islands companies may not have standing to initiate a shareholders’ derivative action in a federal court of the United States.

As shareholders of a Cayman Islands exempted company, you have no general rights under Cayman Islands law to inspect our corporate records (other than our memorandum and articles of association, our register of mortgages and charges, and special resolutions of our shareholders) or to obtain copies of our register of members. Our directors have discretion under our amended and restated articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

There is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce against us judgments of courts of the United States obtained against us or our directors or officers predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States, or (ii) in original actions brought in the Cayman Islands, impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment: (i) must be final and conclusive, (ii) must be given by a foreign court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and (iii) must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our Board or our controlling shareholders than they would as public shareholders of a United States company.

Our amended and restated articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our Ordinary Shares.

In connection with the Business Combination, we adopted our amended and restated memorandum and articles of association (the “A&R Articles”), which became effective immediately prior to the consummation of the Business Combination. Our A&R Articles contain provisions to limit the ability of others to acquire control of us or cause us to engage in change of control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of us in a tender offer or similar transaction. For example, our Board has the authority, subject to any resolution of the shareholders to the contrary and, for so long as the Article 40 threshold applies, subject to the consent of the holders of a majority of the Series A Preferred Shares, to issue preference shares in one or more series within our authorized share capital of 499,870,000 Ordinary Shares and 130,000 Series A redeemable preference shares, and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights associated with our Ordinary Shares. Preference shares could be issued quickly with terms calculated to delay or prevent a change in control of us or make removal of management more difficult. In connection with the Business Combination, we issued Series A Preferred Shares to holders in exchange for the Air Water Holdings Series A-1 and Air Water Holdings Series A-2 Preferred Shares of our operating subsidiary. If our Board decides to issue additional preference shares, the price of our Ordinary Shares may decrease and the voting and other rights of the holders of our Ordinary Shares may be materially and adversely affected.

Our A&R Articles provide that the courts of the Cayman Islands will be the exclusive forum for certain disputes between us and our shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for complaints against us or our directors, officers or employees.

Our A&R Articles contain an exclusive forum jurisdiction provision that provides that, unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands will have exclusive jurisdiction over any claim or dispute arising out of or in connection with our A&R Articles or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to: (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of any fiduciary duty or other duty owed by any current or former director, officer or other employee of us to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our A&R Articles, or (iv) any action asserting a claim against us governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes.

The forum selection provision will not apply to any action or suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act, or for any claim in which the federal district courts of the United States are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.

Our A&R Articles further provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.

This choice of forum provision may increase a shareholder’s cost and limit the shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. Any person or entity purchasing or otherwise acquiring any of our shares or other securities, whether by transfer, sale, operation of law or otherwise, shall be deemed to have notice of and have irrevocably agreed and consented to these provisions. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find this type of provision to be inapplicable or unenforceable, and if a court were to find this provision in our A&R Articles to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could have an adverse effect on our business and financial performance.

Future resales of our Ordinary Shares issued to our Legacy Company Holders and other significant shareholders may cause the market price of our Ordinary Shares to drop significantly, even if our business is doing well.

In connection with the Closing, our Legacy Company Holders each entered into an Air Water Holdings Shareholder Lock-Up Agreement providing that each such holder will not, subject to certain customary exceptions, transfer its Restricted Securities (as defined in the Air Water Holdings Shareholder Lock-Up Agreements) during the period commencing from the Closing Date until the earlier of (i) six months after the Closing or (ii) the date following the Closing on which we complete a liquidation, merger, share reconstruction or amalgamation, reorganization or other similar transaction in which all of our shareholders have the right to exchange their shares for cash, securities or other property.

In connection with the Closing, our Sponsor and certain of our directors and officers who were formerly directors and officers of Inflection Point entered into a Sponsor Lock-Up Agreement providing that they will not, subject to certain customary exceptions, transfer (i) the General Restricted Securities during the period commencing from the Closing Date until the date that is the earlier of (x) six months after the Closing and (y) the date following the Closing on which we complete a liquidation, merger, share reconstruction or amalgamation, share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property or (ii) the Private Placement Restricted Securities during the period commencing from the Closing Date until the date that is the earliest of (x) 30 days after the Closing and (y) the date following the Closing on which we complete a liquidation, merger, share reconstruction or amalgamation, share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Upon expiration or waiver of the lock-up periods described above, our Legacy Company Holders, our Sponsor and such directors and officers will not be restricted from selling our Ordinary Shares held by them, other than by applicable securities laws, which could have the effect of increasing the volatility in, or putting significant downward pressure on, the price of our Ordinary Shares. If our shareholders sell, or the market perceives that our shareholders intend to sell, substantial amounts of our Ordinary Shares in the public market, the market price of our Ordinary Shares could decline. See “Shares Eligible for Future Resale.”

The future exercise of registration rights may adversely affect the market price of our Ordinary Shares.

The Sponsor, Sponsor Holders, PIPE Holders and Legacy Company Holders (each as defined in the New Registration Rights Agreement) are entitled to registration rights pursuant to the New Registration Rights Agreement entered into in connection with the Business Combination. Pursuant to the New Registration Rights Agreement, we agreed to register for resale certain Registrable Securities that are held by the parties thereto from time to time. We also, among other things, agreed to file a shelf registration statement registering the sale or resale of all of the Registrable Securities no later than 30 days after the Closing Date. Pursuant to the New Registration Rights Agreement, we also provide customary “piggyback” registration rights, subject to certain requirements and customary conditions. The presence of these additional Ordinary Shares trading in the public market may have an adverse effect on the market price of our Ordinary Shares.

The market price of our Ordinary Shares may be volatile, and you may lose all or part of your investment.

Following the Closing of the Business Combination, the market price for our Ordinary Shares is likely to be volatile. In addition, the market price for our Ordinary Shares may fluctuate significantly in response to a number of factors, most of which we cannot control, including, among others:

•        actual or anticipated fluctuations in our results of operations;

•        changes in key personnel;

•        variance in our financial performance from the expectations of market analysts or others;

•        announcements by us or our competitors of significant business developments, changes in significant customers, acquisitions or expansion plans;

•        trends and changes in consumer preferences in the premium beverage and related industries in which we operate;

•        market conditions in our industry;

•        investors’ perceptions of our prospects and the prospects of the businesses in which we participate;

•        fluctuations in quarterly revenue and operating results, as well as differences between our actual financial and operating results and those expected by investors;

•        our entry into new markets;

•        changes in the estimation of the future size and growth rate of our markets;

•        the trading volume of our Ordinary Shares;

•        our sale of Ordinary Shares or other securities in the future;

•        the concentration of ownership of our Ordinary Shares by a limited number of legacy shareholders may limit interest in our Ordinary Shares;

•        limited “public float” could result in negative pricing pressure on the market price of our Ordinary Shares;

•        the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;

•        our involvement in any material litigation;

•        changes in financial estimates or ratings by any securities analysts who follow our Ordinary Shares, our failure to meet such estimates or failure of those analysts to initiate or maintain coverage of our Ordinary Shares;

•        guidance, if any, that we provide to the public, any changes in such guidance or our failure to meet such guidance; and

•        changes in general economic, political and business conditions in the markets in which we operate.

In addition, the U.S. stock market has recently experienced extreme price and volume fluctuations. Broad market and industry factors may materially harm the market price of our Ordinary Shares, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against that company. If we were involved in any similar litigation, we could incur substantial costs and our management’s attention and resources could be diverted.

An active trading market for our Ordinary Shares may not be sustained to provide adequate liquidity.

An active trading market may not be sustained for our Ordinary Shares. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair our ability to raise capital by selling our Ordinary Shares and may impair our ability to acquire other companies by using our shares as consideration.

We do not expect to pay any dividends in the foreseeable future.

We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Accordingly, investors must rely on sales of their Ordinary Shares after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

There is a significant risk that we may be or become a passive foreign investment company (a “PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. Holders of our Ordinary Shares, Series A Preferred Shares or Series A Investor Warrants.

In general and as relevant here, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) consists of assets, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, consists of passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. Cash and cash equivalents are generally passive assets. The value of goodwill will generally be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable.

We are treated as Inflection Point’s successor for U.S. federal income tax purposes and Inflection Point’s taxable year did not close following the First Merger. Because Inflection Point was a blank-check company with no active business, based upon the composition of Inflection Point’s income and assets for its first taxable year (ending December 31, 2024) and its second taxable year (ending December 31, 2025), we believe that Inflection Point likely was a PFIC for the taxable years ended December 31, 2024 and December 31, 2025. Following the Business Combination, the annual PFIC income and asset tests are applied based on the assets and activities of our combined business. To determine whether the PFIC asset test has been met, a calendar-year corporation generally divides the average of the values of passive assets at the end of each quarter by the average value of all assets at the end of each quarter. Accordingly, taking into account our total assets prior to and subsequent to the Business Combination, we may be a PFIC for the taxable year ending December 31, 2026. However, because PFIC status is based on income, assets and activities for the entire taxable year, it is not possible to determine our PFIC status for any taxable year until after the close of the taxable year.

A U.S. Holder (as defined herein) of our Ordinary Shares, Series A Preferred Shares or Series A Investor Warrants could be subject to adverse U.S. federal income tax consequences, including increased tax liability on disposition gains and certain “excess distributions” and additional reporting requirements if (a) such U.S. Holder acquired such interests by exchanging Inflection Point Class A Ordinary Shares in the First Merger, Inflection Point were determined to have been a PFIC (for any taxable year), and such U.S. Holder had not made, and did not timely make, any of the PFIC Elections (as defined below) with respect to any such shares, or (b) a U.S. Holder acquired Ordinary Shares, Series A Preferred Shares or Series A Investor Warrants in the Second Merger and the U.S. Holder has not made one or more (as appropriate) PFIC Elections with respect to those shares. Under proposed Treasury regulations relating to PFICs which have a retroactive effective date, the PFIC rules may apply to rights to acquire shares of a PFIC as if they were shares, and thus could apply to dispositions (other than exercises) of our Series A Investor Warrants. Prospective U.S. Holders of our Ordinary Shares, Series A Preferred Shares or Series A Investor Warrants should consult their tax advisors regarding the application of the PFIC rules to us and the risks of owning equity securities, including warrants, in a company that may be a PFIC. See “Certain Tax Considerations — Passive Foreign Investment Company Rules.”

Use of Proceeds

All of the Ordinary Shares, Series A Preferred Shares and Series A Investor Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by such Selling Securityholders in disposing of their Ordinary Shares, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.

We will receive any proceeds from the exercise of the Series A Investor Warrants for cash, but not from the resale of the Ordinary Shares issuable upon such exercise. We intend to use the proceeds received from the exercise of the Series A Investor Warrants, if any, for general corporate purposes, which may include capital expenditures, potential acquisitions, growth opportunities and strategic transactions. However, we have not designated any specific uses and have no current agreement with respect to any acquisition or strategic transaction. We will not receive any additional proceeds upon the issuance of the Earnout Shares.

Dividend Policy

We have not paid any cash dividends on our equity securities to date. The payment of cash dividends in the future will depend upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our Board. We currently do not expect our Board to declare any dividends in the foreseeable future. Further, our ability to declare and pay dividends may be limited by the terms of financing or other agreements entered into by us or our subsidiaries from time to time.

Capitalization

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2026:

•        Air Water Holdings on an actual basis; and

•        Air Water on an as adjusted basis to give effect to (i) the consummation of the Business Combination and (ii) the Closing PIPE Investment.

You should read this table together with “Unaudited Pro Forma Condensed Combined Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

(in thousands of $, except share data)	Actual	As Adjusted
Cash and cash equivalents	$12,159	$46,943
Indebtedness:
Loan from a related party	1,001	—
Financial Liabilities – Series A Shares and Warrants	61,497	117,037
Total indebtedness(1)	$62,498	$117,037
Shareholders’ equity (deficit):
Ordinary Shares, $0.0001 par value; 3,000,000 shares authorized; 37,975 shares issued and outstanding, actual; 31,639,439 shares issued and outstanding, as adjusted	$1	$3
Capital reserves	17,333	—
Accumulated deficit	(65,178)	(169,779)
Total shareholders’ equity (deficit)	$(47,844)	$(169,776)
Total capitalization(2)	$14,654	$(52,739)

____________

(1)      Total indebtedness reflects outstanding debt and financial liabilities. Provisions, deferred tax liabilities, other liabilities, trade and other payables, and current income tax payables are not included.

(2)      Reflects Accrued Value of $117,037,282 as of the Closing Date.

As adjusted shares outstanding excludes:

•        up to 12,204,036 Ordinary Shares issuable upon exercise of the Series A Investor Warrants (exercise price $12.00 per share);

•        up to 9,835,801 Ordinary Shares issuable upon conversion of the Series A Preferred Shares (at the initial $12.00 per Ordinary Share conversion price);

•        up to 20,000,000 Ordinary Shares issuable as Earnout Shares upon the occurrence of the Triggering Events; and

•        5,750,500 Ordinary Shares reserved for future issuance under the 2025 Equity Incentive Plan and Employee Share Purchase Plan.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of Inflection Point and Air Water, adjusted to give effect to the Business Combination.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2025, combines the historical audited consolidated statement of financial position of Air Water as of December 31, 2025, included elsewhere in this proxy statement/prospectus, with the historical audited balance sheet of Inflection Point as of December 31, 2025, included elsewhere in this proxy statement/prospectus, giving pro forma effect to the Business Combination as if it had occurred as of December 31, 2025.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, combines the historical audited consolidated statement of profit or loss and other comprehensive income of Air Water for the year ended December 31, 2025, included elsewhere in this proxy statement/prospectus and the historical audited statement of operations of Inflection Point for the year ended December 31, 2025, included elsewhere in this proxy statement/prospectus, on a pro forma basis as if the Business Combination had occurred on January 1, 2025.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025, has been derived from:

•        the historical audited balance sheet of Inflection Point as of December 31, 2025, and the related notes thereto, included elsewhere in this proxy statement/prospectus; and

•        the historical audited consolidated balance sheet of Air Water as of December 31, 2025, and the related notes thereto included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, has been derived from:

•        the historical audited financial statements of Inflection Point for the year ended December 31, 2025, and the related notes thereto included elsewhere in this proxy statement/prospectus. Refer to Note 2 — “Basis of Presentation” for more detail; and

•        The historical audited consolidated financial statements of Air Water for the year ended December 31, 2025, and the related notes thereto included elsewhere in this proxy statement/prospectus.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as in effect on the date of this proxy statement/prospectus which incorporates Transaction Accounting Adjustments. Air Water and Inflection Point have elected not to present any estimates related to potential synergies and other transaction effects that are reasonably expected to occur or have already occurred and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. Additionally, the unaudited pro formas include adjusting entries to convert Inflection Point’s financials from GAAP to IFRS in which the pro formas are presented.

This information should be read together with the financial statements and related notes, as applicable, of each of Air Water Ventures Limited, a Cayman Islands exempted company (“PubCo”), Air Water and Inflection Point included in this proxy statement/prospectus and Air Water’s and Inflection Point’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

Description of the Transactions

Business Combination

On August 25, 2025 (the “Effective Date”) Inflection Point, Air Water Ventures Holdings Limited, a Cayman Islands exempted company (“Air Water”), PubCo and IPCX Merger Sub Limited, a Cayman Islands exempted company (“Merger Sub”), entered into a Business Combination Agreement (the “Business Combination Agreement”). Pursuant

to terms of the Business Combination Agreement and subject to the terms and conditions set forth therein: (a) Inflection Point will be merged with and into PubCo, as a result of which the separate corporate existence of Inflection Point shall cease and PubCo shall continue as the surviving company (the “First Merger”), and (b) one Business Day after the First Merger, Air Water will be merged with and into Merger Sub, as a result of which the separate corporate existence of Air Water shall cease and Merger Sub shall continue as the surviving company and a wholly owned direct subsidiary of PubCo (the “Second Merger” and, together with the First Merger, the “Mergers”).

Consideration

At the Second Merger Effective Time, by virtue of the Second Merger and without any action on the part of any party or the holders of securities of Air Water or PubCo, each ordinary share of a nominal or par value of $0.01344 per share of Air Water (each, a “Company Ordinary Share”) that is issued and outstanding immediately prior to the Second Merger Effective Time shall be converted into the right to receive the number of PubCo Ordinary Shares equal to the quotient of (i) that number of PubCo Ordinary Shares determined by dividing (x) $200,000,000 by (y) the Redemption Price; divided by (ii) the total number of Company Ordinary Shares (including the Company Ordinary Shares underlying the Company RSUs) issued and outstanding immediately prior to the Second Merger Effective Time (the “Exchange Ratio”).

For a description of the Business Combination and certain agreements executed in connection therewith, see “Prospectus Summary — The Business Combination”.

Accounting for the Business Combination

The Business Combination will be accounted for as a reverse capitalization, in accordance with IFRS 2. Under this method of accounting, Inflection Point will be treated as the “acquired” company for financial reporting purposes, and Air Water will be the accounting “acquirer”. Identifying the acquirer using IFRS 10 concepts and IFRS 3.B14 – B18 indicators points away from Inflection Point as acquirer as there are no transfers of cash or liabilities by the legal acquirer to effect the combination; equity interests are exchanged; post-combination voting rights and governance favor the Air Water’s investors and designees; there is no dominance by Inflection Point senior management; no premium is paid by Inflection Point; and relative size does not support Inflection Point as the accounting acquirer.

Another determining factor was that Inflection Point does not meet the definition of a “business” pursuant to IFRS 3, and thus, for accounting purposes, the Business Combination will be accounted for as a reverse capitalization, within the scope of IFRS 2. The net assets of Inflection Point at fair value, and the difference between (i) the fair value of the equity issued to Inflection Point’s shareholders and (ii) the fair value of the identifiable net assets of Inflection Point is recognized as a listing expenses in profit or loss under IFRS 2.

Inflection Point has elected to provide the unaudited pro forma condensed combined financial information under two different redemption scenarios of Public Shares into cash as more fully described below:

•        Scenario 1 — Assuming No Redemptions:    This presentation assumes no Public Shareholders of Inflection Point exercise Redemption Rights with respect to their Public Shares upon consummation of the Business Combination.

•        Scenario 2 — Assuming Maximum Redemptions:    This presentation assumes Public Shareholders holding 25,300,000 shares of Public Shares will exercise their Redemption Rights for approximately $259.8 million at an estimated redemption price of approximately $10.27 per share, which is estimated based on the approximate amount of funds in the Trust Account as of December 31, 2025. The maximum redemptions amount reflects the maximum number of the Public Shares that can be redeemed without violating the conditions of the Business Combination Agreement. This scenario includes all adjustments contained in the “no redemptions” scenario and presents additional adjustments to reflect the effect of the maximum redemptions.

The following table sets out share ownership of PubCo on a pro forma basis assuming the No Redemptions Scenario and the Maximum Redemptions Scenario, excluding the dilutive effect of PubCo Series A Preferred Shares, PubCo Series A Investor Warrants, and Earnout Shares:

	No Redemptions		Maximum Redemptions
	Shares	%	Shares	%
Air Water shareholders	19,474,200	34.5%	19,474,200	62.3%
Public Shareholders(1)	27,830,000	49.2%	2,530,000	8.1%
Inflection Point Sponsor’s Founder Shares	8,433,333	14.9%	8,433,333	27.0%
Private Placement Shares(2)	814,000	1.4%	814,000	2.6%
Total	56,551,533	100.0%	31,251,533	100.0%

____________

(1)      The shares presented include the conversion of 25,300,000 Inflection Point Public Rights into 2,530,000 PubCo Ordinary Shares.

(2)      The shares presented reflect the conversion of (i) 500,000 Inflection Point Private Placement Shares into 500,000 PubCo Ordinary Shares and 500,000 Inflection Point Private Placement Rights into 50,000 PubCo Ordinary Shares owned by the Sponsor and (ii) 240,000 Inflection Point Private Placement Shares into 240,000 PubCo Ordinary Shares and 240,000 Inflection Point Private Placement Rights into 24,000 PubCo Ordinary Shares owned by Cantor.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2025, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, are based on the historical financial statements of Inflection Point and Air Water. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2025(1)

	Air Water (IFRS Historical)	Inflection Point (US GAAP Historical)	IFRS Conversion and Presentation Alignment (Note 4)	Scenario 1: No Redemptions Scenario			Scenario 2: Maximum Redemption Scenario
				Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$16,615,952	$1,126,011	$—	$258,955,961	A	$310,268,752	$(259,780,731)	C	$58,533,021
				(12,628,117)	B		8,045,000	H
				(12,045,000)	H
				(80,825)	J
				62,500,000	M
				824,770	N
				(5,000,000)	O
Trade and other receivables	402,859	—	—	—		402,859	—		402,859
Inventories	3,098,232	—	—	—		3,098,232	—		3,098,232
Other receivable – dividend income	—	824,770	—	(824,770)	N	—	—		—
Prepaid expenses and other current assets	3,972,301	174,127	—	—		4,146,428	—		4,146,428
Total current assets	24,089,344	2,124,908	—	291,702,019		317,916,271	(251,735,731)		66,180,540

Non-current assets
Right-of-use assets	3,510,374	—	—	—		3,510,374	—		3,510,374
Intangible assets	575,716	—	—	—		575,716	—		575,716
Property, plant and equipment	3,368,434	—	—	—		3,368,434	—		3,368,434
Long-term prepaid insurance		53,557	—	—		53,557	—		53,557
Cash and marketable securities held in Trust Account	—	258,955,961	—	(258,955,961)	A	—	—		—

Total non-current assets	7,454,524	259,009,518	—	(258,955,961)		7,508,081	—		7,508,081
Total assets	$31,543,868	$261,134,426	$—	$32,746,058		$325,424,352	$(251,735,731)		$73,688,621

LIABILITIES

Current liabilities
Trade and other payables	9,626,196	377,149	—	(5,390,241)	B	4,613,104	—		4,613,104
Loan from related parties	5,619,944	80,825	—	(80,825)	J	—	—		—
				(4,619,944)	O
				(1,000,000)	M
Lease liabilities	976,032	—	—	—		976,032	—		976,032
Total current liabilities	16,222,172	457,974	—	(11,091,010)		5,589,136	—		5,589,136

Non-current liabilities
Employees’ end of service benefits	484,122	—	—	—		484,122	—		484,122
Lease liabilities	2,681,026	—	—	—		2,681,026	—		2,681,026
Deferred legal fees	—	2,517,919	—	(2,517,919)	B	—	—		—
Deferred underwriting fee payable	—	12,045,000	—	(12,045,000)	H	—	—		—
Earnout liability	—	—	—	99,017,000	L	99,017,000	—		99,017,000
Financial Liability – Series A Shares and Warrants	35,303,224	—	—	63,500,000	M	98,803,224	—		98,803,224
Class A ordinary shares subject to possible redemption	—	—	259,780,731	(259,780,731)	C	—	—		—
Total non-current liabilities	38,468,372	14,562,919	259,780,731	(111,826,650)		200,985,372	—		200,985,372
Total liabilities	54,690,544	15,020,893	259,780,731	(122,917,660)		206,574,508	—		206,574,508

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)
AS OF DECEMBER 31, 2025(1)

	Air Water (IFRS Historical)	Inflection Point (US GAAP Historical)	IFRS Conversion and Presentation Alignment (Note 4)	Scenario 1: No Redemptions Scenario			Scenario 2: Maximum Redemption Scenario
				Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
Class A ordinary Shares subject to possible redemption	—	259,780,731	(259,780,731)	—		—	—		—

EQUITY
Share capital	$529	$—	$—	$(529)	K	$—	$—		$—
Share premium	17,333,267	—	—	(17,333,267)	K	—	—		—
PubCo ordinary shares	—	—	—	3,708	G	5,655	(2,530)	G	3,125
				1,947	K
Inflection Point III preference shares	—	—	—	—	—	—			—
Inflection Point III Class A ordinary shares	—	74	—	2,530	C	—	(2,530)	C	—
				844	E		2,530	G
				260	F
				(3,708)	G
Inflection Point III Class B ordinary shares	—	844	—	(844)	E	—	—		—
Additional paid-in capital	—	—	—	(3,237,876)	B	294,028,222	(259,778,201)	C	35,591,252
				259,778,201	C		(6,703,769)	D
				134,323,505	D		8,045,000
				(260)	F
				(15,150,197)	I
				17,331,849	K
				(99,017,000)	L
				—	H
Accumulated deficit	(40,480,472)	(13,668,116)	—	(1,482,081)	B	(175,184,033)	6,703,769	D	(168,480,264)
				(134,323,505)	D
				15,150,197	I
				(380,056)	O
Total equity	(23,146,676)	(13,667,198)	—	155,663,718		118,849,844	(251,735,731)		(132,885,887)
Total equity and liabilities	$31,543,868	$261,134,426	$—	$32,746,058		$325,424,352	$(251,735,731)		$73,688,621

____________

(1)      The unaudited pro forma condensed combined balance sheet as of December 31, 2025, combines the historical audited consolidated statement of financial position of Air Water as of December 31, 2025, with the historical audited balance sheet of Inflection Point as of December 31, 2025.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025(1)

	Air Water (IFRS Historical)	Inflection Point (US GAAP Historical)	IFRS Conversion and Presentation Alignment (Note 4)	Scenario 1: No Redemptions Scenario			Scenario 2: Maximum Redemption Scenario
				Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$1,367,295	$—	$—	$—		$1,367,295	$—		$1,367,295
Cost of revenue	(4,705,142)	—	—	—		(4,705,142)	—		(4,705,142)
Gross loss	(3,337,847)	—	—	—		(3,337,847)	—		(3,337,847)
General and administrative expenses	(10,847,274)	(6,532,315)	—	239,167	BB	(151,463,927)	6,703,769	CC	(144,760,158)
				(134,323,505)	CC
Consultancy and professional fees	(8,551,392)	—	—	—		(8,551,392)	—		(8,551,392)
Technology expenses	(47,086)	—	—	—		(47,086)	—		(47,086)
Operating loss	(22,783,599)	(6,532,315)	—	(134,084,338)		(163,400,252)	6,703,769		(156,696,483)
Finance costs	(4,864,462)	—	—	(380,056)	DD	(5,244,518)	—		(5,244,518)
Other income	154,429	—	—	—		154,429	—		154,429
Foreign exchange loss, net	(49,281)	—	—	—		(49,281)	—		(49,281)
Dividend earned on marketable securities held in Trust Account	—	7,030,731	—	(7,030,731)	AA	—	—		—
(Loss) income before income tax	(27,542,913)	498,416	—	(141,495,125)		(168,539,622)	6,703,769		(161,835,853)
Income tax expense	—	—	—	—		—	—		—
Net (loss) income	$(27,542,913)	$498,416	$—	$(141,495,125)		$(168,539,622)	$6,703,769		$(161,835,853)
Assumed Series A preferred dividends						(9,502,659)		EE	(9,502,659)
Net loss attributable to common shareholders						(178,042,281)			(171,338,512)
Basic and diluted weighted average number of shares outstanding	32,048
Basic and diluted net loss per share	$(859)
Basic and diluted net income per share, redeemable shares		$0.63
Basic and diluted net loss per share, non redeemable shares		$(1.16)
Pro forma weighted average number of shares outstanding – basic and diluted						56,551,533 (2)			31,251,533 (2)
Pro forma loss per share – basic and diluted						$(3.15)			$(5.48)

____________

(1)      The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, combines the historical audited consolidated statement of profit or loss and other comprehensive income of Air Water for the year ended December 31, 2025, with the historical audited statement of operations of Inflection Point for the year ended December 31, 2025.

(2)      Please refer to Note 7 — “Net Loss per Share” for details.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Description of the Proposed Transactions

On August 25, 2025 (the “Effective Date”) Inflection Point, Air Water Ventures Holdings Limited, a Cayman Islands exempted company (“Air Water”), Air Water Ventures Limited, a Cayman Islands exempted company (“PubCo”) and IPCX Merger Sub Limited, a Cayman Islands exempted company (“Merger Sub”), entered into a Business Combination Agreement (the “Business Combination Agreement”). Pursuant to terms of the Business Combination Agreement and subject to the terms and conditions set forth therein: (a) Inflection Point will be merged with and into PubCo, as a result of which the separate corporate existence of Inflection Point shall cease and PubCo shall continue as the surviving company (the “First Merger”), and (b) one Business Day after the First Merger, Air Water will be merged with and into Merger Sub, as a result of which the separate corporate existence of the Air Water shall cease and Merger Sub shall continue as the surviving company and a wholly owned direct subsidiary of PubCo (the “Second Merger” and, together with the First Merger, the “Mergers”).

Consideration

At the Second Merger Effective Time, by virtue of the Second Merger and without any action on the part of any party or the holders of securities of the Air Water or PubCo each ordinary share of a nominal or par value of $0.01344 per share of Air Water (each, a “Company Ordinary Share”) that is issued and outstanding immediately prior to the Second Merger Effective Time shall be converted into the right to receive the number of PubCo Ordinary Shares equal to the quotient of (i) that number of PubCo Ordinary Shares determined by dividing (x) $200,000,000 by (y) the Redemption Price; divided by (ii) the total number of Company Ordinary Shares (including the Company Ordinary Shares underlying the Company RSUs) issued and outstanding immediately prior to the Second Merger Effective Time (the “Exchange Ratio”).

For a description of the Business Combination and certain agreements executed in connection therewith, see “Prospectus Summary — The Business Combination”.

Note 2 — Basis of Presentation and Accounting Policies

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that Air Water will experience. Air Water and Inflection Point have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified Transaction Accounting Adjustments and presents the Management’s Adjustments. Inflection Point has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

Inflection Point does not meet the definition of a “business” pursuant to IFRS 3 as it is an empty listed shell holding only cash raised as part of its original equity issuance. As a result, the Business Combination does not qualify as a “business combination” within the meaning of IFRS 3, Business Combinations; rather, the Business Combination will be accounted for as a capital reorganization in accordance with IFRS 2, Share-Based Payments. See Note 3 — Accounting for the Business Combination.

The historical financial statements of Air Water have been prepared in accordance with IFRS as issued by the IASB. The historical financial statements of Inflection Point have been prepared in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial information reflects IFRS, the basis of accounting used by Air Water. Inflection Point’s historical financial statements have been converted from U.S. GAAP to IFRS to align with the basis of accounting used by Air Water. See Note 4 — IFRS Conversion and Presentation Alignment.

Inflection Point has elected to provide the unaudited pro forma condensed combined financial information under two different redemption scenarios of Public Shares into cash as more fully described below:

•        Scenario 1 — Assuming No Redemptions:    This presentation assumes no Public Shareholders exercise Redemption Rights with respect to their Public Shares upon consummation of the Business Combination.

•        Scenario 2 — Assuming Maximum Redemptions:    This presentation assumes Public Shareholders holding 25,300,000 Public Shares will exercise their Redemption Rights for approximately $259.8 million at an estimated redemption price of approximately $10.27 per share, which is estimated based on the approximate amount of funds in the Trust Account as of December 31, 2025. The maximum redemptions amount reflects redemption of 100% of the Public Shares. This scenario includes all adjustments contained in the “no redemptions” scenario and presents additional adjustments to reflect the effect of the maximum redemptions.

The following table sets out share ownership of PubCo on a pro forma basis assuming the No Redemptions Scenario and the Maximum Redemptions Scenario, excluding the dilutive effect of PubCo Series A Preferred Shares, PubCo Series A Investor Warrants, and Earnout Shares:

	No Redemptions		Maximum Redemptions
	Shares	%	Shares	%
Air Water shareholders	19,474,200	34.5%	19,474,200	62.3%
Public Shareholders(1)	27,830,000	49.2%	2,530,000	8.1%
Inflection Point Sponsor’s Founder Shares	8,433,333	14.9%	8,433,333	27.0%
Private Placement Shares(2)	814,000	1.4%	814,000	2.6%
Total	56,551,533	100.0%	31,251,533	100.0%

____________

(1)      The shares presented include the conversion of 25,300,000 Inflection Point Public Rights into 2,530,000 PubCo Ordinary Shares.

(2)      The shares presented reflect the conversion of (i) 500,000 Inflection Point Private Placement Shares into 500,000 PubCo Ordinary Shares and 500,000 Inflection Point Private Placement Rights into 50,000 PubCo Ordinary Shares owned by the Sponsor and (ii) 240,000 Inflection Point Private Placement Shares into 240,000 PubCo Ordinary Shares and 240,000 Inflection Point Private Placement Rights into 24,000 PubCo Ordinary Shares owned by Cantor.

The pro forma adjustments do not have an income tax effect as they are either (i) incurred by legal entities that are not subject to a corporate income tax, or (ii) permanently non-deductible or non-taxable based on the laws of the relevant jurisdiction.

The share amounts and ownership percentages set forth above are not indicative of voting percentages.

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3 — Accounting for the Business Combination

The Business Combination will be accounted for as a reverse capitalization, in accordance with IFRS 2. Under this method of accounting, Inflection Point will be treated as the “acquired” company for financial reporting purposes, and Air Water will be the accounting “acquirer”. This determination was primarily based on the assumption that:

•        Effective upon the Business Combination, Air Water will appoint all members of the post-combination Board, subject to Inflection Point’s reasonable approval;

•        Air Water’s operations will substantially comprise the ongoing operations of Inflection Point;

•        Air Water is the larger entity in terms of substantive operations and employee base; and

•        Air Water’s senior management will comprise the majority of the senior management of Inflection Point.

Another determining factor was that Inflection Point does not meet the definition of a “business” pursuant to IFRS 3, and thus, for accounting purposes, the Business Combination will be accounted for as a reverse capitalization, within the scope of IFRS 2. The net assets of Inflection Point will be stated at historical cost, with no goodwill or other intangible assets recorded. Any excess of the fair value of shares issued to Inflection Point over the fair value of Inflection Point’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

Note 4 — IFRS Conversion and Presentation Alignment

The historical financial information of Inflection Point has been adjusted to give effect to the differences between GAAP and IFRS as issued by the IASB for the purposes of the unaudited pro forma condensed combined financial information. The adjustment required to convert Inflection Point’s financial statements from GAAP to IFRS for purposes of the unaudited pro forma condensed combined financial information was to reclassify Inflection Point’s ordinary shares subject to redemption to non-current financial liabilities under IAS 32, as shareholders have the right to require Inflection Point to redeem the Public Shares and Inflection Point has an irrevocable obligation to deliver cash or another financial instrument for such redemption.

Note 5 — Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2025

The pro forma adjustments to the unaudited pro forma condensed combined balance sheet as of December 31, 2025, are as follows:

A.     Reflects the liquidation and reclassification of $259.0 million of funds held in the Trust Account to cash and bank balances that becomes available following the Business Combination.

B.      Represents preliminary estimated transaction costs expected to be incurred by Inflection Point and Air Water of approximately $4.2 million and $8.4 million, respectively, for legal, accounting, and advisory fees incurred as part of the Business Combination. The transaction costs incurred by Inflection Point in connection with the Business Combination are considered non-recurring and are recorded to accumulated deficit. The transaction costs incurred by Air Water in connection with the Business Combination are considered costs directly attributable to the issuance of equity instruments under IAS 32. As a result, such costs are recorded as a reduction to equity (see additional paid in capital).

Of the $4.2 million of Inflection Point transaction costs, $2.5 million has been accrued as of the pro forma statement of financial position date of December 31, 2025. $0.2 million is related to the PIPE fees, which is reflected as an adjustment to additional paid in capital. The remaining amount of $1.5 million is reflected as an adjustment to accumulated losses. Of the $8.4 million of Air Water transaction costs, $5.4 million has been accrued as of the pro forma statement of financial position date of December 31, 2025. The remaining amount of $3.0 million is reflected as an adjustment to additional paid in capital.

C.     In Scenario 1, reflects the no redemption scenario. In Scenario 2, reflects the maximum redemption of 25,300,000 Public Shares for projected aggregate redemption payments of $259.8 million at a redemption price of approximately $10.27 per share (which is an estimated Redemption Price as of December 31, 2025).

D.     In Scenario 1, represents the preliminary estimated expense recognized, in accordance with IFRS 2, for the excess of the deemed costs of the shares issued by PubCo and the fair value of Inflection Point’s identifiable net assets at the date of the Business Combination, resulting in a $134.3 million increase to accumulated loss. In Scenario 2, represents the preliminary estimated expense recognized, in accordance with IFRS 2, for the excess of the deemed costs of the shares issued by PubCo and the fair value of Inflection Point’s identifiable net assets at the date of the Business Combination, resulting in a $127.6 million increase to accumulated loss. The fair value of shares issued was estimated based on a market price of $10.22 per share (as of March 31, 2026). The value is preliminary and will change based on fluctuations in the price of Inflection Point Ordinary Shares through the closing date. In Scenario 1, a one percent change in the market price per share would result in a change of $3.8 million in the estimated expense. In Scenario 2, a one percent change in the market price per share would result in a change of $1.2 million in the estimated expense losses.

	No Redemptions Scenario		Maximum Redemptions Scenario
	Shares	Dollars	Shares	Dollars
Inflection Point Shareholders
Class A ordinary shares(1)	28,644,000		3,344,000
Class B ordinary shares	8,433,333		8,433,333
Fair value of shares to be issued to Inflection Point Shareholders		$378,744,957		$120,305,457
Net assets of Inflection Point as of December 31, 2025		(13,667,198)		(13,667,198)
Less: Inflection Point Transaction Costs		(1,692,081)		(1,692,081)
Add: Additional deferred underwriting fees		—		8,045,000
Add: Reclassification of Class A ordinary shares subject to possible redemption to equity		259,780,731		—
Adjusted net assets of Inflection Point as of December 31, 2025		244,421,452		(7,314,279)
Difference – being IFRS 2 charge for listing services		$134,323,505		$127,619,736

____________

(1)      The shares presented include the conversion of 25,300,000 Inflection Point Public Rights into 2,530,000 PubCo Ordinary Shares and 740,000 Inflection Point private placement rights into 74,000 PubCo Ordinary Shares.

E.      Reflects the conversion of Inflection Point Class B Ordinary shares into Inflection Point Class A Ordinary Shares on a one-for-one basis at a par value of $0.0001.

F.      Reflects the conversion of 25,300,000 Inflection Point Public Rights into 2,530,000 PubCo Ordinary Shares, par value $0.0001, and 740,000 Inflection Point Private Placement rights into 74,000 PubCo Ordinary Shares, par value $0.0001, upon the closing of the Business Combination.

G.     Reflects the exchange of Class A ordinary shares into PubCo Ordinary Shares at a par value of $0.0001.

H.     On March 18, 2026, Cantor Fitzgerald & Co., Inflection Point and Air Water entered into a fee reduction agreement pursuant (the “Fee Reduction Agreement”). Pursuant to the Fee Reduction Agreement, the parties amended the terms of the deferred underwriting commissions set forth in the Underwriting Agreement. Reflects (1) a waiver of $8,045,000 of the deferred underwriting fee that would otherwise be payable, resulting in a remainder of $4,000,000 and (2) an additional fee equal to 4.0% of cash that remains in the Trust Account at Closing.

I.       Represents the elimination of Inflection Point’s historical accumulated losses after recording the transaction costs to be incurred by Inflection Point as described in (B) above.

J.       Represents the repayment of Inflection Point’s advances from related party.

K.     Represents the exchange of Air Water shares into 19,474,200 PubCo Ordinary Shares upon the Business Combination.

L.      Reflects the estimated fair value of the Earnout Shares liability as of the pro forma condensed combined balance sheet date based on the assumptions used in the valuation. Changes in those assumptions could result in different fair value measurement and therefore could have affected the amounts presented in the pro forma financial information. Because the Earnout Shares are accounted for as a liability and remeasured at fair value at each reporting date, changes in assumptions used in the valuation model may result in significant non-cash gains or losses in future periods, which could materially affect the future combined results of operations.

The Earnout Shares were valued using a Monte Carlo simulation. The key inputs used for Triggering Events I, II and III were projected revenue and EBITDA, which were derived from the projections provided elsewhere in this document, and the discount rate of 22.7%. The key input used for Triggering Event IV was volatility of 29%. The table below provides the change in value of the respective Triggering events, assuming a standalone 100bps increase to each key input, for which the same bps decrease would yield an equal and opposite result:

Triggering Events I, II and III	Change in Valuation
100bps change in discount rate	$(26,000)
100bps change in projected revenue/EBITDA	$(27,000)
Triggering Event IV	Change in Valuation
100bps change in volatility	$516,000

M.     Represents the recording of cash of $62,500,000 and liability allocated between Series A Preferred Shares of $50,621,972 and Company Warrants in the amount of $12,878,028 in connection with the PIPE Investments. At the Second Merger Effective Time, (i) each Company Series A Preferred Share that is issued and outstanding immediately prior to the Second Merger Effective Time will be converted into the right to receive a number of PubCo Series A Preferred Shares equal to (x) the aggregate Accrued Value attributable to such Company Series A Preferred Share divided by (y) $1,000 and (ii) each Company Warrant that is issued and outstanding immediately prior to the Second Merger Effective Time that was issued pursuant to a Subscription Agreement will be converted into the right to receive a PubCo Series A Investor Warrant exercisable for a number of PubCo Ordinary Shares equal to (x) the number of Company Ordinary Shares issuable upon conversion of the holder’s Company Series A Preferred Shares upon a hypothetical conversion of such Company Series A Preferred Shares immediately prior to the Second Merger multiplied by (y) the Exchange Ratio. For additional information see “Proposal No. 1 — The Business Combination Proposal — Business Combination Agreement.”

Judgment was required in determining the classification of the PubCo Series A Preferred Shares and PubCo Series A Investor Warrants as either equity or liabilities. The PubCo Series A Preferred Shares and PubCo Series A Investor Warrants include contractual obligations for the Company to deliver cash in certain circumstances. The PubCo Series A Preferred Shares are entitled to a cash redemption upon exercise of a put option and are also subject to cash settlement upon certain corporate events. The PubCo Series A Investor Warrants contain contingent cash settlement features, including a change of control payment equal to the option’s Black-Scholes value and a cash-settled Fundamental Transaction provision. These contingent settlement obligations are genuine, more than remote, and outside the control of both the issuer and the holder. As a result, PubCo Series A Preferred Shares and PubCo Series A Investor Warrants are classified as financial liabilities under IAS 32. The financial liabilities are initially recognized at fair value adjusted with transaction costs and are subsequently measured at amortized cost.

Each PubCo Series A Preferred Share will be convertible into PubCo Ordinary Share at any time at the option of the holder at a rate equal to the Accrued Value, divided by the then-applicable conversion price. The conversion price will initially be $12.00 per PubCo Ordinary Share, subject to equitable adjustment and customary anti-dilution adjustments. If PubCo issues or is deemed to issue PubCo Ordinary Shares (other than in connection with any Exempt Issuance (as defined in the PubCo A&R Articles)) at a price per share (the “New Issuance Price”) less than the lesser of (x) $10.00, subject to equitable adjustment and (y) the conversion price then in effect (each such issuance, a “Dilutive Issuance”), then, immediately following such Dilutive Issuance, the conversion price then in effect will be reduced to an amount equal to the New Issuance Price, but not below the par value of the PubCo Ordinary Shares. In addition, if the per PubCo Ordinary Share volume-weighted average price per PubCo Ordinary Share for the 20-day trading period commencing on the date that is six months after the date on which the PubCo A&R Articles are adopted (the “Six Month VWAP”) is less than the conversion price then in effect, the conversion price will be subject to a one-time downward adjustment equal to the greater of: (i) the Six Month VWAP, and (ii) the Floor Price (as defined in the A&R Articles). An incremental downward adjustment of $1.00 from the initial conversion price of $12.00 would increase the amount of PubCo Ordinary Shares issuable upon conversion of all issued and outstanding Series A Preferred Shares following Closing by approximately 920,000 shares (or approximately 2% of the outstanding PubCo Ordinary Shares at Closing).

For illustrative purposes, following consummation of the Business Combination and assuming an Accrued Value of approximately $117.3 million as of August 25, 2026 (taking into account accrued dividends through such date) on the approximately 117,272 issued and outstanding PubCo Series A Preferred Shares, such shares will be convertible at the initial conversion price of $12.00 per PubCo Ordinary Share into up to 9,772,631 PubCo Ordinary Shares. The number of PubCo Ordinary Shares issuable upon conversion of the issued and outstanding PubCo Series A Preferred Shares may increase due to the accrual of dividends from the date of issuance until the date of Closing. The PubCo Series A Preferred Shares will accrue dividends daily at the rate of 12% per annum of the Accrued Value (as defined in the PubCo A&R Articles) (if paid in kind), or 10% per annum of the Accrued Value (if paid in cash). Such dividends will compound semi-annually.

Unless prohibited by applicable law, the PubCo Series A Preferred Shares shall be redeemable at the option of PubCo commencing any time (i) after the Closing but prior to the 1st anniversary of the Closing at a price equal to the greater of (a) 150% of the Accrued Value (which will be payable in cash) and (b) the amount per PubCo Ordinary Share as would have been payable on liquidation had all PubCo Series A Preferred Shares been converted into PubCo Ordinary Shares immediately prior to delivery of the applicable Call Notice (as defined in the PubCo A&R Articles) based on the then effective rate of conversion (such amount, the “Liquidation Value”), (ii) after the 1st anniversary but prior to the 2nd anniversary of the Closing at a price equal to the greater of (a) 140% of the Accrued Value (which will be payable in cash) and (b) the Liquidation Value, (iii) after the 2nd anniversary of the Closing but prior to the 3rd anniversary of the Closing at a price equal to the greater of (a) 130% of the Accrued Value (which will be payable in cash) and (b) the Liquidation Value, (iv) after the 3rd anniversary of the Closing but prior to the 4th anniversary of the Closing at a price equal to the greater of (a) 120% of the Accrued Value (which will be payable in cash) and (b) the Liquidation Value, (v) after the 4th anniversary of the Closing but prior to the 5th anniversary of the Closing at a price equal to the greater of (a) 110% of the Accrued Value and (b) the Liquidation Value, or (vi) after the 5th anniversary of the Closing at a price equal to the greater of (a) 100% of the Accrued Value (which will be payable in cash) and (b) the Liquidation Value. The Liquidation Value will be payable, at the option of PubCo, in cash or PubCo Ordinary Shares or a combination thereof, with the value of such PubCo Ordinary Shares being the closing price of such PubCo Ordinary Shares on the Designated Stock Exchange (as defined in the PubCo A&R Articles) on the Call Date.

The PubCo Series A Investor Warrants will be immediately exercisable upon issuance at Closing and will expire five years from the date of Closing. The PubCo Series A Investor Warrants include customary cash and cashless exercise provisions. Each PubCo Series A Investor Warrant is initially exercisable at $12.00 per PubCo Ordinary Share, subject to equitable adjustment and the same anti-dilution adjustments as the PubCo Series A Preferred Shares. If at any time while a PubCo Series A Investor Warrant is outstanding, PubCo issues or is deemed to issue PubCo Ordinary Shares (other than in connection with any Exempt Issuance at a New Issuance Price that is less than the lesser of (x) $10.00, subject to the equitable adjustment and (y) the exercise price then in effect, then, immediately following such Dilutive Issuance, the exercise price then in effect will be reduced to an amount equal to the New Issuance Price, but not below the par value of the PubCo Ordinary Shares. In addition, if the per PubCo Ordinary Share volume-weighted average price for the 20-day trading period commencing on the date that is six months after the Closing Date of the Business Combination (the “Measurement Price”) is less than the exercise price then in effect, the exercise price then in effect will be subject to a one-time downward adjustment equal to the greater of: (i) the Measurement Price and (ii) $5.00 (subject to equitable adjustment). An incremental downward adjustment of $1.00 from the initial exercise price of $12.00 would increase the amount of PubCo Ordinary Shares issuable upon exercise of all issued and outstanding Series A Investor Warrants following Closing by approximately 920,000 shares (or approximately 2% of the outstanding PubCo Ordinary Shares at Closing). For additional information regarding the PubCo Series A Preferred Shares and PubCo Series A Investor Warrants, see “Description of Securities.”

The PIPE Investments are expected to generate gross proceeds of $96.0 million to PubCo. Of this amount, $32.5 million was reflected in Air Water’s historical financial statements and $1.0 million is applied to repay amounts outstanding under loans from related parties under adjustment (O). As a result, the pro forma adjustment to cash and cash equivalents reflects a net increase of $62.5 million.

The value of the warrants was determined to be $3.98 per warrant using a Black Scholes model with the following significant inputs:

Stock volatility:	30.5%
Term:	5.0%
Risk Free Rate:	3.72%
Exercise Price:	$12.00

The value of the Series A Preferred Shares was determined to be $15.12 per share using a lattice model with the following significant inputs:

Stock volatility:	30.8%
Term:	10.0
Risk Free Rate:	4.15%
Exercise Price:	$12.00

____________

**      The total proceeds of the PIPE are allocated to the relative fair values, as the PIPE transaction is an arms-length transaction.

Pro forma net loss attributable to common shareholders reflects assumed dividends on Series A Preferred Shares of approximately $9.5 million, including PIK dividends and accretion associated with step-up and OID features, as if such shares were outstanding for the entire period presented. See entry EE below.

N.     Represents the reclass of $0.8 million other receivable to cash.

O.     Represents the accrual of additional interest and the payment of the bridge loan of $5.0 million and interest in connection with the bridge loan of $1.0 million, of which $619,000 was included within the balance sheet for the year ended December 31, 2025.

Note 6 — Adjustments and Reclassifications to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2025

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, are as follows:

AA.  To eliminate interest income earned on funds in the Trust Account which will be released upon closing of the Business Combination.

BB.   To eliminate administrative service fees that will be ceased paying upon closing of the Business Combination.

CC.   Represents the preliminary estimated expense recognized, in accordance with IFRS 2, for the excess of the fair value of shares issued by Air Water over the fair value of Inflection Point’s identifiable net assets at the date of the Business Combination. This cost is a non-recurring item. See Note 5D for additional information regarding the related expense amounts.

DD.   Represents the accrual of additional interest to be paid at the Closing.

EE.   Represents the accrual of dividends on the PubCo Series A Preferred Shares as if the Business Combination had occurred on January 1, 2025.

Air Water’s historical financial statements include approximately $2.4 million of PIK interest for the year ended December 31, 2025 based on actual issuance dates during the period. For purposes of the unaudited proforma condensed combined financial information, all of the PubCo Series A Preferred Shares purchased by investors in the PIPE Investments and to be issued in connection with the Business Combination are assumed to have been outstanding from January 1, 2025 through December 31, 2025. Accordingly, an incremental adjustment of approximately $9.5 million has been recorded to reflect full-year PIK dividends based on the stated annual dividend rate of 12%, compounded semi-annually.

Note 7 — Net Loss per Share

Represents the loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2025. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted loss per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented. If the number of Public Shares described under the “Maximum Redemptions Scenario” described above are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.

The unaudited pro forma condensed combined financial information has been prepared, assuming two alternative levels of redemption of Public Shares:

	For the Year Ended December 31, 2025
	No Redemptions Scenario	Maximum Redemptions Scenario
Weighted average shares outstanding – basic and diluted
Air Water shareholders	19,474,200	19,474,200
Public Shareholders	27,830,000	2,530,000
Founder Shares	8,433,333	8,433,333
Private Placement Shares	814,000	814,000
Total	56,551,533	31,251,533
	For the Year Ended December 31, 2025
	Assuming No Redemptions	Assuming Maximum Redemptions
Pro forma net loss	$(168,539,622)	$(161,835,853)
Assumed Series A preferred dividends(2)	(9,502,659)	(9,502,659)
Net loss attributable to ordinary shareholders	(178,042,281)	(171,338,512)
Weighted average shares outstanding of ordinary shares – basic and diluted	56,551,533	31,251,533
Net loss per share – basic and diluted	$(3.15)	$(5.48)

____________

(1)      For the purposes of calculating diluted earnings per share, all the (i) 20,000,000 Earnout Shares, (ii) 9,772,631 PubCo Ordinary Shares issuable upon conversion of PubCo Series A Preferred Shares, and (iii) 12,140,866 PubCo Ordinary Shares issuable upon exercise of PubCo Series A Investor Warrants should have been assumed to have been issued, converted, or exercised. However, since this results in anti-dilution, the effect of such issuance, conversion, or exercise was not included in calculation of diluted earnings per share.

(2)      Air Water’s historical financial statements include approximately $2.4 million of PIK interest related to the PubCo Series A Preferred Shares for the year ended December 31, 2025, reflecting the actual issuance dates of such instruments during the period. For purposes of the unaudited pro forma condensed combined financial information, the PubCo Series A Preferred Shares are assumed to have been issued and outstanding as of January 1, 2025. Accordingly, Air Water has recorded an incremental adjustment of approximately $9.5 million to reflect additional PIK dividends that would have been recognized for the full year based on the stated 12% annual dividend rate, compounded semi-annually. Total pro forma preferred dividends for the year ended December 31, 2025 are approximately $11.9 million. These amounts are reflected as an adjustment to net loss in determining pro forma net loss attributable to common shareholders and are included in the calculation of proforma net loss per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Unless otherwise indicated or the context otherwise requires, references in this section to the “Company,” “Air Water,” “we,” “us,” “our,” and other similar terms refer to Air Water Ventures Limited, a Cayman Islands exempted company and its subsidiaries for periods following consummation of the Business Combination, and refer to Air Water Holdings and its subsidiaries for periods prior to consummation of the Business Combination.

The following discussion and analysis includes information that the Company’s management believes is relevant to an assessment and understanding of the Company’s consolidated results of operations and financial condition. The following discussion and analysis of our financial condition and results of operations should be read together with the combined financial statements and the related notes of Air Water Holdings, appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that reflect our plans, estimates and beliefs, which involve risks and uncertainties. As a result of many factors, such as those set forth under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Overview of the Business

We are a sustainable water solutions company that specializes in making high quality drinking water by extracting humidity from the air. Our main line of business is premium packaged water, sold in aluminum cans and bottles and glass bottles. We also manufacture and sell AWGs ranging from counter-top consumer units to 3,000 liter/day industrial systems that can supply utility-scale water farms. We also build and operate water farms and bottling sites. Our water farms and bottling sites are equipped to deliver our premium drinking water to our commercial partners using sustainable materials including glass bottles, aluminum cans and stainless steel containers. Our commitment to utilizing sustainable packaging materials will help reduce the use of plastic bottles globally. We are a first mover in direct air-to-water technology and aspire to be one of the largest producers of sustainable water in the world upon widespread adoption of our bottling facilities.

Recent Developments

Business Combination

On August 25, 2025, we entered into the Business Combination Agreement with Inflection Point, Air Water Holdings and Merger Sub. Pursuant to terms of the Business Combination Agreement and subject to the terms and conditions set forth therein: (a) Inflection Point merged with and into Air Water, as a result of which the separate corporate existence of Inflection Point ceased and Air Water continued as the surviving company, and (b) one Business Day after the First Merger, Air Water Holdings merged with and into Merger Sub, as a result of which the separate corporate existence of Air Water Holdings ceased and Merger Sub continued as the surviving company and a wholly owned direct subsidiary of Air Water. After the Second Merger, Merger Sub was renamed AWVH Limited. The Business Combination Agreement and the transactions contemplated thereby were unanimously approved by the board of directors of each of Air Water Holdings, Inflection Point, Air Water and Merger Sub, and by the sole shareholder of each of Air Water and Merger Sub. The closing of the Transactions was consummated on August 14, 2026.

Air Water Series A Preferred Share Investment

On August 25, 2025, in connection with the transactions contemplated by the Business Combination Agreement, the Company entered into (i) the Pre-Funded PIPE Subscription Agreement with Inflection Point Fund I, LP, an affiliate of Inflection Point, and the Pre-Funded PIPE Investors, pursuant to which the Pre-Funded PIPE Investors agreed to purchase approximately $28.5 million of Air Water Holdings Series A Preferred Shares and Air Water Holdings Warrants, which transactions were consummated concurrently with the execution of the Business Combination Agreement and (ii) the Closing PIPE Subscription Agreement with the Closing PIPE Investors, pursuant to which the Closing PIPE Investors agreed to purchase approximately $31.0 million of Air Water Holdings Series A Preferred Shares and Air Water Holdings Warrants, which transactions were consummated immediately prior to the Second Merger Effective Time.

On March 19, 2026, the Company entered into (i) the Pre-Funded PIPE Subscription Agreement with Tau Capital pursuant to which Tau Capital purchased $5.0 million of Air Water Holdings Series A Preferred Shares and Air Water Holdings Warrants, and (ii) the Closing PIPE Subscription Agreements with additional Closing PIPE Investors, pursuant to which the Closing PIPE Investors agreed to purchase approximately $15.0 million of Air Water Holdings Series A Preferred Shares and Air Water Holdings Warrants, which transactions were consummated immediately prior to the Second Merger Effective Time. Further, on May 25, 2026 and June 5, 2026, Air Water Holdings entered into additional Pre-Funded PIPE Subscription Agreements pursuant to which a certain PIPE Investor and IPF agreed to purchase $7.5 million and $5.0 million, respectively, of Air Water Holdings Series A Preferred Shares and Air Water Holdings Warrants.

On August 14, 2026, the Company received, in connection with closing of the Business Combination, a total of $96.0 million in committed proceeds from PIPE Investors in the PIPE Investment, consisting of (i) $4.0 million from the Pre-Signing PIPE Investment, (ii) $46.0 million from the Pre-Funded PIPE Investment and (iii) $46.0 million from the Closing PIPE Investment. The Closing PIPE Investment includes $1.0 million of fixed return payable under a facility agreement entered into between Air Water UK and a Closing PIPE Investor that was converted into Series A Investor Warrants at closing of the Business Combination.

Public Costs

Subsequent to the Business Combination, the Company became an SEC-registered and Nasdaq-listed company, which will require the Company to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. The Company expects to incur substantial additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees.

The most significant change in the Company’s future reported financial position and results were an increase in cash (as compared to the Company’s balance sheet at December 31, 2025) resulting in a closing cash balance of approximately $41.9 million, subsequent to shareholder redemptions and closing transaction costs. Total direct and incremental transaction costs were approximately $22.8 million. For additional information, see “Unaudited Pro Forma Condensed Combined Financial Information.” From January 2026 through September 2026, the Company has incurred and anticipates that it will continue to incur capital expenditures in connection with the construction of and commencement of operations at its first U.S.-based Hialeah Facility.

Factors that May Influence Future Results of Operations

We believe that our performance and future success depend on several factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and in the section of this prospectus entitled “Risk Factors.” Key factors affecting our results of operations are summarized below.

Expansion of Global Bottled Water Market.

Our main line of business is premium packaged water, sold in aluminum cans and bottles and glass bottles. The global bottled water market is expected to grow at a CAGR of 5.4% from 2025 to 2034. The premium bottled water market is predicted to increase to approximately $43.5 billion by 2034, expanding at a CAGR of approximately 7% from 2025 to 2034. The global bottled water market is expected to increase, in part, due to increasing awareness of health and wellness among consumers, health concerns about the safety and quality of tap water and the potential negative health effects of consuming contaminated water. Premium bottled water is a segment of the global bottled water market and refers to superior quality drinking water that is packaged using high-quality materials. Significant interest in sustainability among consumers and increased environmental concerns, support demand for sustainably packaged bottled water products. We believe our bottling plants will be a major driver of our growth in the foreseeable future and that we have the capabilities to compete in this growing market. Our bottling plants can produce premium drinking water in quantities to meet consumer demand. Further, our bottling plants can be equipped to package our premium water products using sustainable materials, such as glass and aluminum. Consumer demand for our products, technology and systems could change based on a number of possible factors, including changes in consumer preferences, dietary habits, refreshment and nutritional habits. If consumer demand for our products, technology or systems decreases, our business, financial condition, results of operations and cash flows may be adversely affected.

Expansion of Operations to the United States.

Our strategic growth plan includes expanding into the U.S. market. Successfully entering and thriving in new markets is contingent upon our understanding and adaptation to local consumer preferences, which may vary significantly from those in our current markets. A failure to accurately gauge these preferences could result in reduced product acceptance and lower sales in these regions. Moreover, each new market presents unique regulatory challenges. Navigating varying regulatory landscapes and ensuring compliance is crucial. Non-compliance or changes in regulatory frameworks could lead to legal ramifications, increased operational costs, and potential delays in market entry. If we are unable to access the U.S. markets due to legislative restrictions or any other reason, or if our expansion into such markets is not at the scale and speed that we intend, our business, financial condition and results of operations could be adversely affected. We aim to ensure compliance with all regional legal and regulatory requirements and expect to expand upon our existing offerings to customers of premium packaged water, sold in aluminum cans and bottles and glass bottles and consumer, commercial and industrial sales of our AWG product line.

Geopolitical Conflict with Iran.

Our UAE-based operations and assets continued to be exposed to heightened risks from the ongoing conflict between the United States and Iran. UAE has experienced the adverse effects of direct military action due to this conflict, and there can be no assurance that further escalation will not occur and how and to what extent our UAE-based operations will be impacted by this ongoing conflict. For further information about the risks to the Company from the ongoing conflict the United States and Iran, see “Risk Factors — Economic and External Risks — Unfavorable general economic and geopolitical conditions could adversely affect our business, financial condition and results of operations.”

Key components of Our Results of Operations

Revenue

Our historical revenue has primarily been earned from (i) the sale of atmospheric water generator systems (machines) (“AWGs”), (ii) lease of AWGs, (iii) service revenue, (iv) bottling revenue and (v) other revenue.

The Company’s revenue from sale of AWGs is primarily generated through manufacturing and sales of the AWGs to customers. The revenue from services is derived from maintenance service arrangements with customers, through which the Company provides after-sales services such as annual repairs and maintenance. Bottling revenue includes revenue recognized from sales of packaged water, setting up bottling units at customer premises, and from the supply of water through the AWGs to customers. The Company also derives revenue from customer leases of AWGs. Other revenue is produced from the sale of spare parts and other miscellaneous sources.

Cost of Revenue

Cost of revenue primarily include costs associated with the manufacturing, packaging of our products, service costs and shipping and handling costs incurred to store, prepare and move products between our production facilities or from production facilities to customers.

General and Administrative Expenses

Administrative expenses consist primarily of employee salaries and benefits, marketing expenses, and depreciation of property and equipment.

Consultancy and Professional fees

Consultancy and professional fees consist primarily of audit fees, legal fees and other professional fees.

Finance Costs

Finance costs consist primarily of bank charges and interest on our related party loans. For additional information related to our related party loans, please see the section entitled “Related Party Transactions.”

Foreign Exchange Loss, Net

Foreign exchange losses, net primarily consist of foreign exchange losses on purchases from international suppliers.

Results of Operations — Comparison of Years Ended December 31, 2025 and 2024

The following table summarizes our consolidated results of operations for the fiscal years ended December 31, 2025 and 2024. All amounts are shown in U.S. dollars.

	For the Year Ended December 31,		Change in
	2025	2024	$	%
Revenue	$1,367,295	$518,697	$848,598	164%
Cost of revenue	(4,705,142)	(1,137,082)	(3,568,060)	314%
Gross profit/(loss)	(3,337,847)	(618,385)	(2,719,462)	440%
General and administrative expenses	(10,847,274)	(8,984,550)	(1,862,724)	21%
Consultancy and professional fees	(8,551,392)	(1,271,915)	(7,279,477)	572%
Technology expenses	(47,086)	(49,142)	2,056	(4)%
Operating loss	(22,783,599)	(10,923,992)	(11,859,607)	109%
Finance costs	(4,864,462)	(227,301)	(4,637,161)	2,040%
Other income	154,429	214,159	(59,730)	(28)%
Foreign exchange loss, net	(49,281)	(33,335)	(15,946)	48%
Total Comprehensive Loss	$(27,542,913)	$(10,970,469)	(16,572,444)	151%

Comparison of Years Ended December 31, 2025 and 2024 for Our Key Components of Our Results of Operations

Revenue

Total revenue was $1.4 million and $519 thousand for the years ended December 31, 2025 and 2024, respectively. Total revenue increased by $849 thousand, or 164%, from the year ended December 31, 2024. The increase was primarily attributable to a $417 thousand increase in bottling revenue as a result of the addition of bottling plant capacity and consumer demand, as well as an increase of $432 thousand from other revenue.

Cost of Revenue

Cost of revenue increased $3.6 million, or 314%, to $4.7 million for the year ended December 31, 2025, compared to $1.1 million for the year ended December 31, 2024. The increase was primarily attributable to increased costs in bottling operations, with cost of revenue attributable to bottling revenue of $3.5 million in the current year, an increase of $3.1 million compared to $416 thousand in the prior year. The increase was primarily driven by the increase in bottling plant capacity and related equipment, depreciation related to right-of-use assets used in our production process and equipment, as well as charges to inventory obsolescence related to managements realignment of revenue channels.

General and Administrative Expenses

General and administrative expenses increased $1.9 million, or 21%, to $10.8 million for the year ended December 31, 2025, compared to $8.9 million for the year ended December 31, 2024. The increase was primarily attributable to increased salaries and benefits, marketing and impairment charges recognized on certain property, plant and equipment. These increases were offset in part by a reduction in write-offs due from related parties and a reduction in short term lease expenses.

Consultancy and Professional fees

Consultancy and professional fees increased $7.3 million, or 572%, to $8.6 million for the year ended December 31, 2025, compared to $1.3 million for the year ended December 31, 2024. The increase was primarily attributable to professional fees for legal and consulting engagements in support of the Business Combination.

Finance Costs

Finance costs increased $4.6 million, or 2,040%, to $4.9 million for the year ended December 31, 2025, compared to $227 thousand for the year ended December 31, 2024. The increase was primarily attributable to interest expense and amortization of issuance costs on financial liabilities incurred in relation to the Business Combination.

Other Income

Other income decreased $60 thousand, or 28%, to $154 thousand for the year ended December 31, 2025, compared to $214 thousand for the year ended December 31, 2024. The decrease was primarily attributable to the reduction in interest on fixed deposits placed during the year ended December 31, 2024, offset in part by a remeasurement gain recognized on certain lease liabilities.

Liquidity, Capital Commitments and Resources

Sources and Uses of Liquidity

As of December 31, 2025 and 2024, our principal sources of liquidity were new equity capital and convertible and bridge loans from related parties.

Since our inception, we have incurred significant operating losses. We expect to incur significant expenses and continuing operating losses in the future as we continue to invest in and develop our products. We have funded our operations to date primarily through loans from related parties.

As of December 31, 2025 and 2024, we had accumulated losses of $40.5 million and $9.1 million, respectively. Management closely monitors expenditures and is focused on obtaining new customers and continuing to develop our products. Cash from operations and our liquidity could also be affected by various risks and uncertainties, including, but not limited to, economic concerns related to inflation or the supply chain, including timing of cash collections from customers and other risks detailed in the section of this prospectus entitled “Risk Factors.”

Our future capital requirements will depend on many factors, including market demand, our ability to scale production including through the construction of our Hialeah Facility, and building a team in new markets. In addition, we expect to incur additional costs as a result of operating as a public company. In the event that additional financing is required from outside sources, we cannot be sure that any additional financing will be available to us on acceptable terms if at all. If we are unable to raise additional capital when desired, our business, operating results, and financial condition could be adversely affected.

As of March 31, 2026 we have invested approximately $2.0 million in our Hialeah Facility, excluding costs incurred to execute the lease agreement, with commitments of $1.8 million for additional facility requirements. The site is not yet operational, and the Company is still in the process of identifying, procuring, and installing the majority of the production equipment. Once fully operational, we anticipate the facility will have the capability to produce up to 140,000 liters per day for single use bottles and cans. The facility’s final output will vary depending on weather conditions including humidity and temperature that can impact AWG effectiveness and uptime. We anticipate that remaining capital expenditures to complete the building modification, water generation, canning, and bottling equipment installation are between $20 and $25 million depending on final equipment configuration and sourcing decisions. We expect that the facility’s output will ramp-up throughout 2026 and are targeting commencement of operations in the fourth quarter of 2026 to the first quarter of 2027, with full operations dependent on permitting, power availability, equipment availability, used equipment market pricing, and other potential operational constraints.

If the funds from the Trust Account and the PIPE Investments are not sufficient to satisfy our cash requirements and to fully fund the Company’s future growth strategy, we may seek to raise additional capital through equity or debt financings to secure additional funds. However, there can be no assurance that we will be successful in acquiring additional funding at levels sufficient to fund our operations or on terms favorable to us. Any equity securities issued may provide for rights, preferences, or privileges senior to those of holders of Ordinary Shares subsequent to the Business Combination. If the Company raises funds by issuing debt securities, these debt securities would have rights, preferences, and privileges senior to those of holders of Ordinary Shares. The terms of debt securities or borrowings could impose significant restrictions on our operations. The credit market and financial services industry have in the past, and may in the future, experience periods of uncertainty that could impact the availability and cost of equity and debt financing. Our ability to access capital when needed is not assured and, if capital is not available to us when, and in the amounts needed, we could be required to delay, scale back, or abandon some or all of our expansion efforts and other operations, which could materially harm our business, financial condition and results of operations.

Our Ability to Continue as a Going Concern

The Company has incurred losses since its inception and expects to incur further losses in the development of its business. Whether and when the Company can generate sufficient operating cash flows to pay for its expenditures and settle its obligations as they fall due is uncertain. The Company’s ability to continue as a going concern is dependent on its ability to generate significant and sustainable cash flows from its operations, establish robust funding through the issuance of equity or debt securities on reasonable terms or other means, streamline operations and adopt efficient risk management initiatives. While the Company has been successful in the past in obtaining debt and equity financings, there is no assurance that the Company will be able to do so going forward. The existence of these conditions indicates that there are material uncertainties which may cast significant doubt on the Company’s ability to continue as a going concern. Based on the Company management’s forecasts, the day-to-day operations and expenditure requirements are expected to be funded primarily by cash generated through the ongoing operations and its ability to access additional funding.

As of December 31, 2025, the Company had cash and cash equivalents of $16.6 million, an increase of $16.5 million from $78 thousand as of December 31, 2024. As of the date of this prospectus, our cash balance is approximately $37.6 million. Management believes its current liquidity and cash flows from operations will be sufficient to fulfill its outstanding obligations and fund ongoing operations.

While there is no assurance on the availability of the Company’s future financings, on acceptable terms, or at all, the Company believes it is able to raise capital through financing in the near term to support its new refocused strategy.

Cash Flows

The following table summarizes our cash flows for the periods presented. All amounts are shown in U.S. dollars.

	For the Year ended December 31
	2025	2024
Net cash used in operating activities	$(18,104,877)	$(13,074,409)
Net cash used in investing activities	(758,209)	(3,311,146)
Net cash generated from financing activities	35,401,342	16,152,619
Net change in cash and cash equivalents	$16,538,256	$(232,936)

Cash Flows Used in Operating Activities

Our net cash flows used in operating activities consisted of net loss adjusted for certain non-cash items plus changes in our operating assets and liabilities or working capital. Net cash used in operating activities increased $5.0 million, to $18.1 million for the year ended December 31, 2025, compared to $13.1 million for the year ended December 31, 2024. The increase was primarily due to an increase in our net loss of $9.7 million after non-cash adjustments, driven by an increase in expenditures related to the Business Combination in the current year period. This increase in net cash usage was offset in part by an increase in cash provided by changes in working capital, primarily driven by a reduction to expenditures for inventory and an increase in trade and other payables.

Cash Flows Used in Investing Activities

Our investing activities primarily consist of capital expenditures, including investments to increase the availability of customer leases for our AWGs and our ERP software implementation. Cash used in investing activities decreased $2.6 million, to $758 thousand for the year ended December 31, 2025, compared to $3.3 million for the year ended December 31, 2024. The decrease was primarily due to the non-recurrence of certain costs incurred in setting up an initial commercial facility in the UAE including a bottling line, offset in part by a reduction in costs incurred for intangible assets such as trademarks, patents, and designs.

Cash Flows from Financing Activities

Our cash flows from financing activities primarily consisted of proceeds from the issuance of the Series A Preferred Shares and the Series A Investor Warrants, and proceeds from loans received from related parties, partially offset by issuance costs related to the Series A Preferred Shares and Series A Investor Warrants. Cash provided by financing activities increased $19.2 million, to $35.4 million for the year ended December 31, 2025, compared to $16.2 million for the year ended December 31, 2024. The increase was primarily attributable to net proceeds of $31.3 million from the issuance of the Series A Preferred Shares and the Series A Investor Warrants and net proceeds of $9.1 million from loans with related parties, partially offset by share repurchases of $3.8 million and payment of lease liabilities of $1.1 million.

We expect to raise cash flows from financing activities by issuing new equity and/or incurring new or additional loans to continue operations. Our future cash requirements and the adequacy of available funds will depend on many factors, including our operating performance, competitive and industry developments, and financial market conditions.

Contractual and Other Obligations

Lease Commitments

In November 2025, we entered into a long-term lease for approximately 112,000 square feet of industrial space in Hialeah, Florida for our Hialeah Facility. The lease provides for a six-month rent-free period upon commencement, after which we are required to pay monthly base rent and our proportionate share of operating expenses through the end of the 126-month term. Base rent is set at $15.00 per rentable square foot per year and escalates thereafter in accordance with the terms of the lease. We are also responsible for customary operating costs, including taxes, insurance, maintenance and property management fees, which are payable monthly. We paid a security deposit of approximately $1.7 million, which may be reduced over time subject to meeting specified conditions. As of December 31, 2025, the lease had not yet commenced and we had not recorded a related right-of-use asset or lease liability.

Related Party Loans

We have received financing from certain related parties and our directors. As of December 31, 2025 and 2024, we had an outstanding balance of $5.6 million and $11.5 million, respectively, in loans from related parties, including our management personnel and shareholders. For additional information related to our related loans, please see the section entitled “Related Party Transactions”.

Off-Balance Sheet Arrangements

As of December 31, 2025 and 2024, we did not have any off-balance sheet arrangements.

Emerging Growth Company

As defined in Section 102(b)(1) of the JOBS Act, we are an emerging growth company (“EGC”). As such, we will be eligible for and intend to rely on certain exemptions and reduced reporting requirements provided by the JOBS Act, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements.

We will remain an EGC under the JOBS Act until the earliest of (a) the last day of the fiscal year in which the market value of the post-closing Ordinary Shares that are held by non-affiliates exceeds $700 million as of the last business day of the second quarter of that fiscal year, (b) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (c) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period or (d) the last day of the fiscal year following the fifth anniversary of the date of the Closing.

Internal Control over Financial Reporting

Internal controls over financial reporting are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with IFRS. Management is responsible for establishing adequate policies and procedures that: (a) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect transactions and dispositions of assets of the Company; (b) are designed to provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with IFRS and that receipts and expenditures of the Company are being made in accordance with authorizations of management and the Company’s board of directors; and (c) are designed to provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the consolidated special purpose financial statements.

We are currently not required to comply with Section 404 of the Sarbanes-Oxley Act and are therefore not required to make an assessment of the effectiveness of our internal control over financial reporting. Upon becoming a publicly traded company, we will be required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which will require our management to certify financial and other information in our quarterly and annual reports to be filed with the SEC and provide an annual management report on the effectiveness of our internal control over financial reporting. Management will not be required to make its first assessment of our internal control over financial reporting until our second annual report required to be filed with the SEC. We have not been required to document and test our internal controls over financial reporting, nor has our management been required to certify the effectiveness of its internal controls, and our auditors have not been required to opine on the effectiveness of the Company’s internal control over financial reporting.

In connection with the preparation and audit of the consolidated financial statements of Air Water Ventures Holdings Limited as of and for the years ended December 31, 2025 and 2024, material weaknesses were identified in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified were as a result of:

•        Lack of sufficient resources with requisite financial reporting knowledge and experience;

•        Lack of sufficient entity level controls and sufficiently designed internal controls and financial reporting policies and procedures including segregation of duties that are commensurate with financial reporting requirements;

•        Lack of effective controls over purchase to pay process including those related to cut-off procedures; and

•        Lack of design and operating effectiveness of information technology general controls for information systems that are relevant to the preparation of our consolidated financial statements.

To remediate these deficiencies, we are working to (i) identify key systems, processes and controls that require improved documentation, (ii) identify segregation of duties conflicts to remove inappropriate access to systems, (iii) develop policies and procedures to govern the areas of information technology change management, (iv) increase the training of accounting and finance staff in relevant areas, including hiring of additional qualified staff, (v) distinguish areas with significant risks posed by resource constraints and augmentation of these areas with qualified and experienced external resources, and (vi) launch Group wide system implementation projects. As of December 31, 2025, we were in the process of developing and implementing these enhanced processes and procedures and testing the operating effectiveness of these improved controls. We continue to devote significant time and attention to these efforts.

In addition, the material weakness will not be considered remediated until the applicable remedial processes and procedures have been in place for a sufficient period of time and management has concluded, through testing, that these controls are effective.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with IFRS. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses and related disclosures. We evaluate our estimates and assumptions on an ongoing basis. Our estimates are based on historical experience and other assumptions that we believe to be reasonable under the circumstances. Our actual results could differ from these estimates under different assumptions or conditions. We believe that the following critical accounting policies reflect the more significant judgments, estimates and assumptions used in the preparation of our consolidated financial statements.

The effect of a change in an accounting estimate is recognized prospectively by including it in comprehensive income in the period of the change, if the change affects that period only, or in the period of the change and future periods, if the change affects both. The following are the key judgements and sources of estimation uncertainty that we believe could have the most significant impact on the amounts recognized in our consolidated financial statements.

The determination of the ability of the Company to continue as a going concern is a key area of judgment applied in the preparation of the consolidated financial statements as discussed above under “— Our Ability to Continue as a Going Concern”. The Company’s policy regarding impairments relating to inventories and non-financial assets are detailed below. The carrying values of intangible assets and property and equipment are dependent upon the estimated useful lives, which are determined through the exercise of judgment. The assessment of any indicators of impairment of these assets is dependent upon judgments that take into account factors such as economic and market conditions.

Provision for inventory obsolescence

Inventories are measured at the lower of cost or net realizable value. In estimating net realizable values, management takes into account the most reliable evidence available at the times the estimates are made.

The Company reviews its inventory to assess loss on account of obsolescence on a regular basis. In determining whether provision for obsolescence should be recognized in the consolidated statement of comprehensive income, the Company makes judgments as to whether there is any observable data indicating that there is any future recoverability of an item and the net realizable value for such item.

Impairment of non-financial assets

An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. To determine the recoverable amount, management estimates expected future cash flows and determines a suitable interest rate in order to calculate the present value of those cash flows. In the process of measuring expected future cash flows management makes assumptions about future operating results. These assumptions relate to future events and circumstances. The actual results may vary and may cause significant adjustments to the Company’s assets within the next financial year.

In most cases, determining the applicable discount rate involves estimating the appropriate adjustment to market risk and the appropriate adjustment to asset-specific risk factors.

Revenue Recognition

In May 2014, the IASB issued IFRS 15 Revenue from Contracts with Customers, which amends the guidance for accounting for revenues from contracts with customers. This IFRS replaces all current revenue standards in IFRS including IAS 11 Construction Contracts, IAS 18 Revenue and various interpretations.

This standard applies to all contracts with customers, except for contracts that are within the scope of other standards, such as leases, insurance, collaboration arrangements and financial instruments. Under IFRS 15, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of IFRS 15, the entity performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

The Company applies the five-step model to contracts only when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of IFRS 15, the Company assesses the goods or services promised within each contract, and determines those that are performance obligations, and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

The Company evaluates the presentation of revenue on a gross versus net basis based on whether they control the goods or services provided to the customer and are the principal in the transaction (gross), or they arrange for other parties to provide the goods or service to the customer and are the agent in the transaction (net).

Recently Adopted and Issued Accounting Pronouncements

Recently adopted and issued accounting pronouncements are described in Note 3 “New Standards and Interpretations” to Air Water’s consolidated financial statements included elsewhere in this prospectus.

Quantitative and Qualitative Disclosures about Market Risk

We are subject to market risks in the ordinary course of our business. These risks include, but are not limited to, foreign currency exchange risk, interest rate risk, liquidity risk, and credit and counterparty risk and commodity price risk. We manage and monitor these exposures to ensure appropriate measures are implemented in a timely and effective manner.

Foreign Currency Exchange Risk

We have operations in countries outside of the United States, and certain of our operations are conducted in foreign currencies, principally the UAE Dirham which is pegged to the U.S. dollar. We anticipate experiencing foreign exchange risk in new countries where we begin operations. Accordingly, changes in the value of the foreign exchange could adversely affect the U.S. dollar equivalent of our non-U.S. dollar revenue and operating costs and expenses and reduce international demand for our content and services, all of which could negatively affect our business, financial condition and results of operations in a given period or in specific territories.

Interest Rate Risk

We are not exposed to interest rate fluctuations as our loans are primarily with related parties with a fixed rate of interest. Our directors consider the exposure of cash flow interest rate risk arising from variable-rate bank balances to be immaterial.

Liquidity Risk

Our directors review our cash flow projections to ensure we maintain an adequate level of cash and cash equivalents to finance our operations and mitigate the effects of fluctuations in cash flows. We have historically been dependent upon our related party loans as significant sources of liquidity, with future sources of cash flows expected to be derived from capital resulting from the Business Combination and anticipated operating cash flows. In the event that these cash flows are insufficient to fund our ongoing operational needs, we may be required to obtain funding from alternative sources, to the extent we are able.

Credit and Counterparty Risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations, resulting in financial loss to us. In order to minimize credit risk, our directors periodically review the financial condition and creditworthiness of our customers. Additionally, our directors review the recoverable amount of our outstanding receivables at the end of each reporting period to ensure recoverability and that adequate provision for credit losses has been reflected, as necessary.

Commodity Price Risk

The majority of the commodities, components, parts, and accessories used in our manufacturing process, as well as finished goods, are exposed to commodity cost changes. These changes may be affected by several factors, including, for example, demand, inflation, deflation, changing prices, foreign currency fluctuations, tariffs, duties, trade regulatory actions, industry actions, and changes to international trade policies, agreements, and/or regulation, including anti-dumping and countervailing duties on certain products imported from foreign countries and competitor activity.

BUSINESS

Overview

We are a sustainable water solutions company that specializes in making high quality drinking water by extracting humidity from the air. Our main line of business is premium packaged water, sold in aluminum cans and bottles and glass bottles. We also manufacture and sell AWGs ranging from counter-top consumer units to 3,000 liter/day industrial systems that can supply utility-scale water farms. We also build and operate water farms and bottling sites. Our water farms and bottling sites are equipped to deliver our premium drinking water to our commercial partners using sustainable materials including glass bottles, aluminum cans and stainless steel containers. Our commitment to utilizing sustainable packaging materials will help reduce the use of plastic bottles globally. We are a first mover in direct air-to-water technology and aspire to be one of the largest producers of sustainable water in the world upon widespread adoption of our bottling facilities. Our water is sourced directly from air that is purified using high efficiency particulate air (HEPA) filters and does not come into contact with traditional ground-level infrastructure systems and contaminants, nor does it deplete natural ground water sources like rivers, streams or underground wells. As a result, we produce high quality drinking water at a lower environmental impact than traditional producers of bottled water. Years of R&D have allowed us to design AWGs that deliver consistent high-quality drinking water within both air-conditioned internal settings and outdoor environments.

Our air-to-water solutions can be tailored to meet the needs of our customers. For example, customers can contract with us for the construction of our water production facilities at the site of customer demand. We maintain ownership of our facilities and equip them to produce and package our water in amounts to satisfy the levels of consumption at customer locations. Our services include the installation of AWGs and construction of bottling facilities at customer locations. Our air-to-water technology enables our customers to enjoy drinking water generated locally from the humidity in the air. Customers that employ our air-to-water technology are able to source clean, drinkable water without reliance on traditional, potentially contaminated ground-based water supply networks. Our technology allows our production facilities to be constructed at or near high-demand areas, such as hotels, restaurants offices and other commercial locations. Our technology helps alleviate pressure on ground water reserves, decarbonize traditional water transportation and reduces the requirement for large-scale, traditional piping infrastructure. As a result, our technology reduces water waste, CO2 emissions, and transportation costs, helping our partners and customers mitigate adverse impact on the environment.

Transformative Air-to-Water Technology

Our AWGs use an air intake system that is powered by fans to draw ambient air into the system for filtration, which results in the removal of impurities from the air. The filtered air then passes over cooling coils, a critical component of our air-to-water technology. These coils cool the incoming air to a temperature below its dew point. This cooling process condenses the moisture in the air to liquid form. The cooling is facilitated by a vapor-compression refrigeration system. Once the water is condensed, it is directed into water collection and storage systems. Our water collection and storage systems consist of stainless steel and copper components and piping that transport the water to a storage tank. Our design of no-touch steel storage tanks is fully welded shut. As a result, the water in our tanks is protected from airborne contaminants and other debris. Our tanks support the quality and safety of our water for use by consumers. As the water continues through the system, it passes through multi-stage water purification filters, allowing our water to meet international drinking water standards, such as the World Health Organization, GSO 149/2014, TUV Rhineland, CE/CB, ECAS and Dubai Municipality. This purification system uses multiple paths including ozone filtration systems that act as a natural yet powerful disinfectant, food-grade filters to remove particulates, activated carbon filters to eliminate chemicals and organic compounds and UV/UVC light sterilization to ensure water is of high quality. Finally, natural minerals are introduced into the filtered water, to improve taste and enhance the nutritional profile of our water. This process produces high-quality drinkable water that may be enjoyed by all.

History of The Company

Air Water UK was a private company formed on October 25, 2022 to be a holding company for Air Water Holdings’ operations. Air Water Units Trading Ltd., the United Arab Emirates (UAE) operating subsidiary of the Company, was incorporated as a limited liability company on January 22, 2019. On August 17, 2025, the shareholders of Air Water UK exchanged 100% of their shares in Air Water UK for an allotment of shares in Air Water Holdings (the “Share Exchange”) and as part of the same plan of reorganization as the Share Exchange, Air Water UK elected to be treated as an entity disregarded as separate from Air Water Holdings under Treasury Regulations Section 301.7701-3, effective as of the date immediately after such contribution and exchange.

Registered Office

The Company’s registered office address is c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands.

Market Opportunity

Global Bottled Water

According to Precedence Research, the global bottled water market size in 2024 was approximately $335.5 billion, and the global bottled water market is expected to reach approximately $565.2 billion by 2034. The global bottled water market is expected to grow at a compound annual growth rate (“CAGR”) of 5.4% from 2025 to 2034. In 2024, the Asia Pacific, North America and Europe regional markets accounted for 40.1%, 26.4% and 23.2% of the global bottled water market, respectively. The global bottled water market is expected to increase, in part, due to increasing awareness of health and wellness among consumers, health concerns about the safety and quality of tap water and the potential negative health effects of consuming contaminated water. Premium bottled water is a segment of the global bottled water market and refers superior quality drinking water that is packaged using high-quality materials. Premium bottled water may be sourced from exclusive sources, such as natural springs or deep mineral sources, and high-quality packaging. These products often offer consumers health benefits that go beyond basic hydration. Examples of premium bottled water include spring water, mineral water, artesian water, alkaline water and sparkling water. The global premium bottled water market size in 2024 was approximately $22.2 billion in 2024. The global premium bottled water market is predicted to increase to approximately $43.5 billion by 2034, expanding at a CAGR of approximately 7% from 2025 to 2034. In 2024, the Europe, North America and Asia Pacific regional markets accounted for 35%, 29% and 24% of the global premium bottled water market, respectively. In 2024, the U.S. premium bottled water market size exceeded $7.1 billion. The North American bottled water market, which includes the U.S. market, generated approximately $82.4 billion in 2024 and is expected to grow at a CAGR of 5.8% from 2025 to 2030. The U.S. bottled water market was estimated at $47.4 billion in 2024 and is expected to grow at a CAGR of 5.7% from 2025 to 2030. The U.S. bottled water market is also influenced by macroeconomic factors, such as population growth, urbanization and disposable income levels. We expect increasing population growth and competitive disposable incomes to contribute to increased demand for premium bottled water. Demand in the United States for premium bottled water is also propelled by increased health consciousness among consumers. We believe this interest in healthy offerings is evidenced by strong consumer demand for premium and functional bottled water with added minerals and vitamins.

Prevailing interest in sustainability among consumers and increased environmental concerns, support demand for sustainably packaged bottled water products, as well as sustainably sourced water. The global glass and aluminum containers packaging market is expected to grow at 5.1% CAGR from 2025 to 2034. The expansion of the market for recyclable packaging materials is expected to be driven by increasing consumer demand for convenient, sustainable and reusable packaging solutions. Through the use of our bottling plants, which can be equipped with sustainable packaging materials, we believe we have the capabilities to compete in this growing market. Further, we expect the growing hospitality sector, including hotels and restaurants, to increase demand for premium bottled water offerings. See the section entitled “Business — Our Products — Bottling Plants and Water Delivery” below for additional information regarding our bottling plants.

Air-to-Water Solutions

The AWG market is driven by regions with high water stress as well as those regions that are seeing an increase demand for sustainable options, including arid and semi-arid areas, coastal regions, and places that face challenges in traditional water supply systems. The increase in urbanization in such regions has contributed to increased production and processing of goods and services that are reliant on natural resources, resulting in the depletion of critical resources at a pace that exceeds natural replenishment cycles. Our air-to-water technology, a significant advancement in the drinking water industry, has emerged in response to such challenges. Primarily, our technology addresses the global rise in demand for clean, safe drinking water and counters the problems of increasing global water scarcity. By extracting humidity from the air to produce drinkable water, our technology offers a sustainable and environmentally conscious alternative to traditional water-sourcing methods that are heavily reliant on ground-based infrastructure, groundwater, rivers, streams and other depleting freshwater sources. The United Nations (U.N.) forecasted that the cost of global, public and private investments in sustainable water-related infrastructure and services to mitigate water insecurity to be $6.7 trillion by 2030 and $22.6 trillion by 2050. Air-to-water technology aligns with the global water industry’s broader shift towards more sustainable and innovative water-sourcing solutions. This shift is driven by increasing environmental concerns, regulatory pressures, and the global urgency to conserve water resources. According to a market forecast by Transparency Market Research, the AWG market is expected to expand from $3.3 billion in 2022 to $12.5 billion by 2031, with a CAGR of 16.3% from 2023 to 2031. The market opportunity for air-to-water-technology is growing given current and projected environmental challenges, including depleting global freshwater reserves. According to U.N., as of 2022, approximately 2.2 billion people lacked access to safely managed drinking water services, including 115 million people who consumed surface water. By 2040, the U.N. estimates that approximately 40% of the world’s population may face the risk of serious water scarcity. We believe these conditions present a substantial market opportunity for our air-to-water technology.

We believe our platform of customizable water solutions makes us well positioned to respond to growing global demand for premium, drinkable water. For additional information about our products and R&D plans, see “Business — Our Products” and “Business — Research & Development” below.

Factors for Growth

We expect our growth to be aligned with our goal in becoming the market leader in the expanding air-to-water technology market. Factors that we expect will contribute to our growth include:

•        Water Scarcity.    Increasing water scarcity and lack of access to clean water in many regions have created a pressing need for alternative water sources. By 2030, demand for fresh water is expected to outpace global supplies by 40%. We believe AWGs offer a viable solution to many of the problems associated with water scarcity by extracting water directly from the atmosphere, thereby reducing reliance on traditional water sources. Air-to-water technology can support existing water supplies without overtaxing traditional water sources, ecosystems and infrastructure.

•        Independence from Traditional Water Sources.    AWGs offer greater independence from traditional water sources, such as rivers, lakes, and groundwater. This independence may reduce the vulnerability to water supply disruptions, contamination, or conflicts over water rights, ensuring a more reliable and secure water supply.

•        Plastic Waste Reduction.    Our packaged water and consumer packaged goods (“CPG”) offerings only use glass and recyclable steel/aluminum cans, eliminating plastic from our products. On our dispenser side of the business, our air-to-water technology has the ability to reduce the reliance on plastic bottles by enabling water production directly at the end user site. Following a direct-to-consumer model eliminates the need for transportation, distribution, and disposal of plastic bottles, cutting packaging waste and, indirectly, carbon emissions levels. These systems aim to mitigate pollution and protect human health and wildlife by revolutionizing the water distribution process.

•        Commercial and Industrial Applications.    AWGs have diverse applications beyond residential use. They are employed in commercial and industrial settings, such as hotels, restaurants, shopping malls, school campuses, manufacturing facilities, where there is a need for a reliable and localized water supply.

•        Government Support and Regulations.    Governments worldwide are recognizing the importance of sustainable water management and are implementing policies and regulations to promote water conservation and explore alternative water sources. We anticipate that our AWGs will benefit from supportive government initiatives and subsidies. For example, in September 2025, the U.S. Environmental Protection Agency announced next steps on a program to reduce and eliminate chemical contamination in water supplies accessed by American people and businesses, mainly driven by industrial chemical contamination that has reached ground water reserves and polluted sources of water. AWGs create a solution of creating water with the absence of these contaminants by not relying on ground wells, streams, and lakes as the source of water.

•        Public Awareness and Acceptance.    Growing public awareness about water scarcity, sustainability, and the need for innovative solutions, as documented by the World Economic Forum, has increased the acceptance and demand for AWGs. As individuals and communities become more educated about the benefits and viability of these systems, their adoption is likely to grow.

Considering these factors, we believe AWGs are poised for growth as a promising solution to address water scarcity and security challenges and to contribute to sustainable water management practices globally.

Our Products

Bottling Plants and Water Delivery

We build and operate on-site bottling plants that are designed to meet the specific needs and sustainability goals of our customers. We believe our bottling plants are an attractive reliable water source for large-scale beverage producers, hospitality groups supplying bottled water to properties, retailers and food establishments selling bottled water and commercial operations. Our bottling facilities extend comprehensive bottling services to commercial customers, eliminating the need for traditional bottled water services. Our bottling plants are capable of producing our premium bottled water in still, sparkling and mineral enhanced formats, packaged with sustainable materials such as glass bottles and recyclable aluminum caps and cans. Our bottling plants offer customers a turnkey solution for a reliable water source and the production and packaging of premium bottled water for retail to end-market consumers. Customers that leverage our decentralized bottling plants reduce the need for vast supply chains, infrastructure, and the negative effects of single-use plastics at the site of their operations and surrounding communities. Our bottling plants can be installed on-site or close in proximity to the operations of our commercial customers. Following installation, our local teams manage the operations, service, quality control and on-going compliance of our bottling plants with applicable local regulations and consumer standards. Our plants are capable of producing more than 100,000 liters per day on site. In 2023, we collaborated with Fairmont Bab Al Bahr (the “Fairmont Hotel”) in Abu Dhabi to develop a commercial-scale bottling facility on site. This site has the capacity to produce more than 6,000 liters of water per day, supplying drinking water to the entire property and providing a premium drinking experience to hotel guests.

We also offer premium water delivery solutions to our retail and commercial customers. Customers can order our premium, locally sourced water in sustainable packaging formats. We offer delivery services on a weekly or monthly basis in order to meet our customers’ specifications and the demands of consumers. Customers can elect to purchase water in still or sparkling formats in glass bottles or aluminum cans. At the request of our customers, we are able to customize the packaging, branding and taste profile of our bottled water. In the United States, we are committed to producing and shipping our premium water to customers with the support of committed distribution partners. On October 2, 2025, we announced our entry into a national distribution agreement with Southern Glazer’s

Wine & Spirits (“Southern Glazer’s”), a leading beverage distributor in the United States. Pursuant to the national distribution agreement, Southern Glazer’s will begin distributing our canned sparkling and still water products in South Florida. We have plans to expand distribution of our products through Southern Glazer’s to additional U.S. markets in the future. In 2025, we established partnerships with the Hilton Group of Hotels (UAE), and the Le Méridien Hotels & Resorts for delivery of our finished canned and bottled water. In 2025, we established a partnership with the U.S. National Basketball Association’s Miami HEAT for the sale of our water in the team’s basketball arena. Pursuant to this partnership, we will sell our water, produced using an alternative, non-premium formula, in special Miami HEAT branded aluminum cans.

Air Water Generators (AWGs)

We began manufacturing and developing our AWGs in 2018. We have spent the last eight years evolving decades-old dehumidification technology into a commercial scale native source of drinking water. We produce and sell both still water and sparkling water products in multiple sizes and stock-keeping units (SKUs), as well as manufacture and sell systems ranging from counter-top consumer units to industrial systems that can supply utility-scale water farms. We currently have six air-to-water generator products in our portfolio with production capacity ranging from five to 3,000 liters of water per day. Our broad product range is designed to meet the needs of different market segments from households to large-scale entertainment venues, as well as on-site bottling facilities for large consumers of bottled water, such as hotels. Our air-to-water technology is certified to UAE standards, and our co-packers are responsible for ensuring compliance with U.S. local standards. Our technology was originally tailored to meet the standards set by the UAE, and also meets the requirements of the GSO149 and the ECAS. For enhanced product quality, we incorporated an NSF 231-certified microbial removal filter, which is capable of removing over 99.99% of bacteria in drinking water.

Our indoor units are designed to produce the specified quantity of water at 24 degrees Celsius and 55% relative humidity, which is the average indoor air-conditioned environment.

A key feature of our technology is the heat exchange unit with our proprietary Alpha Air Flow system, which is unique compared to other air-to-water units. This design allows temperature adjustment, humidity control, and air flow velocity to be controlled by our smart software which increases the water condensation efficiency of our units. Our smart software monitors machine usage profiles and manages the water path selectively to observe the mineral content and balance the taste profile. The proprietary software also allows us to monitor the efficiency of the unit in real time, given the environmental conditions it is operating in. We have the ability to create customized reporting as specific and frequent as each hour, to as broad as every other day, week, month. The software also issues detailed reports on sustainability metrics. Other important features include our fully thermo-sealed heat exchange unit and new twin recirculating system, which helps prevent bacteria growth using filters and ultraviolet light.

Water Farms

Our air-to-water technology and atmospheric water farms provide decentralized water solutions that can generate fresh water consistently at scale. Our water farms are designed to enhance water resilience and management, providing reliable, consistent water supply for operators in agriculture, consumer packaged goods and beverage industries. Our renewable water farms are created by banks of industrial machines that can generate consistent, self-sufficient water supply at scale on site at customer locations. Our water farms are able to reduce customer dependency on traditional water sources and can be integrated into existing manufacturing infrastructure and processes. We believe that a water farms using our technology would be capable of producing approximately 1 million liters of water per farm per day. Our first U.S. water farm in Hialeah, Florida is currently under construction and expected to produce up to 140,000 liters per day once fully operational.

Competitive Strengths

Our products are designed to produce high-quality drinking water in a way that is eco-friendly. We believe our key competitive strengths include:

•        Customizable Water Solutions.    Our goal is to create reliable, renewable and premium consumer packaged water solutions that are tailored to the desires of our customers. In some U.S. and non-U.S. markets, customers can mix and match our premium bottled water delivery, local installation of our bottling facilities, AWGs and/or our water farms to meet their needs, while eliminating reliance on traditional ground-level infrastructure systems. Our air-to-water technology is capable of producing and delivering premium bottled water to customers using sustainable and reusable packaging materials. As a result, our offerings are able to meet the expectations of health-conscious and environmentally focused consumers. Our goals include being the world’s most sustainable premium water company and offering a product and service that provides a sustainable and healthy source of water where it is needed and when it is needed. Through these efforts, we hope to continue to expand our global customer and consumer base.

•        Versatility of Air-to-Water Technology.    Our AWGs are compatible in air-conditioned areas or indoor settings and produce the same standard and quality of water as they do in outdoor settings. We currently offer six different retail unit models with capacities of 5 liters per day, 20 liters per day, 30 liters per day, 100 liters per day, 1,000 liters per day, and 3,000 liters per day. Our products are designed with two different operating systems, External Ambient (which meets actual daily/hourly stated output at 35 degrees Celsius and 60% humidity) and Internal Ambient (which meets actual daily/hourly stated output at 23 degrees Celsius and 55% humidity). Our Internal Ambient operating system uses our Alpha Air Flow protocol, which is an internal heat exchanger that stabilizes air speed and temperature to assist in output efficiency. Other system design enhancements include bespoke software to align with varying ambient temperatures and relative humidity, and maximize run time during the most efficient water take off times. Our products offer greater power efficiency as compared to competing air-to-water products, resulting in a reduced cost per liter of output.

•        Constant Innovation.    We plan to continue to make investments into R&D to continue to develop new products to cater to larger customer bases and protect our first-mover advantage. We believe that our investments in R&D, specifically related to increasing the efficiency, size and scale, and water production of our AWG generators, as well as innovation to our consumer product offerings, will give us a competitive advantage over competitors because we will continue to offer and develop more cost-effective solutions.

•        Management Team.    Our management team, led by Peter Carr, our Chief Executive Officer, and Ryan Bibbo, our Chief Operating Officer, possesses a valuable combination of experience and vision. Messrs. Carr and Bibbo have over 60 years of combined executive experience across geographies in the consumer-packaged goods and beverage sectors. In addition to their technical knowledge, our team has extensive experience in creating premium consumer brands, directing organizational strategy and leading business operations.

Business Strategy

Our objective is to develop a world-class premium packaged water brand that is created by a customizable and renewable water supply solutions for our customers. Our business strategy involves increasing our consumer and customer base in existing markets and offering our air-to-water technology products and solutions to potential customers in new global markets, including North America. Key elements of our strategy include:

•        Increase Market Share.    From our founding in 2018, we have continued to expand our operations in the UAE. Additionally, we are exploring new industrial uses for our bottling plants and large-scale water farms. In the United States, we are in discussions with municipalities serving communities in rural areas, including in Louisiana and Florida, that historically have poor water supply to potentially build out water farms to supply residents with clean drinking water. Further, we are in discussions with the U.S. federal government and related agencies regarding the sale of our AWGs in order to supply drinking water that is packaged using sustainable materials to U.S. military personnel, including individuals in global regions with limited water infrastructure. Our water farms can be configured to produce anywhere from 9,000 liters of water daily to more than 300,000 liters of water daily, subject to the size of the water farm, geographic location and available resources. Our water farms can be engineered to supply water in diverse climates for industrial use, irrigation and to improve the sustainability of water sourced in major cities. We seek to address the need of water markets globally by providing a sustainable method for creating clean drinking water.

•        Target New Markets.    We are implementing our business strategy to expand our operations in the United States where we believe our comprehensive air-to-water solutions position us well to establish commercial relationships with leading retailers, luxury hotels, restaurants, sports arenas, breweries and others in need of high-volume and large-scale bottling support. In 2025, from March to October, we have manufactured approximately 300,000 units of packaged water for sale in the United States. Following the commencement of operations at our Hialeah Facility, we anticipate increasing the volume of units produced to more than 30 million per year. We are exploring potential partnerships with established companies operating in the U.S.-hospitality, events and sports industries. Our engineering team has begun working on updates to our software that is required for the North American consumer market. We are also in discussions with potential employees who will be based in the United States, including additional sales and production staff, as we continue to develop our strategy for entering this market.

Customers, Sales and Marketing

Our consumer-packaged water business provides for the sale and delivery of our bottled and canned premium water to national food and beverage retailers, grocery outlets, local independent stores, restaurants and ‘on-premise’ accounts that offer customers fine dining and premium experiences. Our industrial customer focused business serves customers across a diverse range of end markets, including blue-chip corporations, governments, and high-profile sustainability events, such as the United Nations Climate Change Conference (COP28). Additionally, we lease and sell AWGs directly to end users in these end markets. While we have a global customer base, a majority of our customers currently are in the UAE and other countries in the Middle East. We plan to prioritize our U.S. operations in 2026. Provided our entry into the U.S. premium bottled water market is successful, we expect our global customer base to reflect a significant increase in U.S. customers.

We primarily sell our products to our customers through the following markets, which require their own set of sales and marketing channels:

•        Consumer Packaged Goods/Retail.    This market primarily consists of retail partners, restaurants, colleges and universities, entertainment venues, such as basketball arenas, Formula 1 races, football stadiums, malls, hotels and casinos. The main sales and marketing channels for our CPG market are through consumer marketing activity including out-of-home advertising, consumer activation and promotions, sponsorships and point-of-purchase marketing activity.

•        Industrial.    This market primarily consists of water for industrial use or bottling plants for manufacturers governments, hotels, resorts or supermarkets. The hospitality sector overlaps within the commercial and industrial markets because some customers may prefer either bottling plants, which are within the industrial market, or smaller machines, which are within the commercial market.

•        Residential.    This market primarily consists of single-family homes or high-rise buildings with multiple living spaces for homeowners or tenants. The main sales and marketing channels for our residential market will be social media platforms. Depending on the geographic position of the customers, we plan to have the ability to engage in various channels like TikTok, X (formerly Twitter), Instagram, Facebook, WhatsApp, or similar channels. We will be able to combine social media outreach with inbound messages to drive traffic to our key sales funnel end-goal of online orders.

•        Partners.    This market primarily consists of corporations with locations in areas where AWGs are highly relevant to help such corporations meet their environmental, social and governance targets. As a result, these corporations can place large scale orders across multiple markets.

To date, we have marketed our products through sponsorships, customer engagement, networking, and word of mouth. We expect that our future marketing efforts will mainly be executed in collaboration with agencies who have regional knowledge of the markets in which we plan to target.

The CPG and industrial markets have been our main driver of sales to date. As we enter the U.S. market, the CPG market will take priority and help fuel other opportunities in different channels, such as providing water for commercial or industrial use, as well as charitable and philanthropic endeavors. Our partnership with Southern Glazer’s, a preeminent beverage distributor across North America, provides us with the opportunity to reach consumers and customers across omnichannel lanes, including e-commerce, as well as personalized sales support. This provides us a distinct competitive advantage with deep reach into customer buyers and decision-makers.

We anticipate that our e-commerce channel strategy will be divided into two main categories: B2B and B2C. We will begin by testing an online payment service for our service agreements with both new and existing customers, as service agreements involve lower monetary amounts and provide recurring revenue. The online payment platform will be accessible through a login on our website, and all new and existing customers will be granted default access. We hope to later also create logins for distributors to enable bulk orders via invoicing through the platform.

The B2C e-commerce strategy is expected to be made available to customers through an online platform that will expand the distribution reach of packaged water sales. Through this platform, customers will be able to create a user account through which they can order directly from us. This consumer platform will be equipped to accept online payments and will have its own portal with consumption statistics, including how many plastic bottles have been saved based on our fulfilled orders and the amount of water produced at our facilities on a daily basis. The platform will also have a newsletter portal where users are able to learn and educate themselves though videos and updates from us. Within the U.S., all purchasing of our packaged water products by retail accounts will go through our distributors, mainly Southern Glazer’s, either through their sales teams or their e-commerce platform. For AWG sales and leases in the U.S., we will be evaluating our opportunities and framing our commercial strategy throughout 2026.

We anticipate all transactions within B2B and B2C e-commerce strategies will be integrated to our enterprise resource planning (“ERP”) system for structure financing and reporting. We expect that each of our B2B and B2C e-commerce strategies will be globally enabled with the ability to support multiple regions on the same platform.

Operations

Our current operations are based in Dubai’s Jebal Ali Free Zone, with an additional warehouse in KIZAD, Abu Dhabi Ports. Our product design, engineering, and quality control (“QC”) teams are primarily in Dubai with part of the team based in the United States. For the UAE market, our finance, sales, administration, logistics and customer service teams are also based in our Dubai facility.

We operate a full ERP system, which provides efficient management and control throughout the business. Our operating protocols include Six Sigma, ISO 9001-2015, TS 16949, HACCP, NPI, IQC, OQC and Accelerated Life Test. Our production processes work closely with key suppliers, which allows us to have full traceability of all our products. We have developed a bespoke remote data control system, which allows us to monitor and check our machines remotely. This allows us to offer Pay Per Liter (PPL), whereby our machines transmit data to our ERP cloud server every few minutes. Our ERP system automatically generates a month end report and invoice for water dispensed. Every machine has a unique serial number embedded in such machine’s chip, which provides total control and management throughout the life of the product. This unique serial number also controls and manages all the service requirements of the machine. Additionally, our customer service team offers full service and maintenance packages with onsite customer training and 24/7 support.

Manufacturing, Suppliers, and Quality Control

Manufacturing

Our products use raw materials, such as aluminum, copper, stainless steel, zinc passivated mild steel, ABS, PP, PoM, PE, carbon, UF, PP, UV, UVC, pleated HEPA filtration media, metal stamping, powder coating, extruding, injection molding, vacuum forming and various refrigeration gases.

Suppliers

Our principal supplier for raw materials is CE CB via TUV Rhineland. We believe that our raw materials would be available from other sources, but that the loss of certain suppliers may result in a higher cost of materials, delivery delays, short-term increases in inventory and higher quality control costs. Our purchases of raw materials are based on production schedules and, as a result, inventory on hand is generally not exposed to price fluctuations. World commodity markets and currency exchange rates may also affect the prices of materials purchased in the future.

While there are multiple sources for these raw materials and components, we have experienced price volatility or supply constraints when materials have not been available from multiple sources. From time to time, we acquire certain inventory in anticipation of supply constraints or enter into longer-term pricing commitments with suppliers to improve the priority, price, and availability of supply. We are actively expanding our supply chain partners in the United States.

Quality Control

We operate a strict QC ISO, Six Sigma and TS16949 protocol within our supply chain. This allows us to utilize our and our supplier’s QC, part and product test, accelerated life test, material analysis, FMEA, IQC, Assy QC, OQC final approval detail process, cost analysis and ECN revision control.

Research & Development

R&D is a key foundation of our growth strategy, and we focus on the design and development of products and application know-how that addresses anticipated customer needs and emerging trends. Our engineers are involved in new product development as well as the improvement of existing products to increase customer value. We plan to invest substantial resources into R&D in the future. We anticipate we will continue to develop and invest in our R&D capabilities to promote a steady flow of innovative, high-quality, and reliable products to further strengthen our position in the markets we serve.

We have R&D and product development capabilities in the UAE and United States. R&D activities are initially conducted in our technology centers, located in Dubai and Florida. We work closely with high-level consultants on various projects along with some of our major manufacturing facilities to enable an efficient and robust development process. We have plans to establish several global technical centers in the U.S. and UAE, comprised of mechanical and electrical engineers and HVAC specialists. In addition, we have local development teams around the world where we are supporting global needs and accelerating the customization of our products and solutions to address local needs. In some cases, our R&D activities will be conducted at our piloting and testing facilities and at strategic customer sites. These piloting and testing facilities enable us to serve our strategic markets globally. As part of expanding our bandwidth and to increase our access to technology, we have built innovation eco-system partnerships with academic institutions, start-up accelerators, and venture capital organizations.

Our R&D focus in the next 24 months will be in the following areas: power efficiency, coil fin design and coatings, variable ambient systems, CFD on air flow, water management, recirculation, anti-bacterial solutions, UVC, filtration systems (removing plastic housings), enhanced high end cabinet design utilizing various materials and coatings, sparking water, dispensing. We plan to introduce more automation and “in out” feed robotics to improve efficiency and output.

Intellectual Property

We rely on a combination of trademarks and trade secrets to protect our IP rights, and our success relies in part on our ability to protect our IP rights. We own one granted patent in the Gulf Cooperation Council (GCC) to protect certain features of our AWGs. This patent will expire on May 12, 2040, subject to payment of renewal fees in the meantime. In July 2024, we applied for additional patents under the Patent Cooperation Treaty with potentially broad geographic coverage to protect the innovative air flow path and tank split design of our AWGs. If granted, these patents will expire in July 2044, subject to payment of renewal fees. We generally seek patent protection for inventions that we believe will improve our competitive position and are not suitable to be kept as a trade secret. While we own, control or license trade secrets, proprietary information, trademarks, trade names, copyrights, and other intellectual property rights which, in the aggregate, are of material importance to our business, management believes that our business, as a whole, is not materially dependent on any one intellectual property right or related group of such rights. We regularly apply for and have acquired a total of 55 design registrations protecting the design of certain elements of our AWGs in the United States and certain non-U.S. jurisdictions, including Canada, China, European Union, United Kingdom, India and the UAE. Of those 55 design registrations, 45 are granted and 10 are pending. Our granted U.S. design registration is anticipated to expire in 2040. Our granted non-U.S. design registrations are anticipated to expire between 2039 and 2049. We have also registered a total of 9 trademarks over “A1R” in Mexico, Singapore and the UAE. The design registrations will expire at various times in accordance with local laws, while trademarks may extend indefinitely, subject to local use requirements.

Competition

Our industry is highly fragmented and includes a number of regional and niche-focused competitors. Competition, specifically in the CPG market, is largely based on product source and reliability, pricing of products, ability to meet consumer needs and desire state, brand reputation, energy and water efficiency, product compliance with regulatory and environmental requirements, product lifecycle cost, scalability, and the effectiveness of distribution channels. Our competitors include Nestle Water, Primo Water, brands from Coca Cola and Pepsi, as well as a myriad of local and regional brands. On the industrial/AWG manufacturing side, our competitors are Watergen, Source Water and Kara Water, among others. While we compete with a variety of companies in two different sectors of the water industry, we do not consider any single company to be a key competitor to our business as a whole.

Seasonality

Related to our CPG/packaged water business, the consumer and customer needs are relatively stable and flat year-round. We see increases during summer months if warmer temperatures occur, but generally packaged water purchases and consumption is fairly consistent during the year. Within our AWG industrial business unit, our business may exhibit seasonality resulting from our customers’ increasing demand for our products and services during the spring and summer months as compared to the fall and winter months, especially for external water generation generators. For example, we experience increased demand for products in the warmer months, which, together with other factors, typically results in improved performance in the second half of our fiscal year. Inclement weather and extreme weather events, such as tropical storms and severe flooding, can also have varying impacts on our business. For example, certain events may adversely affect our ability to timely deliver our products to customers. Additionally, extreme weather conditions can contribute to customer shutdowns that prevent or defer our performance of services or lease/sale of equipment, while other events may drive increased demand for our products and services, particularly emergency response services. As a result, our financial performance may vary from period to period.

Government Regulation and Compliance

We are subject to extensive and varied laws and regulations in the jurisdictions in which we operate, including those relating to anticorruption and trade, anti-money laundering, import and export compliance, antitrust, data security and privacy, employment, workplace safety, product safety and regulation, environmental compliance, and intellectual property. Our policies mandate compliance with all applicable laws and regulations, and we operate our business in accordance with standards and procedures designed to comply with these laws and regulations.

The geographic breadth and the nature of our operations subject our operations and products to extensive environmental, health and safety laws, regulations, and permits, domestically and internationally, at national, state, and local levels throughout the world. Such laws, regulations, and permits relate to, among other things, air emissions, potable and non-potable water and wastewater treatment, wastewater discharge, the generation, handling, storage, use, transport, treatment, and disposal of non-hazardous and hazardous materials and wastes, product safety, and workplace health and safety. These laws and regulations impose various requirements and restrictions on our operations and the products we distribute, and they could increase the cost of producing certain products or make certain products obsolete or less attractive in the marketplace. Our failure to comply with these laws and regulations could result in fines, penalties, enforcement actions, product recalls, third-party claims, damage to property or natural resources, personal injury claims, requirements to investigate or cleanup property or to pay for the costs of investigation or cleanup or regulatory or judicial orders requiring corrective measures, including the installation of pollution control equipment, remedial actions, or the pulling of products from the market, and could negatively impact our reputation with customers. Many of our customers are subject to the same or similar environmental, health and safety laws and regulations.

We comply with UAE standards GS149-2014 and GSO10.25. Our water contact parts are from NSF certified materials. Our high level UF hollow fiber multi core membrane carries NSF232 certification. Within the U.S., we follow and comply with FDA regulations related to bottled and packaged water consumer sale and consumption.

Insurance

We maintain general insurance for public and products liabilities. Our product liability insurance covers our global operations including in the following countries: the UAE, United States, and Saudi Arabia. Our insurance policies are in amounts and on terms deemed adequate by management, based on our actual claims experience and expectations for future claims. However, future claims could exceed our applicable insurance coverage.

Sustainability

Sustainability is a primary focus of our business. As a leading air-to-water technology company, we address some of the world’s most urgent sustainability challenges, including responsible stewardship of our shared water resources and resiliency of communities to climate change. Technology is playing an increasingly important role in helping the world solve water issues. We have a history of innovation, and we are focusing on the powerful capabilities of smart technology, integrated management, and data analytics. For example, in 2023, we formed a partnership with the Fairmont Hotel in Abu Dhabi, UAE for the production, bottling and sale of our water. From 2023 to 2025, we generated over 700,000 liters of clean drinking water from the air. We believe this partnership serves as a blueprint for scalable, sustainable water solution that can serve as a model for improved water access across the UAE and beyond. Our Fairmont partnership served as the foundation for the creation of our 90,000 sq. foot Dubai bottling facility.

We use business sustainability to generate economic value while also creating value for society. We have extensive projects underway with Khalifa University to incorporate sustainable sources of power into our units and for powering our bottling facilities. This creates a sustainable way to produce water with low or even zero carbon emissions.

Human Capital Resources

Talent Retention and Succession Planning

At our organization, talent retention and succession planning are integral to our commitment to fostering a thriving and sustainable work environment. We are dedicated to cultivating an environment where employees can grow, excel, and achieve full potential. As of December 1, 2025, our global workforce consists of 99 full-time employees consisting of: 91 located in the UAE and 8 located in the United States. To retain our talent, we seek to invest in professional growth by offering opportunities to enhance skills by providing mentorship and practical learning opportunities. As we continue to build out our U.S. operations and establish our executive team, we anticipate hiring more than 60 new U.S.-based employees, including approximately 50 employees who will serve our Hialeah, Florida bottling facility and approximately 10 members of management to lead business operations. Our goal is to motivate our employees to embrace new challenges, explore their interests, and build long lasting careers with us.

We recognize the significance of succession planning. We strive to identify high-potential individuals, both within and outside our business, who demonstrate the necessary skills, knowledge, and ambition to take on pivotal roles in the future. Through our focus on talent retention and succession planning, we ensure the ongoing success of our organization.

Workplace Health and Safety

At our organization, we are committed to maintaining high standards of workplace health and safety. We have implemented robust health and safety protocols for physical and mental well-being. To maintain a secure work environment, we provide protective equipment and implement frequent risk assessments and safety training programs.

We believe workplace health and safety is a collective responsibility, and we engage our employees in identifying potential hazards, reporting concerns, and participating in safety initiatives. Our employee handbook emphasizes employees’ ability to raise any health or safety issues.

Property

Our corporate headquarters are in Hialeah, Florida. At this leased property, we currently lease approximately 112,000 square feet, of which 12,000 square feet is office space dedicated to our group-level executive team and support staff that operate and manage both our U.S. operations and our global business. Moreover, at this location, we are constructing our first bottling facility located in the United States. Once fully operational, this Florida bottling facility will have the capacity to produce and package over 36 million liters of our water product per year. The bottling facility will have three advanced bottling and canning lines, automated packaging and pallet equipment, as well as space for AWG manufacturing and R&D work to be completed.

Our Dubai freezone operation totals 88,000 square feet with expansion space available should we wish to begin manufacturing in the UAE. Approximately 75,000 square feet of this space is used for our bottling, warehousing, and water treatment and quality control equipment. Further, we have 7,000 square feet dedicated as office space for members of our team that help run our UAE operations.

We believe that our existing properties are sufficient and suitable for our business for the foreseeable future. To the extent our needs change as our business grows, we expect that additional space and facilities will be available. The following table sets forth a summary of certain information regarding our key properties.

Jurisdictions (City/Country)	Number of Locations	Type of Location	Leased/Owned	Square Feet	Products Manufactured/ Services Provided
Hialeah, FL, USA	1	Bottling Facility and Offices	Leased	112,000	Packaged water in aluminum cans and glass bottles, AWGs.
Dubai, UAE	1	Bottling Facility and Offices	Leased	88,000	Packaged water in aluminum cans and glass bottles, AWGs.

Legal Proceedings

From time to time, we may become involved in legal proceedings or be subject to claims that arise in the ordinary course of our business, the outcomes of which are subject to uncertainty. Any claims against us, whether meritorious or not, can be time-consuming, result in costly litigation, require significant management time and result in the diversion of significant operational resources. We are not currently a party to or aware of any proceedings that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition, or results of operations.

On October 17, 2025, NDO BEV LLC (“NDO”), a Florida-based water brand, filed a complaint against the Company in the Complex Business Division of the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida, in an action captioned NDO BEV LLC v. Air Water Ventures Ltd., Miami Heat Limited Partnership, Basketball Properties, Ltd., Case No. 2025-020459-CA-01 (the “Action”).

The complaint asserts claims arising from the Company’s January 7, 2025 sponsorship agreement (the “Agreement”) with the Miami Heat Limited Partnership and Basketball Properties, Ltd. (the “Miami Heat”). Pursuant to the Agreement, the Company is designated as the “Official Water of the Miami HEAT,” retains a number of sponsorship rights, and provides non-premium water for sale in the Kaseya Arena. The complaint alleges that the Miami Heat breached its sponsorship agreement with NDO, pursuant to which NDO is the “Official Premium Water of the Miami HEAT,” retains a number of sponsorship rights, and provides premium water for sale in the Kaseya Arena, when it entered into the Agreement with the Company. The complaint alleges that the Company tortiously interfered with NDO’s sponsorship agreement and NDO’s prospective economic relationships when it entered into the Agreement and seeks damages in connection with these claims.

The parties are currently engaged in discovery on the facts supporting the claims and defenses in the Action. There is currently no schedule in place. While we cannot predict the outcome, we believe that the Company has meritorious defenses and will continue to vigorously defend the action.

MANAGEMENT

The Board consists of six directors, five of whom are independent directors. The following sets forth certain information concerning the persons who serve as Air Water’s executive officers and directors.

Name	Age	Position/Title
Executive Officers and Director:
Peter Carr	59	Chief Executive Officer
David Tuerff	37	Chief Financial Officer
Ryan Bibbo	47	Chief Operating Officer

Directors:
Peter Carr	59	Director
Jennifer Rae Chaplin	35	Director
Matthew Hurn	53	Director
Peter McDonough	68	Director
Andrea Mollica	35	Director
Kevin Shannon	30	Director

Unless otherwise indicated, the business address of each director and executive officer is c/o Air Water Ventures Ltd Unit 3, Kizad KLP FZ, Kizad Abu Dhabi, UAE PO Box 109214. A description of the business experience and present position of each director and executive officer is provided below:

Executive Officers

Peter Carr serves as Air Water’s Chief Executive Officer and Chairman of the Board. Mr. Carr served as the Chief Executive Officer and a member of the board of directors of Air Water UK from October 2024 and May 2025, respectively, until the consummation of the Business Combination. Prior to joining Air Water UK, Mr. Carr served as the Executive Vice President and Global Chief Growth Officer of Bacardi Limited from April 2023 to September 2024 and Regional President of Bacardi North America from August 2014 to April 2023. From January 2011 to August 2014, he served as Executive President of Glazer’s Inc. (now Southern Glazer’s Wine & Spirits). Previously, Mr. Carr served in various senior management roles at Diageo, including as President of U.S. Spirits of Diageo North America from August 2010 to December 2011, President of Diageo Guinness USA from 2009 to 2010, and Senior Vice President, Sales of Diageo North America from January 2002 to 2005. Mr. Carr holds a B.A. in speech communication from the University of Nebraska-Lincoln.

David Tuerff serves as Air Water’s Chief Financial Officer. Mr. Tuerff served as the Chief Financial Officer of Air Water UK from November 2025 until the consummation of the Business Combination. From 2016 to 2025, Mr. Tuerff served as the Senior Vice President of Finance and Investor Relations for Aris Water Solutions, Inc., where he led the company’s finance, investor relations and treasury functions. Mr. Tuerff began his career with General Electric Company. He holds a B.S. in finance from Wake Forest University.

Ryan Bibbo serves as Air Water’s Chief Operating Officer. Mr. Bibbo served as the Chief Operating Officer of Air Water UK from October 2024 until the consummation of the Business Combination. Prior to joining Air Water UK, Mr. Bibbo served as Global VP of People & Talent of Bacardi Limited from 2022 to 2024 and as VP, Human Resources at Bacardi North America from 2015 to 2022. From March 2011 to February 2015, Mr. Bibbo served as Vice President at Glazer’s Inc. Prior to that, he served in various senior management roles at Diageo from 2004 to 2011, including as Sr. Director HR, Commercial Capability & Talent Mgmt. at Diageo North America from 2010 to 2011 and as Sr. Director of Diageo Guinness USA from 2008 to 2010. Mr. Bibbo holds a B.S. in business administration and management from Penn State University.

Directors

Peter Carr. Please see above for the biography of Mr. Carr. We believe Mr. Carr is well-qualified to serve as a director given his deep familiarity with Air Water’s business and the consumer beverage industry, as well as his executive leadership experience.

Jennifer Rae Chaplin serves as a director of the Board. Ms. Tolkin has extensive executive sales and strategic planning experience in the consumer goods industry. Currently, Ms. Tolkin serves as Executive Vice President and Managing Director for Campari America at Southern Glazer’s Wine & Spirits. From December 2019 to March 2025, Ms. Tolkin served as Vice President of Commercial Sales, Campari Division, of Southern Glazer’s Wine & Spirits. Prior to that, she served as Vice President, Family-Owned Brands and East Region Trade Development Director, National Director, Aperol Strategy and Director, Supplier Management & Business Development of Southern Glazer’s Wine & Spirits from March 2017 to December 2019. She joined Southern Glazer’s Wine & Spirits in 2017 as a Communications and Events Manager in the Communications & Corporate Social Responsibility Department. From June 2013 to February 2017, Ms. Tolkin worked as an Agent Trainee at William Morris Endeavor, a leading global entertainment agency. In 2020, Ms. Tolkin founded and launched EmpowHER, a leadership development program. Ms. Tolkin has also served as a Large Enterprise At-Large Director on the board of the Wine & Spirits Wholesalers of America since September 2025. Ms. Tolkin holds a B.F.A. from the Tisch School of the Arts at New York University and completed the Women in Leadership Executive Education Program, which was developed with Columbia Business School Executive Education. Ms. Tolkin pursued an Executive M.B.A. from Northwestern University’s Kellogg School of Management, which she was expected to complete in June 2026.

Matthew Hurn serves as a director of the Board. Mr. Hurn served on the board of directors of Air Water UK from August 2023 until the consummation of the Business Combination. He is a skilled senior leader with over 35 years of international experience and cross-sector exposure and an accomplished finance professional, having worked in the finance and treasury industry for decades in both the public and private sectors in the United Kingdom and the Middle East. Mr. Hurn has served as Executive Director, Chief Financial Officer for Credit and Special Solutions in the Group Strategy, Finance and Risk division of Mubadala Investment Company, an investment and development company owned by the Government of Abu Dhabi, since February 2021 and previously held other positions with Mubadala Investment Company since 2008. Mr. Hurn currently serves on the boards of directors of several companies, leveraging his broad experience and expertise, including as Chairman of Themis, an AI-powered digital financial crime platform company that helps businesses manage financial crime, risk and regulations, since June 2020, and as a member of the board of directors of Yomly (formerly known as “EmiratesHR”), a human resources software company, since January 2022. Mr. Hurn is a fellow of The Chartered Institute of Management Accountants and the Association of Corporate Treasurers.

Peter McDonough serves as a director of the Board. Mr. McDonough has extensive executive leadership experience in both publicly traded and privately held consumer goods companies across various global industries. Currently, Mr. McDonough serves as a certified executive coach at McDonough Coaching & Advisory Services, where he actively coaches and advises C-Suite leaders. From 2019 to 2022, Mr. McDonough served as Chief Executive Officer of Trait Biosciences, a biotechnology research organization developing intellectual property associated with the formulation of CBD health & wellness products. He previously served as an independent director on Trait’s Board while working as a management consultant following more than 20 years of executive leadership roles in global CPG companies such as Diageo, Procter & Gamble, Gillette and Black & Decker. Mr. McDonough currently serves as an independent director on the board of Franklin BSP Realty Trust (NYSE: FBRT) since 2016, as well as on the boards of Bedoukian Research, Inc. since 2024 and Hood River Distillers LLC since 2022. Mr. McDonough previously served as a director of The Splash Beverage Group from 2014 to 2023 and on the advisory boards of Copalli Spirits, LLC from 2019 to 2023 and BePerpetual Inc. from 2017 to 2021. Mr. McDonough holds a B.S. from Cornell University and an M.B.A. from The Wharton School at the University of Pennsylvania.

Andrea Mollica serves as a director on Air Water’s Board. Mr. Mollica has over a decade of experience in private equity, venture capital, and strategic advisory, with a strong track record of leading high-growth investments and cross-border transactions across multiple industries. He currently serves as Managing Director at Tau Capital, a global DeepTech investment firm, and has served on the board of Air Water UK since February 2024. Prior to Tau Capital, he held senior investment roles at Royal Group LLC (July 2018 to October 2023) and Chimera Capital (December 2022 to July 2023) in the United Arab Emirates, where he executed direct buyouts and growth-stage investments. Mr. Mollica also serves on several boards, including Lulo Bank (Colombia), Sepio, BlueGreen, Remilk, and Antidote (Board Observer, transitioning to Board Member). He holds an M.B.A. from the University of Chicago Booth School of Business, a Master’s in International Management from the London School of Economics and Università Bocconi, and a B.Sc. in Economics and Finance from Università Bocconi.

Kevin Shannon serves as a director on Air Water’s Board. Mr. Shannon served as CEO of IPFX, a special purpose acquisition company, which announced the signing of a business combination agreement with Quantum Space, LLC on June 8, 2026 and since September 2025, as the COO of IPEX, a special purpose acquisition company which announced the signing of a definitive agreement for its initial business combination with GOWell Technology Limited on October 14, 2025. Since June 2026, Mr. Shannon has served as CEO of IPXG, a special purpose acquisition company which announced the signing of a business combination agreement with Elroy Air on June 26, 2026. He previously served as Chief of Staff of IPXX from March 2023 until the completion of its initial business combination with USA Rare Earth, Inc. in March 2025, as Chief of Staff of IPAX from March 2021 until the completion of its initial business combination with Intuitive Machines, Inc. in February 2023, and as the COO of IPDX from July 2025 until the completion of its initial business combination with Merlin Labs, Inc. in March 2026. Mr. Shannon is a founder and partner of Inflection Point Asset Management, which he co-founded with Michael Blitzer in 2024. Inflection Point Asset Management invests in concentrated SPAC sponsor and PIPE positions, primarily focused on backing the Inflection Point franchise of SPACs. Mr. Shannon also currently serves as Capital Markets Advisor for Intuitive Machines, Inc and as Special Advisor to USA Rare Earth, Inc. Prior to Inflection Point Asset Management, Mr. Shannon was a Principal at The Venture Collective from April of 2023 to March of 2024 helping to source and diligence later stage investments for the venture capital firm. Before that, Mr. Shannon was a Senior Analyst at Kingstown Capital from March of 2021 to March of 2023. Mr. Shannon began his career in Equity Capital Markets at Bank of America, spending time working across the Technology, Industrials, Equity-Linked, and SPAC teams within ECM. Mr. Shannon holds a B.A. from Colgate University.

Composition of the Board

The Board consists of six directors. Air Water’s Governing Documents provide that the Board shall consist of not less than one director and, unless otherwise fixed by ordinary resolution, not more than seven directors. Air Water may, by ordinary resolution, increase or reduce the limits on the number of directors.

Limitations on Liability and Indemnification of Officers and Directors

Air Water’s Governing Documents provide that each of our directors (including an alternate director), secretary or officers (including an investment adviser or an administrator or liquidator) and their personal representatives shall be indemnified out of our assets against any liability incurred by such person as a result of any act or failure to act in carrying out such person’s functions other than such liability, if any, that such person may incur by reason of such person’s own actual fraud, willful default or willful neglect. No such director, secretary or officer shall be liable to us for any loss or damage in carrying out such person’s functions unless that liability arises through the actual fraud, willful default or willful neglect of such director, secretary or officer.

The Company has entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require the Company to indemnify its directors and executive officers to the fullest extent permitted by law. For more information, see “Part II — Information Not Required in Prospectus — Item 6. Indemnification of Directors and Officers.”

In addition, the Company maintains a directors’ and officers’ insurance policy pursuant to which its directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

For more details regarding any related party transactions between the Company and its executive officers and directors, see the section entitled “Related Party Transactions.”

Corporate Governance

We structure our corporate governance in a manner we believe closely aligns our interests with those of our shareholders. Notable features of our corporate governance include:

•        we have independent director representation on our audit, compensation and nominating and corporate governance committees, and our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors; and

•        at least one of our directors qualifies as an “audit committee financial expert” as defined by the SEC.

Corporate Governance Practices and Foreign Private Issuer Status

Air Water is a foreign private issuer within the meaning of the rules under the Exchange Act and, as such, is exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic public companies. For example, Air Water is not required to file periodic reports and financial statements with the SEC as frequently or within the same time frames as U.S. companies with securities registered under the Exchange Act, although it may elect to file certain periodic reports and financial statements with the SEC on a voluntary basis on the forms used by U.S. domestic issuers. Air Water is not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, Air Water’s officers and directors are exempt from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act and the short sale prohibition under Section 16(c) of the Exchange Act. Additionally, beneficial owners of 10% or more of a class of Air Water’s equity securities registered under Section 12 of the Exchange Act are exempt from Section 16 of the Exchange Act. Accordingly, holders of our Ordinary Shares, Series A Preferred Shares or Series A Investor Warrants may receive less or different information about Air Water than they would receive from a U.S. domestic public company.

Additionally, as a foreign private issuer, Air Water is permitted to follow the corporate governance practices of its home country, the Cayman Islands, in lieu of the corporate governance standards of Nasdaq applicable to U.S. domestic companies. Unlike the requirements of Nasdaq, Air Water is not required, under the laws of the Cayman Islands, to have its Board consist of a majority of independent directors, nor is Air Water required to have a compensation committee or a nominating and corporate governance committee consisting entirely of independent directors, or to have regularly scheduled executive sessions with only independent directors each year. Such Cayman Islands home country practices may afford less protection to holders of our Ordinary Shares, Series A Preferred Shares and Series A Investor Warrants. Air Water currently follows the corporate governance requirements of Nasdaq applicable to foreign private issuers, though Air Water may in the future elect to use the foreign private issuer exemption with respect to certain of Nasdaq’s corporate governance requirements.

Election of Officers

Each executive officer serves at the discretion of our Board and holds office until his or her successor is duly appointed or until his or her earlier resignation or removal.

Board Composition

Our Board consists of six directors. Air Water’s Governing Documents provide that the Board shall consist of not less than one director and, unless otherwise fixed by ordinary resolution, not more than seven directors. Air Water may, by ordinary resolution, increase or reduce the limits on the number of directors. Each director holds office until the expiration of his or her term, until his or her successor has been duly appointed and qualified or until his or her earlier death, resignation or removal.

Directors are elected by ordinary resolution, requiring a simple majority of the votes cast by, or on behalf of, those shareholders entitled to vote thereon in person or by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting, or by the directors. No appointment of a director may cause the number of directors to exceed the maximum number of directors permitted under Air Water’s Governing Documents. An appointment of a director may be made to fill a vacancy or to appoint an additional director.

Our Board consists of Peter Carr, Jennifer Rae Chaplin, Matthew Hurn, Peter McDonough, Andrea Mollica and Kevin Shannon. Peter Carr serves as Chairman of the Board.

Five of our six directors qualify as “independent directors” under Nasdaq rules. Additionally, our Board has an independent audit committee, compensation committee and nominating and corporate governance committee. For more details, see the section entitled “Independence of our Board of Directors.”

Independence of our Board of Directors

Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that five of our six directors qualify as “independent directors” under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our Ordinary Shares by each non-employee director and the transactions involving them described in the section titled “Related Party Transactions.”

Board Committees

Our Board has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the committees reports to the Board as it deems appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

Audit Committee

The audit committee provides assistance to our Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing its reports regarding our accounting practices and systems of internal accounting controls. The audit committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy itself that the independent registered public accounting firm is independent of management. The rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Our audit committee meets the requirements for independence of audit committee members under applicable SEC and Nasdaq rules. All of the members of our audit committee (Matthew Hurn, Peter McDonough and Kevin Shannon) meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. In addition, Matthew Hurn qualifies as our “audit committee financial expert,” as such term is defined in Item 407 of Regulation S-K.

Our Board has adopted a written charter for the audit committee, which is available on our website. The information on our website is not intended to form a part of or be incorporated by reference into this registration statement.

Compensation Committee

The compensation committee determines our general compensation policies and the compensation provided to our officers. The compensation committee also makes recommendations to our Board regarding director compensation. In addition, the compensation committee reviews and determines security-based compensation for our directors, officers, employees and consultants and administers our equity incentive plans. Our compensation committee also oversees our corporate compensation programs. Our compensation committee consists of Peter McDonough, Matthew Hurn and Jennifer Rae Chaplin, each of whom qualifies as an independent director under applicable SEC and Nasdaq rules, including Nasdaq’s heightened independence standards for compensation committee members.

Our Board has adopted a written charter for the compensation committee, which is available on our website.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of the Board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance and reporting and making recommendations to the Board concerning corporate governance matters. Kevin Shannon and Andrea Mollica, the members of our nominating and corporate governance committee, are independent under applicable SEC and Nasdaq rules.

Our Board has adopted a written charter for the nominating and corporate governance committee, which is available on our website.

Role of Our Board of Directors in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, both through our Board as a whole and through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies governing the process by which risk assessment and management is undertaken. The audit committee also has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review the adequacy and effectiveness of our internal controls over financial reporting. Our nominating and corporate governance committee is responsible for periodically evaluating our corporate governance policies and systems in light of the governance risks that we face and the adequacy of our policies and procedures designed to address such risks. Our compensation committee assesses and monitors whether any of our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Code of Business Conduct and Ethics for Employees, Executive Officers and Directors

Our Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), applicable to all of our employees, executive officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The Code of Conduct is available on our website. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website to the extent required by applicable rules and exchange requirements.

Corporate Governance Guidelines

We have adopted a set of corporate governance guidelines to provide the framework for the governance of our Board and to assist our Board in the exercise of its responsibilities. These guidelines reflect our Board’s commitment to monitoring the effectiveness of policy and decision-making both at the Board and management levels, with a view to enhancing shareholder value over the long term. The corporate governance guidelines are available on our website.

Compensation of Air Water Executive Officers and Directors

The Company is an “emerging growth company,” as defined in the JOBS Act, and the following is intended to comply with the scaled disclosure requirements applicable to emerging growth companies.

Executive Compensation

For purposes of this subsection, references to the “Company” refer to Air Water Ventures Limited for the period from and following the Business Combination and references to “Air Water Holdings” are to Air Water Ventures Holdings Limited for the period prior to the Business Combination. This section should be read in conjunction with the Company’s financial statements and related notes appearing elsewhere in this prospectus, along with the section entitled “Related Party Transactions.” Compensation information included in the following section is presented in U.S. dollars.

Under Cayman Islands law, the Company is not required to disclose compensation paid to its senior management on an individual basis, and the Company has not otherwise publicly disclosed this information elsewhere. For the year ended December 31, 2025, the aggregate compensation, including benefits in kind, paid to Air Water Holdings’ executive officers for services in all capacities was $1,312,165.97, consisting of $1,249,999.92 in base compensation and $62,166.05 in additional benefit payments, including medical insurance coverage under employer-sponsored benefit plans.

The Company has not paid any compensation to its executive officers or members of the board of directors of the Company since August 8, 2025, the date of its inception, other than as described above with respect to the historical compensation of the Company’s executive officers prior to the Business Combination.

Director Remuneration

The Company’s policy is to remunerate non-executive directors at market rates for comparable companies for time, commitment and responsibilities. Non-executive directors are normally remunerated by way of fees, in the form of cash, and may participate in share, performance rights and option schemes generally made in accordance with thresholds set in plans approved by shareholders if deemed appropriate. Non-executive directors are not provided with retirement benefits. Executive directors’ remuneration and other terms of employment are reviewed annually by the Company’s Board of Directors.

RSU and PSU Award Grants

In connection with and in advance of the Business Combination, Air Water Holdings granted certain key executives awards in the form of restricted share units in respect of Air Water Holdings Ordinary Shares (“Company RSUs”). At the time of the Closing on August 14, 2026, the Company RSUs converted into restricted share units in respect of Ordinary Shares (“RSUs”) and became fully vested, since the Closing occurred prior to September 30, 2026. Holders of vested RSUs are entitled to Ordinary Shares, to be delivered during calendar year 2026 following the expiration of any applicable lock-up period, but in all events no later than December 31, 2026.

The Company RSUs, now converted into RSUs, entitle the holder to certain Company PSUs, which in turn entitle the applicable PSU Holder to a number of Earnout Shares, determined based on the pro-rata portion of Earnout Shares attributable to such PSU Holder’s Company RSUs, subject to achievement of the applicable Triggering Event, in accordance with the Business Combination Agreement.

Share-based Compensation Plan: 2025 Equity Incentive Plan

The Company adopted the 2025 Equity Incentive Plan in connection with the Business Combination. The key objective of the 2025 Equity Incentive Plan is to align the interests of the Company’s leadership team with the long-term success of the company and shareholders’ interests, while serving as a tool to incentivize and enhance retention.

Eligible participants include members of the Company’s management, employees, certain members of the Board, and consultants of the Company and its subsidiaries. Awards may be granted in the form of share options, including incentive share options and nonqualified share options, stock appreciation rights, share awards, share units, dividend equivalents, and other share-based awards, in each case pursuant to the terms and conditions of the 2025 Equity Incentive Plan and any applicable award agreement. The final eligibility of any beneficiary is determined by the Board, or a committee thereof, in its absolute discretion.

The 2025 Equity Incentive Plan, together with the ESPP described below, initially reserves a number of Ordinary Shares equal to no greater than 10.0% of the Company’s issued share capital as of immediately after the Closing, increased by the number of Ordinary Shares reasonably necessary to settle the RSUs and PSUs issued in the Business Combination in exchange for the Company RSUs and Company PSUs outstanding immediately prior to the Second Merger Effective Time.

All grants of awards under the 2025 Equity Incentive Plan are subject to the Company’s clawback and recoupment policies. To the extent that any existing Air Water Holdings equity incentive plan entitles the management of the Company to receive awards, the existing equity incentive plan remains valid.

Employee Share Purchase Plan

The Company adopted a new employee share purchase plan (the “ESPP”) in connection with the Business Combination, comprised of a Section 423 Component, intended to qualify for favorable U.S. federal tax treatment, and a Non-Section 423 Component, for employees not eligible for that treatment and to accommodate non-U.S. law. The ESPP share reserve, together with the 2025 Equity Incentive Plan’s reserve, is subject to the same 10.0% cap described above. Participants may purchase Ordinary Shares through payroll deduction contributions at a purchase price equal to 85% of the lower of the fair market value of Ordinary Shares on the first or last trading day of the applicable offering period, which will not exceed 27 months.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities and is qualified by reference to the A&R Articles, which are an exhibit to the registration statement of which this prospectus is a part. The following description of the Series A Investor Warrants is also qualified in its entirety by reference to the complete text of the Series A Investor Warrants, the form of which is included as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the applicable provisions of Cayman Islands law, the A&R Articles and the Series A Investor Warrants carefully and in their entirety for a complete description of the rights and preferences of our securities.

General

We are incorporated as an exempted company limited by shares under Cayman Islands law, and our affairs are governed by Air Water’s Governing Documents, as amended and restated from time to time, the Companies Act and the common law of the Cayman Islands.

As provided in Air Water’s Governing Documents, subject to the Companies Act, we have full capacity to carry on or undertake any business or activity, do any act or enter into any transaction and, for such purposes, have full rights, powers and privileges. Our registered office is c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands, or at such other place in the Cayman Islands as the directors may at any time decide.

Air Water’s Governing Documents authorize the issuance of up to 499,870,000 Ordinary Shares and 130,000 Series A Preferred Shares, having the rights as the Board may determine from time to time in accordance with Air Water’s Governing Documents.

As of September 9, 2026, there were 31,639,439 Ordinary Shares issued and outstanding and 117,037.282 Series A Preferred Shares issued and outstanding.

Our Ordinary Shares are listed on Nasdaq under the symbol “WATR.” Our Series A Preferred Shares and Series A Investor Warrants are not listed on any securities exchange.

Ordinary Shares

All of our outstanding Ordinary Shares are fully paid and non-assessable. The Ordinary Shares are issued in registered form. Other than as set out in separate agreements between us and certain of our shareholders, shareholders may freely hold and vote their shares.

Holders of Ordinary Shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Series A Preferred Shares

Each Series A Preferred Share shall be counted as a number of Ordinary Shares (including fractional entitlements) equal to one multiplied by the then-applicable Conversion Ratio (as defined in Air Water’s Governing Documents) (provided that if the relevant calculation is being made when a doubt or dispute has arisen in relation to the adjustment to the Conversion Ratio, then the applicable Conversion Ratio for purposes of Air Water’s Governing Documents shall be the Conversion Ratio as determined by the Board. If the Board has not determined the applicable adjusted Conversion Ratio, then it shall be deemed to be the most recently determined applicable Conversion Ratio or, in the absence of the same, the unadjusted Conversion Ratio).

Each Series A Preferred Share shall be counted on an as-converted basis as a number of Ordinary Shares (including fractional entitlement) equal to one multiplied by the then-applicable Conversion Ratio, with a single vote for each such Ordinary Share. The Series A Preferred Shares shall vote together with the Ordinary Shares as a single class on all matters (other than where a class consent is specifically required by Air Water’s Governing Documents).

Series A Preferred Shares Reserved Matters

Subject to applicable law, for as long as the Inflection Point entities hold at least 20% of the Series A Preferred Shares that were issued and outstanding as of the date Air Water’s Governing Documents were adopted, Air Water shall not, without Series A Majority Consent (as defined in Air Water’s Governing Documents), take any of the following actions:

(i)     liquidate, dissolve or wind up the affairs of Air Water;

(ii)    amend, alter or repeal Air Water’s Governing Documents in a manner that materially and adversely affects the powers, preferences or rights attaching to the Series A Preferred Shares;

(iii)   create any equity security, authorize the creation of any equity security, classify any equity security, reclassify any equity security or issue any other security convertible into or exercisable for any equity security, unless such security ranks junior to the Series A Preferred Shares with respect to its rights, preferences and privileges (including rights to receive dividends and participate in distributions or payments upon liquidation, dissolution or winding up);

(iv)   increase the authorized share capital of the Series A Preferred Shares;

(v)    purchase or redeem or pay any cash dividend on any share ranking junior to the Series A Preferred Shares (with respect to rights to receive dividends and participate in distributions or payments upon liquidation, dissolution or winding up), except for shares being repurchased by Air Water at cost from employees in connection with the cessation of their service or pursuant to the terms of any equity incentive plan adopted by Air Water;

(vi)   enter into any transaction with an Affiliate (as defined in Air Water’s Governing Documents), other than the issuance of equity or awards to eligible participants under an incentive plan, equity plan or equity-based compensation plan adopted by Air Water, or with respect to employment, consulting or award agreements with executive officers or directors of Air Water, in each case regardless of whether such person (or such person’s Affiliates) would be considered an Affiliate of Air Water; or

(vii)  incur or guarantee any new indebtedness other than equipment leases or trade payables incurred in the ordinary course of business.

Dividends

The Board may from time to time declare and pay interim dividends or recommend final dividends in accordance with the respective rights of the shareholders if it appears to the Board that they are justified by Air Water’s financial position and that such dividends may lawfully be paid. Under the laws of the Cayman Islands, a Cayman Islands company may pay a dividend on its shares out of either profit or the share premium account, provided that in no circumstances may a dividend be paid if, following such payment, the company would be unable to pay its debts as they fall due in the ordinary course of business. No dividend shall be paid otherwise than out of profits or, subject to the requirements of the Companies Act and the listing rules of the applicable stock exchange, the share premium account. The holders of Ordinary Shares and Series A Preferred Shares are entitled to such dividends as may, subject to the Companies Act, be declared by the Board or declared by the holders of Ordinary Shares by ordinary resolution, requiring a simple majority vote of those shareholders attending and voting at a duly quorate shareholders meeting, in an amount not exceeding the amount recommended by the directors. Subject to Air Water’s Governing Documents and applicable Cayman Islands law, Air Water’s Available Reserves (as defined in Air Water’s Governing Documents) will be distributed among the holders of the Series A Preferred Shares and the Ordinary Shares as follows:

(i)     first, to pay to each holder of Series A Preferred Shares in respect of each Series A Preferred Share held a sum equal to any unpaid Arrears in respect of any Series A Preferred Share dividend on such Series A Preferred Share; and

(ii)    second, to apply the balance among the holders of the Ordinary Shares and the Series A Preferred Shares on a pro rata basis (for the avoidance of doubt, counted on an as-converted basis in accordance with Air Water’s Governing Documents).

Voting Rights

At a general meeting of Air Water, every shareholder is entitled to one vote for each Ordinary Share on all matters upon which the Ordinary Shares are entitled to vote, and each Series A Preferred Share shall be counted on an as-converted basis as a number of Ordinary Shares (including fractional entitlements) equal to one multiplied by the then-applicable Conversion Ratio, with a single vote for each such Ordinary Share. The Series A Preferred Shares shall vote together with the Ordinary Shares as a single class on all matters (other than where a class consent is specifically required by Air Water’s Governing Documents). Voting at any shareholders’ meeting is by way of a poll. In the case of an equality of votes, the chairperson of the meeting shall be entitled to exercise a second or casting vote. A quorum required for a meeting of shareholders consists of one or more holders of shares together representing not less than one-third of the outstanding Ordinary Shares and Series A Preferred Shares entitled to vote, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Shareholder meetings may be called at any time by a resolution adopted by the majority of the directors and upon the written requisition of one or more shareholders who together hold at least 10% of the rights to vote at such general meeting. Advance notice to shareholders of at least five clear days is required for the convening of any general meeting. Unless specified in Air Water’s Governing Documents, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote by ordinary resolution, being a resolution passed at a general meeting of shareholders by a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote at such general meeting, is required to approve any such matter voted on by Air Water shareholders. Approval of certain actions requires a special resolution under Cayman Islands law and pursuant to Air Water’s Governing Documents, being a resolution passed at a general meeting of shareholders by a majority of at least two-thirds (2/3) of such shareholders as, being entitled to do so, vote in person or by proxy at such general meeting. Such actions include amending Air Water’s Governing Documents and approving a statutory merger or consolidation with another company.

Transfer of Shares

Subject to applicable laws, including applicable securities laws and Air Water’s Governing Documents, any of our shareholders may transfer all or any of his, her or its Ordinary Shares or Series A Preferred Shares, provided that such transfer complies with the rules and regulations of Nasdaq, the SEC and/or any other competent regulatory authority or otherwise under applicable law, by an instrument of transfer. The instrument of transfer shall be in the usual or common form, in a form prescribed by the rules and regulations of Nasdaq, the SEC and/or any other competent regulatory authority or otherwise under applicable law or any other form approved by the Board. The Board may, in its sole discretion, decline to register any transfer of any Ordinary Share or Series A Preferred Share that is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any Ordinary Share or Series A Preferred Share, subject to any applicable requirements imposed from time to time by applicable law, the SEC or Nasdaq.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of Ordinary Shares and Series A Preferred Shares shall be distributed among such holders in accordance with the Companies Act and Air Water’s Governing Documents. Air Water’s Governing Documents provide that the Available Proceeds (as defined therein) shall be distributed (to the extent that Air Water is lawfully permitted to do so):

(i)     first, to each of the holders of the Series A Preferred Shares, in priority to any distribution to the holders of the Ordinary Shares, an amount per Series A Preferred Share held equal to the greater of (a) 100% of Accrued Value in respect of such Series A Preferred Share and (b) the amount per Series A Preferred Share as would have been payable had all Series A Preferred Shares been converted into Ordinary Shares in accordance with Air Water’s Governing Documents immediately prior to such liquidation, dissolution, winding up, Disposal or Deemed Liquidation Event (each as defined in Air Water’s Governing Documents) based on the then-effective rate of conversion; and

(ii)    thereafter, among the holders of Ordinary Shares pro rata to the number of Ordinary Shares and Series A Preferred Shares held.

If upon any such liquidation, dissolution or winding up of Air Water, Disposal or Deemed Liquidation Event, the assets of Air Water available for distribution to its shareholders are insufficient to pay the holders of the Series A Preferred Shares the full amount to which they are entitled under Air Water’s Governing Documents, the holders of the Series A Preferred Shares shall share rateably in any distribution of the assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the Series A Preferred Shares and the Ordinary Shares held by them upon such distribution if all amounts payable on or with respect to such Series A Preferred Shares and Ordinary Shares were paid in full.

Conversion of Series A Preferred Shares

At any time and from time to time, any holder of Series A Preferred Shares has the right, by written election to Air Water, to convert each fully paid Series A Preferred Share into that number of whole Ordinary Shares (subject to the limitations set forth in Air Water’s Governing Documents) determined by dividing the Accrued Value of such Series A Preferred Share by the Conversion Price. The Conversion Price is initially $12.00, subject to Equitable Adjustment. The date specified on such written election, or if not specified, the date of delivery of the notice, is the Conversion Date (as defined in Air Water’s Governing Documents).

Upon conversion, Series A Preferred Shares are canceled and may not be reissued, and rights as to such Series A Preferred Shares terminate other than the right to receive Ordinary Shares upon conversion.

Anti-dilution

If Air Water issues or is deemed to issue Ordinary Shares (other than in connection with any Exempt Issuance (as defined in Air Water’s Governing Documents)) at a price per share (the “New Issuance Price”) less than the lesser of (x) $10.00, subject to Equitable Adjustment, and (y) the Conversion Price then in effect (each such issuance, a “Dilutive Issuance”), then, immediately following such Dilutive Issuance, the Conversion Price then in effect will be reduced to an amount equal to the New Issuance Price, but not below the par value of the Ordinary Shares.

The deemed consideration per share received by Air Water for Ordinary Shares relating to Options and Convertible Securities will be determined by dividing (x) the total consideration received or receivable by Air Water (including the minimum aggregate amount of additional consideration as set forth in instruments relating thereto) by (y) the maximum number of Ordinary Shares issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

If the terms of any Option or Convertible Security are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding proportional changes in conversion or exercise prices in connection with share splits and combinations or certain dividends and distributions, or automatic adjustments to such terms pursuant to anti-dilution or similar provisions in such Option or Convertible Security which are not less favorable than those set forth in Air Water’s Governing Documents), the Conversion Price will be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance.

Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Securities (or portion thereof) that resulted in an adjustment to the Conversion Price, the Conversion Price shall be readjusted to such Conversion Price as would have applied had such Option or Convertible Securities (or portion thereof) never been issued.

If the per Ordinary Share volume-weighted average price for the 20-day trading period commencing on the date that is six months after the date on which Air Water’s Governing Documents were adopted (the “Six Month VWAP”) is less than the Conversion Price, the Conversion Price will be subject to a one-time downward adjustment equal to the greater of (i) the Six Month VWAP and (ii) the Floor Price (as defined in the A&R Articles).

Calls on Shares and Forfeiture of Shares

The Board may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares or Series A Preferred Shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. Ordinary Shares and Series A Preferred Shares that have been called upon and remain unpaid at the specified time are subject to forfeiture.

Redemption of Shares

Subject to Air Water’s Governing Documents, applicable law, including the Companies Act, and the rules and regulations of Nasdaq, the SEC and/or any other competent regulatory authority or otherwise under applicable law, Air Water, by its directors, may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by the Board.

Put Right

At any time on or after the fifth anniversary of the date on which Air Water’s Governing Documents were adopted (the “Date of Adoption”), any holder of Series A Preferred Shares may deliver a written notice (a “Put Notice”) to Air Water requiring Air Water to make an offer to redeem all Series A Preferred Shares held by such holder at a redemption price per share equal to 100% of the Accrued Value attributable to such Series A Preferred Share. The date of redemption shall not be less than 20 days after the Put Notice is delivered.

Within ten days of receipt of the Put Notice, Air Water shall deliver to each holder of Series A Preferred Shares that has delivered a Put Notice a notice (the “Put Offer Notice”) that shall be open for acceptance by any holder of Series A Preferred Shares within five days of deemed service of the Put Offer Notice. The Put Offer Notice will specify the terms of the Put Notice and the address to which acceptance of the Put Notice should be sent.

Call Right

Subject to applicable law, including the Companies Act, Series A Preferred Shares are redeemable at the option of Air Water at any time by written notice (a “Call Notice”): (i) prior to the first anniversary of the Date of Adoption, at a price equal to the greater of (a) 150% of the Accrued Value (which shall be payable in cash) and (b) the amount per Ordinary Share as would have been payable on liquidation had all Series A Preferred Shares been converted into Ordinary Shares in accordance with Air Water’s Governing Documents immediately prior to such Call Notice based on the then-effective rate of conversion (such amount, the “Liquidation Value”); (ii) after the first anniversary but prior to the second anniversary of the Date of Adoption, at a price equal to the greater of (a) 140% of the Accrued Value (which shall be payable in cash) and (b) the Liquidation Value; (iii) after the second anniversary but prior to the third anniversary of the Date of Adoption, at a price equal to the greater of (a) 130% of the Accrued Value (which shall be payable in cash) and (b) the Liquidation Value; (iv) after the third anniversary but prior to the fourth anniversary of the Date of Adoption, at a price equal to the greater of (a) 120% of the Accrued Value (which shall be payable in cash) and (b) the Liquidation Value; (v) after the fourth anniversary but prior to the fifth anniversary of the Date of Adoption, at a price equal to the greater of (a) 110% of the Accrued Value (which shall be payable in cash) and (b) the Liquidation Value; and (vi) after the fifth anniversary of the Date of Adoption, at a price equal to the greater of (a) 100% of the Accrued Value (which shall be payable in cash) and (b) the Liquidation Value. The Liquidation Value shall be payable, at the option of Air Water, in cash or Ordinary Shares or a combination thereof, with the value of such Ordinary Shares being the closing price of such Ordinary Shares on the Designated Stock Exchange (as defined in Air Water’s Governing Documents) on the Call Date (as defined in Air Water’s Governing Documents).

The Call Date shall be not less than 15 days or more than 20 days after the Call Notice is delivered. The Call Notice shall provide (i) the number of Series A Preferred Shares that Air Water will redeem on the Call Date, (ii) the Call Date and the redemption price calculated in accordance with Air Water’s Governing Documents and (iii), for certificated Series A Preferred Shares, that such holder is to surrender his, her or its certificate representing the Series A Preferred Shares to be redeemed.

Variations of Rights of Shares

All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, Air Water’s Governing Documents or the terms of issue of the shares of that class, be varied either with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be varied by, inter alia, the creation or issue of further shares ranking pari passu with them, the redemption or purchase of any shares of any class by Air Water, the cancellation of authorized but unissued shares of that class or the creation, allotment or issuance of further shares with preferred or other rights, including enhanced, weighted or any other type of voting rights.

Inspection of Books and Records

The Board determines whether, to what extent, at what times and places and under what conditions or regulations the accounts and books of Air Water are open to inspection by Air Water shareholders who are not directors, and no Air Water shareholder who is not a director otherwise has any right to inspect any account, book or document of Air Water except as required by the Companies Act (and every other law and regulation of the Cayman Islands for the time being in force concerning companies and affecting Air Water) or as authorized by the Board or by Air Water shareholders by ordinary resolution.

Series A Investor Warrants

Each Series A Investor Warrant entitles the registered holder to purchase the number of Ordinary Shares specified in such Series A Investor Warrant. The initial exercise price per Ordinary Share issuable pursuant to a Series A Investor Warrant is $12.00, subject to adjustment as discussed below. A warrant holder may exercise its Series A Investor Warrants, in whole or in part, at any time commencing on the date of issuance (the “Initial Exercise Date”) and on or prior to 5:00 p.m., New York City time, on the fifth anniversary of the Initial Exercise Date. Air Water will cause the Ordinary Shares purchasable pursuant to such Series A Investor Warrant to be issued to the warrant holder, provided there is an effective registration statement permitting the issuance of such Ordinary Shares to, or resale of such shares by, the warrant holder.

Cashless Exercise

If, at any time after the six-month anniversary of the closing of the Business Combination, (x) the Ordinary Shares issuable upon exercise of the Series A Investor Warrants would be (i) “restricted securities” as defined in Rule 144 under the Securities Act or (ii) the warrant holder is an affiliate (as defined in such Series A Investor Warrant) of Air Water and (y) there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the Ordinary Shares issuable upon exercise of the Series A Investor Warrants by the warrant holder, then the Series A Investor Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in accordance with the terms specified in such Series A Investor Warrant. If Ordinary Shares are issued in such a cashless exercise, the parties to such Series A Investor Warrant agree that, in accordance with Section 3(a)(9) of the Securities Act, such shares will take on the characteristics of the warrants being exercised, and the holding period of such shares being issued may be tacked on to the holding period of the Series A Investor Warrant.

Exercise Limitations

A holder of a Series A Investor Warrant may notify Air Water in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Series A Investor Warrant to the extent that, after giving effect to such exercise, such person (together with such person’s affiliates) would beneficially own in excess of 4.9%, 9.9%, 19.9% (or such other amount as specified by the holder) of the Ordinary Shares outstanding immediately after giving effect to such exercise. Such beneficial ownership determination will be determined solely by the warrant holder and not Air Water, as further specified in the terms of such Series A Investor Warrant.

Anti-dilution Adjustments

If at any time while a Series A Investor Warrant is outstanding Air Water issues or is deemed to issue Ordinary Shares (other than in connection with any Exempt Issuance (as defined in Air Water’s Governing Documents)) at a price per share (the “New Issuance Price”) less than the lesser of (x) $10.00, subject to the Warrant Equitable Adjustment, and (y) the exercise price then in effect (each such issuance, a “Dilutive Issuance”), then, immediately following such Dilutive Issuance, the exercise price then in effect will be reduced to an amount equal to the New Issuance Price, but not below the par value of the Ordinary Shares.

The deemed consideration per share received by Air Water for Ordinary Shares relating to Options and Convertible Securities will be determined by dividing (x) the total consideration received or receivable by Air Water (including the minimum aggregate amount of additional consideration as set forth in instruments relating thereto) by (y) the maximum number of Ordinary Shares deemed to be issued upon the issuance of such Options or Convertible Securities.

If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Ordinary Shares increases or decreases at any time (but excluding proportional changes in conversion or exercise prices in connection with share splits and combinations or certain dividends and distributions, or automatic adjustments to such terms pursuant to anti-dilution or similar provisions in such Option or Convertible Security which are not less favorable than those set forth in Air Water’s Governing Documents), the exercise price will be readjusted to such exercise price as would have obtained had such revised terms been in effect upon the original date of issuance. Notwithstanding the foregoing, no adjustment to the exercise price of any Series A Investor Warrant will be made due to an increase or decrease in purchase price, consideration payable or rate of conversion of any Option or Convertible Security (as applicable) if the result of such adjustment would be an increase in the exercise price then in effect.

Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Securities (or portion thereof) that resulted in an adjustment to the exercise price, the exercise price shall be readjusted to such exercise price as would have applied had such Option or Convertible Securities (or portion thereof) never been issued.

If the per Ordinary Share volume-weighted average price for the 20-day trading period commencing on the date that is six months after the Closing Date of the Business Combination (the “Measurement Price”) is less than the exercise price then in effect, the exercise price then in effect will be subject to a one-time downward adjustment equal to the greater of (i) the Measurement Price and (ii) $5.00 (subject to the Warrant Equitable Adjustment).

If at any time while a Series A Investor Warrant is outstanding Air Water grants, issues or sells Purchase Rights (as defined in such Series A Investor Warrant), the warrant holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that the warrant holder could have acquired if the warrant holder held the number of Ordinary Shares acquirable upon complete exercise of the Series A Investor Warrant (without regard to any limitations on exercise, including, without limitation, any applicable beneficial ownership limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights, subject to certain limitations.

Exclusive Forum Provisions

Air Water’s Governing Documents contain an exclusive forum jurisdiction provision that provides that, unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with Air Water’s Governing Documents or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to: (i) any derivative action or proceeding brought on behalf of Air Water, (ii) any action asserting a claim of breach of any fiduciary duty or other duty owed by any current or former director, officer or other employee of Air Water to Air Water or Air Water’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or Air Water’s Governing Documents or (iv) any action asserting a claim against us governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States), and each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes.

The forum selection provision does not apply to any actions or suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act, or to any claim in which the federal district courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such claim.

Air Water’s Governing Documents further provide that, without prejudice to any other rights or remedies that Air Water may have, each of its shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that, accordingly, Air Water shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.

RELATED PARTY TRANSACTIONS

Subscription Agreement, Participation Agreement and Convertible Loan Agreements in connection with the Tau Capital Investment in Air Water UK

On February 27, 2024, Air Water UK, as borrower, entered into a Convertible Loan Agreement with Tau Capital Holding — Sole Proprietorship LLC (“Tau Capital”), as lender (the “Original Convertible Loan Agreement”), pursuant to which Tau Capital loaned Air Water UK $3,000,000 at an interest rate of 4% to fund Air Water UK’s repayment of certain indebtedness owed to Alexander Guy (“AG”), a former director and shareholder of Air Water UK, and Paul Guy (“PG”), a former director and shareholder of Air Water UK. Pursuant to the terms of the Original Convertible Loan Agreement, the outstanding loan was convertible into Air Water UK Series A Shares, subject to satisfaction of certain conditions. In connection with the Original Convertible Loan Agreement, Air Water UK entered into a Subscription Agreement, dated February 27, 2024, with Tau Capital and other Air Water UK shareholders, pursuant to which Tau Capital purchased from such shareholders 2,870 Air Water UK Series A Shares at a per share price of $5,227, for a total purchase price of $15,001,490.

On April 26, 2024, Air Water UK entered into a Participation Agreement, as amended by that certain Deed of Amendment and Restatement dated May 3, 2024 (the “Participation Agreement”), among Tau Capital, a shareholder of Air Water UK, AG, Andrea Mollica (“AM”), a director of Air Water UK, Bill Murray, a shareholder of Air Water UK and general partner and director of Tau Capital (“WM” and, together with AG and AM, the “Individual Promoters”), and PG. Pursuant to the Participation Agreement, AM purchased a total of 502 Air Water UK ordinary shares from shareholders for a total purchase price of $999,653, and Tau Capital purchased 5,410 Air Water UK ordinary shares from shareholders for a total purchase price of $10,773,149.40. In connection with the transactions contemplated by the Participation Agreement, Tau Capital loaned Air Water UK $9,954,709 pursuant to the Convertible Loan Agreement (as defined below). Additionally, pursuant to the Participation Agreement, Air Water UK converted $3,000,000 owed to Tau Capital under the Original Convertible Loan Agreement into 1,506 Air Water UK Series A Shares issued to Tau Capital.

In furtherance of the transactions contemplated by the Participation Agreement, on May 31, 2024, Air Water UK, as borrower, entered into a new Convertible Loan Agreement with Tau Capital, as lender, as further amended by that Deed of Variation of Contract dated May 21, 2025 (as amended, the “Convertible Loan Agreement”), pursuant to which Tau Capital loaned Air Water UK $9,954,709 at an interest rate of 4% per annum to fund Air Water UK’s repurchase of 4,999 Air Water UK ordinary shares from shareholders pursuant to the Share Buyback Agreement, dated May 31, 2024, entered into among Air Water UK, PG and Jessica Lauren Bain. Amounts outstanding under the Convertible Loan Agreement on the anniversary of the closing of the transactions contemplated by the Participation Agreement were subject to automatic conversion into Air Water UK ordinary shares. On May 21, 2025, Air Water UK converted the $9,954,709 of total outstanding indebtedness owed to Tau Capital into 8,321 Air Water UK ordinary shares and reclassified 4,376 Air Water UK Series A Shares held by Tau Capital into 4,376 Air Water UK ordinary shares held by Tau Capital.

Convertible Loan Note Instrument and Conversion of Air Water UK Notes

On January 15, 2025, Air Water UK established a Convertible Loan Note Instrument that provided for the issuance of up to $6,000,000 in aggregate principal amount of unsecured convertible loan notes (the “Convertible Notes”) (the “Convertible Loan Note Instrument”). Any outstanding Convertible Notes were subject to automatic conversion into Air Water UK ordinary shares at a per share conversion price of $765.73, subject to adjustment, upon the earlier of (i) completion of an offering of shares in the capital of Air Water UK for gross proceeds of at least $4,000,000 prior to December 31, 2025, (ii) a Share Sale (as defined in Air Water UK’s articles of association) into Series A ordinary shares or (iii) the passing of a Special Resolution (as defined in the Convertible Loan Note Instrument) of noteholders approving conversion of such Convertible Notes.

On May 21, 2025, several Air Water UK shareholders and directors (collectively, the “Noteholders”), including, among others, AM, a shareholder and director of Air Water UK, Matthew Hurn, a director and shareholder of Air Water UK, Peter Carr, Chief Executive Officer, director and shareholder of Air Water UK, Ryan Bibbo, Chief Operating Officer and shareholder of Air Water UK, and the Bert E Miller 2023 Family Trust (collectively, the “Related Noteholders”), subscribed for Convertible Notes at various subscription amounts, for a total subscription price of $5,736,796. On May 21, 2025, the Noteholders, holding more than 50% of the nominal amount of the Convertible Notes outstanding, delivered a Special Resolution to Air Water UK requesting a conversion of all outstanding Convertible Notes. Also on May 21, 2025, Air Water UK converted all outstanding Convertible Notes at a conversion price of $765.73 into 7,531 Air Water UK ordinary shares.

The Noteholders who received Air Water UK ordinary shares upon the conversion of outstanding Convertible Notes included persons and entities affiliated with directors and executive officers of Air Water. Such persons and entities were as follows: the Bert E Miller 2023 Family Trust’s $500,000 subscription of Convertible Notes converted into 653 Air Water UK ordinary shares; AM’s $450,000 subscription of Convertible Notes converted into 653 Air Water UK ordinary shares; Matthew Hurn’s $180,014 subscription of Convertible Notes converted into 274 Air Water UK ordinary shares; Peter Carr’s $500,000 subscription of Convertible Notes converted into 653 Air Water UK ordinary shares; and Ryan Bibbo’s $100,000 subscription of Convertible Notes converted into 131 Air Water UK ordinary shares.

Share Repurchase Agreements

On June 25, 2025, Air Water UK entered into a Share Repurchase Agreement with: (i) Alexander David Guy (“Mr. Guy”), Air Water UK’s founder and former Chief Executive Officer and director, for the purchase of 4,303 Air Water UK ordinary shares from Mr. Guy for an aggregate purchase price of $1,881,622; (ii) Kirsty Guy (“Mrs. Guy”), Mr. Guy’s spouse, for the purchase of 2,875 Air Water UK ordinary shares from Mrs. Guy for an aggregate purchase price of $361,194; and (iii) AKP AG, a holding company affiliated with Mr. Guy (“AKP AG” and, together with Mr. Guy and Mrs. Guy, the “Sellers”), for the purchase of 826 Air Water UK ordinary shares from AKP AG for an aggregate purchase price of $1,257,184 (collectively, such purchases, the “Share Repurchase”). As a result of the Share Repurchase, none of the Sellers owned any interest in Air Water UK. In connection with the Share Repurchase, Air Water UK, A1rwater General Trading Co. L.L.C., AWC Air Water LLC, Air Water Units Trading Ltd. and The Air Water Company LLC and the Sellers entered into a Deed of Release providing for the bilateral release by such parties of any liabilities, claims or obligations such party had or may have had against a counterparty to the agreement, subject to certain exceptions. Completion of the Share Repurchase was conditioned upon (i) member approval of Air Water UK’s entry into the Share Repurchase Agreement and performance thereunder (the “Required Approval”) and (ii) Air Water UK’s receipt of proceeds in an equity financing in an amount that equaled or exceeded the purchase price for the shares (the “Share Repurchase Financing”). On July 25, 2025, Air Water UK and IPF entered into a Subscription Agreement to complete the Share Repurchase Financing, pursuant to which Air Water UK issued IPF, LP 607 Air Water UK Series A Shares in exchange for the Share Repurchase Financing in the amount of $4,000,000. On July 25, 2025, Air Water UK satisfied such conditions upon receiving the Required Approval and completing the Share Repurchase Financing. The proceeds of the Share Repurchase Financing were used by Air Water UK to complete the Share Repurchase from the Sellers.

On July 25, 2025, Air Water UK entered into a Share Repurchase Agreement with Robert Bain, a former director of Air Water UK, for the purchase of 653 Air Water UK ordinary shares from Mr. Bain for an aggregate purchase price of $326,337 (the “Bain Share Repurchase”). Completion of the Bain Share Repurchase was conditioned upon (i) member approval of Air Water UK’s entry into the Share Repurchase Agreement and performance thereunder (the “Bain Required Approval”) and (ii) Air Water UK’s receipt of proceeds from the Share Repurchase Financing. On July 25, 2025, Air Water UK satisfied such conditions upon receiving the Bain Required Approval and completing the Share Repurchase Financing. The proceeds of the Share Repurchase Financing were used by Air Water UK to complete the Bain Share Repurchase from Mr. Bain.

Series A Preferred Shares Subscription Agreement

On March 19, 2026, Air Water Ventures Ltd entered into the Pre-Funded PIPE Subscription Agreement with Tau Capital pursuant to which Tau Capital purchased approximately $5.0 million of Air Water Holdings Series A Preferred Shares and Air Water Holdings Warrants.

Shareholder Lock-Up Agreements

In connection with the Closing, each holder of Air Water Holdings Ordinary Shares entered into an Air Water Holdings Shareholder Lock-Up Agreement pursuant to which such holder agreed not to, subject to certain customary exceptions, transfer its Restricted Securities (as defined in the applicable Air Water Holdings Shareholder Lock-Up Agreement) during the period commencing on the Closing Date and ending on the earlier of (i) six months after the Closing and (ii) the date following the Closing on which Air Water completes a liquidation, merger, share exchange, reorganization or other similar transaction in which all of its shareholders have the right to exchange their Ordinary Shares for cash, securities or other property.

BENEFICIAL OWNERSHIP OF AIR WATER SECURITIES

The following table sets forth information relating to the beneficial ownership of Ordinary Shares as of September 9, 2026 by:

•        each person, or group of affiliated persons, known by us to beneficially own more than 5% of outstanding Ordinary Shares;

•        each of our directors;

•        each of our executive officers; and

•        all of our directors and executive officers as a group.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Ordinary Shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

Unless otherwise indicated in the table or footnotes below, Air Water believes that all persons named in the table below have sole voting and investment power with respect to all Ordinary Shares beneficially owned by them. To Air Water’s knowledge, no Ordinary Shares beneficially owned by any executive officer or director have been pledged as security.

The percentage of Ordinary Shares beneficially owned is computed on the basis of 31,639,439 Ordinary Shares issued and outstanding on September 9, 2026 and include Ordinary Shares issuable upon the conversion of Series A Preferred Shares taking into account the Accrued Value through September 9, 2026 and the current conversion price of $12.00 per Ordinary Share and Ordinary Shares issuable upon the exercise of Series A Investor Warrants based on the current exercise price of $12.00 per Ordinary Share.

Beneficial Owners	Number of Ordinary Shares	Percentage of all Ordinary Shares
Directors and Executive Officers
Ryan Bibbo	831,394	1.5%
Peter Carr	1,131,124	2.1%
Jennifer Rae Chaplin	—	—
Matthew Hurn	226,769	*
Peter McDonough	—	—
Andrea Mollica(1)	11,402,902	21.2%
Kevin Shannon	—	—
David Tuerff	—	—
All Air Water directors and executive officers as a group (8 individuals)	13,592,189	25.3%

Other 5% Shareholders
TAU Capital Holding Limited(2)	10,289,173	19.2%
Inflection Point Holdings III LLC(3)	8,983,333	16.7%
Inflection Point Fund I, LP(4)	6,445,322	12.0%
Alyeska Master Fund L.P.(5)	5,932,636	11.1%
Alto Opportunity Master Fund, SPC – Segregated Master Portfolio(6)	2,722,494	5.1%

____________

*        Indicates beneficial ownership of less than one percent (1%) of the total outstanding Ordinary Shares.

(1)      Consists of 1,113,729 held by Mr. Mollica directly and 10,289,173 shares held of record by TAU Capital Holding Limited (see footnote 2, below).

(2)      Consists of (i) 9,225,699 Ordinary Shares held by Tau Capital Holding Limited (f/k/a TAU Capital Holding — Sole Proprietorship LLC), a limited liability company organized and existing under the laws of the Abu Dhabi Global Market (“Tau Capital”), (ii) 531,737 Ordinary Shares issuable upon conversion of 6,327.542 Series A Preferred Shares held by Tau Capital, at the initial conversion price and (iii) 531,737 Ordinary Shares issuable upon exercise of a Series A Investor Warrant held by Tau Capital, at the initial exercise price. Mr. Andrea Mollica, a director of Air Water, as one of the two General Partners of Tau Capital, has shared voting and shared investment control over the Ordinary Shares held by Tau Capital and may be deemed the beneficial owner of such shares. Mr. Mollica, however, disclaims any beneficial ownership of such shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The principal business address for Tau Capital is Al Sila Tower, Level 25, Unit 36, ADGM, Abu Dhabi, UAE.

(3)      IPAM is the manager of the Sponsor. Michael Blitzer, Inflection Point’s former Chairman and Chief Executive Officer, is the Chief Investment Officer of IPAM and the managing member of Inflection Point GP I LLC. Mr. Blitzer controls the Sponsor, IPAM, and Inflection Point GP I LLC, including the exercise of voting and investment discretion over securities held or to be held by the Sponsor. Each of IPAM, Inflection Point GP I LLC and Mr. Blitzer disclaim any beneficial ownership of the securities held by the Sponsor other than to the extent of any pecuniary interest he or it may have therein, directly or indirectly.

(4)      Consists of (i) 2,222,611 Ordinary Shares issuable upon conversion of 26,449.127 Series A Preferred Shares held by IPF, at the initial Conversion Price and (ii) 4,222,661 Ordinary Shares issuable upon exercise of Series A Investor Warrant held by IPF, at the initial exercise price. Voting and dispositive power over securities beneficially owned by IPF are vested in an investment committee of three members, including Michael Blitzer, former Chairman and Chief Executive Officer of Inflection Point, Kevin Shannon, former Chief Operating Officer of Inflection Point, and a third individual who does not have, and has not had during the past three years, any relationship with Inflection Point or any of its predecessors or affiliates. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by two or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, none of the individuals is deemed a beneficial owner of the entity’s securities. The business address of IPF is 1680 Michigan Ave, Suite 700 #1016, Miami Beach, FL 33139.

(5)      Consists of (i) 2,966,318 Ordinary Shares issuable upon conversion of 35,294.118 Series A Preferred Shares, held by Alyeska Master Fund, L.P. (“Alyeska”) and (ii) 2,966,318 Ordinary Shares issuable upon exercise of a Series A Investor Warrant held by Alyeska, at the initial exercise price. Following the Closing of the Business Combination, Alyeska elected to be subject to a beneficial ownership limitation of 4.9% of Ordinary Shares in connection with the exercise of any Series A Preferred Shares and Series A Investor Warrants. Alyeska Investment Group, L.P., the investment manager of Alyeska, has voting and investment control of the shares held by Alyeska. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska. The registered address of Alyeska is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago, IL 60601.

(6)      Consists of (i) 1,361,247 Ordinary Shares issuable upon conversion of 16,198.508 Series A Preferred Shares, held by Alto Opportunity Master Fund, SPC — Segregated Master Portfolio (“Alto”) and (ii) 1,361,247 Ordinary Shares issuable upon exercise of a Series A Investor Warrant held by Alto, at the initial exercise price. Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The principal business address of Ayrton Capital LLC is 55 Post Rd West, 2nd Floor, Westport, CT 06880.

selling securityholders

This prospectus relates to the resale from time to time of an aggregate of (i) 28,094,115 Ordinary Shares, (ii) 117,037.282 Series A Preferred Shares, (iii) 16 Series A Investor Warrants, (iv) 20,000,000 Ordinary Shares issuable as Earnout Shares upon the occurrence of certain events, (v) 166,043,553 Ordinary Shares underlying the Series A Preferred Shares and (vi) 190,411,788 Ordinary Shares underlying the Series A Investor Warrants. The selling securityholders may from time to time offer and sell any or all of the Ordinary Shares, Series A Preferred Shares and Series A Investor Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “selling securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of the selling securityholders’ interest in the Ordinary Shares, Series A Preferred Shares and Series A Investor Warrants other than through a public sale.

Certain of the Selling Securityholders have purchased or may acquire or purchase their respective Ordinary Shares at prices lower than current market prices and may therefore experience a positive rate of return on their investment, even if our public stockholders experience a negative rate of return on their investment. As a result, the Selling Securityholders are able to recognize a greater return on their investment than public stockholders. Furthermore, the Selling Securityholders may earn a positive rate of return even if the price of the Ordinary Shares declines significantly. As a result, the Selling Securityholders may be willing to sell their shares at a price less than stockholders that acquired their Ordinary Shares in the public market or at higher prices than the price paid by such Selling Securityholders, the sale of which would result in the Selling Securityholder realizing a significant gain even if other Air Water securityholders experience a negative rate of return. For example, in connection with Inflection Point’s IPO, the Sponsor paid an aggregate of $25,000, or approximately $0.003 per share, for an aggregate of 8,433,333 shares (after giving effect to subsequent share capitalizations). Even when our trading price is significantly below $10.00, the offering price for the units offered in Inflection Point’s IPO, certain of the selling securityholders, including the Sponsor and its affiliates, may still have an incentive to sell Ordinary Shares because they purchased the shares at prices lower than the public investors or the current trading price of our Ordinary Shares. For example, based on the closing price of our Ordinary Shares of $1.83 on September 10, 2026, the Sponsor and its affiliates would experience a potential profit of up to approximately $1.827 per share with respect to such shares.

The sale or possibility of sale of Ordinary Shares, including those pursuant to this prospectus, could have the effect of increasing the volatility in our Ordinary Share price or putting significant downward pressure on the price of our Ordinary Shares. The Ordinary Shares being offered for resale by the Selling Securityholders pursuant to this prospectus represent 93.4% of our total issued and outstanding Ordinary Shares.

The table below sets forth, as of September 9, 2026, the name of the Selling Securityholders for which we are registering Ordinary Shares, Series A Preferred Shares and Series A Investor Warrants for resale to the public, and the aggregate number of Ordinary Shares that the Selling Securityholders may offer pursuant to this prospectus. In accordance with SEC rules, each person or entity below is shown as having beneficial ownership over securities it owns or has the right to acquire within 60 days, as well as securities for which it has the right to vote or dispose of such securities.

Because the Selling Securityholders may dispose of all, none or some portion of their Ordinary Shares, Series A Preferred Shares and Series A Investor Warrants, no estimate can be given as to the number of Ordinary Shares, Series A Preferred Shares and Series A Investor Warrants that will be beneficially owned by the Selling Securityholders upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the Ordinary Shares, Series A Preferred Shares and Series A Investor Warrants covered by this prospectus will be beneficially owned by the Selling Securityholders and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented. Please see the section titled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these Ordinary Shares, Series A Preferred Shares and Series A Investor Warrants.

All calculations below under the heading “Ordinary Shares Beneficially Owned Prior to Offering” include Ordinary Shares issuable upon the conversion of Series A Preferred Shares taking into account the Accrued Value through September 9, 2026 and the current conversion price of $12.00 per Ordinary Share and Ordinary Shares issuable upon the exercise of Series A Investor Warrants based on the current exercise price of $12.00 per Ordinary Share.

All calculations below under the heading “Ordinary Shares Registered Hereby” include Ordinary Shares issuable upon the conversion of Series A Preferred Shares taking into account the Accrued Value through August 14, 2029 and assume, solely for this purpose, a conversion price of $1.00 per Ordinary Share and Ordinary Shares issuable upon the exercise of Series A Investor Warrants and assume, solely for this purpose, an exercise price of $1.00 per Ordinary Share and that the number of shares underlying such Series A Investor Warrant is adjusted based on such $1.00 exercise price.

	Ordinary Shares			Series A Preferred Shares			Series A Investor Warrants
Name	Ordinary Shares Beneficially Owned Prior to Offering	Ordinary Shares Registered Hereby	Beneficially Owned After Sale of all Ordinary Shares Offered Hereby	Series A Preferred Shares Beneficially Owned Prior to Offering	Series A Preferred Shares Registered Hereby	Beneficially Owned After Sale of All Series A Preferred Shares Offered Hereby	Series A Investor Warrants Beneficially Owned Prior to Offering	Series A Investor Warrants Registered Hereby	Beneficially Owned After Sale of All Series A Investor Warrants Offered Hereby
Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B(1)	2,722,494	47,573,790	—	16,198.508	16,198.508	—	1	1	—
Alyeska Master Fund, L.P.(2)	5,932,636	100,163,682	—	35,294.118	35,294.118	—	1	1	—
Andrea Mollica(3)	11,402,902	1,825,729	—	—	—	—	—	—	—
The Bert E Miller 2023 Family Trust(4)	2,058,413	3,374,413	—	—	—	—	—	—	—
David Cupit(5)	535,232	877,232	—	—	—	—	—	—	—
Diametric True Alpha Enhanced Market Neutral Master Fund LP(6)	744,715	8,385,109	—	2,705.946	2,705.946	—	1	1	—
Diametric True Alpha Market Neutral Master Fund LP(7)	118,662	1,190,736	—	376.932	376.932	—	1	1	—
Ghisallo Master Fund LP(8)	840,458	14,189,856	—	5,000.000	5,000.000	—	1	1	—
Hassen Benothman(9)	291,255	477,255	—	—	—	—	—	—	—
HF Fund LP(10)	618,247	2,564,175	—	600.000	600.000	—	1	1	—
Inflection Point Fund I, LP(11)	6,445,322	102,907,186	—	26,449.127	26,449.127	—	1	1	—
Inflection Point Holdings III LLC(12)	8,983,333	8,983,333	—	—	—	—	—	—	—
Jett Capital Advisors Holdings, LLC(13)	980,235	1,372,235	—	—	—	—	1	1	—
Linden Capital, L.P.(14)	840,458	14,189,856	—	5,000.000	5,000.000	—	1	1	—
LMR CCSA Master Fund Limited(15)	420,229	7,094,928	—	2,500.000	2,500.000	—	1	1	—
LMR Multi-Strategy Master Fund Limited(16)	420,229	7,094,928	—	2,500.000	2,500.000	—	1	1	—
Mark Vickery(17)	4,906	8,906	—	—	—	—	—	—	—
Marlene Gordon(18)	12,935	20,935	—	—	—	—	—	—	—
Matthew Hurn(19)	226,769	370,769	—	—	—	—	—	—	—
Michael Bitar(20)	253,789	415,789	—	—	—	—	—	—	—
Michael Wallace(21)	58,429	96,429	—	—	—	—	—	—	—
Mohammed Al Faheem(22)	429,524	703,524	—	—	—	—	—	—	—
Newtyn Partners, LP(23)	632,818	11,051,736	—	3,765.188	3,765.188	—	1	1	—
Newtyn TE Partners, LP(24)	1,058,106	18,479,118	—	6,295.604	6,295.604	—	1	1	—
Paul Felder(25)	58,429	96,429	—	—	—	—	—	—	—
Peter Carr(26)	1,131,124	1,853,124	—	—	—	—	—	—	—
Ryan Bibbo(27)	831,394	1,363,394	—	—	—	—	—	—	—
Santhana Krishnan(28)	145,405	237,405	—	—	—	—	—	—	—
Shoba Krishnan(29)	145,405	237,405	—	—	—	—	—	—	—
Southern Glazer’s Wine and Spirits, LLC(30)	676,370	11,813,142	—	4,024.317	4,024.317	—	1	1	—
Tau Capital Holding Limited(31)	10,289,173	33,711,179	—	6,327.542	6,327.542	—	1	1	—
William Murray(32)	1,113,729	1,825,729	—	—	—	—	—	—	—

____________

(1)      Ordinary Shares registered hereby consist of (i) 1,618,000 Ordinary Shares issuable as Earnout Shares upon the occurrence of certain events, (ii) 22,977,895 Ordinary Shares issuable upon the conversion of 16,198.508 Series A Preferred Shares and (iii) 22,977,895 Ordinary Shares issuable upon the exercise of a Series A Investor Warrant. Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The principal business address of Ayrton Capital LLC is 55 Post Rd West, 2nd Floor, Westport, CT 06880.

(2)   Ordinary Shares registered hereby consist of (i) 50,081,841 Ordinary Shares issuable upon the conversion of 35,294.118 Series A Preferred Shares and (ii) 50,081,841 Ordinary Shares issuable upon the exercise of a Series A Investor Warrant. Alyeska Investment Group, L.P. has informed Air Water that it has opted for 4.9% beneficial ownership blockers, pursuant to which it may not convert Series A Preferred Shares or exercise the Series A Investor Warrant to the extent that after giving effect to such conversion or exercise, Alyeska (together with its affiliates, and any persons acting as a group together with it or any of its affiliates) would beneficially own in excess of 4.9% of the outstanding Ordinary Shares calculated in accordance with the rules of the SEC. Alyeska Investment Group, L.P., the investment manager of Alyeska, has voting and investment control of the shares held by Alyeska. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska. The principal business address of Alyeska Master Fund, L.P. is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands.

(3)      Ordinary Shares registered hereby consist of (i) 1,113,729 Ordinary Shares held by Mr. Mollica and (ii) 712,000 Ordinary Shares issuable as Earnout Shares upon the occurrence of certain events. Solely for purposes of calculating beneficial ownership, Ordinary Shares consist of (i) 9,225,699 Ordinary Shares held by TAU Capital, (ii) 531,737 Ordinary Shares issuable upon the conversion of 6,327.542 Series A Preferred Shares held by TAU Capital and (iii) 531,737 Ordinary Shares issuable upon the exercise of a Series A Investor Warrant held by TAU Capital (see footnote 31, below).

(4)      Ordinary Shares registered hereby consist of (i) 2,058,413 Ordinary Shares held by The Bert E. Miller 2023 Family Trust (the “Miller Family Trust”) and (ii) 1,316,000 Ordinary Shares issuable as Earnout Shares upon the occurrence of certain events. Mr. Michael J. Bitar is the trustee of the Miller Family Trust, and the Miller Family Trust is the sole beneficial owner of such shares. Laura A. Miller is the beneficiary of the Miller Family Trust. The principal address of the Miller Family Trust is 2124 Milano Court, Palm Beach Gardens, FL 33418.

(5)      Ordinary Shares registered hereby consist of (i) 535,232 Ordinary Shares held by Mr. Cupit and (ii) 342,000 Ordinary Shares issuable as Earnout Shares upon the occurrence of certain events.

(6)      Ordinary Shares registered hereby consist of (i) 289,917 Ordinary Shares, (ii) 418,004 Ordinary Shares issuable as Earnout Shares upon the occurrence of certain events, (iii) 3,838,594 Ordinary Shares issuable upon the conversion of 2,705.946 Series A Preferred Shares and (iv) 3,838,594 Ordinary Shares issuable upon the exercise of a Series A Investor Warrant. The principal business address of Diametric True Alpha Enhanced Market Neutral Master Fund LP is 131 Dartmouth Street, 3rd Floor, Boston, MA 02116.

(7)      Ordinary Shares registered hereby consist of (i) 55,308 Ordinary Shares, (ii) 65,996 Ordinary Shares issuable as Earnout Shares upon the occurrence of certain events, (iii) 534,716 Ordinary Shares issuable upon the conversion of 376.932 Series A Preferred Shares and (iv) 534,716 Ordinary Shares issuable upon the exercise of a Series A Investor Warrant. The principal business address of Diametric True Alpha Market Neutral Master Fund LP is 131 Dartmouth Street, 3rd Floor, Boston, MA 02116.

(8)      Ordinary Shares registered hereby consist of (i) 7,094,928 Ordinary Shares issuable upon the conversion of 5,000.000 Series A Preferred Shares and (ii) 7,094,928 Ordinary Shares issuable upon the exercise of a Series A Investor Warrant. Ghisallo Capital Management LLC (“Ghisallo Capital”) is the investment manager of Ghisallo Master Fund LP. Ghisallo Capital and Michael Germino, who indirectly controls Ghisallo Capital, have shared voting and investment power over the shares. The shares held by Ghisallo Master Fund LP may be deemed to be beneficially owned by Ghisallo Capital and Mr. Germino. Notwithstanding the foregoing, Mr. Germino disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein. The principal business address of Ghisallo Master Fund LP is 190 Elgin Avenue, George Town Grand Cayman, CI KY1-9008.

(9)      Ordinary Shares registered hereby consist of (i) 291,255 Ordinary Shares held by Mr. Benothman and (ii) 186,000 Ordinary Shares issuable as Earnout Shares upon the occurrence of certain events.

(10)    Ordinary Shares registered hereby consist of (i) 517,391 Ordinary Shares, (ii) 344,000 Ordinary Shares issuable as Earnout Shares upon the occurrence of certain events, (iii) 851,392 Ordinary Shares issuable upon the conversion of 600.000 Series A Preferred Shares and (iv) 851,392 Ordinary Shares issuable upon the exercise of a Series A Investor Warrant. The principal business address of HF Fund LP is 1 N. Franklin St., Suite 3175, Chicago, IL 60606.

(11)    Ordinary Shares registered hereby consist of (i) 3,870,000 Ordinary Shares issuable as Earnout Shares upon the occurrence of certain events, (ii) 37,518,593 Ordinary Shares issuable upon the conversion of 26,449.127 Series A Preferred Shares and (iii) 61,518,593 Ordinary Shares issuable upon the exercise of a Series A Investor Warrant. Voting and dispositive power over securities beneficially owned by IPF are vested in an investment committee of three members, including Michael Blitzer, former Chairman and Chief Executive Officer of Inflection Point, Kevin Shannon, former Chief Operating Officer of Inflection Point, and a third individual who does not have, and has not had during the past three years, any relationship with Inflection Point or any of its predecessors or affiliates. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by two or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, none of the individuals is deemed a beneficial owner of the entity’s securities. The principal business address of IPF is 1680 Michigan Ave, Suite 700 #1016, Miami Beach, FL 33139.

(12)   IPAM is the manager of the Sponsor. Michael Blitzer, Inflection Point’s former Chairman and Chief Executive Officer, is the Chief Investment Officer of IPAM and the managing member of Inflection Point GP I LLC. Mr. Blitzer controls the Sponsor, IPAM, and Inflection Point GP I LLC, including the exercise of voting and investment discretion over securities held or to be held by the Sponsor. Each of IPAM, Inflection Point GP I LLC and Mr. Blitzer disclaim any beneficial ownership of the securities held by the Sponsor other than to the extent of any pecuniary interest he or it may have therein, directly or indirectly. The principal business address of the Sponsor is c/o Inflection Point Acquisition Corp. III, 167 Madison Avenue, Suite 205 #1017, New York, NY 10016.

(13)    Ordinary Shares registered hereby consist of (i) 612,000 Ordinary Shares held by Jett Capital Advisors Holdings, LLC (ii) 392,000 Ordinary Shares issuable as Earnout Shares upon the occurrence of certain events and (iii) 368,235 Ordinary Shares issuable upon the exercise of a Series A Investor Warrant. The principal business address of Jett Capital Advisors Holdings, LLC is 712 5th Avenue, Floor 11, New York, NY 10019.

(14)    Ordinary Shares registered hereby consist of (i) 7,094,928 Ordinary Shares issuable upon the conversion of 5,000.000 Series A Preferred Shares and (ii) 7,094,928 Ordinary Shares issuable upon the exercise of a Series A Investor Warrant. The principal business address of Linden Capital, L.P. is c/o Linden Advisors LP, 590 Madison Avenue, 32nd Fl, New York, NY 10022.

(15)    Ordinary Shares registered hereby consist of (i) 3,547,464 Ordinary Shares issuable upon the conversion of 2,500.000 Series A Preferred Shares and (ii) 3,547,464 Ordinary Shares issuable upon the exercise of a Series A Investor Warrant. The principal business address of LMR CCSA Master Fund Limited is 9th Floor, Devonshire House, 1 Mayfair Place, London, UK WIJ 8AJ.

(16)    Ordinary Shares registered hereby consist of (i) 3,547,464 Ordinary Shares issuable upon the conversion of 2,500.000 Series A Preferred Shares and (ii) 3,547,464 Ordinary Shares issuable upon the exercise of a Series A Investor Warrant. The principal business address of LMR Multi-Strategy Master Fund Limited is 9th Floor, Devonshire House, 1 Mayfair Place, London, UK WIJ 8AJ.

(17)    Ordinary Shares registered hereby consist of (i) 4,906 Ordinary Shares held by Mr. Vickery and (ii) 4,000 Ordinary Shares issuable as Earnout Shares upon the occurrence of certain events.

(18)    Ordinary Shares registered hereby consist of (i) 12,935 Ordinary Shares held by Mrs. Gordon and (ii) 8,000 Ordinary Shares issuable as Earnout Shares upon the occurrence of certain events.

(19)    Ordinary Shares registered hereby consist of (i) 226,769 Ordinary Shares held by Mr. Hurn and (ii) 144,000 Ordinary Shares issuable as Earnout Shares upon the occurrence of certain events.

(20)    Ordinary Shares registered hereby consist of (i) 253,789 Ordinary Shares held by Mr. Bitar and (ii) 162,000 Ordinary Shares issuable as Earnout Shares upon the occurrence of certain events.

(21)    Ordinary Shares registered hereby consist of (i) 58,429 Ordinary Shares held by Mr. Wallace and (ii) 38,000 Ordinary Shares issuable as Earnout Shares upon the occurrence of certain events.

(22)    Ordinary Shares registered hereby consist of (i) 429,524 Ordinary Shares held by Mr. Al Faheem and (ii) 274,000 Ordinary Shares issuable as Earnout Shares upon the occurrence of certain events.

(23)    Ordinary Shares registered hereby consist of (i) 369,752 Ordinary Shares issuable as Earnout Shares upon the occurrence of certain events, (ii) 5,340,992 Ordinary Shares issuable upon the conversion of 3,765.188 Series A Preferred Shares and (iii) 5,340,992 Ordinary Shares issuable upon the exercise of a Series A Investor Warrant. The principal business address of Newtyn Partners, LP is 60 East 42nd Street, Suite 950, New York, NY 10165.

(24)    Ordinary Shares registered hereby consist of (i) 618,248 Ordinary Shares issuable as Earnout Shares upon the occurrence of certain events, (ii) 8,930,435 Ordinary Shares issuable upon the conversion of 6,295.604 Series A Preferred Shares and (iii) 8,930,435 Ordinary Shares issuable upon the exercise of a Series A Investor Warrant. The principal business address of Newtyn TE Partners, LP is 60 East 42nd Street, Suite 950, New York, NY 10165.

(25)    Ordinary Shares registered hereby consist of (i) 58,429 Ordinary Shares held by Mr. Felder and (ii) 38,000 Ordinary Shares issuable as Earnout Shares upon the occurrence of certain events.

(26)    Ordinary Shares registered hereby consist of (i) 1,131,124 Ordinary Shares held by Mr. Carr and (ii) 722,000 Ordinary Shares issuable as Earnout Shares upon the occurrence of certain events.

(27)    Ordinary Shares registered hereby consist of (i) 831,394 Ordinary Shares held by Mr. Bibbo and (ii) 532,000 Ordinary Shares issuable as Earnout Shares upon the occurrence of certain events.

(28)    Ordinary Shares registered hereby consist of (i) 145,405 Ordinary Shares held by Mr. Krishnan and (ii) 92,000 Ordinary Shares issuable as Earnout Shares upon the occurrence of certain events.

(29)    Ordinary Shares registered hereby consist of (i) 145,405 Ordinary Shares held by Mrs. Krishnan and (ii) 92,000 Ordinary Shares issuable as Earnout Shares upon the occurrence of certain events.

(30)    Ordinary Shares registered hereby consist of (i) 396,000 Ordinary Shares issuable as Earnout Shares upon the occurrence of certain events, (ii) 5,708,571 Ordinary Shares issuable upon the conversion of 4,024.317 Series A Preferred Shares and (iii) 5,708,571 Ordinary Shares issuable upon the exercise of a Series A Investor Warrant. The principal business address of Southern Glazer’s Wine and Spirits, LLC is 1600 NW 163rd Street, Miami, FL 33169.

(31)    Ordinary Shares registered hereby consist of (i) 9,225,699 Ordinary Shares, (ii) 6,534,000 Ordinary Shares issuable as Earnout Shares upon the occurrence of certain events, (iii) 8,975,740 Ordinary Shares issuable upon the conversion of 6,327.542 Series A Preferred Shares and (iv) 8,975,740 Ordinary Shares issuable upon the exercise of a Series A Investor Warrant. Mr. Andrea Mollica, a director of the Company, as one of the two General Partners of Tau Capital, has shared voting and shared investment control over the Ordinary Shares held by Tau Capital and may be deemed the beneficial owner of such shares. Mr. Mollica, however, disclaims any beneficial ownership of such shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The principal business address of Tau Capital is Al Sila Tower, Level 25, Unit 36, ADGM, Abu Dhabi, UAE.

(32)    Ordinary Shares registered hereby consist of (i) 1,113,729 Ordinary Shares held by Mr. Murray and (ii) 712,000 Ordinary Shares issuable as Earnout Shares upon the occurrence of certain events.

CERTAIN TAX CONSIDERATIONS

Certain Material U.S. Federal Income Tax Considerations for U.S. Holders

This section describes certain material U.S. federal income tax considerations to U.S. Holders (as defined below) of the ownership and disposition of our Ordinary Shares, our Series A Preferred Shares and our Series A Investor Warrants (collectively, “Air Water Securities”). All prospective holders of Air Water Securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of Air Water Securities.

This discussion deals only with U.S. Holders that hold their Air Water Securities as capital assets within the meaning of Section 1221 of the Code (as defined herein) (generally, property held for investment) and does not cover all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address any considerations relevant to the alternative minimum tax (including the corporate alternative minimum tax on financial statement income), net investment income tax, or any aspect of U.S. state, local, non-U.S. or other tax laws (such as estate or gift tax laws). This discussion also does not address tax considerations applicable to investors that own or will own (directly, indirectly or by attribution) 10% or more of the Ordinary Shares by vote or value, nor does this section discuss all of the U.S. federal income tax considerations that may be relevant to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as:

•        banks, financial institutions or financial services entities;

•        broker-dealers

•        taxpayers that are subject to the mark-to-market tax accounting rules;

•        tax-exempt entities

•        governments or agencies or instrumentalities thereof

•        insurance companies

•        pension funds;

•        mutual funds;

•        regulated investment companies

•        real estate investment trusts;

•        persons that acquired Air Water Securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•        foreign corporations (including controlled foreign corporations), passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;

•        tax-exempt organizations (including private foundations);

•        persons that hold Air Water Securities as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale,” “wash sale,” or other integrated or similar transaction for U.S. federal income tax purposes;

•        persons that have a functional currency other than the U.S. dollar;

•        U.S. expatriates or former long-term residents of the U.S.;

•        persons who acquire or acquired shares, warrants, rights, or other securities as part of or in connection with the Closing PIPE Investment, or any similar arrangement;

•        accrual method taxpayers that file applicable financial statements as described in Section 451(b) of the Code;

•        partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes, including S corporations) and any beneficial owners of such partnerships or other pass-through entities; and

•        persons who are not U.S. Holders, all of whom may be subject to tax rules that differ materially from those summarized below.

As used herein, the term “U.S. Holder” means a beneficial owner of Air Water Securities that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or the trust has validly elected to be treated as a domestic trust for U.S. federal income tax purposes.

The U.S. federal income tax treatment of a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes and that holds Air Water Securities will depend on the status of the partner and the activities of the partnership. Entities or arrangements treated as partnerships for U.S. federal income tax purposes should consult their tax advisors concerning the U.S. federal income tax consequences to them and their partners of the ownership and disposition of Air Water Securities.

This discussion is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed Treasury regulations thereunder, published rulings and court decisions, all as of the date hereof and all subject to change at any time, possibly with retroactive effect. The statements in this prospectus are not binding on the U.S. Internal Revenue Service (the “IRS”) or any court. Thus, the Company can provide no assurance that the U.S. federal income tax consequences discussed below will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.

ALL HOLDERS OF AIR WATER SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSIDERATIONS RELATING TO THE OWNERSHIP AND DISPOSITION OF AIR WATER SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.

Tax Treatment of Series A Preferred Shares

Section 305 of the Code provides special rules for the tax treatment of “preferred stock.” For purposes of Section 305 of the Code, “preferred stock” generally means stock that does not participate in corporate growth to any significant extent. Based on the rights and obligations with respect to the Series A Preferred Shares and Air Water’s projected growth, Air Water intends to take the position that the Series A Preferred Shares are not “preferred stock” within the meaning of Section 305 of the Code. There is no assurance, however, that the IRS or the courts will agree with such determination. Because the status of the Series A Preferred Shares under Section 305 of the Code is an inherently factual issue, no assurance can be given as to such status.

If the Series A Preferred Shares were treated as “preferred stock” under Section 305 of the Code, (i) if the redemption price of the Series A Preferred Shares exceeds the issue price thereof, a U.S. Holder may be treated as realizing ordinary income in a manner similar to the accrual of original issue discount as applied to debt instruments, and (ii) a U.S. Holder may realize deemed dividend income with respect to any dividends in arrears on the Series A Preferred Shares upon the conversion of Series A Preferred Shares into Ordinary Shares, whether at the option of the U.S. Holder or at the option of Air Water.

The remainder of this discussion assumes that the Series A Preferred Shares are not treated as “preferred stock” for purposes of Section 305 of the Code. U.S. Holders of Series A Preferred Shares should consult their tax advisors as to the consequences to them if the Series A Preferred Shares were treated as “preferred stock” for purposes of Section 305 of the Code.

Dividends and other Distributions on Ordinary Shares and Series A Preferred Shares

Subject to the discussion below under “Certain Tax Considerations — Passive Foreign Investment Company Rules,” distributions on Ordinary Shares or Series A Preferred Shares generally will be taxable as a dividend for U.S. federal income tax purposes to the extent paid from Air Water’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of Air Water’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Ordinary Shares or Series A Preferred Shares, as applicable. Any remaining excess will be treated as gain realized on the sale or other disposition of the Ordinary Shares or Series A Preferred Shares and will be treated as described below under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares or Series A Preferred Shares.” Air Water can make no assurance that it will maintain calculations of earnings and profits under U.S. federal income tax principles for purposes of determining whether a distribution is reported as a dividend for U.S. federal income tax purposes. Thus, it is expected that the full amount of any distributions will be reported as dividends for U.S. federal income tax purposes. The amount of any distribution will include any amounts withheld by Air Water (or another applicable withholding agent). Any amount treated as dividend income will be treated as foreign-source dividend income. Amounts treated as dividends that Air Water pays to a U.S. Holder that is a taxable corporation generally will be taxed at regular rates and will not qualify for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends with respect to Ordinary Shares generally will be taxed at the lower applicable long-term capital gains rate only if the Ordinary Shares are readily tradable on an established securities market in the United States (which includes Nasdaq, on which the Ordinary Shares are listed), Air Water is not treated as a PFIC with respect to such U.S. Holder at the time the dividend was paid or in the preceding taxable year, and certain holding period requirements are met. Dividends with respect to Series A Preferred Shares are not expected to be eligible for such lower applicable long-term capital gains rate because the Series A Preferred Shares are not expected to be readily tradable on an established securities market in the United States.

Subject to applicable limitations, any foreign taxes withheld from dividends on the Ordinary Shares or Series A Preferred Shares may be eligible for credit against the U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex, and U.S. Holders are urged to consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. Holder may deduct foreign taxes in computing its taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares or Series A Preferred Shares

Subject to the discussion below under “Certain Tax Considerations — Passive Foreign Investment Company Rules,” upon any sale, exchange or other taxable disposition of any Ordinary Share or Series A Preferred Share, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any other property received in such sale, exchange or other taxable disposition, and (ii) the U.S. Holder’s adjusted tax basis in such Ordinary Share or Series A Preferred Share, in each case as calculated in U.S. dollars. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such share exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations. This gain or loss generally will be treated as U.S. source gain or loss.

Series A Preferred Shares Conversion

The conversion of Series A Preferred Shares into Ordinary Shares, whether at the option of Air Water or a U.S. Holder, may, depending on the facts and circumstances, qualify as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. If the conversion so qualifies, subject to the PFIC rules discussed below, it is expected that (i) a U.S. Holder would not recognize any gain or loss on the conversion, (ii) the U.S. Holder’s aggregate tax basis in the Ordinary Shares received in the conversion would equal the aggregate tax basis in such U.S. Holder’s

Series A Preferred Shares surrendered in the conversion, and (iii) the U.S. Holder’s holding period for the Ordinary Shares received in the conversion would include such U.S. Holder’s holding period for the Series A Preferred Shares surrendered in the conversion. Special tax basis and holding period rules may apply to U.S. Holders that acquired different blocks of Series A Preferred Shares at different prices or at different times. U.S. Holders should consult their own tax advisors as to the applicability of these special rules to their particular circumstances.

Series A Preferred Shares Redemption

Subject to the PFIC rules discussed below, the U.S. federal income tax treatment of a redemption of Series A Preferred Shares, whether at the election of a U.S. Holder or at the election of Air Water, will generally be governed by Section 302 of the Code and will depend on whether the redemption is treated as a sale or exchange, or instead as a distribution, based on the U.S. Holder’s proportionate interest in Air Water before and after the redemption. U.S. Holders of Series A Preferred Shares should consult their tax advisors to determine whether such a redemption would be treated as a sale or as a distribution under the Code.

Exercise, Lapse or Sale of a Series A Investor Warrant

A U.S. Holder generally will not recognize gain or loss upon the acquisition of an Ordinary Share on the exercise of a Series A Investor Warrant for cash. A U.S. Holder’s tax basis in an Ordinary Share received upon exercise of a Series A Investor Warrant generally will equal the sum of the U.S. Holder’s adjusted tax basis in such warrant and the exercise price paid. It is unclear whether a U.S. Holder’s holding period for the Ordinary Share received upon exercise will commence on the date of exercise or the day following the date of exercise of the Series A Investor Warrant; in either case, the holding period will not include the period during which the U.S. Holder held the Series A Investor Warrant. If a Series A Investor Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s adjusted tax basis in the Series A Investor Warrant. The deductibility of capital losses is subject to limitations under the Code.

Under certain circumstances, a holder of a Series A Investor Warrant may exercise such warrant on a cashless basis. The tax consequences of a cashless exercise of a Series A Investor Warrant are not clear under current law. Subject to the PFIC rules discussed below, a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Ordinary Shares received generally should equal the U.S. Holder’s tax basis in the Series A Investor Warrants exercised therefor, and the holding period would either commence on (or the day after) the date of exercise or, if treated as a recapitalization, include the holding period of the warrants exercised.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized, with a U.S. Holder deemed to have surrendered a number of Series A Investor Warrants equal in value to the exercise price of the total warrants exercised, recognizing capital gain or loss with respect to the warrants deemed surrendered. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of Series A Investor Warrants.

Subject to the PFIC rules described below, if Air Water (or another party) purchases Series A Investor Warrants, such purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed in a similar manner as described above under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares or Series A Preferred Shares.”

Possible Constructive Distributions

The terms of each Series A Investor Warrant provide for an adjustment to the number of Ordinary Shares for which the warrant may be exercised and to the exercise price of the warrant in certain events, including proportionate adjustments upon any adjustment to the exercise price. An adjustment which has the effect of preventing dilution generally is not taxable. U.S. Holders of Series A Investor Warrants would, however, be treated as receiving a constructive distribution from Air Water if, for example, the adjustment increases such U.S. Holder’s proportionate interest in Air Water’s assets or earnings and profits (e.g., through an increase in the number of Ordinary Shares obtainable upon exercise or a decrease in the exercise price), which adjustment may result from a distribution of cash or other property to holders of Ordinary Shares or a voluntary reduction of the exercise price by Air Water. Such constructive distribution would be treated as if the U.S. Holder had received a cash distribution from Air Water generally equal to the fair market value of such increased interest, taxed as described above under “— Distributions on Ordinary Shares and Series A Preferred Shares.”

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as Air Water, will be a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules with respect to the income and assets of its subsidiaries, either (i) 75% or more of its gross income is passive income, or (ii) 50% or more of the value of its assets in any taxable year (generally based on the quarterly average of the value of its assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, certain royalties and rents, annuities, net gains from the sale or exchange of property producing such income, and net foreign currency gains.

Air Water is treated as Inflection Point’s successor for U.S. federal income tax purposes and Inflection Point’s taxable year did not close following the First Merger. Because Inflection Point was a blank-check company with no active business, based upon the composition of Inflection Point’s income and assets for its first taxable year (ending December 31, 2024) and its second taxable year (ending December 31, 2025), we believe that Inflection Point likely was a PFIC for the taxable years ended December 31, 2024 and December 31, 2025. Following the Business Combination, the annual PFIC income and asset tests are applied based on the assets and activities of our combined business. To determine whether the PFIC asset test has been met, a calendar-year corporation generally divides the average of the values of passive assets at the end of each quarter by the average value of all assets at the end of each quarter. Accordingly, based on its income and assets prior to and after the Business Combination, Air Water may be a PFIC for the taxable year ending December 31, 2026. However, because PFIC status is based on income, assets and activities for the entire taxable year, it is not possible to determine Air Water’s PFIC status for any taxable year until after the close of the taxable year. Moreover, whether Air Water is a PFIC is a factual determination made annually, and Air Water’s status could change depending, among other things, upon changes in the composition and relative value of its gross receipts and assets, which may be determined by reference to the market price of Ordinary Shares (which could fluctuate significantly).

Although the PFIC status of Air Water is determined annually, an initial determination that Air Water (or, prior to the Business Combination, Inflection Point or Air Water OpCo) is a PFIC generally will apply for subsequent years to a U.S. Holder who held shares in such company while it was a PFIC, whether or not such company meets the test for PFIC status in those subsequent years. Accordingly, a U.S. Holder that held Inflection Point Class A Ordinary Shares immediately prior to the First Merger but did not timely make any of the elections described below (the “PFIC Elections”) with respect to the shares or interests surrendered may continue to be subject to the special rules described below with respect to its Air Water Securities, notwithstanding Air Water’s current or future PFIC status determined on a standalone basis. Moreover, a U.S. Holder that received Ordinary Shares, Series A Preferred Shares or Series A Investor Warrants in the Second Merger and did not make any of the PFIC Elections described below with respect to such Air Water Securities may be subject to the special rules described below if Air Water is a PFIC for its taxable year in which the Business Combination was consummated or thereafter.

If Air Water (or, as applicable, Inflection Point or Air Water Opco) is or has been a PFIC in any year during which a U.S. Holder owns Ordinary Shares or Series A Preferred Shares (or owned Inflection Point Class A Ordinary Shares), subject to the discussion below regarding the mark-to-market or QEF elections, a U.S. Holder generally will be subject to special rules (regardless of whether Air Water continues to be a PFIC) with respect to (i) any “excess distribution” (generally, any distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received by the U.S. Holder in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the shares) and (ii) any gain realized on the sale or other disposition of Ordinary Shares or Series A Preferred Shares. Under these rules (a) the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period, (b) the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which Air Water is a PFIC will be taxed as ordinary income, and (c) the amount allocated to each of the other taxable years will be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, with an interest charge for the deemed deferral benefit imposed on the tax attributable to each such other taxable year.

A U.S. Holder may be able to avoid some of the adverse impacts of the PFIC rules described above with respect to Ordinary Shares and Series A Preferred Shares (but, under current law, not Series A Investor Warrants) by electing (or having elected, with respect to U.S. Holders that owned Inflection Point Class A Ordinary Shares) to mark such shares to market annually, provided the shares are considered “marketable stock” (regularly traded in more than de minimis quantities on a qualifying exchange, such as Nasdaq). If a U.S. Holder makes (or has made) the mark-to-market election, any gain from marking the shares to market or from disposing of them would be ordinary income; any loss would be recognized only to the extent of unreversed gains previously included in income and would be ordinary, except that loss on disposition would be capital loss except to the extent of mark-to-market gains previously included in income. It is not currently expected that the Series A Preferred Shares will be treated as “marketable stock,” and accordingly it is not currently expected that a mark-to-market election may be made with respect to the Series A Preferred Shares.

Alternatively, a U.S. Holder may be able to avoid the excess distribution rules described above with respect to Ordinary Shares and Series A Preferred Shares by making (or having made) a timely and valid QEF election to include in income its pro rata share of Air Water’s (or any predecessor’s) net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, whether or not distributed, in the taxable year of the U.S. Holder in which or with which Air Water’s taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

If a U.S. Holder makes (or has made, as applicable) a QEF election with respect to its Ordinary Shares or Series A Preferred Shares (or Inflection Point Class A Ordinary Shares, as applicable) in a year after Air Water’s (or Inflection Point’s, as applicable) first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) such shares, then notwithstanding such QEF election, the excess distribution rules discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such U.S. Holder’s Ordinary Shares or Series A Preferred Shares, unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value, and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of such purging election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the Ordinary Shares or Series A Preferred Shares.

Under current law, a U.S. Holder may not make a QEF election with respect to Series A Investor Warrants. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants) and Air Water were a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such warrants properly makes and maintains a QEF election with respect to the newly acquired Ordinary Shares (or has previously made a QEF election with respect to Ordinary Shares), the QEF election will apply to the newly acquired Ordinary Shares. Notwithstanding such QEF election, the excess distribution rules discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Ordinary Shares (which, while not entirely clear, generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held such warrants), unless the U.S. Holder makes a purging election under the PFIC rules. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed United States federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from Air Water. Air Water intends to reasonably cooperate with U.S. Holders who so request information reasonably necessary to compute income or gain arising from Air Water’s status as a PFIC, including by publicly posting a PFIC Annual Information Statement, if applicable; however, there is no assurance that Air Water will timely provide such information or have timely knowledge of its PFIC status.

If a U.S. Holder has made a QEF election with respect to its Ordinary Shares or Series A Preferred Shares (or Inflection Point Class A Ordinary Shares, as applicable), and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for Air Water’s (or Inflection Point’s, as applicable) first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of the Ordinary Shares or Series A Preferred Shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. As discussed above, if Air Water is a PFIC for any taxable year, a U.S. Holder of Ordinary Shares or Series A Preferred Shares that has made a QEF election as described above will be currently taxed on its share of Air Water’s earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if Air Water following the Business Combination is not a PFIC for the taxable year of the Business Combination and thereafter, a U.S. Holder that received Ordinary Shares or Series A Preferred Shares in the Second Merger generally will not be subject to the QEF inclusion regime with respect to Ordinary Shares or Series A Preferred Shares for such a taxable year.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes (or has made, as applicable) a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Ordinary Shares (or Inflection Point Class A Ordinary Shares, as applicable) and for which Air Water (or Inflection Point, as applicable) is or was determined to be a PFIC, such U.S. Holder generally will not be subject to the excess distribution rules described above with respect to its Ordinary Shares. Instead, in general, the U.S. Holder will include as ordinary income in each taxable year the excess, if any, of the fair market value of its Ordinary Shares at the end of its taxable year over its adjusted basis in its Ordinary Shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis in its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Ordinary Shares will be treated as ordinary income, and any further loss recognized will be treated as ordinary loss (but only to the extent of the net amount of income previously included as a result of a mark-to-market election, and any loss in excess of such prior inclusions generally would be treated as capital loss). Under current law, a mark-to-market election may not be made with respect to Air Water Series A Investor Warrants. As discussed below, it is not currently expected that a mark-to-market election may be made with respect to the Series A Preferred Shares.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including NASDAQ (on which the Ordinary Shares are intended to be listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. It is not currently expected that the Series A Preferred Shares will be treated as so regularly traded and, accordingly, it is not currently expected that a mark-to-market election may be made with respect to the Series A Preferred Shares. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Ordinary Shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders are urged to consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to Ordinary Shares under their particular circumstances.

If Air Water is (or Inflection Point was, as applicable, in the case of persons that exchanged Inflection Point Class A Ordinary Shares) a PFIC and, at any time, has a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if Air Water receives a distribution from, or disposes of all or part of Air Water’s interest in, the lower-tier PFIC, or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. There can be no assurance that Air Water will have timely knowledge of the status of any such lower-tier PFIC. In addition, Air Water may not hold a controlling interest in any such lower-tier PFIC, and thus there can be no assurance that Air Water will be able to cause the lower-tier PFIC to provide such information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and PFIC Elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Air Water Securities should consult their own tax advisors concerning the application of the PFIC rules to their particular circumstances.

Additional Reporting Requirements

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to Air Water. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement, and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include Air Water Securities if not held in an account maintained with a U.S. financial institution. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of U.S. federal income taxes may be extended in the event of a failure to comply. U.S. Holders are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in Air Water Securities.

Treasury regulations meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the applicable Treasury regulations, certain transactions are required to be reported to the IRS, including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of foreign currency, to the extent that such disposition results in a tax loss in excess of a threshold amount. U.S. Holders should consult their tax advisor to determine the tax return obligations, if any, with respect to Air Water Securities, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Information Reporting and Backup Withholding

Dividend payments with respect to Ordinary Shares and Series A Preferred Shares, and proceeds from the sale, exchange or redemption of Air Water Securities, may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s United States federal income tax liability, and a U.S. Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Cayman Islands Tax Considerations

The following summary contains a description of certain Cayman Islands tax consequences of the acquisition, ownership and disposition of Air Water Securities, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Air Water Securities. The summary is based upon the tax laws of the Cayman Islands and regulations thereunder and on the tax laws of the United States and regulations thereunder as of the date hereof, which are subject to change.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any Air Water Securities under the laws of their country of citizenship, residence or domicile.

Under existing Cayman Islands laws, payments of dividends and capital in respect of Air Water Securities will not be subject to taxation in the Cayman Islands, and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of Air Water Securities, nor will gains derived from the disposal of Air Water Securities be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of Air Water Securities or on an instrument of transfer in respect thereof.

Air Water has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Governor in Cabinet of the Cayman Islands under the Tax Concessions Act to the effect that no law thereafter enacted in the Islands imposing any tax on profits, income, gains or appreciations shall apply to Air Water or its operations, and that no such tax, nor any tax in the nature of estate duty or inheritance tax, shall be payable on or in respect of the shares, debentures or other obligations of Air Water, or by way of withholding, in whole or in part, of any relevant payment as defined under the Tax Concessions Act. These concessions are for a period of thirty years from August 11, 2025.

Plan of Distribution

The selling securityholders, which as used herein includes donees, pledgees, transferees, distributees, or other successors-in-interest selling Ordinary Shares or interests in our Ordinary Shares received after the date of this prospectus from the selling securityholders as a gift, pledge, distribution, or other transfer, may, from time to time, sell, transfer, distribute, or otherwise dispose of certain of their shares of Ordinary Shares or interests in our Ordinary Shares on any stock exchange, market, or trading facility on which Ordinary Shares, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholders may use any one or more of the following methods when disposing of their securities or interests therein:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        one or more underwritten offerings;

•        block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        distributions to their members, partners, or stockholders;

•        short sales effected after the date of the registration statement of which this prospectus forms a part is declared effective by the SEC;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•        directly to one or more purchasers;

•        through agents;

•        broker-dealers who may agree with the selling securityholders to sell a specified number of such securities at a stipulated price per share or warrant; or

•        a combination of any such methods of sale.

The selling securityholders may, from time to time, pledge or grant a security interest in some Ordinary Shares owned by them and, if a selling securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling securityholders to include the pledgee, transferee, or other successors-in-interest as the selling securityholders under this prospectus. The selling securityholders also may transfer securities in other circumstances, in which case the transferees, pledgees, or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Ordinary Shares or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such securities in the course of hedging the positions they assume. The selling securityholders may also sell Ordinary Shares short and deliver these securities to close out their short positions, or loan or pledge Ordinary Shares to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of Ordinary Shares offered by this prospectus, which shares or warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of Ordinary Shares offered by them will be the purchase price of such securities, less discounts or commissions, if any. The selling securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling securityholders.

The selling securityholders also may in the future resell a portion of our Ordinary Shares in open-market transactions in reliance upon Rule 144 under the Securities Act (provided that they meet the criteria and conform to the requirements of that rule), or pursuant to other available exemptions from the registration requirements of the Securities Act.

The selling securityholders and any underwriters, broker-dealers, or agents that participate in the sale of Ordinary Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of such securities may be underwriting discounts and commissions under the Securities Act. If any selling securityholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the selling securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers, and agents may be entitled, under agreements entered into with us and the selling securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the number of Ordinary Shares to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, and any applicable discounts, commissions, concessions, or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of securities offered by the selling securityholders, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our Ordinary Shares. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Ordinary Shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Ordinary Shares by bidding for or purchasing shares of Ordinary Shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Ordinary Shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Ordinary Shares at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the Registration Rights Agreement, we have agreed to indemnify the selling securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the selling securityholders may be required to make with respect thereto. In addition, we and the selling securityholders may agree to indemnify any underwriter, broker-dealer, or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of the registration statement of which this prospectus forms a part until all such securities have been sold under such registration statement or under Rule 144 under the Securities Act or are no longer outstanding, or under other circumstances as described in the Registration Rights Agreement. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses. The selling securityholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses relating to the offering.

The selling securityholders may use this prospectus in connection with resales of Ordinary Shares. This prospectus and any accompanying prospectus supplement will identify the selling securityholders, the terms of our Ordinary Shares, and any material relationships between us and the selling securityholders. The selling securityholders may be deemed to be underwriters under the Securities Act in connection with Ordinary Shares they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling securityholders will receive all the net proceeds from the resale of Ordinary Shares.

A selling securityholder that is an entity may elect to make an in-kind distribution of Ordinary Shares to its members, partners, or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, or stockholders are not affiliates of ours, such members, partners, or stockholders would thereby receive freely tradable shares of Ordinary Shares pursuant to the distribution through a registration statement.

SHARES ELIGIBLE FOR FUTURE RESALE

Air Water’s authorized share capital consists of 499,870,000 Ordinary Shares $0.0001 par value per share and 130,000 Series A Preferred Shares $0.0001 par value per share. As of September 9, 2026, Air Water had 31,639,439 Ordinary Shares and 117,037.282 Series A Preferred Shares issued and outstanding. Furthermore, as of that date, up to 12,204,036 Ordinary Shares may be issued upon exercise of the outstanding Series A Investor Warrants at the initial exercise price of $12.00 per Ordinary Share, and up to 9,835,801 Ordinary Shares may be issued upon conversion of the outstanding Series A Preferred Shares at the initial conversion price of $12.00 per Ordinary Share. All of the Ordinary Shares issued to holders of Inflection Point Class A Ordinary Shares in connection with the Business Combination are freely transferable by persons other than by Air Water “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of Ordinary Shares in the public market could adversely affect prevailing market prices of the Ordinary Shares.

Lock-Up Agreements

Sponsor Lock-Up Agreement

In connection with the Closing, the Sponsor and certain other Inflection Point Shareholders who were members of Inflection Point’s board of directors and/or management team (the “Inflection Point Insiders”) entered into an agreement (the “Sponsor Lock-Up Agreement”) providing that the Sponsor and Inflection Point Insiders will not, subject to certain customary exceptions, transfer (i) the General Restricted Securities during the period commencing from the Closing Date until the date that is the earlier of (x) six months after the Closing and (y) the date following the Closing on which Air Water completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of its shareholders having the right to exchange their ordinary shares for cash, securities or other property, or (ii) the Private Placement Restricted Securities during the period commencing from the Closing Date until the date that is the earliest of (x) 30 days after the Closing and (y) the date following the Closing on which Air Water completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of its shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Air Water Holdings Shareholder Lock-Up Agreement

In connection with the Closing, certain holders of Air Water Holdings Ordinary Shares as of immediately prior to the effective time of the Second Merger entered into the Air Water Holdings Shareholder Lock-Up Agreement providing that such holders will not, subject to certain customary exceptions, transfer their Restricted Securities during the period commencing from the Closing Date until the earlier of (i) six months after the Closing or (ii) the date following the Closing on which Air Water completes a liquidation, merger, share exchange, reorganization or other similar transaction in which all of its shareholders have the right to exchange their ordinary shares for cash, securities or other property. On August 14, 2026, Inflection Point agreed to waive compliance with this lock-up requirement with respect to holders of Air Water Holdings Ordinary Shares representing approximately 4.9% of Ordinary Shares outstanding following Closing, on a sequential basis beginning with the smallest holders, to permit Air Water to satisfy Nasdaq’s public float requirements for initial listing. Accordingly, holders representing approximately 55.5% of the Ordinary Shares outstanding immediately following the Closing executed Air Water Holdings Shareholder Lock-Up Agreements.

Rule 144

All Ordinary Shares that are issued and outstanding, other than those registered pursuant to the registration statement of which this prospectus forms a part, are “restricted securities” as that term is defined in Rule 144 under the Securities Act, and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning one year after the date Air Water filed Form 20-F information with the SEC, a person (or persons whose shares are aggregated) who, at the time of a sale, is not, and has not been during the three months preceding the sale, an affiliate of Air Water and has beneficially owned Air Water’s restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about Air Water. Persons who are affiliates of Air Water and have beneficially owned Air Water’s restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

•        1% of the then outstanding equity shares of the same class; or

•        the average weekly trading volume of Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates of Air Water under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about Air Water.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination-related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials); and

•        at least one year has elapsed from the time that the issuer filed Form 20-F type information with the SEC, reflecting its status as an entity that is not a shell company, which we filed on August 20, 2026.

Registration Rights

In connection with the Closing, Air Water, certain Air Water Holdings equityholders, the Sponsor, IPF and the other parties signatory thereto entered into the New Registration Rights Agreement, pursuant to which Air Water agreed to (i) register for resale certain Registrable Securities held by the parties thereto from time to time, (ii) file a shelf registration statement registering the sale or resale of all of the Registrable Securities no later than 30 days after the Closing Date, and (iii) provide customary “piggyback” registration rights, subject to certain requirements and customary conditions. The New Registration Rights Agreement also provides that Air Water will pay certain expenses relating to such registrations and indemnify the holders against certain liabilities. The Ordinary Shares that are the subject of the registration rights granted under the New Registration Rights Agreement are being offered hereunder.

Concurrent with closing and pursuant to the Business Combination Agreement, Inflection Point and the Sponsor terminated the registration rights agreement, dated as of April 24, 2025, by and among Inflection Point, the Sponsor and the other parties thereto pursuant to a termination agreement.

Expenses Related To The Offering

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

Expenses	Amount
SEC registration fee	$114,596.93
FINRA filing fee	*
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
Total	*

____________

*        The calculation of these fees and expenses is dependent on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

ENFORCEMENT OF CIVIL LIABILITIES

Air Water is incorporated and existing under the laws of the Cayman Islands. Certain individuals, who may be directors and executive officers of Air Water, and certain experts named in this prospectus reside outside of the United States, including in the United Arab Emirates. All or a substantial portion of the assets of such individuals and of Air Water may be located outside of the United States. As a result, it may not be possible to effect service of process within the United States upon such individuals or Air Water, or to enforce against such individuals or Air Water in United States courts judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States.

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States. Ogier has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction may be recognized and enforced in the courts of the Cayman Islands in certain circumstances without any re-examination or re-litigation of matters adjudicated upon, provided such judgement: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; (v) was not obtained by fraud; and (vi) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

EXPERTS

The financial statements of Air Water Ventures Holdings Limited and its subsidiaries included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton Audit and Accounting Limited (Dubai Branch), independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of Air Water Ventures Limited and its subsidiaries included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton Audit and Accounting Limited (Dubai Branch), independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of Inflection Point Acquisition Corp. III as of December 31, 2025 and 2024, and for the year ended December 31, 2025 and for the period from January 31, 2024 (inception) through December 31, 2024, incorporated by reference in this prospectus, have been audited by UHY LLP, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Inflection Point Acquisition Corp. III to continue as a going concern, as described in Note 1 to the financial statements), and are so incorporated in reliance on such report, given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Ogier (Cayman) LLP, as Cayman Islands counsel to the Company, has passed upon the validity of the Ordinary Shares and Series A Preferred Shares offered by this prospectus, and the validity of the Ordinary Shares issuable upon exercise of the Series A Investor Warrants or conversion of the Series A Preferred Shares, under Cayman Islands law. Morgan, Lewis & Bockius LLP, as U.S. counsel to the Company, has passed upon the validity of the Series A Investor Warrants offered by this prospectus under New York law.

Where You Can Find More Information

We have filed a registration statement on Form F-1, of which this prospectus forms a part, including exhibits, under the Securities Act with respect to the Ordinary Shares, Series A Preferred Shares and Series A Investor Warrants offered by this prospectus. The registration statement on Form F-1, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at https://www.a1rwater.com. Through our website, we will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INDEX TO FINANCIAL STATEMENTS

Page
Audited Financial Statements of Inflection Point Acquisition Corp. III:
Report of Independent Registered Public Accounting Firm (PCAOB #1195)	F-2
Consolidated Balance Sheets as of December 31, 2025 and December 31, 2024	F-3
Consolidated Statements of Operations for the Year Ended December 31, 2025, and for the Period from January 31, 2024 (Inception) through December 31, 2024 (Unaudited)	F-4
Consolidated Statements of Changes in Shareholders’ Deficit for the Year Ended December 31, 2025, and for the Period from January 31, 2024 (Inception) through December 31, 2024 (Unaudited)	F-5
Consolidated Statements of Cash Flows for the Year Ended December 31, 2025 and for the Period from January 31, 2024 (Inception) through December 31, 2024 (Unaudited)	F-6
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Inflection Point Acquisition Corp. III

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Inflection Point Acquisition Corp. III (the “Company”) as of December 31, 2025 and 2024, and the related consolidated statements of operations, changes in shareholders’ deficit, and cash flows for the year ended December 31, 2025 and for the period from January 31, 2024 (inception) through December 31, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the year ended December 31, 2025 and for the period from January 31, 2024 (inception) through December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no revenue, its business plan is dependent on the completion of a financing transaction and the Company’s cash and working capital are not sufficient to complete its planned activities one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2024.

New York, New York
March 30, 2026

INFLECTION POINT ACQUISITION CORP. III
BALANCE SHEETS

	December 31, 2025	December 31, 2024
ASSETS
Current assets
Cash	$1,126,011	$—
Prepaid expenses and other current assets	174,127	5,532
Total Current Assets	1,300,138	5,532

Deferred offering costs	—	320,495
Long-term prepaid insurance	53,557	—
Other receivable – dividend income	824,770	—
Cash and marketable securities held in Trust Account	258,955,961	—
TOTAL ASSETS	$261,134,426	$326,027

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$302,149	$40,875
Accrued offering costs	75,000	204,608
Advances from related party	80,638	—
Promissory note – related party	187	126,884
Total current liabilities	457,974	372,367
Deferred legal fees	2,517,919	14,456
Deferred underwriting fee payable	12,045,000	—
TOTAL LIABILITIES	15,020,893	386,823

Commitments
Class A ordinary shares subject to possible redemption, 25,300,000 and no shares at a redemption value of $10.27 and $0 per share as of December 31, 2025 and 2024, respectively	259,780,731	—

Shareholders’ Deficit
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 740,000 shares and no shares issued and outstanding, excluding 25,300,000 and no shares subject to possible redemption at December 31, 2025 and 2024, respectively(1)	74	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 8,433,333 shares issued and outstanding at December 31, 2025 and 2024(1)	844	844
Additional paid-in capital	—	24,156
Accumulated deficit	(13,668,116)	(85,796)
Total Shareholders’ Deficit	(13,667,198)	(60,796)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$261,134,426	$326,027

____________

(1)      On October 10, 2024, in connection with a recapitalization, the Company issued the Sponsor an additional 1,916,667 Class B ordinary shares for no additional consideration, following which the Sponsor holds 7,666,667 Class B ordinary shares. On November 18, 2024, the Company effected a share capitalization of 766,667 Class B ordinary shares, as a result of which the Sponsor owns 8,433,333 founder shares for which it paid approximately $0.003 per share. All share amounts have been retroactively restated to reflect these adjustments.

The accompanying notes are an integral part of these consolidated financial statements.

INFLECTION POINT ACQUISITION CORP. III
STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2025	For the Period from January 31, 2024 (inception) through December 31, 2024
Formation and operating costs	$6,532,315	$85,796
Loss from operations	(6,532,315)	(85,796)

OTHER INCOME
Dividend earned on marketable securities held in Trust Account	7,030,731	—
Total other income	7,030,731	—
NET INCOME (LOSS)	$498,416	$(85,796)

Weighted average shares outstanding, Redeemable shares	17,190,137	—
Basic and diluted net income per share, Redeemable shares	$0.63	$—
Weighted average shares outstanding, Non-redeemable shares(1)(2)	8,936,128	7,333,333
Basic and diluted net loss per share, Non-redeemable shares	$(1.16)	$(0.01)

____________

(1)      This number excludes an aggregate of up to 1,100,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

(2)      On October 10, 2024, in connection with a recapitalization, the Company issued the Sponsor an additional 1,916,667 Class B ordinary shares for no additional consideration, following which the Sponsor holds 7,666,667 Class B ordinary shares. On November 18, 2024, the Company effected a share capitalization of 766,667 Class B ordinary shares, as a result of which the Sponsor owns 8,433,333 founder shares for which it paid approximately $0.003 per share. All share amounts have been retroactively restated to reflect these adjustments.

The accompanying notes are an integral part of these consolidated financial statements.

INFLECTION POINT ACQUISITION CORP. III
STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2025 AND
FOR THE PERIOD FROM JANUARY 31, 2024 (INCEPTION) THROUGH DECEMBER 31, 2024

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholder’s Deficit
	Shares	Amount	Shares	Amount
Balance – January 31, 2024 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Ordinary shares to Sponsor(1)(2)	—		8,433,333	844	24,156	—	25,000
Net loss	—	—	—	—	—	(85,796)	(85,796)
Balance – December 31, 2024	—	—	8,433,333	844	24,156	(85,796)	(60,796)

Accretion for Class A ordinary shares to redemption amount	—	—	—	—	(16,847,951)	(14,080,736)	(30,928,687)
Sale of 740,000 Private Placement Units	740,000	74	—	—	7,399,926	—	7,400,000
Fair value of rights included in Public units	—	—	—	—	7,369,890	—	7,369,890
Allocated value of transaction costs to Class A shares	—	—	—	—	(527,875)	—	(527,875)
Share based compensation	—	—	—	—	2,581,854	—	2,581,854
Net income	—	—	—	—	—	498,416	498,416
Balance – December 31, 2025	740,000	$74	8,433,333	$844	$—	$(13,668,116)	$(13,667,198)

____________

(1)      This number includes an aggregate of up to 1,100,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

(2)      On October 10, 2024, in connection with a recapitalization, the Company issued the Sponsor an additional 1,916,667 Class B ordinary shares for no additional consideration, following which the Sponsor holds 7,666,667 Class B ordinary shares. On November 18, 2024, the Company effected a share capitalization of 766,667 Class B ordinary shares, as a result of which the Sponsor owns 8,433,333 founder shares for which it paid approximately $0.003 per share. All share amounts have been retroactively restated to reflect these adjustments.

The accompanying notes are an integral part of these consolidated financial statements.

INFLECTION POINT ACQUISITION CORP. III
STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2025	For the Period from January 31, 2024 (Inception) Through December 31, 2024
Cash Flows from Operating Activities:
Net income (loss)	$498,416	$(85,796)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Dividend earned on marketable securities held in Trust Account	(7,030,731)	—
Share-based compensation expense	2,581,854	—
Adjustment to accrued offering costs	(5,000)	—
Formation costs paid by Sponsor in exchange for issuance of Class B ordinary shares	—	5,788
Formation costs paid via advance from related party	—	187
Operating costs paid via promissory note – related party	—	34,266
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(162,751)	4,680
Long Term prepaid insurance	(53,557)	—
Accounts payable and accrued expenses	261,274	40,875
Deferred legal fee	2,468,474	—
Net cash used in operating activities	(1,442,021)	—

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(253,000,000)	—
Cash withdrawn from Trust Account for working capital purposes	250,000	—
Net cash used in investing activities	(252,750,000)	—

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	248,600,000	—
Proceeds from sale of Private Placement Units	7,400,000	—
Proceeds from promissory note – related party	45,875	—
Repayment of promissory note – related party	(184,282)	—
Advances from related party	80,638	—
Payment of offering costs	(624,199)	—
Net cash provided by financing activities	255,318,032	—

Net Change in Cash	1,126,011	—
Cash – Beginning of period	—	—
Cash – End of period	$1,126,011	$—

Non-Cash investing and financing activities:
Offering costs included in accrued offering costs	$75,000	$219,064
Offering costs included in deferred legal fees	$34,989	$—
Deferred offering costs paid through promissory note – related party	$5,866	$92,431
Prepaid services contributed by Sponsor through promissory note – related party	$5,844	$—
Accretion of Class A ordinary shares to redemption value	$30,928,687	$—
Deferred underwriting fee payable	$12,045,000	$—
Deferred offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$—	$9,000
Prepaid expenses paid by Sponsor in exchange for issuance of Class B ordinary shares	$—	$10,212

The accompanying notes are an integral part of these consolidated financial statements.

INFLECTION POINT ACQUISITION CORP. III
Notes to Consolidated Financial Statements

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Inflection Point Acquisition Corp. III (the “Company” or “Inflection Point”) is a special purpose acquisition company incorporated as a Cayman Islands exempted company on January 31, 2024. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). On August 5, 2025, in connection with the Company’s Business Combination Agreement (as defined below) IPCX Merger Sub Limited, a Cayman Islands exempted company (hereinafter, “Merger Sub”), was formed and is wholly-owned subsidiary of the Company.

Although the Company is not limited to a particular industry or geographic region for purposes of completing a Business Combination, the Company intends to capitalize on the ability of its management team to identify and combine with a business or businesses that can benefit from its management team’s established global relationships and operating experience. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2025, the Company had not commenced any operations. All activity for the period from January 31, 2024 (inception) through December 31, 2025, relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which occurred on April 28, 2025 (as described below), and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest and dividend income from the proceeds derived from the Initial Public Offering and the concurrent sale of the Private Placement Units (as defined below). The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Inflection Point Holdings III LLC (the “Sponsor”).

On February 5, 2024, the Sponsor made a capital contribution of $25,000, or approximately $0.004 per share, to cover certain of our offering and formation costs in exchange for 5,750,000 Class B ordinary shares (the “Founder Shares”). Subsequently on October 10, 2024, the Company effected a share capitalization of 1,916,667 Class B ordinary shares, as a result of which the Sponsor owned 7,666,667 Founder Shares. On November 18, 2024, the Company effected a share capitalization of 766,667 Class B ordinary shares, as a result of which the Sponsor owns 8,433,333 Founder Shares for which it paid approximately $0.003 per share. The share capitalizations are disclosed as retroactive adjustments. The Founder Shares include an aggregate of up to 1,100,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the number of Founder Shares collectively represents 25% of the Company’s issued and outstanding shares upon the completion of the Initial Public Offering (excluding the Private Placement Units). As a result of the full exercise of the over-allotment option by the underwriter, the 1,100,000 Founder Shares are no longer subject to forfeiture.

The registration statement for the Company’s Initial Public Offering was declared effective on April 24, 2025. On April 28, 2025, the Company consummated the Initial Public Offering of 25,300,000 units at $10.00 per unit (the “Public Units” and with respect to the ordinary shares included in the Public Units, the “Public Shares”), which includes the full exercise of the underwriters’ over-allotment option of 3,300,000 Units (see Note 3), generating gross proceeds of $253,000,000. Each Public Unit consists of one Class A ordinary share and one right (the “Public Rights”) to receive one-tenth of one Class A ordinary share upon the consummation of an initial business combination.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 740,000 units (the “Private Placement Units” and together with the Public Units, the “Units”), to the Sponsor and Cantor Fitzgerald & Co., the representative of the underwriters (“Cantor”), at a price of $10.00 per unit, or $7,400,000 in the aggregate. Of the 740,000 Private Placement Units, the Sponsor purchased 500,000 Private Placement Units and Cantor purchased 240,000 Private Placement Units.

INFLECTION POINT ACQUISITION CORP. III
Notes to Consolidated Financial Statements

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Transaction costs amounted to $17,305,941, consisting of $4,400,000 of cash underwriting fee, $12,045,000 of deferred underwriting fee, and $860,941 of other offering costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete one or more Business Combinations having an aggregate fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes paid or payable on the income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Initial Public Offering on April 28, 2025, an amount of $253,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units, and a portion of the proceeds of the sale of the Private Placement Units, are held in the trust account (“Trust Account”) and will be initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended Business Combination and, may at any time be held as cash or cash items, including in demand deposit accounts at a bank, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares in connection with the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The public shareholders will be entitled to redeem their Public Shares for a pro rata portion (the “Redemption Price”) of the amount held in the Trust Account (initially $10.00 per share), calculated as of two business days prior to the completion of a Business Combination, including interest earned on the funds held in the Trust Account (net of amounts withdrawn to fund our working capital requirements, subject to an annual limit of $250,000 (plus the rollover of unused amounts from prior years), and/or to pay for our taxes (any withdrawals to pay for our taxes (which shall exclude any 1% U.S. federal excise tax on stock repurchases under the Inflation Reduction Act of 2022 that is imposed on us, if any) shall not be subject to the $250,000 annual limitation described in the foregoing)) (such withdrawals, “Permitted Withdrawals”).

The Public Shares are recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

If the Company seeks shareholder approval, the Company will complete a Business Combination only if it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the Company’s ordinary shares which are represented in person or by proxy and are voted at a general meeting of the Company. If a shareholder vote is not required under applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5), the Private Placement Shares (as defined in Note 4) and any Public Shares purchased in or after the Initial Public Offering in favor of

INFLECTION POINT ACQUISITION CORP. III
Notes to Consolidated Financial Statements

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

approving a Business Combination and to waive its redemption rights with respect to any such shares in connection with a shareholder vote to approve a Business Combination (subject to applicable law). Cantor has agreed to vote its Private Placement Shares in favor of approving a Business Combination and to waive its redemption rights with respect to such shares in connection with a shareholder vote to approve a Business Combination (subject to applicable law). Additionally, each public shareholder may elect to redeem its Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the then-outstanding Public Shares without the Company’s prior written consent.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares, Private Placement Shares (as defined in Note 4) and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Completion Window (as defined below) or (ii) with respect to any other material provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment and (iii) to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares and Private Placement Units if the Company fails to complete a Business Combination.

The Company will have until the date that is (i) 24 months from the closing of the Initial Public Offering or such earlier liquidation date as the board of directors may approve or (ii) such later date approved by the holders of the Company’s ordinary shares pursuant to an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (such date, the “Completion Window”) to complete a Business Combination. If the Company is unable to complete a Business Combination within the Completion Window, the Company will as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released as Permitted Withdrawals (less taxes paid or payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will constitute full and complete payment for the Public Shares and completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation or other distributions, if any), subject to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares and Private Placement Units if the Company fails to complete a Business Combination within the Completion Window. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Completion Window. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Completion Window and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per share ($10.00).

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a third party for services rendered or products sold to the Company, or by a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than

INFLECTION POINT ACQUISITION CORP. III
Notes to Consolidated Financial Statements

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

$10.00 per Public Share due to reductions in the value of trust assets, less taxes paid or payable. This liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Air Water Business Combination

On August 25, 2025, Inflection Point, Air Water Ventures Holdings Limited, a Cayman Islands exempted company (“Air Water”), Air Water Ventures Limited, a Cayman Islands exempted company (“PubCo”) and Merger Sub, entered into a Business Combination Agreement (the “Air Water Business Combination Agreement”).

Pursuant to terms of the Air Water Business Combination Agreement and subject to the terms and conditions set forth therein: (a) Inflection Point will be merged with and into PubCo, as a result of which the separate corporate existence of Inflection Point shall cease and PubCo shall continue as the surviving company (the “First Merger”), and (b) one business day after the First Merger, Air Water will be merged with and into Merger Sub, as a result of which the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving company (such surviving company after such merger, “Air Water OpCo”) and a wholly owned direct subsidiary of PubCo (the “Second Merger” and, together with the First Merger, the “Mergers” and the Mergers together with the other transactions contemplated by the Business Combination Agreement, the “Air Water Business Combination”), resulting in a combined company whereby PubCo will own Air Water OpCo and substantially all of the assets and the business of the combined company will be held and operated by Air Water OpCo and its subsidiaries.

Structure and consideration

One day prior to the First Merger Effective Date (as defined below):

(i)      each then-issued and outstanding Units shall be automatically detached and separated into one Class A ordinary share and one right to receive one-tenth of one Class A ordinary share, upon the closing of Inflection Point’s initial business combination (each a “Right”);

(ii)     pursuant to Inflection Point’s Amended and Restated Memorandum and Articles of Association and the Sponsor Support Agreement (as defined below) each of the then issued and outstanding Class B ordinary shares, par value $0.0001 per share, of Inflection Point will convert automatically, on a one-for-one basis, into one Class A ordinary share of Inflection Point; and

(iii)    each Right that is then-issued and outstanding shall be automatically converted into one-tenth of one Class A ordinary share of Inflection Point (the “Rights Conversion”) (provided, that if a holder of Rights would be entitled to receive a fraction of a Class A ordinary share upon the Rights Conversion, the number of Class A ordinary shares issued to such holder upon the Rights Conversion will be rounded down to the nearest whole number of Class A ordinary shares without cash settlement for such rounded fraction).

At the effective time of the First Merger (the “First Merger Effective Time”), by virtue of the First Merger and without any action on the part of any party or the holders of securities of Inflection Point or PubCo:

(i)     each Class A ordinary share (other than any Excluded Shares, Redeeming Shares and Inflection Point Dissenting Shares, each as defined below), which is issued and outstanding immediately prior to the First Merger Effective Time, shall be converted into the right to receive one ordinary share, par value $0.0001 per share, of PubCo (each a “PubCo Ordinary Share”);

INFLECTION POINT ACQUISITION CORP. III
Notes to Consolidated Financial Statements

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

(ii)     each ordinary share held in treasury by Inflection Point, if any (the “Excluded Shares”), that is issued and outstanding immediately prior to the First Merger Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, without any conversion thereof and no consideration shall be paid with respect thereto;

(iii)    each Public Share validly tendered for redemption in connection with the Air Water Business Combination pursuant to the Amended and Restated Memorandum and Articles of Association (the “Redeeming Shares”) will be redeemed by Inflection Point (the “Redemption”) and each Redeeming Share shall automatically be cancelled and shall cease to exist, and each holder of such Redeeming Shares shall thereafter cease to have any rights with respect to such securities except the right to be paid the Redemption Price in accordance with the Amended and Restated Memorandum and Articles of Association;

(iv)    each ordinary share issued and outstanding immediately prior to the First Merger Effective Time and held by a shareholder who is entitled to demand and has properly exercised in writing dissenter rights in respect of such shares in accordance with Section 238 of the Companies Act (Revised) of the Cayman Islands (the “Companies Act”) and who has otherwise complied with all of the provisions of the Companies Act relevant to the exercise and perfection of dissenters’ rights (such ordinary shares being referred to collectively as the “Inflection Point Dissenting Shares” until such time as such holder fails to perfect or otherwise waives, withdraws, or loses such holder’s dissenter rights under the Companies Act with respect to such shares) shall no longer be outstanding and shall automatically be cancelled by virtue of the First Merger, and the holder of such Inflection Point Dissenting Share shall thereafter cease to have any rights with respect to such Inflection Point Dissenting Share, but instead shall be entitled to the right to be paid the fair value of such Inflection Point Dissenting Share and such other rights as are granted by Section 238 of the Companies Act; provided, however, that if, after the First Merger Effective Time, such holder fails to perfect, waives, withdraws, or loses such holder’s right to dissent pursuant to Section 238 of the Companies Act, or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 238 of the Companies Act, such ordinary shares shall cease to be Inflection Point Dissenting Shares and shall be treated as if they had been converted as of the First Merger Effective Time into the right to receive the consideration provided by clause (i) above without interest thereon; and

(v)     each PubCo Ordinary Share that is issued and outstanding immediately prior to the First Merger Effective Time (excluding, for the avoidance of doubt, any PubCo Ordinary Shares issued at the First Merger Effective Time in connection with the First Merger) shall be irrevocably surrendered to PubCo for cancellation and for consideration equal to the subscription price (if any) that was paid for such PubCo Ordinary Share.

At the effective time of the Second Merger (the “Second Merger Effective Time”) by virtue of the Second Merger and without any action on the part of any party or the holders of securities of Air Water or PubCo:

(i)      each ordinary share of a nominal or par value of $0.01344 per share of Air Water (each an “Air Water Ordinary Share”) that is issued and outstanding immediately prior to the Second Merger Effective Time shall be converted into the right to receive a number of PubCo Ordinary Shares equal to the Exchange Ratio (as defined below);

(ii)     each series A1 redeemable preference shares of a nominal or par value of $0.0001 per share of Air Water (each an “Air Water Series A-1 Preferred Share”) and series A2 redeemable preference shares of a nominal or par value of $0.0001 per share of Air Water (each an “Air Water Series A-2 Preferred Share,” together with the Air Water Series A-1 Preferred Shares, the “Air Water Series A Preferred Shares” and together with the Air Water Ordinary Shares, the “Air Water Shares”) that is issued and outstanding immediately prior to the Second Merger Effective Time shall be converted into the right to receive a number of series A preferred shares of US $0.0001 par value per share of PubCo (each a “PubCo Series A Preferred Share”) equal to (i) the aggregate Accrued Value (as defined in Air Water’s amended and restated memorandum and articles of association) attributable to such Air Water Series A Preferred Share divided by (ii) $1,000;

INFLECTION POINT ACQUISITION CORP. III
Notes to Consolidated Financial Statements

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

(iii)    each warrant to purchase Air Water Ordinary Shares (each an “Air Water Warrant”) that is issued and outstanding immediately prior to the Second Merger Effective Time that was issued pursuant to a Pre-Funded PIPE Subscription Agreement or PIPE Agreement (each as defined below), will be converted into the right to receive a warrant to purchase PubCo Ordinary Shares (each a “PubCo Series A Investor Warrant”) exercisable for a number of PubCo Ordinary Shares equal to (x) the number of Air Water Ordinary Shares issuable upon conversion of the holder’s Air Water Series A Preferred Shares upon a hypothetical conversion of such Air Water Series A Preferred Shares immediately prior to the Second Merger multiplied by (y) the Exchange Ratio;

(iv)    each Air Water Warrant that is issued and outstanding immediately prior to the Second Merger Effective Time which was not issued pursuant to a Pre-Funded PIPE Subscription Agreement or PIPE Agreement, will be converted into the right to receive a PubCo Series A Investor Warrant exercisable for a number of PubCo Ordinary Shares equal to the number of Air Water Ordinary Shares issuable upon a hypothetical conversion of such Air Water Warrant as of immediately prior to the Second Merger;

(v)     each restricted stock unit of Air Water (each an “Air Water RSU”) that is issued and outstanding immediately prior to the Second Merger Effective Time shall be converted into the right to receive restricted stock units subject to PubCo Ordinary Shares (each a “PubCo RSU”) on the same terms and conditions (including applicable vesting, settlement and termination provisions) as are in effect with respect to each such award of Air Water RSUs; provided, that each award of PubCo RSUs will be subject to the number of PubCo Ordinary Shares equal to the product of (x) the number of whole Air Water Ordinary Shares that were subject to such award of Air Water RSUs (with any fractional share otherwise resulting rounded down to the nearest whole share) immediately prior to the Second Merger Effective Time, multiplied by (y) the Exchange Ratio;

(vi)    each performance-based restricted stock unit granted that entitles the holder to a number of Earnout Shares (as defined below), determined based on the pro-rata portion of Earnout Shares attributable to such holder’s Air Water RSUs, subject to achievement of the applicable Triggering Event (as defined below) (each an “Air Water PSU”) that is issued and outstanding and unvested immediately prior to the Second Merger Effective Time shall be assumed and converted into the right to receive performance-based restricted stock units subject to PubCo Ordinary Shares (each a “PubCo PSU”) on the same terms and conditions (including applicable performance vesting criteria and other applicable settlement and termination provisions) as are in effect with respect to each such award of Air Water PSUs immediately prior to the Second Merger Effective Time; provided, that each award of PubCo PSUs will be subject to a number of PubCo Ordinary Shares, determined based on the pro-rata portion of Earnout Shares attributable to such holder’s Air Water RSUs, subject to achievement of the applicable Triggering Event (with any fractional share otherwise resulting rounded down to the nearest whole share); and

(vii)  each ordinary share of $1.00 par value per share of Merger Sub (each a “Merger Sub Share”) that is issued and outstanding immediately prior to the Second Merger Effective Time shall be converted into and become one validly issued, fully paid and non-assessable ordinary share of Merger Sub (as the surviving corporation of the Second Merger).

The “Exchange Ratio” will be equal to (A) the quotient of (i) $300,000,000 divided by (ii) the Redemption Price, divided by (B) the total number of Air Water Ordinary Shares (including the Air Water Ordinary Shares underlying the Air Water RSUs) issued and outstanding immediately prior to the Second Merger Effective Time.

INFLECTION POINT ACQUISITION CORP. III
Notes to Consolidated Financial Statements

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

In addition, following the Second Merger Effective Time, Pubco will issue to certain Air Water equity holders and the holders of Air Water PSUs (the “Air Water PSU Holders”) up to 30,000,000 additional PubCo Ordinary Shares in the aggregate (the “Earnout Shares”) in four tranches of 7,500,000, respectively, upon occurrence of the following events (each a “Triggering Event”):

•        (a) with respect to any full fiscal quarter of PubCo ending on or prior to June 30, 2026, the revenue from continuing operations (excluding extraordinary gains) for such fiscal quarter exceeds $25,000,000, or (b) PubCo or any of its consolidated subsidiaries enters into a binding and definitive agreement on or prior to June 30, 2026 with the US Federal Emergency Management Agency, the US Department of War or other US federal agency or Regenerate1 LLC that provides for minimum annual and recurring Revenue of at least $100,000,000;

•        with respect to any full fiscal quarter of PubCo ending on or prior to December 31, 2026, the revenue from continuing operations (excluding extraordinary gains) for such fiscal quarter exceeds $50,000,000;

•        with respect to any full fiscal quarter of PubCo ending on or prior to December 31, 2026, the EBITDA (as defined and reported by Bloomberg L.P.) for such fiscal quarter exceeds $12,500,000; and

•        within the time period beginning on the date that is the 6-month anniversary of the Second Merger Effective Time and ending on the date that is the 18-month anniversary of the Second Merger Effective Time, the closing sale price of one PubCo Ordinary Share as reported on Nasdaq (or the exchange on which the PubCo Ordinary Shares are then listed) for a period of at least twenty (20) days out of thirty (30) consecutive trading days ending on the trading day immediately prior to the date of determination, is greater than or equal to $20.00, in each case subject to equitable adjustments for any reclassification, share split (including a reverse share split), reorganization, recapitalization, split-up, combination, exchange of shares, readjustment, or other similar transaction, or a share dividend or share distribution.

Air Water Financings

In connection with the transactions contemplated by the Air Water Business Combination Agreement, on July 25, Air Water Ventures Ltd, a company incorporated under the laws of England and Wales (“Air Water UK”) entered into a subscription agreement with IPF, pursuant to which IPF subscribed for and purchased from Air Water UK preferred shares for an aggregate of $4 million. Such preferred shares were exchange for Air Water Series A1 Preferred Shares and Air Water Warrants to purchase Air Water Ordinary Shares.

In connection with the transactions contemplated by the Air Water Business Combination Agreement, on August 25, 2025, Air Water entered into a subscription agreement (the “Pre-Funded PIPE Subscription Agreement”) with Inflection Point Fund I, LP and certain other accredited investors named therein (collectively, the “Pre-Funded PIPE Investors”). Pursuant to the Pre-Funded PIPE Subscription Agreement, the Pre-Funded PIPE Investors agreed, among other things, to subscribe for and purchase, and Air Water agreed, among other things, to issue and allot, Air Water Series A1 Preferred Shares and Air Water Warrants to purchase Air Water Ordinary Shares, for aggregate consideration of approximately $28.5 million, substantially concurrently with the execution and delivery of the Air Water Business Combination Agreement.

In addition, on August 25, 2025, Air Water entered into subscription agreements (the “Closing PIPE Subscription Agreements” and together with the Pre-Funded PIPE Subscription Agreement, the “PIPE Agreements”) pursuant to which certain accredited investors named therein (collectively, the “Closing PIPE Investors”) agreed, among other things, to subscribe for and purchase, and Air Water agreed, among other things, to issue and allot, Air Water Series A1 Preferred Shares or Air Water Series A2 Preferred Shares and Air Water Warrants, for aggregate consideration of approximately $31.0 million, immediately prior to the Second Merger Effective Time.

INFLECTION POINT ACQUISITION CORP. III
Notes to Consolidated Financial Statements

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Closing Conditions

The obligations of Inflection Point, Air Water, PubCo and Merger Sub to consummate the Air Water Business Combination are subject to the satisfaction or waiver of customary closing conditions, including without limitation: (i) the adoption and/or approval, as applicable, by Inflection Point’s shareholders of (A) the adoption and approval of the Air Water Business Combination Agreement, the Mergers and the other transactions contemplated by the Air Water Business Combination, (B) the entry into the first plan of merger, (C) the adoption and approval of any other proposals as the SEC may indicate are necessary in its comments to the registration statement related to the Air Water Business Combination, and (D) the adoption and approval of such other matters as Air Water and Inflection Point shall hereafter mutually determine to be necessary or appropriate in order to effect the Air Water Business Combination, (ii) the approval of the holders of Air Water Shares (voting together as a single class and not as a separate series, and on an as-converted basis) of (A) the adoption and approval of the Air Water Business Combination Agreement and the Mergers, (B) the entry into the second plan of merger, and (C) the other transactions of the Air Water Business Combination, (iii) no adverse law or order that has the effect of making the transactions contemplated by the Air Water Business Combination Agreement illegal or otherwise prohibiting the consummation of such transactions, (iv) the expiration of all waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act with respect to the Business Combination, (v) approval of the listing of the PubCo Ordinary Shares on the Nasdaq Stock Market LLC, (vi) the registration statement related to the Air Water Business Combination having become effective (with no stop order having been issued by the SEC which remains in effect and no proceeding seeking such a stop order having been threatened or initiated by the SEC and not withdrawn), (vii) the accuracy of the representations and warranties and the performance of the covenants and agreements of each of the parties to the Air Water Business Combination Agreement, in each case subject to certain qualifiers, (viii) duly executed pay-off letters certifying certain indebtedness of Air Water and its subsidiaries, as specified in the Air Water Business Combination Agreement, shall have been paid off, (ix) execution and delivery of the other agreements, instruments, certificates or documents required to be executed or delivered in connection with or pursuant to the Air Water Business Combination Agreement, as applicable, (x) with respect to Inflection Point, Inflection Point shall have made all necessary and appropriate arrangements with the trustee to have all of the funds held in the Trust Account disbursed to Inflection Point in accordance with the Air Water Business Combination Agreement upon the Closing, and all such funds released from the Trust Account shall be available to PubCo, (xi) no material adverse effect with respect to either Air Water or Inflection Point shall have occurred which is continuing, and (xii) each of Air Water and Inflection Point shall have delivered a customary closing certificate.

Company Support Agreements

Concurrently with the execution of the Air Water Business Combination Agreement, Inflection Point entered into Company Support Agreements (each, a “Company Support Agreement”) with Air Water, PubCo and certain shareholders of Air Water (collectively, the “Supporting Stockholders”), pursuant to which each Supporting Stockholder has agreed to, among other things, (a) vote the Air Water Ordinary Shares held by such Supporting Stockholder (together with any other equity securities thereafter acquired by such Supporting Stockholder the “Air Water Subject Securities”) in favor of the Air Water Business Combination Agreement and the transactions contemplated thereby, (b) be bound by certain other covenants and agreements related to the Air Water Business Combination (c) be bound by certain transfer restrictions with respect to the Air Water Subject Securities and (d) waive its dissenter rights under Section 238 of the Cayman Act and any other similar statute.

Sponsor Support Agreement

In connection with the execution of the Air Water Business Combination Agreement, the Sponsor has entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”) with Inflection Point, PubCo and Air Water, pursuant to which the Sponsor has agreed to, among other things, (a) vote the Class B ordinary shares and the Class A ordinary shares held by Sponsor (together with any other equity securities thereafter acquired by Sponsor, the “Sponsor Subject Securities”) in favor of the matters to be approved by the shareholders of Inflection Point in connection with the Air Water Business Combination at any meeting of Inflection Point shareholders to be called for approval of the

INFLECTION POINT ACQUISITION CORP. III
Notes to Consolidated Financial Statements

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Business Combination, (b) waive its anti-dilution rights in the Amended and Restated Memorandum and Articles, (c) waive its dissenter rights under Section 238 of the Cayman Act and any other similar statute, (d) be bound by certain other covenants and agreements related to the Air Water Business Combination and (e) be bound by certain transfer restrictions with respect to the Sponsor Subject Securities, in each case, on the terms and subject to the conditions set forth in the Sponsor Support Agreement. The Sponsor Support Agreement also provides that Sponsor has agreed irrevocably to waive its redemption rights in connection with the consummation of the Air Water Business Combination with respect to any Sponsor Subject Securities they may hold.

Please refer to the Company’s Form 8-K as filed on August 25, 2025 for the full text of the aforementioned agreements entered into in connection with the Air Water Business Combination Agreement.

Liquidity, Capital Resources and Going Concern

As of December 31, 2025, the Company had cash and cash equivalents of $1,126,011. The Company intends to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a Business Combination.

In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor, or certain of our officers and directors or their affiliates may, but are not obligated to, loan us funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay such loaned amounts. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into Private Placement Units at a price of $10.00 per Unit at the option of the lender. As of December 31, 2025, no such Working Capital Loans were outstanding.

In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC Topic 205-40, “Presentation of Financial Statements — Going Concern,” Management has determined that the Company currently lacks the liquidity it needs to sustain operations for a reasonable period of time, which is considered to be at least one year from the date that the accompanying consolidated financial statements are issued as it expects to continue to incur significant costs in pursuit of its acquisition plans. In addition, Management has determined that if the Company is unable to complete an initial Business Combination within the completion window, then the Company will cease all operations except for the purpose of liquidating. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to consummate an initial Business Combination prior to the end of the completion window. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after April 28, 2027, the end of the completion window. There can be no assurance that the Company’s plans to raise capital or to consummate an initial Business Combination will be successful.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, IPCX Merger Sub Limited. All significant intercompany balances and transactions have been eliminated in consolidation.

INFLECTION POINT ACQUISITION CORP. III
Notes to Consolidated Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash of $1,126,011 and $0 and did not have any cash equivalents as of December 31, 2025, and 2024.

Marketable Securities Held in Trust Account

The Company’s portfolio of investments is comprised of cash and U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities, which are presented at fair value. Gains and losses resulting from the change in fair value of these securities are included in income from investments held in the Trust Account in the accompanying consolidated statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information. At December 31, 2025, the assets held in the Trust Account of $258,955,961 were held in money market funds. There were no marketable securities held in the Trust Account as of December 31, 2024. As of December 31, 2025, accrued income of $824,770 on the assets held in Trust account is included in other receivable — dividend income on the Company’s consolidated balance sheets.

INFLECTION POINT ACQUISITION CORP. III
Notes to Consolidated Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows. As of December 31, 2025 and 2024, there was $876,011 and $0 that exceeded the Federal Deposit Insurance Corporation coverage limit of $250,000.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering.” Deferred offering costs consist principally of professional and registration fees that are related to the Initial Public Offering. FASB ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Initial Public Offering proceeds from the Units between Class A ordinary shares and rights, using the residual method by allocating Initial Public Offering proceeds first to assigned value of the rights and then to the Class A ordinary shares. Offering costs allocated to the Class A ordinary shares subject to possible redemption were charged to temporary equity and offering costs allocated to the rights and Private Placement Units were charged to shareholder’s deficit as the rights and Private Placement Units, were accounted for under equity treatment based on the equity classification of the underlying financial instruments.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”), which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2025 and 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statement. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Share Rights

The Company accounted for the Public and Private Placement Rights issued in connection with the Initial Public Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging”. Accordingly, the Company evaluated and classified the rights under equity treatment at their assigned value.

INFLECTION POINT ACQUISITION CORP. III
Notes to Consolidated Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Class A Shares Subject to Possible Redemption

The Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Public Shares if the Company does not complete an initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with ASC 480-10-S99, the Company classifies Public Shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital (to the extent available) and accumulated deficit. Accordingly, as of December 31, 2025, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheet. As of December 31, 2025, the Class A ordinary shares subject to possible redemption reflected in the balance sheet are reconciled in the following table:

Gross proceeds	$253,000,000
Less:
Proceeds allocated to Public Rights	(7,369,890)
Class A ordinary shares issuance cost	(16,778,066)
Plus:
Accretion of carrying value to redemption value	30,928,687
Class A Ordinary Shares subject to possible redemption, December 31, 2025	$259,780,731

Share-based compensation

The Company records share-based compensation in accordance with FASB ASC Topic 718, “Compensation-Share Compensation” (“ASC 718”), guidance to account for its share-based compensation. It defines a fair value-based method of accounting for an employee share option or similar equity instrument. The Company recognizes all forms of share-based payments at their fair value on the grant date, which are based on the estimated number of awards that are ultimately expected to vest. Share-based payments are valued using a Probability Weighted Expected Return Method. Grants of share-based payment awards issued to non-employees for services rendered have been recorded at the fair value of the share-based payment, which is the more readily determinable value. The grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. If an award is granted, but vesting does not occur, any previously recognized compensation cost is reversed in the period related to the termination of service. Share-based compensation expenses are included in costs and operating expenses depending on the nature of the services provided in the statements of operations.

Net Income (Loss) per Ordinary Share

Net income per share is computed by dividing net income by the weighted average number of ordinary shares outstanding for the period. The calculation of diluted income per share does not consider the effect of the rights issued in connection with the Initial Public Offering and rights issued as components of the Private Placement Units (the “Private Placement Rights” and together with the Public Rights, the “Rights”) since the exercise of the Rights are contingent upon the occurrence of future events and the inclusion of such Rights would be anti-dilutive.

The Company’s consolidated statements of operations include a presentation of income (loss) per share for ordinary shares in a manner similar to the two-class method of income (loss) per share. Net income (loss) per ordinary share, basic and diluted, for redeemable ordinary shares is calculated by dividing the net (loss) income allocable to redeemable ordinary shares subject to possible redemption, by the weighted average number of redeemable ordinary

INFLECTION POINT ACQUISITION CORP. III
Notes to Consolidated Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

shares outstanding since original issuance. Net income (loss) per ordinary share, basic and diluted, for non-redeemable ordinary shares is calculated by dividing net (loss) income allocable to non-redeemable ordinary shares, by the weighted average number of non-redeemable ordinary shares outstanding for the periods.

	For the Year Ended December 31, 2025	For the Period from January 31, 2024 (inception) through December 31, 2024
Net income (loss)	$498,416	$(85,796)
Accretion of temporary equity to redemption value	(24,147,956)	—
Permitted withdrawal from Trust account for working capital purposes	250,000	—
Dividend income from Trust account	(7,030,731)	—
Net loss including accretion of temporary equity to redemption value	$(30,430,271)	$(85,796)
	For the Year Ended December 31, 2025	For the Period from January 31, 2024 (inception) through December 31, 2024
Redeemable shares
Numerator:
Allocation of net income	$(20,022,018)	$—
Accretion of temporary equity to redemption value	24,147,956	—
Permitted withdrawal from Trust account for working capital purposes	(250,000)	—
Dividend income from Trust account	7,030,731	—
Net income	$10,906,669	$—
Denominator:
Weighted average number of Redeemable shares	17,190,137	—
Basic and diluted net income per Redeemable share	$0.63	$—

Non-redeemable shares
Numerator:
Allocation of net income (loss)	$(10,408,253)	$(85,796)
Denominator:
Weighted average number of Non-redeemable shares	8,936,128	7,333,333
Basic and diluted net loss per Non-redeemable share	$(1.16)	$(0.01)

Recent Accounting Standards

In November 2024, the FASB issued Accounting Standards Update (“ASU”) 2024-03, “Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses”, requiring public entities to disclose additional information about specific expense categories in the notes to the financial statements on an interim and annual basis. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and for interim periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of adopting ASU 2024-03.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statement.

INFLECTION POINT ACQUISITION CORP. III
Notes to Consolidated Financial Statements

NOTE 3. PUBLIC OFFERING

Pursuant to the Initial Public Offering on April 28, 2025, the Company sold 25,300,000 Public Units, which includes the full exercise of the underwriters’ over-allotment option in the amount of 3,300,000 Public Units, at a purchase price of $10.00 per Public Unit. Each Public Unit consists of one Public Share and one Public Right to receive one-tenth (1/10) of one Class A ordinary share upon the consummation of a Business Combination.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor and Cantor purchased an aggregate of 740,000 Private Placement Units at a price of $10.00 per Private Placement Units, for an aggregate purchase price of $7,400,000. Each Private Placement Unit consists of one Class A ordinary share (the “Private Placement Shares”), and one Private Placement Right. Of those 740,000 Private Placement Units, the Sponsor purchased 500,000 Private Placement Units and Cantor purchased 240,000 Private Placement Units. A portion of the proceeds from the sale of the Private Placement Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Completion Window, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).

The Private Placement Units are identical to the Units sold in the Initial Public Offering except that, for so long as the Private Placement Units are held by the Sponsor, Cantor, or their permitted transferees, the Private Placement Units (i) may not (including the Private Placement Shares, Private Placement Rights and Class A ordinary shares underlying the Private Placement Rights), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the Company’s initial Business Combination, (ii) each Private Placement Share included in each Private Placement Unit will not have any redemption rights or be entitled to liquidating distributions from the Trust Account, (iii) the Private Placement Units (including the Private Placement Shares, Private Placement Rights and Class A ordinary shares underlying the Private Placement Rights) will be entitled to registration rights, (iv) each holder of Private Placement Shares will agree to vote any Private Placement Shares in favor of a proposed initial Business Combination if the Company seeks shareholder approval for such Business Combination and in favor of any proposals recommended by the Company’s board of directors in connection with such Business Combination, and (v) with respect to Private Placement Rights held by Cantor. and/or its designees, will not be convertible more than five years from the commencement of sales in the Initial Public Offering in accordance with FINRA Rule 5110(g)(8). The Private Placement Units may be worthless if the Company does not complete an initial Business Combination.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On February 5, 2024, the Sponsor made a capital contribution of $25,000, or approximately $0.004 per share, to cover certain of our offering and formation costs in exchange for 5,750,000 Founder Shares. Subsequently on October 10, 2024, the Company effected a share capitalization of 1,916,667 Class B ordinary shares, as a result of which the Sponsor owned 7,666,667 Founder Shares. On November 18, 2024, the Company effected a share capitalization of 766,667 Class B ordinary shares, as a result of which the Sponsor owns 8,433,333 Founder Shares for which it paid approximately $0.003 per share. The share capitalizations are disclosed as retroactive adjustments. The Founder Shares include an aggregate of up to 1,100,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the number of Founder Shares collectively represents 25% of the Company’s issued and outstanding shares upon the completion of the Initial Public Offering (excluding the Private Placement Units). As a result of the full exercise of the over-allotment option by the underwriter, the 1,100,000 Founder Shares are no longer subject to forfeiture.

In April 2025, the Sponsor sold membership interests equivalent to an aggregate of 340,000 Class B ordinary shares to four independent director nominees for approximately $0.003 per share. The sale of the Founders Shares to the Company’s independent directors is in the scope of FASB ASC Topic 718, “Compensation-Stock Compensation”

INFLECTION POINT ACQUISITION CORP. III
Notes to Consolidated Financial Statements

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

(“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The fair value of the 340,000 shares granted to the Company’s independent directors was $775,892 or approximately $2.29 per share. Also, in April 2025, the Sponsor sold membership interests equivalent to an aggregate of 791,382 Class B ordinary shares to three officers for approximately $0.003 per share. The fair value of the 791,382 shares granted to the Company’s officers was $1,805,962 or approximately $2.29 per share. Such amount has been recorded as compensation expense on April 2, 2025, the date the shares were granted, as there are no service restrictions. The valuation was derived using PWERM model in which the expected share price at the initial Business Combination close is $9.709, the likelihood of the Initial Public Offering was 80%, the likelihood of a Business Combination was 30% and the applied Discount for Lack of Marketability (DLOM) was 1.8%.

The Sponsor has agreed not to transfer, assign or sell any of the Founder Shares and any Class A ordinary shares issuable upon conversion thereof until the earlier to occur of: (i) 180 days after the completion of the initial Business Combination or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Promissory Note — Related Party

On October 10, 2024, an affiliate of the Sponsor, Inflection Point Fund I, LP, had agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the Initial Public Offering. The loan was non-interest bearing, unsecured and due at the earlier of December 31, 2025 or the closing of the Initial Public Offering. The Company repaid $184,282 at the closing of the Initial Public Offering. As of December 31, 2025, and 2024, respectively, the Company had $187 and $126,884 outstanding under the promissory note. Borrowings under the note are no longer available.

Services and Indemnification Agreement

Commencing on the date the securities of the Company are first listed on Nasdaq, April 25, 2025, the Company will pay an aggregate of $29,167 per month to Inflection Point Asset Management LLC (“IPAM”), an affiliate of the Sponsor and executive officers, for the services of Kevin Shannon, Chief Operating Officer and for office space and administrative services provided to members of our management team. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. In addition, the Company, pursuant to the services and indemnification agreement with the Sponsor, IPAM and Kevin Shannon relating to the monthly payment for the services of Kevin Shannon, Chief Operating Officer and for office space and administrative services provided to members of our management team, agreed that it will indemnify the Sponsor and IPAM from any claims arising out of or relating to the Initial Public Offering or the Company’s operations or conduct of the Company’s business or any claim against the Sponsor and/or IPAM alleging any expressed or implied management or endorsement by the Sponsor and/or IPAM of any of the Company’s activities or any express or implied association between the Sponsor and/or IPAM, on the one hand, and the Company or any of its other affiliates, on the other hand, which agreement provides that the indemnified parties cannot access the funds held in the Trust Account.

For the year ended December 31, 2025, we incurred and paid $239,167 of fees for these services.

Related Party Loans

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the officers and directors may, but are not obligated to, loan the Company funds as may be required. If the Company completes its initial Business Combination, the Company would repay such loaned amounts. In the event that the initial Business Combination does not close, the Company may use amounts held outside the Trust Account to repay such loaned amounts and funds received from permitted withdrawals but no proceeds from the Trust Account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into additional Private Placement Units at a price of $10.00 per Unit at the option of the lender. As of December 31, 2025 and 2024, no such loans were outstanding.

INFLECTION POINT ACQUISITION CORP. III
Notes to Consolidated Financial Statements

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

Advances from Related Party

As of December 31, 2025 and 2024, the Company owed related parties $80,638 and $0, respectively for expenses paid on the Company’s behalf.

NOTE 6. COMMITMENTS

Registration Rights

The holders of the Founder Shares, Private Placement Units (including any Private Placement Shares, Private Placement Rights and any Class A ordinary shares underlying the Private Placement Rights) and any additional Private Placement Units that may be issued upon conversion of the Working Capital Loans (including any Private Placement Shares, Private Placement Rights and any Class A ordinary shares underlying the Private Placement Rights) are entitled to registration rights pursuant to a registration rights agreement signed prior to the effective date of the Initial Public Offering requiring the Company to register a sale of any of the securities held by them, including any other securities of the Company acquired by them prior to the consummation of the Company’s initial Business Combination. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Risks and Uncertainties

The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyberattacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the above mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect the Company’s search for an initial Business Combination and any target business with which the Company may ultimately consummate an initial Business Combination.

Underwriting Agreement

The underwriters had a 45-day option from the date of the Initial Public Offering to purchase up to an additional 3,300,000 units to cover over-allotments, if any. On April 28, 2025, the underwriter fully exercised its over-allotment option. The underwriters were entitled to a cash underwriting discount of $0.20 per unit, or $4,400,000 in the aggregate (whether or not the underwriters’ option to purchase additional units was exercised), which was paid upon closing of the Initial Public Offering.

INFLECTION POINT ACQUISITION CORP. III
Notes to Consolidated Financial Statements

NOTE 6. COMMITMENTS (cont.)

In addition, the underwriters are entitled to a deferred fee of $0.45 per unit on units other than those sold pursuant to the underwriters’ option to purchase additional units and $0.65 per unit on units sold pursuant to the underwriters’ option to purchase additional units, or $12,045,000 in the aggregate due to the full exercise of the underwriters’ over-allotment option. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Deferred Legal Fees

As of December 31, 2025, and 2024, the Company had a total of $2,517,919 and $14,456, respectively, of deferred legal fees to be paid to the Company’s legal advisors upon the consummation of the Business Combination, which are classified as a non-current liability in the accompanying consolidated balance sheets.

NOTE 7. SHAREHOLDERS’ DEFICIT

Preference Shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001. The Company’s board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. At December 31, 2025 and 2024, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 500,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At December 31, 2025, there were 740,000 Class A ordinary shares issued and outstanding, excluding 25,300,000 shares subject to possible redemption. At December 31, 2024, there were no shares issued and outstanding.

Class B Ordinary Shares — The Company is authorized to issue 50,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At December 31, 2025 and 2024, there were 8,433,333 Class B ordinary shares issued and outstanding, of which an aggregate of up to 1,100,000 Founder Shares were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part so that the number of Founder Shares will equal 25% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering (excluding the Private Placement Shares). As a result of the full exercise of the over-allotment option by the underwriter, the 1,100,000 Founder Shares are no longer subject to forfeiture.

Prior to the closing of the initial Business Combination, only holders of the Class B ordinary shares will be entitled to vote on continuing the Company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents of the Company or to adopt new constitutional documents of the Company, in each case, as a result of the Company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). On any other matters submitted to a vote of the Company’s shareholders prior to or in connection with the completion of the initial Business Combination, holders of the Class B ordinary shares and holders of the Class A ordinary shares will vote together as a single class, except as required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares immediately prior to, concurrently with or immediately following the completion of a Business Combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with a Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, 25% of the sum of (i) the total number of Class A ordinary shares outstanding (excluding the Private Placement Units and the ordinary shares underlying the rights and after giving effect to any redemptions of Public Shares by public shareholders) after such conversion plus (ii) the sum of the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or

INFLECTION POINT ACQUISITION CORP. III
Notes to Consolidated Financial Statements

NOTE 7. SHAREHOLDERS’ DEFICIT (cont.)

in relation to the consummation of a Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in a Business Combination and any Private Placement Units issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Rights — Except in cases where the Company is not the surviving company in a business combination, each holder of a right will automatically receive one-tenth (1/10) of one Class A ordinary share upon consummation of the initial Business Combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman law. In the event the Company is not the surviving company upon completion of the initial business combination, each holder of a Right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of one Class A ordinary share underlying each Right upon consummation of the Business Combination. If the Company is unable to complete the initial Business Combination within the required time period and the Company will redeem the public shares for the funds held in the Trust Account, holders of Rights will not receive any of such funds for their Rights and the Rights will expire worthless.

NOTE 8. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on assessment of the assumptions that market participants would use in pricing the asset or liability.

The Public Rights have been classified within shareholders’ deficit and will not require remeasurement after issuance. The Public Rights were classified within Level 3 of the fair value hierarchy at the measurement dates due to the use of unobservable inputs inherent in assumptions related to the market adjustments as noted below. The following table presents the quantitative information regarding market assumptions used in the valuation of the Public Rights:

April 28, 2025
Trade price of Unit	$10.00
Stock price	$9.709
Market adjustment(1)	30%
Fair value per share right	$0.2913

____________

(1)      Market adjustment reflects additional factors not fully captured by low volatility selection, which may include likelihood of business combination occurring, market perception of lack of available or suitable targets, or possible post-acquisition decline of stock price prior to beginning of the exercise period. The adjustment is determined by comparing traded warrant prices to simulated model outputs.

INFLECTION POINT ACQUISITION CORP. III
Notes to Consolidated Financial Statements

NOTE 8. FAIR VALUE MEASUREMENTS (cont.)

At December 31, 2024 there were no assets held in the Trust Account. At December 31, 2025, assets held in the Trust Account were comprised of $258,955,961 in money market funds which are invested primarily in U.S. Treasury Securities. As of December 31, 2025, accrued income of $824,770 on the assets held in Trust account is included in other receivable — dividend income on the Company’s consolidated balance sheets. From inception through December 31, 2025, the Company did not withdraw any interest earned on the Trust Account to pay for its franchise and income tax obligations.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2025 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2025
Assets:
Investments held in Trust Account – U.S. Treasury Securities Money Market Fund	1	$258,955,961

NOTE 9. SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Financial Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net loss that also is reported on the statement of operations as net loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net income or loss and total assets, which include the following:

December 31, 2025
Cash and marketable securities held in Trust Account	$258,955,961
Cash	$1,126,011
	For the Year Ended December 31, 2025	For the Period from January 31, 2024 (inception) through December 31, 2024
Formation and operating costs	$6,532,315	$85,796
Dividend income earned on marketable securities held in Trust Account	$7,030,731	$—

INFLECTION POINT ACQUISITION CORP. III
Notes to Consolidated Financial Statements

NOTE 9. SEGMENT INFORMATION (cont.)

The key measures of segment profit or loss reviewed by the CODM are general and administrative costs. General and administrative costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete the Initial Public Offering and eventually a Business Combination within the Completion Window. The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the consolidated statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

All other segment items included in net loss are reported on the statement of operations and described within their respective disclosures.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

NOTE 11. EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITOR’S REPORT

On June 5, 2026, Inflection Point and Air Water entered into that certain Amendment No. 2 to the Air Water Business Combination Agreement (the “BCA Amendment”). The BCA Amendment:

(i)     Reduces the aggregate base consideration to be paid to holders of ordinary shares of Air Water from $300,000,000 to $200,000,000.

(ii)    Modifies the triggering events upon which additional ordinary shares of PubCo may be issued pursuant to the earnout provisions in the Air Water Business Combination Agreement as follows:

•        “Triggering Event I” will occur if, on or prior to the quarter ending December 31, 2027, the annual revenue run rate of PubCo equals or exceeds $80,000,000.

•        “Triggering Event II” will occur if, on or prior to the quarter ending December 31, 2027, the annual EBITDA run rate of PubCo equals or exceeds $30,000,000.

•        “Triggering Event III” will occur if, on or prior to the quarter ending June 30, 2028, (a) the annual revenue run rate of PubCo equals or exceeds $160,000,000 and (b) the annual EBITDA run rate of PubCo equals or exceeds $70,000,000.

•        “Triggering Event IV” will occur if, between the six-month anniversary of closing of the Air Water Business Combination and June 30, 2028, the trading price of PubCo’s ordinary shares is greater than or equal to $20.00 for at least 30 trading days out of 45 consecutive trading days.

(iii)   Reduces the number of ordinary shares of PubCo may be issued pursuant to the earnout provisions in the Air Water Business Combination Agreement from a maximum of 30,000,000 ordinary shares (in four equal tranches of 7,500,000 ordinary shares) to a maximum of 20,000,000 ordinary shares (in four equal tranches of 5,000,000 ordinary shares).

(iv)   Updates the allocation schedule with respect to the holders of equity of Air Water that are eligible to participate in the earnout under the Air Water Business Combination Agreement.

INFLECTION POINT ACQUISITION CORP. III
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets
Cash	$761,627	$1,126,011
Prepaid expenses and other current assets	193,087	174,127
Total Current Assets	954,714	1,300,138

Long-term prepaid insurance	—	53,557
Other receivable – dividend income	773,184	824,770
Cash and marketable securities held in Trust Account	263,398,723	258,955,961
TOTAL ASSETS	$265,126,621	$261,134,426

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$176,759	$302,149
Accrued offering costs	—	75,000
Advances from related party	1,079	80,638
Promissory note – related party	187	187
Total current liabilities	178,025	457,974
Deferred legal fees	3,249,148	2,517,919
Deferred underwriting fee payable	12,045,000	12,045,000
TOTAL LIABILITIES	15,472,173	15,020,893

Commitments
Class A ordinary shares subject to possible redemption, 25,300,000 shares at a redemption value of $10.44 and $10.27 per share as of June 30, 2026 and December 31, 2025, respectively	264,171,907	259,780,731

Shareholders’ Deficit
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 740,000 shares issued and outstanding, excluding 25,300,000 shares subject to possible redemption as of June 30, 2026 and December 31, 2025	74	74
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 8,433,333 shares issued and outstanding at June 30, 2026 and December 31, 2025	844	844
Additional paid-in capital	—	—
Accumulated deficit	(14,518,377)	(13,668,116)
Total Shareholders’ Deficit	(14,517,459)	(13,667,198)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$265,126,621	$261,134,426

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

INFLECTION POINT ACQUISITION CORP. III
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Formation and operating costs	$473,523	$467,291	$1,100,261	$547,625
Loss from operations	(473,523)	(467,291)	(1,100,261)	(547,625)

OTHER INCOME (EXPENSE)
Compensation expense	—	(2,581,854)	—	(2,581,854)
Dividend earned on marketable securities held in Trust Account	2,333,121	1,831,762	4,641,176	1,831,762
Total other income (expense), net	2,333,121	(750,092)	4,641,176	(750,092)

NET INCOME (LOSS)	$1,859,598	$(1,217,383)	$3,540,915	$(1,297,717)

Weighted average shares outstanding, Redeemable shares	25,300,000	17,515,385	25,300,000	8,855,000
Basic and diluted net income per share, Redeemable shares	$0.08	$0.45	$0.15	$1.37
Weighted average shares outstanding, Non-redeemable shares(1)	9,173,333	8,945,641	9,173,333	8,692,333
Basic and diluted net loss per share, Non-redeemable shares	$(0.01)	$(1.02)	$(0.02)	$(1.54)

____________

(1)      On April 28, 2025, the Company consummated the Initial Public Offering of 25,300,000 units at $10.00 per unit, which includes the full exercise of the underwriter’s over-allotment option, therefore the 1,100,000 founder shares are no longer subject to forfeiture.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

INFLECTION POINT ACQUISITION CORP. III
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
(UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholder’s Deficit
	Shares	Amount	Shares	Amount
Balance – December 31, 2025	740,000	$74	8,433,333	$844	$—	$(13,668,116)	$(13,667,198)
Accretion for Class A ordinary shares to redemption amount	—	—	—	—	—	(2,058,055)	(2,058,055)
Net income	—	—	—	—	—	1,681,317	1,681,317
Balance – March 31, 2026	740,000	74	8,433,333	844	—	(14,044,854)	(14,043,936)
Accretion for Class A ordinary shares to redemption amount	—	—	—	—	—	(2,333,121)	(2,333,121)
Net income	—	—	—	—	—	1,859,598	1,859,598
Balance – June 30, 2026	740,000	$74	8,433,333	$844	$—	$(14,518,377)	$(14,517,459)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholder’s Deficit
	Shares	Amount	Shares	Amount
Balance – January 1, 2025	—	$—	8,433,333	$844	$24,156	$(85,796)	$(60,796)
Net loss	—	—	—	—	—	(80,334)	(80,334)
Balance – March 31, 2025	—	$—	8,433,333	$844	$24,156	$(166,130)	$(141,130)
Accretion for Class A ordinary shares to redemption amount	—	—	—	—	(16,847,951)	(8,881,767)	(25,729,718)
Sale of 740,000 Private Placement Units	740,000	74	—	—	7,399,926	—	7,400,000
Fair value of rights included in Public units	—	—	—	—	7,369,890	—	7,369,890
Allocated value of transaction costs to Class A shares	—	—	—	—	(527,875)	—	(527,875)
Share based compensation	—	—	—	—	2,581,854	—	2,581,854
Net loss	—	—	—	—	—	(1,217,383)	(1,217,383)
Balance – June 30, 2025	740,000	$74	8,433,333	$844	$—	$(10,265,280)	$(10,264,362)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

INFLECTION POINT ACQUISITION CORP. III
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months Ended June 30,
	2026	2025
Cash Flows from Operating Activities:
Net income (loss)	$3,540,915	$(1,297,717)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Dividend earned on marketable securities held in Trust Account	(4,641,176)	(1,831,762)
Compensation expense	—	2,581,854
Formation costs paid by Sponsor in exchange for issuance of Class B ordinary shares
Formation costs paid via advance from related party
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(18,960)	(240,384)
Long Term prepaid insurance	53,557	(137,385)
Accrued expenses	(125,390)	130,814
Deferred legal fee	731,229	66,652
Net cash used in operating activities	(459,825)	(727,928)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	—	(253,000,000)
Cash withdrawn from Trust Account for working capital purposes	250,000	—
Net cash provided by (used in) investing activities	250,000	(253,000,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	248,600,000
Proceeds from sale of Private Placement Units	—	7,400,000
Repayment of advances from related party	(94,559)	—
Advances from related party	15,000	—
Proceeds from promissory note – related party	—	45,875
Repayment of promissory note – related party	—	(184,282)
Payment of offering costs	(75,000)	(624,199)
Net cash (used in) provided by financing activities	(154,559)	255,237,394

Net Change in Cash	(364,384)	1,509,466
Cash – Beginning of period	1,126,011	—
Cash – End of period	$761,627	$1,509,466

Non-Cash investing and financing activities:
Offering costs included in accrued offering costs	$—	$112,899
Deferred offering costs paid through promissory note – related party	$—	$5,866
Prepaid services contributed by Sponsor through promissory note – related party	$—	$5,844
Accretion of Class A ordinary shares to redemption value	$4,391,176	$25,729,718
Deferred underwriting fee payable	$—	$12,045,000
Deferred legal fee payable in offering costs	$—	$34,989

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

INFLECTION POINT ACQUISITION CORP. III
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Inflection Point Acquisition Corp. III (the “Company” or “Inflection Point”) is a special purpose acquisition company incorporated as a Cayman Islands exempted company on January 31, 2024. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). On August 5, 2025, in connection with the Company’s Business Combination Agreement (as defined below) IPCX Merger Sub Limited, a Cayman Islands exempted company (hereinafter, “Merger Sub”), was formed and is wholly-owned subsidiary of the Company.

Although the Company is not limited to a particular industry or geographic region for purposes of completing a Business Combination, the Company intends to capitalize on the ability of its management team to identify and combine with a business or businesses that can benefit from its management team’s established global relationships and operating experience. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of June 30, 2026, the Company had not commenced any operations. All activity for the period from January 31, 2024 (inception) through June 30, 2026, relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which occurred on April 28, 2025 (as described below), and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest and dividend income from the proceeds derived from the Initial Public Offering and the concurrent sale of the Private Placement Units (as defined below). The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Inflection Point Holdings III LLC (the “Sponsor”).

On February 5, 2024, the Sponsor made a capital contribution of $25,000, or approximately $0.004 per share, to cover certain of our offering and formation costs in exchange for 5,750,000 Class B ordinary shares (the “Founder Shares”). Subsequently on October 10, 2024, the Company effected a share capitalization of 1,916,667 Class B ordinary shares, as a result of which the Sponsor owned 7,666,667 Founder Shares. On November 18, 2024, the Company effected a share capitalization of 766,667 Class B ordinary shares, as a result of which the Sponsor owns 8,433,333 Founder Shares for which it paid approximately $0.003 per share. The share capitalizations are disclosed as retroactive adjustments. The Founder Shares include an aggregate of up to 1,100,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the number of Founder Shares collectively represents 25% of the Company’s issued and outstanding shares upon the completion of the Initial Public Offering (excluding the Private Placement Units). As a result of the full exercise of the over-allotment option by the underwriter, the 1,100,000 Founder Shares are no longer subject to forfeiture.

The registration statement for the Company’s Initial Public Offering was declared effective on April 24, 2025. On April 28, 2025, the Company consummated the Initial Public Offering of 25,300,000 units at $10.00 per unit (the “Public Units” and with respect to the ordinary shares included in the Public Units, the “Public Shares”), which includes the full exercise of the underwriters’ over-allotment option of 3,300,000 Units (see Note 3), generating gross proceeds of $253,000,000. Each Public Unit consists of one Class A ordinary share and one right (the “Public Rights”) to receive one-tenth of one Class A ordinary share upon the consummation of an initial business combination.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 740,000 units (the “Private Placement Units” and together with the Public Units, the “Units”), to the Sponsor and Cantor Fitzgerald & Co., the representative of the underwriters (“Cantor”), at a price of $10.00 per unit, or $7,400,000 in the aggregate. Of the 740,000 Private Placement Units, the Sponsor purchased 500,000 Private Placement Units and Cantor purchased 240,000 Private Placement Units.

Transaction costs amounted to $17,305,941, consisting of $4,400,000 of cash underwriting fee, $12,045,000 of deferred underwriting fee, and $860,941 of other offering costs.

INFLECTION POINT ACQUISITION CORP. III
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete one or more Business Combinations having an aggregate fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes paid or payable on the income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Initial Public Offering on April 28, 2025, an amount of $253,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units, and a portion of the proceeds of the sale of the Private Placement Units, are held in the trust account (“Trust Account”) and will be initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended Business Combination and, may at any time be held as cash or cash items, including in demand deposit accounts at a bank, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares in connection with the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The public shareholders will be entitled to redeem their Public Shares for a pro rata portion (the “Redemption Price”) of the amount held in the Trust Account (initially $10.00 per share), calculated as of two business days prior to the completion of a Business Combination, including interest earned on the funds held in the Trust Account (net of amounts withdrawn to fund our working capital requirements, subject to an annual limit of $250,000 (plus the rollover of unused amounts from prior years), and/or to pay for our taxes (any withdrawals to pay for our taxes (which shall exclude any 1% U.S. federal excise tax on stock repurchases under the Inflation Reduction Act of 2022 that is imposed on us, if any) shall not be subject to the $250,000 annual limitation described in the foregoing)) (such withdrawals, “Permitted Withdrawals”).

The Public Shares are recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

If the Company seeks shareholder approval, the Company will complete a Business Combination only if it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the Company’s ordinary shares which are represented in person or by proxy and are voted at a general meeting of the Company. If a shareholder vote is not required under applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5), the Private Placement Shares (as defined in Note 4) and any Public Shares purchased in or after the Initial Public Offering in favor of approving a Business Combination and to waive its redemption rights with respect to any such shares in connection

INFLECTION POINT ACQUISITION CORP. III
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

with a shareholder vote to approve a Business Combination (subject to applicable law). Cantor has agreed to vote its Private Placement Shares in favor of approving a Business Combination and to waive its redemption rights with respect to such shares in connection with a shareholder vote to approve a Business Combination (subject to applicable law). Additionally, each public shareholder may elect to redeem its Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the then-outstanding Public Shares without the Company’s prior written consent.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares, Private Placement Shares (as defined in Note 4) and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Completion Window (as defined below) or (ii) with respect to any other material provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment and (iii) to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares and Private Placement Units if the Company fails to complete a Business Combination.

The Company will have until the date that is (i) 24 months from the closing of the Initial Public Offering or such earlier liquidation date as the board of directors may approve or (ii) such later date approved by the holders of the Company’s ordinary shares pursuant to an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (such date, the “Completion Window”) to complete a Business Combination. If the Company is unable to complete a Business Combination within the Completion Window, the Company will as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released as Permitted Withdrawals (less taxes paid or payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will constitute full and complete payment for the Public Shares and completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation or other distributions, if any), subject to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares and Private Placement Units if the Company fails to complete a Business Combination within the Completion Window. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Completion Window. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Completion Window and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per share ($10.00).

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a third party for services rendered or products sold to the Company, or by a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount

INFLECTION POINT ACQUISITION CORP. III
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of trust assets, less taxes paid or payable. This liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Air Water Business Combination

On August 25, 2025, Inflection Point, Air Water Ventures Holdings Limited, a Cayman Islands exempted company (“Air Water”), Air Water Ventures Limited, a Cayman Islands exempted company (“PubCo”) and Merger Sub, entered into a Business Combination Agreement (as amended on December 31, 2025 and June 5, 2026, the “Air Water Business Combination Agreement”).

Pursuant to terms of the Air Water Business Combination Agreement and subject to the terms and conditions set forth therein: (a) Inflection Point will be merged with and into PubCo, as a result of which the separate corporate existence of Inflection Point shall cease and PubCo shall continue as the surviving company (the “First Merger”), and (b) one business day after the First Merger, Air Water will be merged with and into Merger Sub, as a result of which the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving company (such surviving company after such merger, “Air Water OpCo”) and a wholly owned direct subsidiary of PubCo (the “Second Merger” and, together with the First Merger, the “Mergers” and the Mergers together with the other transactions contemplated by the Business Combination Agreement, the “Air Water Business Combination”), resulting in a combined company whereby PubCo will own Air Water OpCo and substantially all of the assets and the business of the combined company will be held and operated by Air Water OpCo and its subsidiaries.

Structure and consideration

One day prior to the First Merger Effective Date (as defined below):

(i)     each then-issued and outstanding Units shall be automatically detached and separated into one Class A ordinary share and one right to receive one-tenth of one Class A ordinary share, upon the closing of Inflection Point’s initial business combination (each a “Right”);

(ii)    pursuant to Inflection Point’s Amended and Restated Memorandum and Articles of Association and the Sponsor Support Agreement (as defined below) each of the then issued and outstanding Class B ordinary shares, par value $0.0001 per share, of Inflection Point will convert automatically, on a one-for-one basis, into one Class A ordinary share of Inflection Point; and

(iii)   each Right that is then-issued and outstanding shall be automatically converted into one-tenth of one Class A ordinary share of Inflection Point (the “Rights Conversion”) (provided that if a holder of Rights would be entitled to receive a fraction of a Class A ordinary share upon the Rights Conversion, the number of Class A ordinary shares issued to such holder upon the Rights Conversion will be rounded down to the nearest whole number of Class A ordinary shares without cash settlement for such rounded fraction).

INFLECTION POINT ACQUISITION CORP. III
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

At the effective time of the First Merger (the “First Merger Effective Time”), by virtue of the First Merger and without any action on the part of any party or the holders of securities of Inflection Point or PubCo:

(i)     each Class A ordinary share (other than any Excluded Shares, Redeeming Shares and Inflection Point Dissenting Shares, each as defined below), which is issued and outstanding immediately prior to the First Merger Effective Time, shall be converted into the right to receive one ordinary share, par value $0.0001 per share, of PubCo (each a “PubCo Ordinary Share”);

(ii)    each ordinary share held by Inflection Point, if any (the “Excluded Shares”), that is issued and outstanding immediately prior to the First Merger Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, without any conversion thereof and no consideration shall be paid with respect thereto;

(iii)   each Public Share properly tendered for redemption in connection with the Air Water Business Combination pursuant to the Amended and Restated Memorandum and Articles of Association (the “Redeeming Shares”) will be redeemed by Inflection Point (the “Redemption”) and each Redeeming Share shall automatically be cancelled and shall cease to exist, and each holder of such Redeeming Shares shall thereafter cease to have any rights with respect to such securities except the right to be paid the Redemption Price in accordance with the Amended and Restated Memorandum and Articles of Association;

(iv)   each ordinary share issued and outstanding immediately prior to the First Merger Effective Time and held by a shareholder who is entitled to demand and has properly exercised in writing dissenter rights in respect of such shares in accordance with Section 238 of the Companies Act (Revised) of the Cayman Islands (the “Companies Act”) and who has otherwise complied with all of the provisions of the Companies Act relevant to the exercise and perfection of dissenters’ rights (such ordinary shares being referred to collectively as the “Inflection Point Dissenting Shares” until such time as such holder fails to perfect or otherwise waives, withdraws, or loses such holder’s dissenter rights under the Companies Act with respect to such shares) shall no longer be outstanding and shall automatically be cancelled by virtue of the First Merger, and the holder of such Inflection Point Dissenting Share shall thereafter cease to have any rights with respect to such Inflection Point Dissenting Share, but instead shall be entitled to the right to be paid the fair value of such Inflection Point Dissenting Share and such other rights as are granted by Section 238 of the Companies Act; provided, however, that if, after the First Merger Effective Time, such holder fails to perfect, waives, withdraws, or loses such holder’s right to dissent pursuant to Section 238 of the Companies Act, or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 238 of the Companies Act, such ordinary shares shall cease to be Inflection Point Dissenting Shares and shall be treated as if they had been converted as of the First Merger Effective Time into the right to receive the consideration provided by clause (i) above without interest thereon; and

(v)    each PubCo Ordinary Share that is issued and outstanding immediately prior to the First Merger Effective Time shall be irrevocably surrendered to PubCo for cancellation and for consideration equal to the subscription price (if any) that was paid for such PubCo Ordinary Share.

At the effective time of the Second Merger (the “Second Merger Effective Time”) by virtue of the Second Merger and without any action on the part of any party or the holders of securities of Air Water or PubCo:

(i)     each ordinary share of a nominal or par value of $0.01344 per share of Air Water (each an “Air Water Ordinary Share”) that is issued and outstanding immediately prior to the Second Merger Effective Time shall be converted into the right to receive a number of PubCo Ordinary Shares equal to the Exchange Ratio (as defined below);

INFLECTION POINT ACQUISITION CORP. III
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

(ii)    each series A1 redeemable preference shares of a nominal or par value of $0.0001 per share of Air Water (each an “Air Water Series A-1 Preferred Share”) and series A2 redeemable preference shares of a nominal or par value of $0.0001 per share of Air Water (each an “Air Water Series A-2 Preferred Share,” together with the Air Water Series A-1 Preferred Shares, the “Air Water Series A Preferred Shares” and together with the Air Water Ordinary Shares, the “Air Water Shares”) that is issued and outstanding immediately prior to the Second Merger Effective Time shall be converted into the right to receive a number of series A preferred shares of US $0.0001 par value per share of PubCo (each a “PubCo Series A Preferred Share”) equal to (i) the aggregate Accrued Value (as defined in Air Water’s amended and restated memorandum and articles of association) attributable to such Air Water Series A Preferred Share divided by (ii) $1,000;

(iii)   each warrant to purchase Air Water Ordinary Shares (each an “Air Water Warrant”) that is issued and outstanding immediately prior to the Second Merger Effective Time that was issued pursuant to a Pre-Funded PIPE Subscription Agreement or PIPE Agreement (each as defined below), will be converted into the right to receive a warrant to purchase PubCo Ordinary Shares (each a “PubCo Series A Investor Warrant”) exercisable for a number of PubCo Ordinary Shares equal to (x) the number of Air Water Ordinary Shares issuable upon conversion of the holder’s Air Water Series A Preferred Shares upon a hypothetical conversion of such Air Water Series A Preferred Shares immediately prior to the Second Merger multiplied by (y) the Exchange Ratio;

(iv)   each Air Water Warrant that is issued and outstanding immediately prior to the Second Merger Effective Time which was not issued pursuant to a Pre-Funded PIPE Subscription Agreement or PIPE Agreement, will be converted into the right to receive a PubCo Series A Investor Warrant exercisable for a number of PubCo Ordinary Shares equal to the number of Air Water Ordinary Shares issuable upon a hypothetical conversion of such Air Water Warrant as of immediately prior to the Second Merger;

(v)     each restricted stock unit of Air Water (each an “Air Water RSU”) that is issued and outstanding immediately prior to the Second Merger Effective Time shall be converted into the right to receive restricted share units subject to PubCo Ordinary Shares (each a “PubCo RSU”) on the same terms and conditions (including applicable vesting, settlement and termination provisions) as are in effect with respect to each such award of Air Water RSUs; provided, that each award of PubCo RSUs will be subject to the number of PubCo Ordinary Shares equal to the product of (x) the number of whole Air Water Ordinary Shares that were subject to such award of Air Water RSUs (with any fractional share otherwise resulting rounded down to the nearest whole share) immediately prior to the Second Merger Effective Time, multiplied by (y) the Exchange Ratio;

(vi)   each performance-based restricted share unit granted that entitles the holder to a number of Earnout Shares (as defined below), determined based on the pro-rata portion of Earnout Shares attributable to such holder’s Air Water RSUs, subject to achievement of the applicable Triggering Event (as defined below) (each an “Air Water PSU”) that is issued and outstanding and unvested immediately prior to the Second Merger Effective Time shall be assumed and converted into the right to receive performance-based restricted stock units subject to PubCo Ordinary Shares (each a “PubCo PSU”) on the same terms and conditions (including applicable performance vesting criteria and other applicable settlement and termination provisions) as are in effect with respect to each such award of Air Water PSUs immediately prior to the Second Merger Effective Time; provided, that each award of PubCo PSUs will be subject to a number of PubCo Ordinary Shares, determined based on the pro-rata portion of Earnout Shares attributable to such holder’s Air Water RSUs, subject to achievement of the applicable Triggering Event (with any fractional share otherwise resulting rounded down to the nearest whole share); and

(vii)  each ordinary share of $1.00 par value per share of Merger Sub (each a “Merger Sub Share”) that is issued and outstanding immediately prior to the Second Merger Effective Time shall be converted into and become one validly issued, fully paid and non-assessable ordinary share of Merger Sub (as the surviving corporation of the Second Merger).

INFLECTION POINT ACQUISITION CORP. III
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Amendment No. 2 to Business Combination Agreement

On June 5, 2026, the Company and Air Water entered into that certain Amendment No. 2 to the Business Combination Agreement (the “BCA Amendment”). The BCA Amendment:

(i)     Reduces the aggregate base consideration to be paid to holders of ordinary shares of Air Water from $300,000,000 to $200,000,000.

(ii)    Modifies the triggering events upon which additional ordinary shares of PubCo may be issued pursuant to the earnout provisions in the Air Water Business Combination Agreement as follows:

•        “Triggering Event I” will occur if, on or prior to the quarter ending December 31, 2027, the annual revenue run rate of PubCo equals or exceeds $80,000,000.

•        “Triggering Event II” will occur if, on or prior to the quarter ending December 31, 2027, the annual EBITDA run rate of PubCo equals or exceeds $30,000,000.

•        “Triggering Event III” will occur if, on or prior to the quarter ending June 30, 2028, (a) the annual revenue run rate of PubCo equals or exceeds $160,000,000 and (b) the annual EBITDA run rate of PubCo equals or exceeds $70,000,000.

•        “Triggering Event IV” will occur if, between the six-month anniversary of closing of the Air Water Business Combination and June 30, 2028, the trading price of PubCo’s ordinary shares is greater than or equal to $20.00 for at least 30 trading days out of 45 consecutive trading days.

(iii)   Reduces the number of ordinary shares of PubCo may be issued pursuant to the earnout provisions in the Air Water Business Combination Agreement from a maximum of 30,000,000 ordinary shares (in four equal tranches of 7,500,000 ordinary shares) to a maximum of 20,000,000 ordinary shares (in four equal tranches of 5,000,000 ordinary shares).

(iv)   Updates the allocation schedule with respect to the holders of equity of the Company that are eligible to participate in the earnout under the Air Water Business Combination Agreement.

Pursuant to the Air Water Business Combination Agreement as amended by the BCA Amendment, the “Exchange Ratio” will be equal to (A) the quotient of (i) $200,000,000 divided by (ii) the Redemption Price, divided by (B) the total number of Air Water Ordinary Shares (including the Air Water Ordinary Shares underlying the Air Water RSUs) issued and outstanding immediately prior to the Second Merger Effective Time.

In addition, following the Second Merger Effective Time, Pubco will issue to certain Air Water equity holders, the holders of Air Water PSUs (the “Air Water PSU Holders”) and holders of PubCo Series A Investor Warrant received in exchange for Air Water Waters up to 20,000,000 additional PubCo Ordinary Shares in the aggregate (the “Earnout Shares”) in four tranches of 5,000,000, respectively, upon occurrence of the following events (each a “Triggering Event”):

•        (i) on or prior to the quarter ending December 31, 2027, the Revenue Run Rate (as defined in the Air Water Business Combination Agreement) equals or exceeds $80,000,000;

•        on or prior to the quarter ending December 31, 2027, the EBITDA Run Rate (as defined in the Business Combination Agreement) equals or exceeds $30,000,000;

•        on or prior to the quarter ending June 30, 2028, (a) the Revenue Run Rate equals or exceeds $160,000,000 and (b) the EBITDA Run Rate equals or exceeds $70,000,000; and

INFLECTION POINT ACQUISITION CORP. III
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

•        within the time period beginning on the date that is the six (6)-month anniversary of the Second Merger Effective Time and ending on June 30, 2028, the closing sale price of one PubCo Ordinary Share as reported on the Nasdaq Stock Market LLC (“Nasdaq”) (or the exchange on which the PubCo Ordinary Shares are then listed) for a period of at least twenty (20) days out of thirty (30) consecutive trading days ending on the trading day immediately prior to the date of determination, is greater than or equal to $20.00, in each case subject to Equitable Adjustments for any reclassification, share split (including a reverse share split), reorganization, recapitalization, split-up, combination, exchange of shares, readjustment, or other similar transaction, or a share dividend or share distribution.

Air Water Financings

In connection with the transactions contemplated by the Air Water Business Combination Agreement, on July 25, Air Water Ventures Ltd, a company incorporated under the laws of England and Wales (“Air Water UK”) entered into a subscription agreement with IPF, pursuant to which IPF subscribed for and purchased from Air Water UK preferred shares for an aggregate of $4 million. Such preferred shares were exchange for Air Water Series A1 Preferred Shares and Air Water Warrants to purchase Air Water Ordinary Shares. Subsequently, on August 17, 2025, the shareholders of Air Water UK (including IPF) exchanged 100% of their shares in Air Water UK for an allotment of shares in the Company as part of an internal reorganization.

In connection with the transactions contemplated by the Air Water Business Combination Agreement, on August 25, 2025, Air Water entered into a subscription agreement (the “August Pre-Funded PIPE Subscription Agreement”) with Inflection Point Fund I, LP and certain other accredited investors named therein (collectively, the “August Pre-Funded PIPE Investors”). Pursuant to the August Pre-Funded PIPE Subscription Agreement, the Pre-Funded PIPE Investors agreed, among other things, to subscribe for and purchase, and Air Water agreed, among other things, to issue and allot, Air Water Series A1 Preferred Shares and Air Water Warrants to purchase Air Water Ordinary Shares, for aggregate consideration of approximately $28.5 million, substantially concurrently with the execution and delivery of the Air Water Business Combination Agreement.

In addition, on August 25, 2025, Air Water entered into subscription agreements (the “August Closing PIPE Subscription Agreements” and together with the August Pre-Funded PIPE Subscription Agreement, the “August PIPE Agreements”) pursuant to which certain accredited investors named therein (collectively, the “August Closing PIPE Investors”) agreed, among other things, to subscribe for and purchase, and Air Water agreed, among other things, to issue and allot, Air Water Series A1 Preferred Shares or Air Water Series A2 Preferred Shares and Air Water Warrants, for aggregate consideration of approximately $31.0 million, immediately prior to the Second Merger Effective Time.

On March 19, 2026, Air Water entered into (i) a subscription agreement (the “March Pre-Funded PIPE Subscription Agreement”) with Tau Capital (together with the August Pre-Funded PIPE Investors, the “Pre-Funded PIPE Investors”) pursuant to which Tau Capital agreed to purchase approximately $5.0 million of Air Water Series A Preferred Shares and Air Water Warrants (the investments contemplated by the Pre-Funded PIPE Subscription Agreements dated August 25, 2025 and March 19, 2026, collectively, the “Pre-Funded PIPE Investment”), and (ii) subscription agreements (together with the August Closing PIPE Subscription Agreements, the “Closing PIPE Subscription Agreements”) with one of the August Closing PIPE Investors and certain accredited investors named therein (together with the August Closing PIPE Investor, the “Closing PIPE Investors” and the Closing PIPE Investors together with the Pre-Funded PIPE Investors, the “PIPE Investors”), pursuant to which the Closing PIPE Investors have agreed to purchase an additional $15.0 million of Air Water Series A Preferred Shares and Air Water Warrants, which transactions will be consummated immediately prior to the Second Merger Effective Time (the investments contemplated by the Closing PIPE Subscription Agreements dated August 25, 2025 and March 19, 2026, collectively, the “Closing PIPE Investment”). Further, on May 25, 2026 and June 5, 2026, Air Water entered into additional Pre-Funded PIPE Subscription Agreements (together with the August Pre-Funded PIPE Subscription Agreement and the March Pre-Funded PIPE Subscription Agreement, the “Pre-Funded

INFLECTION POINT ACQUISITION CORP. III
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

PIPE Subscription Agreements”) pursuant to which a certain Pre-Funded PIPE Investor and Inflection Point Fund I, LP agreed to purchase an additional $7.5 million and $5.0 million, respectively, of Air Water Series A Preferred Shares and Air Water Warrants (the investments contemplated by the Pre-Funded PIPE Subscription Agreements dated August 25, 2025, March 19, 2026, May 25, 2026 and June 5, 2026, collectively, the “Pre-Funded PIPE Investment” and together with the Closing PIPE Investment, the “PIPE Investment”).

Closing Conditions

The obligations of Inflection Point, Air Water, PubCo and Merger Sub to consummate the Air Water Business Combination are subject to the satisfaction or waiver of customary closing conditions, including without limitation: (i) the adoption and/or approval, as applicable, by Inflection Point’s shareholders of (A) the adoption and approval of the Air Water Business Combination Agreement, the Mergers and the other transactions contemplated by the Air Water Business Combination, (B) the entry into the first plan of merger, (C) the adoption and approval of any other proposals as the SEC may indicate are necessary in its comments to the registration statement related to the Air Water Business Combination, and (D) the adoption and approval of such other matters as Air Water and Inflection Point shall hereafter mutually determine to be necessary or appropriate in order to effect the Air Water Business Combination, which approvals were received on July 29, 2026 (ii) the approval of the holders of Air Water Shares (voting together as a single class and not as a separate series, and on an as-converted basis) of (A) the adoption and approval of the Air Water Business Combination Agreement and the Mergers, (B) the entry into the second plan of merger, and (C) the other transactions of the Air Water Business Combination, (iii) no adverse law or order that has the effect of making the transactions contemplated by the Air Water Business Combination Agreement illegal or otherwise prohibiting the consummation of such transactions, (iv) the expiration of all waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act with respect to the Business Combination, (v) approval of the listing of the PubCo Ordinary Shares on the Nasdaq Stock Market LLC, (vi) the registration statement related to the Air Water Business Combination having become effective (with no stop order having been issued by the SEC which remains in effect and no proceeding seeking such a stop order having been threatened or initiated by the SEC and not withdrawn), (vii) the accuracy of the representations and warranties and the performance of the covenants and agreements of each of the parties to the Air Water Business Combination Agreement, in each case subject to certain qualifiers, (viii) duly executed pay-off letters certifying certain indebtedness of Air Water and its subsidiaries, as specified in the Air Water Business Combination Agreement, shall have been paid off, (ix) execution and delivery of the other agreements, instruments, certificates or documents required to be executed or delivered in connection with or pursuant to the Air Water Business Combination Agreement, as applicable, (x) with respect to Inflection Point, Inflection Point shall have made all necessary and appropriate arrangements with the trustee to have all of the funds held in the Trust Account disbursed to Inflection Point in accordance with the Air Water Business Combination Agreement upon the Closing, and all such funds released from the Trust Account shall be available to PubCo, (xi) no material adverse effect with respect to either Air Water or Inflection Point shall have occurred which is continuing, and (xii) each of Air Water and Inflection Point shall have delivered a customary closing certificate.

Company Support Agreements

Concurrently with the execution of the Air Water Business Combination Agreement, Inflection Point entered into Company Support Agreements (each, a “Company Support Agreement”) with Air Water, PubCo and certain shareholders of Air Water (collectively, the “Supporting Stockholders”), pursuant to which each Supporting Stockholder has agreed to, among other things, (a) vote the Air Water Ordinary Shares held by such Supporting Stockholder (together with any other equity securities thereafter acquired by such Supporting Stockholder the “Air Water Subject Securities”) in favor of the Air Water Business Combination Agreement and the transactions contemplated thereby, (b) be bound by certain other covenants and agreements related to the Air Water Business Combination (c) be bound by certain transfer restrictions with respect to the Air Water Subject Securities and (d) waive its dissenter rights under Section 238 of the Cayman Act and any other similar statute.

INFLECTION POINT ACQUISITION CORP. III
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Sponsor Support Agreement

In connection with the execution of the Air Water Business Combination Agreement, the Sponsor has entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”) with Inflection Point, PubCo and Air Water, pursuant to which the Sponsor has agreed to, among other things, (a) vote the Class B ordinary shares and the Class A ordinary shares held by Sponsor (together with any other equity securities thereafter acquired by Sponsor, the “Sponsor Subject Securities”) in favor of the matters to be approved by the shareholders of Inflection Point in connection with the Air Water Business Combination at any meeting of Inflection Point shareholders called for approval of the Business Combination, (b) waive its anti-dilution rights in the Amended and Restated Memorandum and Articles, (c) waive its dissenter rights under Section 238 of the Cayman Act and any other similar statute, (d) be bound by certain other covenants and agreements related to the Air Water Business Combination and (e) be bound by certain transfer restrictions with respect to the Sponsor Subject Securities, in each case, on the terms and subject to the conditions set forth in the Sponsor Support Agreement. The Sponsor Support Agreement also provides that Sponsor has agreed irrevocably to waive its redemption rights in connection with the consummation of the Air Water Business Combination with respect to any Sponsor Subject Securities they may hold.

Please refer to the Company’s Form 8-Ks as filed on August 25, 2025 and June 9, 2026 for the full text of the aforementioned agreements entered into in connection with the Air Water Business Combination Agreement and the Definitive Proxy Statement filed by the Company on July 8, 2026 for additional information on the Air Water Business Combination and the parties thereto.

Liquidity, Capital Resources and Going Concern

As of June 30, 2026, the Company had cash and cash equivalents of $761,627. The Company intends to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a Business Combination.

In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor, or certain of our officers and directors or their affiliates may, but are not obligated to, loan us funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay such loaned amounts. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into Private Placement Units at a price of $10.00 per Unit at the option of the lender. As of June 30, 2026, no such Working Capital Loans were outstanding.

In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC Topic 205-40, “Presentation of Financial Statements — Going Concern,” Management has determined that the Company currently lacks the liquidity it needs to sustain operations for a reasonable period of time, which is considered to be at least one year from the date that the accompanying unaudited condensed consolidated financial statements are issued as it expects to continue to incur significant costs in pursuit of its acquisition plans. In addition, Management has determined that if the Company is unable to complete an initial Business Combination within the completion window, then the Company will cease all operations except for the purpose of liquidating. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to consummate an initial Business Combination prior to the end of the completion window. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after April 28, 2027, the end of the completion window. There can be no assurance that the Company’s plans to raise capital or to consummate an initial Business Combination will be successful.

INFLECTION POINT ACQUISITION CORP. III
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed consolidated or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K as filed with the SEC on March 31, 2026. The interim results for the three and six months ended June 30, 2026, are not necessarily indicative of the results to be expected for the year ending December 31, 2026, or for any future periods.

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, IPCX Merger Sub Limited. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

INFLECTION POINT ACQUISITION CORP. III
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash of $761,627 and $1,126,011 and did not have any cash equivalents as of June 30, 2026 and December 31, 2025.

Marketable Securities Held in Trust Account

The Company’s portfolio of investments is comprised of cash and U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities, which are presented at fair value. Gains and losses resulting from the change in fair value of these securities are included in income from investments held in the Trust Account in the accompanying unaudited condensed consolidated statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information. At June 30, 2026 and December 31, 2025, the assets held in the Trust Account of $263,398,723 and $258,955,961, respectively, were held in money market funds. As of June 30, 2026 and December 31, 2025, accrued income of $773,184 and $824,770, respectively, on the assets held in Trust account is included in other receivable — dividend income on the Company’s condensed consolidated balance sheets.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows. As of June 30, 2026 and December 31, 2025, there was $511,627 and $876,011, respectively, that exceeded the Federal Deposit Insurance Corporation coverage limit of $250,000.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering.” Deferred offering costs consist principally of professional and registration fees that are related to the Initial Public Offering. FASB ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Initial Public Offering proceeds from the Units between Class A ordinary shares and rights, using the residual method by allocating Initial Public Offering proceeds first to assigned value of the rights and then to the

INFLECTION POINT ACQUISITION CORP. III
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Class A ordinary shares. Offering costs allocated to the Class A ordinary shares subject to possible redemption were charged to temporary equity and offering costs allocated to the rights and Private Placement Units were charged to shareholder’s deficit as the rights and Private Placement Units, were accounted for under equity treatment based on the equity classification of the underlying financial instruments.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”), which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2026 and December 31, 2025. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statement. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Share Rights

The Company accounted for the Public and Private Placement Rights issued in connection with the Initial Public Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging”. Accordingly, the Company evaluated and classified the rights under equity treatment at their assigned value.

Class A Shares Subject to Possible Redemption

The Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Public Shares if the Company does not complete an initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with ASC 480-10-S99, the Company classifies Public Shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital (to the extent available) and accumulated deficit. Accordingly, as of June 30, 2026 and December 31, 2025, Class A ordinary shares subject to possible

INFLECTION POINT ACQUISITION CORP. III
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheet. As of June 30, 2026 and December 31, 2025, the Class A ordinary shares subject to possible redemption reflected in the balance sheet are reconciled in the following table:

Gross proceeds	253,000,000
Less:
Proceeds allocated to Public Rights	(7,369,890)
Class A ordinary shares issuance cost	(16,778,066)
Plus:
Accretion of carrying value to redemption value	30,928,687
Class A Ordinary Shares subject to possible redemption, December 31, 2025	259,780,731
Plus:
Accretion of carrying value to redemption value	2,058,055
Class A Ordinary Shares subject to possible redemption, March 31, 2026	261,838,786
Plus:
Accretion of carrying value to redemption value	2,333,121
Class A Ordinary Shares subject to possible redemption, June 30, 2026	$264,171,907

Share-based compensation

The Company records share-based compensation in accordance with FASB ASC Topic 718, “Compensation-Share Compensation” (“ASC 718”), guidance to account for its share-based compensation. It defines a fair value-based method of accounting for an employee share option or similar equity instrument. The Company recognizes all forms of share-based payments at their fair value on the grant date, which are based on the estimated number of awards that are ultimately expected to vest. Share-based payments are valued using a Probability Weighted Expected Return Method. Grants of share-based payment awards issued to non-employees for services rendered have been recorded at the fair value of the share-based payment, which is the more readily determinable value. The grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. If an award is granted, but vesting does not occur, any previously recognized compensation cost is reversed in the period related to the termination of service. Share-based compensation expenses are included in costs and operating expenses depending on the nature of the services provided in the statements of operations.

Net Income (Loss) per Ordinary Share

Net income per share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. The calculation of diluted income (loss) per share does not consider the effect of the rights issued in connection with the Initial Public Offering and rights issued as components of the Private Placement Units (the “Private Placement Rights” and together with the Public Rights, the “Rights”) since the exercise of the Rights are contingent upon the occurrence of future events and the inclusion of such Rights would be anti-dilutive.

The Company’s unaudited condensed consolidated statements of operations include a presentation of income (loss) per share for ordinary shares in a manner similar to the two-class method of income (loss) per share. Net income (loss) per ordinary share, basic and diluted, for redeemable ordinary shares is calculated by dividing the net income (loss) allocable to redeemable ordinary shares subject to possible redemption, by the weighted average number of redeemable ordinary shares outstanding since original issuance. Net income (loss) per ordinary share, basic and diluted, for non-redeemable ordinary shares is calculated by dividing net income (loss) allocable to non-redeemable ordinary shares, by the weighted average number of non-redeemable ordinary shares outstanding for the periods.

INFLECTION POINT ACQUISITION CORP. III
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$1,859,598	$(1,217,383)	$3,540,915	$(1,297,717)
Accretion of temporary equity to redemption value	—	(24,147,956)	—	(24,147,956)
Permitted withdrawal from Trust account for working capital purposes	250,000	250,000	250,000	250,000
Dividend income from Trust account	(2,333,121)	(1,831,762)	(4,641,176)	(1,831,762)
Net loss including accretion of temporary equity to redemption value	$(223,523)	$(26,947,101)	$(850,261)	$(27,027,435)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Redeemable shares
Numerator:
Allocation of net loss	$(164,044)	$(17,837,133)	$(624,007)	$(13,638,992)
Accretion of temporary equity to redemption value	—	24,147,956	—	24,147,956
Permitted withdrawal from Trust account for working capital purposes	(250,000)	(250,000)	(250,000)	(250,000)
Dividend income from Trust account	2,333,121	1,831,762	4,641,176	1,831,762
Net income	$1,919,077	$7,892,585	$3,767,169	$12,090,726
Denominator:
Weighted average number of Redeemable shares	25,300,000	17,515,385	25,300,000	8,855,000
Basic and diluted net income per redeemable share	$0.08	$0.45	$0.15	$1.37

Non-redeemable shares
Numerator:
Allocation of net loss	$(59,479)	$(9,109,968)	$(226,254)	$(13,388,443)
Denominator:
Weighted average number of Non-redeemable shares	9,173,333	8,945,641	9,173,333	8,692,333
Basic and diluted net loss per Non-redeemable share	$(0.01)	$(1.02)	$(0.02)	$(1.54)

Recent Accounting Standards

In November 2024, the FASB issued Accounting Standards Update (“ASU”) 2024-03, “Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses”, requiring public entities to disclose additional information about specific expense categories in the notes to the financial statements on an interim and annual basis. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and for interim periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of adopting ASU 2024-03.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statement.

INFLECTION POINT ACQUISITION CORP. III
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)

NOTE 3. PUBLIC OFFERING

Pursuant to the Initial Public Offering on April 28, 2025, the Company sold 25,300,000 Public Units, which includes the full exercise of the underwriters’ over-allotment option in the amount of 3,300,000 Public Units, at a purchase price of $10.00 per Public Unit. Each Public Unit consists of one Public Share and one Public Right to receive one-tenth (1/10) of one Class A ordinary share upon the consummation of a Business Combination.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor and Cantor purchased an aggregate of 740,000 Private Placement Units at a price of $10.00 per Private Placement Units, for an aggregate purchase price of $7,400,000. Each Private Placement Unit consists of one Class A ordinary share (the “Private Placement Shares”), and one Private Placement Right. Of those 740,000 Private Placement Units, the Sponsor purchased 500,000 Private Placement Units and Cantor purchased 240,000 Private Placement Units. A portion of the proceeds from the sale of the Private Placement Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Completion Window, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).

The Private Placement Units are identical to the Units sold in the Initial Public Offering except that, for so long as the Private Placement Units are held by the Sponsor, Cantor, or their permitted transferees, the Private Placement Units (i) may not (including the Private Placement Shares, Private Placement Rights and Class A ordinary shares underlying the Private Placement Rights), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the Company’s initial Business Combination, (ii) each Private Placement Share included in each Private Placement Unit will not have any redemption rights or be entitled to liquidating distributions from the Trust Account, (iii) the Private Placement Units (including the Private Placement Shares, Private Placement Rights and Class A ordinary shares underlying the Private Placement Rights) will be entitled to registration rights, (iv) each holder of Private Placement Shares will agree to vote any Private Placement Shares in favor of a proposed initial Business Combination if the Company seeks shareholder approval for such Business Combination and in favor of any proposals recommended by the Company’s board of directors in connection with such Business Combination, and (v) with respect to Private Placement Rights held by Cantor. and/or its designees, will not be convertible more than five years from the commencement of sales in the Initial Public Offering in accordance with FINRA Rule 5110(g)(8). The Private Placement Units may be worthless if the Company does not complete an initial Business Combination.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On February 5, 2024, the Sponsor made a capital contribution of $25,000, or approximately $0.004 per share, to cover certain of our offering and formation costs in exchange for 5,750,000 Founder Shares. Subsequently on October 10, 2024, the Company effected a share capitalization of 1,916,667 Class B ordinary shares, as a result of which the Sponsor owned 7,666,667 Founder Shares. On November 18, 2024, the Company effected a share capitalization of 766,667 Class B ordinary shares, as a result of which the Sponsor owns 8,433,333 Founder Shares for which it paid approximately $0.003 per share. The share capitalizations are disclosed as retroactive adjustments. The Founder Shares include an aggregate of up to 1,100,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the number of Founder Shares collectively represents 25% of the Company’s issued and outstanding shares upon the completion of the Initial Public Offering (excluding the Private Placement Units). As a result of the full exercise of the over-allotment option by the underwriter, the 1,100,000 Founder Shares are no longer subject to forfeiture.

INFLECTION POINT ACQUISITION CORP. III
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

In April 2025, the Sponsor sold membership interests equivalent to an aggregate of 340,000 Class B ordinary shares to four independent director nominees for approximately $0.003 per share. The sale of the Founders Shares to the Company’s independent directors is in the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The fair value of the 340,000 shares granted to the Company’s independent directors was $775,892 or approximately $2.29 per share. Also, in April 2025, the Sponsor sold membership interests equivalent to an aggregate of 791,382 Class B ordinary shares to three officers for approximately $0.003 per share. The fair value of the 791,382 shares granted to the Company’s officers was $1,805,962 or approximately $2.29 per share. Such amount has been recorded as compensation expense on April 2, 2025, the date the shares were granted, as there are no service restrictions. The valuation was derived using PWERM model in which the expected share price at the initial Business Combination close is $9.709, the likelihood of the Initial Public Offering was 80%, the likelihood of a Business Combination was 30% and the applied Discount for Lack of Marketability (DLOM) was 1.8%.

The Sponsor has agreed not to transfer, assign or sell any of the Founder Shares and any Class A ordinary shares issuable upon conversion thereof until the earlier to occur of: (i) 180 days after the completion of the initial Business Combination or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Promissory Note — Related Party

On October 10, 2024, an affiliate of the Sponsor, Inflection Point Fund I, LP, had agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the Initial Public Offering. The loan was non-interest bearing, unsecured and due at the earlier of December 31, 2025 or the closing of the Initial Public Offering. The Company repaid $184,282 at the closing of the Initial Public Offering. As of June 30, 2026 and December 31, 2025, respectively, the Company had $187 and $187 outstanding under the promissory note. Borrowings under the note are no longer available.

Services and Indemnification Agreement

Commencing on the date the securities of the Company are first listed on Nasdaq, April 25, 2025, the Company will pay an aggregate of $29,167 per month to Inflection Point Asset Management LLC (“IPAM”), an affiliate of the Sponsor and executive officers, for the services of Kevin Shannon, Chief Operating Officer and for office space and administrative services provided to members of our management team. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. In addition, the Company, pursuant to the services and indemnification agreement with the Sponsor, IPAM and Kevin Shannon relating to the monthly payment for the services of Kevin Shannon, Chief Operating Officer and for office space and administrative services provided to members of our management team, agreed that it will indemnify the Sponsor and IPAM from any claims arising out of or relating to the Initial Public Offering or the Company’s operations or conduct of the Company’s business or any claim against the Sponsor and/or IPAM alleging any expressed or implied management or endorsement by the Sponsor and/or IPAM of any of the Company’s activities or any express or implied association between the Sponsor and/or IPAM, on the one hand, and the Company or any of its other affiliates, on the other hand, which agreement provides that the indemnified parties cannot access the funds held in the Trust Account.

For the three and six months ended June 30, 2026, we incurred and paid $87,500 and $175,000 of fees for these services, respectively. For the three and six months ended June 30, 2025, we incurred and paid $64,167 of fees for these services.

INFLECTION POINT ACQUISITION CORP. III
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

Related Party Loans

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the officers and directors may, but are not obligated to, loan the Company funds as may be required. If the Company completes its initial Business Combination, the Company would repay such loaned amounts. In the event that the initial Business Combination does not close, the Company may use amounts held outside the Trust Account to repay such loaned amounts and funds received from permitted withdrawals but no proceeds from the Trust Account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into additional Private Placement Units at a price of $10.00 per Unit at the option of the lender. As of June 30, 2026 and December 31, 2025, no such loans were outstanding.

Advances from Related Party

As of June 30, 2026 and December 31, 2025, the Company owed related parties $1,079 and $80,638, respectively for expenses paid on the Company’s behalf.

NOTE 6. COMMITMENTS

Registration Rights

The holders of the Founder Shares, Private Placement Units (including any Private Placement Shares, Private Placement Rights and any Class A ordinary shares underlying the Private Placement Rights) and any additional Private Placement Units that may be issued upon conversion of the Working Capital Loans (including any Private Placement Shares, Private Placement Rights and any Class A ordinary shares underlying the Private Placement Rights) are entitled to registration rights pursuant to a registration rights agreement signed prior to the effective date of the Initial Public Offering requiring the Company to register a sale of any of the securities held by them, including any other securities of the Company acquired by them prior to the consummation of the Company’s initial Business Combination. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Risks and Uncertainties

The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyberattacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

INFLECTION POINT ACQUISITION CORP. III
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)

NOTE 6. COMMITMENTS (cont.)

Any of the above mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect the Company’s search for an initial Business Combination and any target business with which the Company may ultimately consummate an initial Business Combination.

Underwriting Agreement

The underwriters had a 45-day option from the date of the Initial Public Offering to purchase up to an additional 3,300,000 units to cover over-allotments, if any. On April 28, 2025, the underwriter fully exercised its over-allotment option. The underwriters were entitled to a cash underwriting discount of $0.20 per unit, or $4,400,000 in the aggregate (whether or not the underwriters’ option to purchase additional units was exercised), which was paid upon closing of the Initial Public Offering.

In addition, the underwriters are entitled to a deferred fee of $0.45 per unit on units other than those sold pursuant to the underwriters’ option to purchase additional units and $0.65 per unit on units sold pursuant to the underwriters’ option to purchase additional units, or $12,045,000 in the aggregate due to the full exercise of the underwriters’ over-allotment option. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Deferred Legal Fees

As of June 30, 2026 and December 31, 2025, the Company had a total of $3,249,148 and $2,517,919, respectively, of deferred legal fees to be paid to the Company’s legal advisors upon the consummation of the Business Combination, which are classified as a non-current liability in the accompanying condensed consolidated balance sheets.

NOTE 7. SHAREHOLDERS’ DEFICIT

Preference Shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001. The Company’s board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. At June 30, 2026 and December 31, 2025, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 500,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At June 30, 2026 and December 31, 2025, there were 740,000 Class A ordinary shares issued and outstanding, excluding 25,300,000 shares subject to possible redemption.

Class B Ordinary Shares — The Company is authorized to issue 50,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At June 30, 2026 and December 31, 2025, there were 8,433,333 Class B ordinary shares issued and outstanding, of which an aggregate of up to 1,100,000 Founder Shares were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part so that the number of Founder Shares will equal 25% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering (excluding the Private Placement Shares). As a result of the full exercise of the over-allotment option by the underwriter, the 1,100,000 Founder Shares are no longer subject to forfeiture.

Prior to the closing of the initial Business Combination, only holders of the Class B ordinary shares will be entitled to vote on continuing the Company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents of the Company or to adopt new constitutional documents of the

INFLECTION POINT ACQUISITION CORP. III
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)

NOTE 7. SHAREHOLDERS’ DEFICIT (cont.)

Company, in each case, as a result of the Company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). On any other matters submitted to a vote of the Company’s shareholders prior to or in connection with the completion of the initial Business Combination, holders of the Class B ordinary shares and holders of the Class A ordinary shares will vote together as a single class, except as required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares immediately prior to, concurrently with or immediately following the completion of a Business Combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with a Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, 25% of the sum of (i) the total number of Class A ordinary shares outstanding (excluding the Private Placement Units and the ordinary shares underlying the rights and after giving effect to any redemptions of Public Shares by public shareholders) after such conversion plus (ii) the sum of the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in a Business Combination and any Private Placement Units issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Rights — Except in cases where the Company is not the surviving company in a business combination, each holder of a right will automatically receive one-tenth (1/10) of one Class A ordinary share upon consummation of the initial Business Combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman law. In the event the Company is not the surviving company upon completion of the initial business combination, each holder of a Right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of one Class A ordinary share underlying each Right upon consummation of the Business Combination. If the Company is unable to complete the initial Business Combination within the required time period and the Company will redeem the public shares for the funds held in the Trust Account, holders of Rights will not receive any of such funds for their Rights and the Rights will expire worthless.

NOTE 8. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on assessment of the assumptions that market participants would use in pricing the asset or liability.

INFLECTION POINT ACQUISITION CORP. III
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)

NOTE 8. FAIR VALUE MEASUREMENTS (cont.)

At June 30, 2026 and December 31, 2025, assets held in the Trust Account were comprised of $263,398,723 and $258,955,961 in money market funds which are invested primarily in U.S. Treasury Securities. As of June 30, 2026 and December 31, 2025, accrued income of $773,184 and $824,770 on the assets held in Trust account is included in other receivable — dividend income on the Company’s condensed consolidated balance sheets. From inception through June 30, 2026, the Company did not withdraw any interest earned on the Trust Account to pay for its franchise and income tax obligations.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at June 30, 2026 and December 31, 2025 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2026
Assets:
Investments held in Trust Account – U.S. Treasury Securities Money Market Fund	1	$263,398,723
Description	Level	December 31, 2025
Assets:
Investments held in Trust Account – U.S. Treasury Securities Money Market Fund	1	$258,955,961

NOTE 9. SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Financial Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net loss that also is reported on the statement of operations as net income (loss). The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net income or loss and total assets, which include the following:

	June 30, 2026	December 31, 2025

Cash and marketable securities held in Trust Account	$263,398,723	$258,955,961
Cash	$761,627	$1,126,011
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Formation and operating costs	$473,523	$467,291	$1,100,261	$547,625
Dividend income earned on marketable securities held in Trust Account	$2,333,121	$1,831,762	$4,641,176	$1,831,762

INFLECTION POINT ACQUISITION CORP. III
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)

NOTE 9. SEGMENT INFORMATION (cont.)

The key measures of segment profit or loss reviewed by the CODM are general and administrative costs. Formation and operating costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete the Initial Public Offering and eventually a Business Combination within the Completion Window. The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the unaudited condensed consolidated statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

All other segment items included in net loss are reported on the statement of operations and described within their respective disclosures.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed consolidated financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed consolidated financial statements.

On July 21, 2026, the Company entered into an agreement with a service provider in which a portion of the cash fee payable to the service provider would be equal to the product of 125,000 multiplied by the redemption price of the Class A ordinary shares of the Company in connection with the Air Water Business Combination subject to the service provider providing evidence within five business days of the closing of the Air Water Business Combination that the service provider held 125,000 Class A ordinary shares of the Company as of immediately prior to the closing of the Air Water Business Combination that were not redeemed.

On July 29, 2026, the Company held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”), at which shareholders approved the previously announced Air Water Business Combination Agreement and the transactions contemplated thereby, including the proposed Air Water Business Combination among the Company, Air Water, PubCo and Merger Sub. Shareholders also approved the related merger proposal and other proposals necessary to effect the Air Water Business Combination.

In connection with the Extraordinary General Meeting, the Company received redemption requests from holders of 24,548,661 Class A ordinary shares of the Company.

Directors’ report

The Directors’ are pleased to submit their report along with the audited consolidated financial statements of Air Water Ventures Holdings Limited (the “Company”) and its subsidiaries (together the “Group”) for the year ended December 31, 2025.

Main business and operations

The Group is in the sustainable water solution business that specializes in making high quality drinking water by extracting humidity from the air. The Group’s main line of business is premium packaged water, sold in aluminium cans and bottles and glass bottles. The Group also manufactures and sells atmospheric water generators ranging from counter-top consumer units to 3,000 liter/day industrial systems that can supply utility-scale water farms, as well as builds and operates water farms and bottling sites.

The operating results and financial position of the Group are fully set out in the attached consolidated financial statements.

The Group incurred a net loss for the year amounting to USD 27,542,913 (December 31, 2024: Loss of USD 10,970,469).

Directors

The Directors of the Company during the year and to the date of this report are:

•        Mr. Andrea Mollica (appointed August 25, 2025)

•        Mr. Bert Eugene Miller (appointed August 25, 2025)

•        Mr. Matthew John Hurn (appointed August 25, 2025)

•        Mr. Peter Joseph Carr (appointed August 25, 2025)

The Directors of the Company’s subsidiary, Air Water Ventures Ltd, (“Predecessor Directors”) during the year were:

•        Mr. Andrea Mollica (appointed February 27, 2024)

•        Mr. Bert Eugene Miller (appointed May 1, 2025)

•        Mr. Matthew John Hurn (appointed May 1, 2025)

•        Mr. Peter Joseph Carr (appointed May 1, 2025)

•        Mr. Dave Cupit (resigned May 1, 2025)

•        Mr. Alexander David Guy (resigned May 1, 2025)

These consolidated financial statements for the year ended December 31, 2025, were approved on April 10, 2026 by:

/s/ David Tuerff
Mr. David Tuerff On behalf of the board of directors

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders
Air Water Ventures Holdings Limited

Opinion on the financial statements

We have audited the accompanying consolidated statements of financial position of Air Water Ventures Holdings Limited and subsidiaries (the “Company”) as of December 31, 2025 and 2024, the related consolidated statements of comprehensive income, changes in equity and cash flows for each of the two years in the period ended December 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2025, in conformity with International Financial Reporting Standards (IFRS), as issued by the International Accounting Standards Board.

Going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company incurred a net loss of USD 27,542,913 during the year ended December 31, 2025, and as of that date the Company had accumulated losses of USD 40,480,472. These conditions, along with other matters as set forth in Note 2, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Grant Thornton Audit and Accounting Limited (Dubai Branch)

We have served as the Company’s auditor since 2025.

Dubai, United Arab Emirates

April 10, 2026

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements

Consolidated statement of financial position
As of December 31, 2025

	Notes	2025	2024
		USD	USD
ASSETS
Non-current
Property, plant and equipment	5	3,368,434	3,028,169
Right-of-use assets	6	3,510,374	5,355,220
Intangible assets	7	575,716	428,189
		7,454,524	8,811,578

Current
Trade and other receivables	8	402,859	280,347
Prepayments and deposits	9	3,972,301	449,920
Inventories	10	3,098,232	4,679,162
Cash and cash equivalents	11	16,615,952	77,696
Due from related parties	12	—	21,828
		24,089,344	5,508,953
TOTAL ASSETS		31,543,868	14,320,531

EQUITY AND LIABILITIES

EQUITY
Share capital	13	529	281
Share premium	13	17,333,267	1,611,301
Accumulated losses		(40,480,472)	(9,111,339)
TOTAL DEFICIT		(23,146,676)	(7,499,757)

LIABILITIES
Non-current
Employees’ end of service benefits	14	484,122	397,605
Lease liabilities	15	2,681,026	4,412,890
Financial liability – Series A Shares and Warrants	16	35,303,224	—
		38,468,372	4,810,495

Current
Trade and other payables	17	9,626,196	4,622,577
Loan from related parties	12	5,619,944	11,465,144
Lease liabilities	15	976,032	922,072
		16,222,172	17,009,793
TOTAL LIABILITIES		54,690,544	21,820,288
TOTAL EQUITY AND LIABILITIES		31,543,868	14,320,531

These consolidated financial statements for the year ended December 31, 2025 (including comparatives) were approved on April 10, 2026 by:

/s/ David Tuerff
Mr. David Tuerff On behalf of the board of directors

The accompanying notes from 1 to 32 form an integral part of these consolidated financial statements.

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements

Consolidated statement of comprehensive income
For the year ended December 31, 2025

	Notes	2025	2024
		USD	USD
Revenue	18	1,367,295	518,697
Cost of revenue	20	(4,705,142)	(1,137,082)
GROSS LOSS		(3,337,847)	(618,385)

General and administrative expenses	21	(10,847,274)	(8,984,550)
Consultancy and professional fees	22	(8,551,392)	(1,271,915)
Technology expenses		(47,086)	(49,142)
OPERATING LOSS		(22,783,599)	(10,923,992)

Finance costs	23	(4,864,462)	(227,301)
Other income	24	154,429	214,159
Foreign exchange loss, net		(49,281)	(33,335)
LOSS BEFORE INCOME TAX		(27,542,913)	(10,970,469)
Income tax expense	25	—	—
LOSS FOR THE YEAR		(27,542,913)	(10,970,469)

Other comprehensive income:
Other comprehensive loss that will not be reclassified to profit or loss in subsequent years:		—	—
TOTAL COMPREHENSIVE LOSS FOR THE YEAR		(27,542,913)	(10,970,469)

Basic and diluted loss per share	28	(859)	(547)

The accompanying notes from 1 to 32 form an integral part of these consolidated financial statements.

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements

Consolidated statement of changes in equity
For the year ended December 31, 2025

	Share capital	Share premium	Share application funds pending allotment	Treasury shares	Accumulated losses	Total
	USD	USD	USD	USD	USD	USD
Balance at January 1, 2024	225	1,444,813	1,200,000	—	(16,053,561)	(13,408,523)
Share application funds pending allotment (note 13)	—	—	267,957	—	—	267,957
Conversion of share application money to share premium on allotment (note 13)	6	1,467,951	(1,467,957)	—	—	—
Additional share capital introduced (note 13)	39	14,999,961	—	—	—	15,000,000
Conversion of share premium to distributed reserves (note 13)	—	(17,912,691)	—	—	17,912,691	—
Shareholder loans converted (note 12)	78	11,565,908	—	—	—	11,565,986
Purchase of treasury stock (note 13)	(67)	—	—	(9,954,641)	—	(9,954,708)
Reorganization Transaction (note 1)	—	(9,954,641)	—	9,954,641	—	—
Net loss for the year	—	—	—	—	(10,970,469)	(10,970,469)
Balance at December 31, 2024	281	1,611,301	—	—	(9,111,339)	(7,499,757)

Balance As of 1 January 2025	281	1,611,301	—	—	(9,111,339)	(7,499,757)
Conversion of convertible loan notes (note 13)	101	5,767,369	—	—	—	5,767,470
Conversion of shareholder loan (note 13)	121	9,954,597	—	—	—	9,954,718
Issuance of shares to Sandia (note 12)	26	—	—	—	—	26
Shares repurchase (note 13)	(116)	(3,826,220)	—	—	—	(3,826,336)
Redistribution of repurchased shares (note 13)	116	3,826,220	—	—	(3,826,220)	116
Loss for the year	—	—	—	—	(27,542,913)	(27,542,913)
Balance As of December 31, 2025	529	17,333,267	—	—	(40,480,472)	(23,146,676)

The accompanying notes from 1 to 32 form an integral part of these consolidated financial statements.

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements

Consolidated statement of cash flows
For the year ended December 31, 2025

	Notes	2025	2024
		USD	USD
OPERATING ACTIVITIES
Net loss for the year		(27,542,913)	(10,970,469)
Adjustments for:
Gain on remeasurement of leases	24	(77,452)	—
Depreciation and amortization	5,6,7	2,463,487	564,592
Impairment on non-financial assets	21	403,666	—
Fixed asset written off	21	—	367
Due from related party written off	12	206,015	756,891
Provision for inventory obsolescence	10	668,999	64,639
Allowance for expected credit losses	21	—	15,427
Provision for employee’s end of service benefits	14	187,945	257,291
Finance cost	23	4,864,462	227,301
		(18,825,791)	(9,083,961)
Net changes in working capital:
Inventories		(536,384)	(4,261,982)
Prepayments and deposits		(3,522,381)	(270,268)
Trade and other receivables		(122,512)	(94,529)
Trade and other payables		5,003,619	657,689
		(18,003,449)	(13,053,051)
Employees’ end of service benefits paid	14	(101,428)	(21,358)
Net cash used in operating activities		(18,104,877)	(13,074,409)

INVESTING ACTIVITIES
Purchase of property, plant & equipment	5	(446,391)	(2,923,547)
Acquisition of intangible assets	7	(311,818)	(387,599)
Net cash used in investing activities		(758,209)	(3,311,146)

FINANCING ACTIVITIES
Net movement in loan from related parties		9,073,383	11,383,757
Share application funds pending allotment	13	—	267,957
Additional share capital introduced	13	—	15,000,000
Repayment of lease liabilities	15	(1,143,968)	(544,387)
Issuance of Series A Shares and Warrants	16	38,233,441	—
Deferred financing costs	16	(6,935,294)	—
Shares repurchase	13	(3,826,220)	—
Purchase of treasury shares	13	—	(9,954,708)
Net cash generated from financing activities		35,401,342	16,152,619

Net change in cash and cash equivalents		16,538,256	(232,936)
Cash and cash equivalents, beginning of year		77,696	310,632
Cash and cash equivalents, end of year	11	16,615,952	77,696

Non-cash transactions:
Loan converted to equity	12	15,722,190	11,565,986

The accompanying notes from 1 to 32 form an integral part of these consolidated financial statements.

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

1.      Corporate Information

Organization

Air Water Ventures Holdings Limited, a Cayman Islands exempted company (the “Company”), was incorporated on July 31, 2025. The Company was formed to be a holding company for the Group’s operations. The Company’s registered office address is c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands. The Company’s shares are held by multiple parties, details of which are disclosed within note 13.

The Company is the owner of 100% of the issued and outstanding shares of Air Water Ventures Ltd (referred to as “Air Water UK”), a private company limited by shares incorporated under the laws of England and Wales on October 25, 2022, under Company Number 14442057.

Air Water UK is the owner of 100% of the issued and outstanding shares of Air Water Units Trading Ltd. (the UAE operating subsidiary of the Company) (“Air Water Units Trading”), and The Air Water Company LLC, a Delaware limited liability company.

Air Water Units Trading is the owner of 100% of the issued and outstanding shares of AWC Air Water LLC (incorporated in UAE), A1rwater General Trading Co, LLC (incorporated in UAE) and Eshara Water Asia SDN. BHD (incorporated in Malaysia). Air Water Ventures Holdings Limited and its subsidiaries together are referred to as the “Group.”

The Group is a sustainable water solutions company that specializes in making high quality drinking water by extracting humidity from the air. Operations consist of premium packaged water, sold in aluminum cans and bottles and glass bottles. The Group also manufactures atmospheric water generators (“AWGs”) for sale and lease, provides maintenance services on sold/leased units, and provides project set-ups of bottling installations at customer premises.

Reorganization Transaction

On July 25, 2025, Air Water UK entered into a Subscription Agreement with Inflection Point Fund I, LP (“IPF”), pursuant to which, among other things, IPF subscribed for and purchased from Air Water UK 607 series A redeemable preference shares of a nominal or par value of USD 0.0001 per share of Air Water UK, for aggregate consideration of approximately USD 4 million. The proceeds from such Subscription Agreement were used by Air Water UK to complete the repurchase of certain outstanding shares. Subsequently, on August 17, 2025, the shareholders of Air Water UK (including IPF) exchanged 100% of their shares in Air Water UK for an allotment of shares in the Company as part of an internal reorganization (the “Reorganization Transaction”).

A single shareholder exercised control over the Company and Air Water UK (the “Controlling Shareholder of Air Water”). As a result, the Reorganization Transaction was determined to be an internal reorganization of entities under common control and signified a continuation of Air Water UK’s operations, rather than the initiation of new business activities. Accordingly, the Reorganization Transaction is not within the scope of IFRS Accounting Standards 3 (“IFRS 3”).

Given the Reorganization Transaction is not within the scope of IFRS 3, the Group will apply the predecessor value method and the consolidated financial statements for periods prior to the Reorganization Transaction will reflect the operations of the predecessor, Air Water UK, at the carrying amounts of the financial statements of the predecessor.

Proposed Business Combination

On August 25, 2025, Inflection Point Acquisition Corp. III, a Cayman Islands exempted company (“Inflection Point”), the Company, Air Water Ventures Limited, a Cayman Islands exempted company and IPCX Merger Sub Limited, a Cayman Islands exempted company, entered into a Business Combination Agreement (the “Business Combination Agreement”). Upon closing of the Business Combination Agreement and upon approval by the shareholders of

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

1.      Corporate Information (cont.)

Inflection Point, the combined company will be listed on the Nasdaq under the name Air Water Ventures Limited, a Cayman Islands exempted company. Completion of the transaction is subject to certain customary regulatory consents and approval by shareholders of Inflection Point.

2.      Going concern

For the year ended December 31, 2025, and December 31, 2024, the Group incurred a loss of USD 27,542,913 and USD 10,970,469 respectively; and As of December 31, 2025, and December 31, 2024, the Group had accumulated losses of USD 40,480,472 and USD 9,111,339 respectively. The existence of these conditions indicates that there are material uncertainties which may cast significant doubt on the Group’s ability to continue as a going concern.

In addition to the cash flows to be generated from the Group’s operations, the continuation of the Group’s operations is dependent primarily on the ability to increase future operating cash flow and raise additional funding as needed. A review of the group strategic plan and budget, including expected developments in liquidity and capital were considered.

Based on management’s forecasts, the day-to-day operations and expenditure requirements are anticipated to be funded primarily by both cash generated through the ongoing operations and ability to access additional funding.

Accordingly, the consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, the amounts and classification of liabilities, or any other adjustments that might result in the event the Group is unable to continue as a going concern.

Based on the assessment above, management believes it is appropriate to prepare the consolidated financial statements on a going concern basis.

3.      New standards and interpretations

3.1    Standards, interpretations, and amendments that are effective for the first time in 2025 are:

The Group has applied the new and amended IFRS Standards and Interpretations effective for annual periods beginning on or after 1 January 2025, including amendments to IAS 21 (Lack of Exchangeability).

The adoption of these pronouncements did not result in any material impact on the Group’s recognition, measurement, or presentation of balances in the consolidated financial statements.

3.2    Standards, amendments and interpretations to existing Standards that are not yet effective and have not been adopted early by the Group

Certain new accounting standards and amendments have been issued but are not yet effective for the Group’s year ended December 31, 2025 and the Group has not early adopted them. These include IFRS 18 Presentation and Disclosure in Financial Statements and IFRS 19 Subsidiaries without Public Accountability: Disclosures. In addition, the IASB issued Amendments to IFRS 9 Financial Instruments and IFRS 7 Financial Instruments: Disclosures — Classification and Measurement of Financial Instruments.

The Group is currently assessing the potential impacts of these forthcoming standards and amendments; however, they are not expected to have any material effect.

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

4.      Basis of preparation and material accounting policy information

4.1    Basis of preparation

The consolidated financial statements of the Group comply with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and have been prepared on a historical cost basis.

The preparation of the consolidated financial statements in conformity with IFRS requires the application of certain critical accounting estimates and assumptions. It also requires management to exercise its judgment in the process of applying the accounting policies. The areas involving a greater degree of judgment or complexity, or areas in which assumptions and estimates are significant to the consolidated financial statements, are disclosed in note 4.15.

Functional and presentation currency

The consolidated financial statements are presented in United States Dollar (“USD”), which is the Company’s functional currency. The subsidiaries predominantly have a functional currency of United Arab Emirates Dirham (“AED”), and as the AED is pegged to USD, there are no foreign currency translation differences, accordingly, these consolidated financial statements do not include a foreign currency translation reserve.

Foreign currency transactions and balances

Foreign currency transactions, if any, are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at year-end exchange rates are recognized in the consolidated statement of comprehensive income within foreign exchange loss, net.

Foreign operations

In the consolidated financial statements, all assets, liabilities and transactions of the subsidiary with a functional currency other than the USD (the Group’s presentation currency) are translated into USD upon consolidation. The functional currency of the entities in the Group has remained unchanged during the reporting period. As described above, owing to the AED being pegged to the USD, there are no foreign currency translation differences.

On consolidation, assets and liabilities have been translated into USD at the closing rate at the reporting date except non-monetary assets and liabilities which are translated at the historical rate. Income and expenses have been translated into the Group’s presentation currency at the average rate over the reporting period.

4.2    Basis of consolidation

The Group consolidated financial statements comprise the consolidated financial statements of the Group and its subsidiaries as of December 31, each year. Subsidiaries are consolidated from the date of their acquisition, being the date on which the Group obtains control, and continue to be consolidated until the date that control ceases. The financial statements of a subsidiary are being prepared for the same reporting year as the Group, using consistent accounting policies.

Intra-group balances and transactions, including unrealized profits arising from intra-group transactions, have been eliminated. Unrealized losses are eliminated unless the transaction provides evidence of an impairment of the asset transferred.

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

4.      Basis of preparation and material accounting policy information (cont.)

Control is achieved when the Group is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Specifically, the Group controls an investee if and only if the Group has:

•        Power over the investee (i.e. existing rights that give it the current ability to direct the relevant activities of the investee),

•        Exposure, or rights, to variable returns from its involvement with the investee, and

•        The ability to use its power over the investee to affect its returns.

Generally, there is a presumption that a majority of voting rights results in control. To support this presumption and when the Group has less than a majority of the voting or similar rights of an investee, the Group considers all relevant facts and circumstances in assessing whether it has power over an investee, including:

•        The contractual arrangement with the other vote holders of the investee

•        Rights arising from other contractual arrangements

•        The Group’s voting rights and potential voting rights

The Group re-assesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control.

Consolidation of a subsidiary begins when the Group obtains control over the subsidiary and ceases when the Group loses control of the subsidiary. Assets, liabilities, income, and expenses of a subsidiary acquired or disposed of during the year are included in the consolidated statement of comprehensive income from the date the Group gains control until the date the Group ceases to control the subsidiary.

A change in the ownership interest of a subsidiary, without a loss of control, is accounted for as an equity transaction.

If the Group loses control over a subsidiary, it derecognizes the related assets (including goodwill), liabilities, non-controlling interests, and other components of equity, while any resultant gain or loss is recognized in profit or loss. Any investment retained is recognized at fair value.

The carrying amount of the Group’s investment in the subsidiary and the equity of the subsidiary is eliminated on consolidation.

4.3    Property, plant and equipment

Items of property, plant and equipment are measured at historical cost less accumulated depreciation and impairment losses, if any.

The cost of an item of property, plant and equipment is recognized as an asset when:

•        it is probable that future economic benefits associated with the item will flow to the Group; and

•        the cost of the item can be measured reliably.

Property, plant and equipment is initially measured at cost.

Costs include costs incurred initially to acquire or construct an item of property, plant and equipment and costs incurred subsequently to add to, replace part of, or service it. If a replacement cost is recognized in the carrying amount of an item of property, plant and equipment, the carrying amount of the replaced part is derecognized.

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

4.      Basis of preparation and material accounting policy information (cont.)

Depreciation is recognized on a straight-line basis to write-down the cost less estimated residual value of property, plant and equipment. The following estimated useful lives are applied:

• Leased assets to customers	4 years
• Office equipment	3-5 years
• Building improvement & fit out	5 years
• Water bottling	5 years
• Furniture and fixtures	4 years

The residual value, useful life and depreciation method of each asset are reviewed at the end of each reporting period. If the expectations differ from previous estimates, the change is accounted for as a change in accounting estimate. The depreciation charge for each period is recognized in profit or loss unless it is included in the carrying amount of another asset.

Gains or losses arising on the disposal of property, plant and equipment are determined as the difference between the disposal proceeds and the carrying amount of the assets and are recognized in consolidated statement of comprehensive income within other income.

All individual assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

An impairment loss is recognized for the amount by which the asset’s or cash-generating unit’s carrying amount exceeds its recoverable amount, which is the higher of fair value less costs to sell and value-in-use. To determine the value-in-use, management estimates expected future cash flows from each cash-generating unit and determines a suitable discount rate in order to calculate the present value of those cash flows. The data used for impairment testing procedures are directly linked to the Group’s latest approved budget, adjusted as necessary to exclude the effects of future reorganizations and asset enhancements. Discount factors are determined individually for each cash-generating unit and reflect their respective risk profiles, such as market and asset-specific risks factors.

All assets are subsequently reassessed for indications that an impairment loss previously recognized may no longer exist. An impairment charge is reversed if the asset’s recoverable amount exceeds its carrying amount.

In the case of right-of-use assets, expected useful life is determined by reference to comparable owned assets or the lease term, if shorter. Material residual value estimates and estimates of useful life are updated as required, but at least annually.

Capital work in progress is stated at cost and not depreciated.

4.4    Intangible assets

Intangible assets consist of development costs, software, website and trademark.

The Group recognizes development costs, as intangible assets only when the following criteria are met:

•        the technical feasibility of completing the intangible asset exists,

•        there is an intent to complete and an ability to use or sell the intangible asset,

•        the intangible asset will generate probable future economic benefits,

•        there are adequate resources available to complete the development and to use or sell the intangible asset,

•        and there is the ability to reliably measure the expenditure attributable to the intangible asset during its development.

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

4.      Basis of preparation and material accounting policy information (cont.)

Purchased intangible assets are recognized at cost, including purchase price and directly attributable costs to prepare for use.

The Group recognizes internally generated intangible assets only when strict criteria are met. Research costs are expensed as incurred, while development costs are capitalized only when the entity can demonstrate technical feasibility, the intention and ability to complete and use or sell the asset, the expectation of future economic benefits, the availability of necessary resources, and the ability to reliably measure development costs. Expenditure on intangible items is recognized as an expense in the period in which it is incurred unless it meets the recognition criteria for capitalization as an intangible asset under IAS 38.

Until development of the underlying intangible asset is completed and is available for its intended use, the costs incurred are reflected as capital work in progress.

The amortization period and the amortization method for an intangible asset are reviewed on a periodic basis. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are accounted for by changing the amortization period or method, as appropriate, and are treated as changes in accounting estimates.

The amortization of intangible assets is recognized in the consolidated statement of comprehensive income in the general and administrative expenses categories depending on the function of the intangible assets.

Amortization is recognized on a straight-line basis to write-down the cost. The following estimated useful lives are applied:

• Trademark	3-4 years
• Software	4 years
• Development costs	4 years
• Website	4 years

An intangible asset is derecognized upon disposal (i.e., at the date the recipient obtains control) or when no future economic benefits are expected from its use or disposal. Any gain or loss arising upon derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the consolidated statement of comprehensive income.

4.5    Inventories

Inventory is mainly comprised of raw materials required to assemble the generators, raw materials for single use water cans and bottles, work in progress, and finished goods. Inventory is initially recorded at acquisition cost and subsequently valued at the lower of cost and net realizable value. The cost of inventory is determined using the weighted average cost (“WAC”) method. The amount of inventory is reduced on a case-by-case basis if the anticipated net realizable value declines below the carrying amount. The net realizable value is the estimated selling price in the ordinary course of business, less the costs of bringing the inventory to the condition required for sale, and the selling costs.

The calculation of the net realizable value takes into consideration the specific characteristics of each category of inventory, such as the expiry date, the remaining shelf life, and any indicators of slow-moving inventory, amongst others.

In determining whether provision for obsolescence should be recognized in the consolidated statement of comprehensive income, the Group makes judgments as to whether there is any observable data indicating that there is any future recoverability of an item and the net realizable value for such item.

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

4.      Basis of preparation and material accounting policy information (cont.)

When the purpose of an asset changes from being held for sale in the ordinary course of business (inventory) to being used in the production process, the asset is reclassified from inventory to property, plant and equipment. The reclassification is made at the carrying amount at the date of change in use, and subsequent measurement follows the Group’s accounting policy for property, plant and equipment in accordance with IAS 16.

4.6    Cash and cash equivalents

Cash and cash equivalents are items, which are readily convertible to known amounts of cash, and which are subject to an insignificant risk of changes in value. Cash and cash equivalents in the consolidated statement of financial position are comprised of cash on hand and cash in bank.

4.7    Financial instruments

Recognition, initial measurement, and de-recognition

Financial assets and financial liabilities are recognized when the Group becomes a party to the contractual provisions of the financial instrument.

Financial assets are derecognized when the contractual rights to the cash flows from the financial asset have expired, or when the financial asset and all substantial risks and rewards are transferred. A financial liability is derecognized when it is extinguished, discharged, cancelled, or has expired.

Financial assets and financial liabilities are measured initially at fair value, adjusted for transactions costs.

Financial assets and financial liabilities are measured subsequently as described on the following page.

Classification and subsequent measurement of financial assets

For the purpose of subsequent measurement, financial assets are classified and measured at amortized cost if both of the following conditions are met:

•        The asset is held in order to collect contractual cash flows; and

•        The contractual terms of the financial asset gives rise on specified dates to cash flows that are solely payments of principal and interest, if any, on the principal amount outstanding.

If the financial asset does not pass either of the above conditions, or only one of the above conditions, it is measured at fair value through profit or loss (‘FVTPL’). Even if both conditions are met, management may designate a financial asset at FVTPL if doing so reduces or eliminates a measurement or recognition inconsistency.

As of the reporting date, the Group’s financial assets were comprised of trade and other receivables, deposits and cash and cash equivalents. Discounting is omitted where the effect of discounting is immaterial.

All income and expenses relating to financial assets measured at amortized cost are recognized in the consolidated statement of comprehensive income and presented within ‘finance costs’ or ‘other income’, except for impairment of trade receivables which is presented within ‘general and administrative expenses’.

Individually significant receivables are considered for impairment when they are past due or when other objective evidence is received that a specific counterparty will default. Receivables that are not considered to be individually impaired are reviewed for impairment in groups, which are determined by reference to the industry and region of a counterparty and other shared credit risk characteristics. The impairment loss estimate is then based on recent historical counterparty default rates for each identified group.

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

4.      Basis of preparation and material accounting policy information (cont.)

Impairment of financial assets

IFRS 9’s impairment requirements use forward-looking information to recognize expected credit losses — the ‘expected credit loss (ECL) model’. Instruments within the scope of the requirements included loans and other debt-type financial assets measured at amortized cost and FVOCI, trade receivables, contract assets recognized and measured under IFRS 15, loan commitments and some financial guarantee contracts (for the issuer) that are not measured at fair value through profit or loss.

The Group considers a broad range of information when assessing credit risk and measuring expected credit losses, including past events, current conditions, reasonable and supportable forecasts that affect the expected collectability of the future cash flows of the instrument.

In applying this forward-looking approach, a distinction is made between:

•        financial instruments that have not deteriorated significantly in credit quality since initial recognition or that have low credit risk (‘Stage 1’).

•        financial instruments that have deteriorated significantly in credit quality since initial recognition and whose credit risk is not low (‘Stage 2’); and

•        ‘Stage 3’ would cover financial assets that have objective evidence of impairment at the reporting date.

‘12-month expected credit losses’ are recognized for the first category while ‘lifetime expected credit losses’ are recognized for the second category and third category.

Measurement of the expected credit losses is determined by a probability-weighted estimate of credit losses over the expected life of the financial instrument.

Trade and other receivables

The Group applies the simplified approach under IFRS 9 for measuring expected credit losses (ECL) on trade and other receivables, recognizing a loss allowance based on lifetime ECL. These represent expected shortfalls in contractual cash flows, considering the possibility of default at any point during the life of the financial asset. In determining ECL, the Group uses historical experience, external indicators, and forward-looking information, applying a provision matrix methodology.

As multiple entities within the Group generate revenue and hold trade receivables, impairment is assessed separately for each revenue generating entity on a collective basis. Receivables within each entity, are grouped according to shared credit risk characteristics including days past due. Receivables are written off when management concludes they are no longer recoverable.

Classification and subsequent measurement of financial liabilities

The Group’s financial liabilities include the Pre-Funded PIPE Series A1 Preferred Shares and Warrants, trade and other payables, loan from related parties and lease liabilities.

The Pre-Funded PIPE Series A1 Preferred Shares and Warrants are both classified as financial liabilities under IAS 32. Both instruments are initially recognized at fair value, adjusted for directly attributable transaction costs, and are subsequently measured at amortized cost using the effective interest method, as they do not meet the definition of a derivative instrument and are not designated at fair value through profit or loss. Further details of these instruments are set out in note 16.

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

4.      Basis of preparation and material accounting policy information (cont.)

The remaining financial liabilities are measured subsequently at amortized cost using the effective interest method, except for financial liabilities held for trading or designated at fair value through profit or loss, that are carried subsequently at fair value with gains or losses recognized in the consolidated statement of comprehensive income.

All interest-related charges and, if applicable, changes in an instrument’s fair value that are reported in the statement of comprehensive income are included within ‘other income’ or ‘finance costs’.

Offsetting financial instruments

Financial assets and liabilities are offset with the net amount reported in the consolidated statement of financial position only when there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the asset and settle the liability simultaneously.

4.8    Employees’ benefits

Short-term employee benefits

The cost of short-term employee benefits (those payable within 12 months after the service is rendered) are recognized in the period in which the service is rendered and are not discounted.

The expected cost of compensated absences is recognized as an expense when the employee renders services that increase their entitlement or, in the case of non-accumulating absences, when the absences occur.

Employees’ end of service benefits

A provision for employees’ end of service benefits is made for the full amount due to employees for their periods of service up to the reporting date in accordance with the U.A.E. Labor Law and is reported as a separate line item under non-current liabilities.

The entitlement to end of service benefits is based upon the employees’ salary and length of service, subject to the completion of a minimum service period as specified in U.A.E. Labor Law. The expected costs of these benefits are accrued over the period of employment. The provision for staff terminal benefit is based on the liability that would arise if the employment of all the employees was terminated at the end of the reporting period.

Retirement Saving Plan

The Company operates a retirement savings plan for eligible employees, whereby the Company is obligated to contribute a fixed percentage of employees’ salaries into an external fund. The Company has no legal or constructive obligation to pay further contributions beyond the agreed amounts, nor does it bear any responsibility for the performance of the fund assets.

Contributions to the plan are recognized as an expense in profit or loss in the period in which the related employee service is rendered. Outstanding contributions at the reporting date are recorded as accrued expenses under trade and other payables.

Any prepaid contributions are recognized as an asset to the extent that a cash refund or reduction in future payments is available.

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

4.      Basis of preparation and material accounting policy information (cont.)

4.9    Leases

The Group as a lessee

The Group considers whether a contract is or contains a lease. A lease is defined as ‘a contract, or part of a contract, that conveys the right to use an asset (the underlying asset) for a period of time in exchange for consideration’. To apply this definition the Group assesses whether the contract meets three key criteria which are whether:

•        the contract contains an identified asset, which is either explicitly identified in the contract or implicitly specified by being identified at the time the asset is made available to the Group;

•        the Group has the right to obtain substantially all of the economic benefits from use of the identified asset throughout the period of use, considering its rights within the defined scope of the contract;

•        the Group has the right to direct the use of the identified asset throughout the period of use

The Group assesses whether it has the right to direct ‘how and for what purpose’ the asset is used throughout the period of use.

At lease commencement date, the Group recognizes a right-of-use asset and a lease liability on the consolidated statement of financial position. The right-of-use asset is measured at cost, which is made up of the initial measurement of the lease liability, any initial direct costs incurred by the Group, an estimate of any costs to dismantle and remove the asset at the end of the lease, and any lease payments made in advance of the lease commencement date (net of any incentives received).

Measurement and recognition of leases as a lessee

The Group depreciates the right-of-use assets on a straight-line basis from the lease commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. The Group also assesses the right-of-use asset for impairment when such indicators exist.

At the commencement date, the Group measures the lease liability at the present value of the lease payments unpaid at that date, discounted using the interest rate implicit in the lease if that rate is readily available or the Group’s incremental borrowing rate. Lease payments included in the measurement of the lease liability are made up of fixed payments (including in substance fixed), variable payments based on an index or rate, amounts expected to be payable under a residual value guarantee and payments arising from options reasonably certain to be exercised.

Subsequent to initial recognition, the lease liability is reduced by lease payments made and increased by interest accretion. It is remeasured to reflect any reassessment or modification, or if there are changes in in-substance fixed payments. At each remeasurement date, the lease liability is remeasured as the present value of the remaining lease payments, discounted using the applicable discount rate at that date (updated where required). Where the lease term is decreased, the right-of-use asset is remeasured using the revised remaining lease term. Any resulting gain or loss is recognized as of the remeasurement date within the consolidated statement of comprehensive income.

Lease payments not recognized as a liability

The Group has elected to account for short-term leases and leases of low-value assets using the practical expedients. Instead of recognizing a right-of-use asset and lease liability, the payments in relation to these leases are recognized as an expense in the consolidated statement of comprehensive income on a straight-line basis over the lease term.

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

4.      Basis of preparation and material accounting policy information (cont.)

The Group as a lessor

As a lessor the Group classifies its leases as either operating or finance leases. The Group assesses whether it transfers substantially all the risks and rewards of ownership. Those assets that do not transfer substantially all the risks and rewards are classified as operating leases. The Group has currently not entered into any lease that is classified as finance lease.

Revenue from lease of the air-to-water generators consists of revenue derived from leasing of the air-to-water generator units. The Group recognizes lease income over time on a straight-line basis over the lease term.

4.10  Revenue

Revenue is recognized to the extent that it is probable that the economic benefits will flow to the Group and the amount of revenue can be measured reliably.

The principle for revenue recognition is based on the five steps in accordance with IFRS 15 as follows:

•        Identify the contract with the customer;

•        Identifying the performance obligations in the contract;

•        Determine the transaction price;

•        Allocating the transaction price to the performance obligations in the contract; and

•        Recognizing revenue when (or as) the Group satisfies a performance obligation.

Principal versus agent considerations: The Group evaluates the presentation of revenue on a gross versus net basis based on whether they control the good or service provided to the end-user and are the principal in the transaction (gross), or they arrange for other parties to provide the good or service to the end-user and are the agent in the transaction (net).

The Group considers itself a principal for the revenues from machine sales, service revenue, lease revenue, bottling revenue and other revenue because it controls the goods and services provided to customers.

The control over the goods and services provided to customers is demonstrated through the following key considerations:

•        The Group has full control over the sales of packaged water

•        The Group has full control over the sales and lease of the units

•        The Group reserves the right to decide the fees

•        The Group assumes responsibility for receiving and resolving the complaints registered by the customers over the quality of the services provided and products delivered

•        Any incentives and discounts given to the customers are entirely determined by the Group

Revenue is recognized either at a point in time or over time, when (or as) the Group satisfies performance obligations by transferring the promised goods or services to its customers. Details are as follows:

•        Bottling revenue is recognized at a point in time upon the transfer of control of goods to the customer. The point at which control transfers is determined by the terms of the contract and may occur either upon shipment or upon delivery. (point in time)

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

4.      Basis of preparation and material accounting policy information (cont.)

•        Revenue from sale of machinery is recorded when machinery is delivered and installed allowing the customer to obtain the desired benefits (point in time)

•        Maintenance revenue is recognized on a straight-line basis over the contract period (overtime)

The Group enters into separate agreements for bottling revenue, sale of machinery including installation, maintenance services, and lease income. The Group considers the combination of two or more contracts entered into at or near the same time with the same customer. In these instances, the transaction price is allocated to each identified performance obligation based on the stand-alone selling price.

The payment terms are generally due within 30 to 60 days from the date of transfer.

The Group recognizes contract liabilities for consideration received in respect of unsatisfied performance obligations and reports these amounts as trade and other payables in its consolidated statement of financial position, as disclosed in note 17. Similarly, if the Group satisfies a performance obligation before it receives consideration, the Group recognizes either a contract asset or a receivable in the consolidated statement of financial position, depending on whether something other than the passage of time is required before the consideration is due.

Bottling Revenue

Revenue recognized from sale of packaged water and supply of water through the air-to-water generators to hospitality sector customers in reusable glass bottles.

Other Revenue

Other revenue pertains to the revenue from the following:

•        The Group’s revenue from sale of machines is primarily generated through sales of the air-to-water generator machines to customers.

•        The revenue from maintenance is derived from maintenance services arrangements with customers. The Group provides after-sales services such as annual repairs and maintenance.

4.11  Segment reporting

Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Group’s Chief Executive Officer is the Group’s CODM. The CODM reviews discrete financial information at the level of bottling and other revenue. As the CODM makes operating decisions, allocates resources, and evaluates financial performance at this level, the Group has determined that it has two reportable segments: bottling and other revenue. These segments reflect the way in which the Group manages its business and the basis on which strategic and resource allocation decisions are made.

The preparation of the consolidated financial statements requires management to make judgments, estimates, and assumptions that affect the reported amounts of revenues, expenses, assets, liabilities, and equity in the consolidated financial statements and the grouping disclosures. Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events.

Uncertainty about these assumptions and estimates could result in outcomes that require material adjustment to the carrying amount of assets or liabilities affected in future periods.

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

4.      Basis of preparation and material accounting policy information (cont.)

4.12  Finance costs

Finance costs are recognized in the consolidated statement of comprehensive income using the effective interest rate method. The ‘effective interest rate’ is the rate that exactly discounts estimated future cash payments or receipts through the expected life of the financial instrument to:

•        the gross carrying amount of the financial asset; or

•        the amortized cost of the financial liability.

The calculation of the effective interest rate includes transaction costs and fees and points paid or received that are an integral part of the effective interest rate. Transaction costs include incremental costs that are directly attributable to the acquisition or issue of a financial asset or financial liability.

4.13  Corporate tax

Income taxes

Tax expense or benefit recognized in the consolidated statement of comprehensive income is comprised of current tax. The calculation of current tax is based on tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period. Assessing the most likely amount of current tax in case of uncertainties (e.g. as a result of the need to interpret the requirements of the applicable tax law), requires the Group to apply judgments in considering whether it is probable that the taxation authority will accept the tax treatment retained.

Deferred taxes

Deferred tax assets are recognized to the extent it is probable that the underlying tax loss or deductible temporary difference will be utilized against future taxable income.

This is assessed based on the Group’s forecast of future operating results, adjusted for significant non-taxable income and expenses and specific limits on the use of any unused tax loss or credit. Deferred tax liabilities are generally recognized in full, although IAS 12 specifies limited exemptions.

As a result of those exemptions the Group does not recognize deferred tax on temporary differences (only to the extent that the Group controls the timing of the reversal of the taxable temporary difference and that reversal is not likely to occur in the foreseeable future). The Group does not offset deferred tax assets and liabilities unless it has a legally enforceable right to do so and intends to settle on a net basis.

4.14. Loss per share

Basic loss per share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the period.

4.15  Significant management judgment in applying accounting policies and estimation uncertainty

When preparing the consolidated financial statements management undertakes significant judgments, estimates and assumptions in applying the accounting policies of the Group that have the most significant effect on the consolidated financial statements and about recognition and measurement of assets, liabilities, income and expenses. The actual results may differ from the judgments, estimates and assumptions made by management, and will seldom equal the estimated results.

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

4.      Basis of preparation and material accounting policy information (cont.)

Provision for inventory obsolescence

Inventories are measured at the lower of cost or net realizable value. In estimating net realizable values, management takes into account the most reliable evidence available at the time the estimates are made.

The Group reviews its inventory to assess loss on account of obsolescence on a periodic basis. In determining whether provision for obsolescence should be recognized in the consolidated statement of comprehensive income, the Group makes judgments as to whether there is any observable data indicating future recoverability of an item and the net realizable value for such item.

Impairment of non-financial assets

An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. To determine the recoverable amount, management estimates expected future cash flows and determines a suitable discount rate in order to calculate the present value of those cash flows. In the process of measuring expected future cash flows, management makes assumptions about future operating results. These assumptions relate to future events and circumstances. The actual results may vary and may result in significant adjustments to the Group’s assets within a future period.

In most cases, determining the applicable discount rate involves estimating the appropriate adjustment to market risk and the appropriate adjustment to asset-specific risk factors.

Classification and measurement of financial liabilities

Management exercises judgment in assessing the contractual terms and contingent settlement features of the Group’s Pre-Funded PIPE Series A1 Preferred Shares and Warrants to determine their appropriate classification and measurement under IAS 32.

For both instruments, management has concluded that the relevant contingent settlement features create contractual obligations to deliver cash that are genuine and beyond the control of both the issuer and the holder. Accordingly, both instruments are classified as financial liabilities under IAS 32, initially recognized at fair value adjusted for directly attributable transaction costs, and subsequently measured at amortized cost using the effective interest method.

5.      Property, plant and equipment

	Operating leased assets to customers	Office equipment	Water bottling	Furniture and fixtures	Building improvement & fit outs	Capital work in progress	Re-usable glass bottles and crates	Total
	USD	USD	USD	USD	USD	USD	USD	USD
2025
Cost
Balance at January 1, 2025	221,169	93,319	212,412	34,313	133,311	2,515,196	—	3,209,720
Additions	6,769	33,995	280,732	3,640	117,595	3,660	—	446,391
Transferred from inventory	—	—	1,032,066	—	—	—	416,249	1,448,315
Transferred upon completion	—	11,320	1,670,802	—	833,074	(2,515,196)	—	—
Impairment loss	(227,938)	(15,438)	(212,413)	—	—	—	(292,236)	(748,025)
Balance at December 31, 2025	—	123,196	2,983,599	37,953	1,083,980	3,660	124,013	4,356,401

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

5.      Property, plant and equipment (cont.)

	Operating leased assets to customers	Office equipment	Water bottling	Furniture and fixtures	Building improvement & fit outs	Capital work in progress	Re-usable glass bottles and crates	Total
	USD	USD	USD	USD	USD	USD	USD	USD
Accumulated depreciation
Balance at January 1, 2025	84,960	39,916	41,790	5,998	8,887	—	—	181,551
Charge for the year	61,531	30,487	610,811	8,018	210,318	—	229,610	1,150,775
Impairment loss	(146,491)	(7,998)	(84,273)	—	—	—	(105,597)	(344,359)
Balance at December 2025	—	62,405	568,328	14,016	219,205	—	124,013	987,967

Net carrying amount at December 31, 2025	—	60,791	2,415,271	23,937	864,775	3,660	—	3,368,434
	Operating leased assets to customers	Office equipment	Water bottling	Furniture and fixtures	Building improvement & fit outs	Capital work in progress*	Total
	USD	USD	USD	USD	USD	USD	USD
2024
Cost
Balance at January 1, 2024	182,465	41,021	59,863	3,813	—	—	287,162
Additions	38,704	53,287	152,549	30,500	133,311	2,515,196	2,923,547
Write-off	—	(989)	—	—	—	—	(989)
Balance at December 31, 2024	221,169	93,319	212,412	34,313	133,311	2,515,196	3,209,720

Accumulated depreciation
Balance at January 1, 2024	37,611	31,861	1,995	3,760	—	—	75,227
Charge for the year	47,349	8,677	39,795	2,238	8,887	—	106,946
Write-off	—	(622)	—	—	—	—	(622)
Balance at December 2024	84,960	39,916	41,790	5,998	8,887	—	181,551

Net carrying amount at December 31, 2024	136,209	53,403	170,622	28,315	124,424	2,515,196	3,028,169

____________

*        Capital work in progress relates to the assembly and installation of the bottling facility in UAE.

As of December 31, 2025, as a result of a change in use, in line with changes in the Group’s operating model, wherein certain revenue streams were or are being discontinued, the Group recognized an impairment loss of property, plant and equipment in the amount of USD 403,666 (note 21). The assets for which an impairment was recognized were evaluated at the individual asset level include a bottling line deployed at a customer facility, certain re-usable bottling and transport items and machinery. As a result of the change in use, the Group subjectively determined that, when considered with the costs of disposal, there was no recoverable value for these assets. Given a lack of market and comparable selling prices, impairment recognized reflects a full impairment of the assets noted.

As noted in note 19, the CODM is not provided with, nor do they determine the allocation of resources from, segment assets.

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

5.      Property, plant and equipment (cont.)

The depreciation expense can be analysed as follows:

	2025	2024
	USD	USD
Cost of revenue (note 20)	901,953	87,144
General and administrative expenses (note 21)	248,822	19,802
	1,150,775	106,946

6.      Right-of-use assets

	2025	2024
	USD	USD
Cost
Opening as of January	6,039,776	297,482
Additions(1)	—	5,742,294
Remeasurement of a lease(2)	(696,425)	—
Closing as of December 31,	5,343,351	6,039,776

Accumulated depreciation
Opening as of January	684,556	288,734
Charge for the year(3)	1,148,421	395,822
Closing as of December 31,	1,832,977	684,556
Net book value	3,510,374	5,355,220

____________

(1)      During the prior year, the Group entered into lease agreements for an operational facility in UAE.

(2)      The Company remeasured a lease upon determination that it was not reasonably certain to renew.

(3)      The depreciation expense can be analysed as follows:

	2025	2024
	USD	USD
Cost of revenue (note 20)	750,798	—
General and administrative expenses (note 21)	397,623	395,822
	1,148,421	395,822
Right-of-use asset description	Number of right-of-use assets leased	Lease term	Number of leases with extension option	Number of leases with purchase option	Number of leases with variable payments	Number of leases with termination option
Warehouse	5	1-5 years	5	—	—	5

The lease term ranges from one to five years, with one warehouse lease that was remeasured in 2025. It was determined the renewal period in the agreement will not be extended.

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

7.      Intangible assets

	Trademark	Software	Development costs	Website	Capital work in progress*	Total
	USD	USD	USD	USD	USD	USD
2025
Cost
Balance at January 1, 2025	243,040	110,394	121,569	79,632	80,155	634,790
Additions	250,894	10,167	—	—	50,757	311,818
Balance at December 31, 2025	493,934	120,561	121,569	79,632	130,912	946,608

Accumulated depreciation
Balance at January 1, 2025	22,261	45,255	118,069	21,016	—	206,601
Charge for the year	115,803	26,130	2,450	19,908	—	164,291
Balance at December 2025	138,064	71,385	120,519	40,924	—	370,892

Net carrying amount at December 31, 2025	355,870	49,176	1,050	38,708	130,912	575,716
	Trademark	Software	Development costs	Website	Capital work in progress*	Total
	USD	USD	USD	USD	USD	USD
2024
Cost
Balance at January 1, 2024	4,068	63,414	120,888	58,821	—	247,191
Additions	238,972	46,980	681	20,811	80,155	387,599
Balance at December 31, 2024	243,040	110,394	121,569	79,632	80,155	634,790

Accumulated depreciation
Balance at January 1, 2024	4,068	28,568	108,865	3,276	—	144,777
Charge for the year	18,193	16,687	9,204	17,740	—	61,824
Balance at December 2024	22,261	45,255	118,069	21,016	—	206,601

Net carrying amount at December 31,2024	220,779	65,139	3,500	58,616	80,155	428,189

____________

*        During the year ended December 31, 2024 and 2025, the group invested in an ERP system which is undergoing implementation.

8.      Trade and other receivables

	2025	2024
	USD	USD
Financial assets
Trade receivables	182,703	146,817

Non-financial assets
VAT receivable, net	220,156	132,870
Employee Advances	—	660
	220,156	133,530
	402,859	280,347

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

8.      Trade and other receivables (cont.)

Aging analysis of trade receivables:

Year	Total	0-30 days	31-60 days	61-90 days	91-120	121-Above days
2025	182,703	112,839	30,805	15,763	3,721	19,575
2024	146,817	27,124	15,328	40,200	3,763	60,402

Trade receivables are stated at amortized cost and generally have credit terms ranging from 30 to 60 days. The Group does not hold any collateral against these balances.

9.      Prepayments and deposits

	2025	2024
	USD	USD
Advertising and marketing	1,330,000	—
Deposits	1,728,811	66,062
Advance to suppliers	483,602	93,027
Rent	219,802	33,943
Others	210,086	256,888
	3,972,301	449,920

10.    Inventory

	2025	2024
	USD	USD
Raw materials	1,393,862	680,779
Work-in-progress	1,962	2,999
Finished Goods	1,997,674	4,060,023
Provision for inventory obsolescence	(295,266)	(64,639)
	3,098,232	4,679,162

The movement in the provision for inventory obsolescence can be reconciled as follows:

	2025	2024
	USD	USD
Opening balance	64,639	156,554
Cost of revenue charge for the year (note 20)	668,999	64,639
Write off during the year	(438,372)	(156,554)
Closing balance	295,266	64,639

11.    Cash and cash equivalents

	2025	2024
	USD	USD
Cash on hand	3,460	4,431
Cash at banks	16,612,492	73,265
	16,615,952	77,696

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

12.    Related parties

The Group in the normal course of business carries on business with other enterprises that fall within the definition of a related party. The Group’s related parties include its Shareholders, key management personnel, and entities controlled by such parties. Transactions with related parties are normally comprised of transfer of resources, services, or obligations between related parties and are measured at amounts agreed to by both parties and conducted at arm’s length.

Balances with related parties included in the consolidated statement of financial position are as follows:

	2025	2024
	USD	USD
Due from related parties
Mr. Dave Cupit	21,828	21,828
Mr. Alexander Guy	184,187	756,891
Due from related party written off (note 21)	(206,015)	(756,891)
	—	21,828
	2025	2024
	USD	USD
Loan from related parties
Tau Capital Holding Ltd(a)	—	9,954,644
Mr. Andrea Mollica(b)	—	1,000,000
Mr. Peter Carr I	—	500,000
Mr. Ryan Bibbo(d)	500	10,500
HF Fund I(e)	3,371,666	—
Diametric True Iha(e)	2,247,778	—
	5,619,944	11,465,144

____________

The loans disclosed in the preceding page are unsecured.

(a)	Tau Capital Holding Ltd advanced a shareholder loan bearing no interest. This loan converted into equity during the year ended December 31, 2025.
(b) and (c)

These loans were advanced by shareholders bearing no interest and represent these individuals’ contribution to the Group. On May 21, 2025, the Company signed an agreement and converted these loans to equity.

(d)	This represents funds provided to the Group by a related party to meet some of its short-term obliIions.
(e)

On May 23, 2025, Diametric True Alpha Market Neutral Master Fund LP (“DTAM”) and Diametric True Alpha Enhanced Market Neutral Master Fund, LP (“DTAE”), together (“Diametric True Alpha”) and HF Fund LP (“HF”), managed by Sandia Investment Management LP (“Sandia”), collectively entered into a facility agreement with Air Water UK through Sandia amounting to USD 5 million.

The facility agreement specifies USD 1 million as fixed return amount payable 360 days after the utilization date, i.e. May 23, 2025. Accrual of the pro-rated finance cost was made for the fixed return amount from the utilization date through December 31, 2025.

Also, in accordance with the side letter executed on May 23, 2025; 1,160 shares were issued to HF, 650 shares were issued to DTAM and 124 shares were issued to DTAE.

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

12.    Related parties (cont.)

The movement of the above loans can be analysed as follows:

	2025	2024
	USD	USD
Opening balance	11,465,144	10,754,605
Additional loan during the year	9,267,981	17,696,857
Finance cost (note 23)	619,444	135,877
Repayments during the year	(10,437)	(5,556,209)
Converted to equity (note 13)	(15,722,188)	(11,565,986)
Closing balance	5,619,944	11,465,144

Key management personnel compensation

Key management personnel of the Group are the Chairman, Chief Executive Officer and other senior management team members. During the reporting period, the key management personnel compensation was as follows:

	2025	2024
	USD	USD
Salaries and other benefits	3,031,621	2,501,472

Significant transactions with related parties

	2025	2024
	USD	USD
Loan availed during the year	9,267,981	17,696,857
Repayments during the year	(10,437)	(5,556,209)
Finance costs (note 23)	619,444	135,877
Due from related party written off (note 21)	206,015	756,891
Loan converted to equity (note 12)	15,722,188	11,565,986

13.    Share capital

In conjunction with the Reorganization Transaction, investors in shares of Air Water UK exchanged shares in the Company in a one-to-one share exchange. The Company is the sole shareholder of Air Water UK. Share capital and share premium have been adjusted to retrospectively reflect the impact of the Reorganization Transaction in accordance with the predecessor value method.

The share capital of the Company is comprised of 3,000,000 authorized and 39,348 issued fully paid ordinary shares (2024: 25,894 shares) with a par value of USD 0.01344 each (2024: USD 0.01344 each).

	2025	2024
	USD	USD
Share capital	529	281
Share premium	17,333,267	1,611,301
	17,333,796	1,611,582

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

13.    Share capital (cont.)

For the year ended December 31, 2024

On February 5, 2024, the Company issued a total of 464 ordinary shares for an aggregate consideration of USD 1.5 million to multiple individual investors. This issuance was funded by the share application funds pending allotment received during the previous year amounting to USD 1.2 million and additional funds received in the current year amounting to USD 267,957.

On February 27, 2024, the Company issued a total of 2,870 ordinary shares for a consideration of USD 15 million to Tau Capital Holding Ltd (“TAU”). On the same date, TAU advanced an additional USD 3 million shareholder loan bearing no interest, which was converted into shares on May 31, 2025.

On May 13, 2024, the Company undertook a capital reorganization in which the entire balance of share premium attributable to existing shareholders amounting to USD 17.9 million was cancelled and transferred to distributable reserves.

On May 31, 2024, the Company issued 5,807 new ordinary shares upon converting USD 11.6 million of shareholder loans (note 12). On the same date, the Company acquired 4,999 ordinary shares into treasury at a total cost of USD 9.96 million.

For the year ended December 31, 2025

On May 21, 2025, the Company capitalized a series of convertible loan notes, issuing a total of 7,532 new ordinary shares to multiple investors. These conversions resulted in total loan balances of USD 5.8 million (note 12).

On the same date the Company capitalized a series of convertible loan notes, issuing a total of 8,321 new ordinary shares to Tau. These conversions resulted in total loan balances of USD 10 million (note 12).

On June 25, 2025, the Company entered into an agreement to repurchase 8,004 ordinary shares from Alexander David Guy, Kirsty Guy, and AKP AG. The purchase price for the ordinary shares was USD 3.5 million. These repurchased shares were then redistributed to the existing shareholders.

On July 25, 2025, the Company entered into an agreement to repurchase 653 ordinary shares from Robert Bain. The purchase price for the ordinary shares was USD 0.3 million. These repurchased shares were then redistributed to the existing shareholders.

14.    Employees’ end of service benefits

	2025	2024
	USD	USD
Opening balance	397,605	161,672
Charge for the year (note 21)	187,945	257,291
Payments during the year	(101,428)	(21,358)
Closing balance	484,122	397,605

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

15.    Lease liabilities

As of December 31, 2025, the Group had five lease agreements with varying maturity dates.

Finance lease liabilities recognized in the consolidated statement of financial position can be analysed as follows:

	2025	2024
	USD	USD
Non-current	2,681,026	4,412,890
Current	976,032	922,072
	3,657,058	5,334,962

The movement in finance lease liabilities is as follows:

	2025	2024
	USD	USD
Opening balance	5,334,962	45,631
Additions	—	5,742,294
Remeasurement of a lease	(773,877)	—
Finance cost (note 23)	239,941	91,424
Repayment during the year	(1,143,968)	(544,387)
Closing balance	3,657,058	5,334,962

Future minimum finance lease payments As of the end of the reporting period are as follows:

	Minimum lease payments due
	Within 1 year	2 to 5 years	Total
	USD	USD	USD
December 31, 2025
Lease payments	1,128,968	2,853,999	3,982,967
Finance charges	(152,936)	(172,973)	(325,909)
Net present value	976,032	2,681,026	3,657,058
	Minimum lease payments due
	Within 1 year	2 to 5 years	Total
	USD	USD	USD
December 31, 2024
Lease payments	1,158,319	4,821,240	5,979,559
Finance charges	(236,247)	(408,350)	(644,597)
Net present value	922,072	4,412,890	5,334,962

16.    Financial Liabilities

Pre-Funded PIPE Investment

Air Water Ventures LTD entered into a Subscription Agreement, dated July 25, 2025, with Inflection Point Fund I, LP (“IPF”), pursuant to which IPF subscribed for and purchased from the Company, 607 Series A Preferred Shares (“Series A Shares”) and Warrants for aggregate consideration of approximately USD 4 million. The proceeds from the Subscription Agreement were used by Air Water Ventures LTD to repurchase certain outstanding shares. The Series A Shares and Warrants were subsequently exchanged for Series A1 Shares and Warrants in the Company in conjunction with the Reorganization Transaction.

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

16.    Financial Liabilities (cont.)

On August 25, 2025, the Company entered into the Pre-Funded PIPE Subscription Agreements with certain investors, pursuant to which it sold 4,398 Series A1 Shares and Warrants for aggregate consideration of approximately USD 28.5 million. In addition, on August 25, 2025, the Company entered into the Closing PIPE Subscription Agreements with certain investors pursuant to which it agreed to sell Company Series A2 Preferred Shares and Warrants for aggregate consideration of approximately USD 31 million subject to closing of the SPAC Merger further described in Note 30.

Judgment was required in determining the classification of the Series A1 Shares and Warrants as either equity or liabilities. The Series A1 Shares and Warrants include contractual obligations for the Company to deliver cash in certain circumstances. The Series A Shares are entitled to a cash redemption upon exercise of a put option and are also subject to cash settlement upon certain corporate events. The Warrants contain contingent cash settlement features, including a change of control payment equal to the option’s Black-Scholes value. These contingent settlement obligations are genuine, more than remote, and outside the control of both the issuer and the holder. As a result, Series A Shares and Warrants are classified as financial liabilities under IAS 32. The financial liabilities are initially recognized at fair value adjusted for transaction costs and are subsequently measured at amortized cost.

The Series A Shares contain a fixed, cumulative dividend based on Accrued Value, which is the stated value together with any unpaid arrears in respect of the Series A shares (“PIK interest”). The dividend accrues daily and compounds semi-annually and is paid semi-annually, both on June 30 and December 31, with a rate of 10% if settled in cash and 12% if settled in PIK interest.

USD 2,362,941 amount of deemed interest expense was accrued as of December 31, 2025. The movement of the financial liabilities is illustrated below:

	Preferred Series A	Warrants	Total
Issuance of PIPE and Warrants	31,802,625	6,430,816	38,233,441
Original issuance discount and deferred financing costs	(5,768,786)	(1,166,508)	(6,935,294)
Finance cost (note 23)	3,331,428	673,649	4,005,077
December 31, 2025	29,365,267	5,937,957	35,303,224

17.    Trade and other payables

	2025	2024
	USD	USD
Financial liabilities
Trade payables	8,226,340	3,740,688
Accrued expenses	946,509	831,077
Other payables	425,184	—
	9,598,033	4,571,765
Non-Financial liabilities
Contract liability	28,163	43,421
Advance from customers	—	7,391
	28,163	50,812
	9,626,196	4,622,577

18.    Revenue

	2025	2024
	USD	USD
Bottling revenue	535,568	118,868
Non-bottling revenue*	831,727	399,829
	1,367,295	518,697

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

18.    Revenue (cont.)

	2025	2024
	USD	USD
Goods and services transferred at a point in time	1,237,481	405,539
Goods and services transferred over time	129,814	113,158
	1,367,295	518,697

____________

*        Non-bottling revenue includes revenue from machine sales of USD 363,916 (2024: 236,246), lease revenue amounting to USD 53,141 (2024: 65,250), service revenue of USD 76,673 (2024: 47,908), canned water revenue of USD 311,240 and other revenue of USD 26,757 (2024: 50,425). Future lease payments receivable are immaterial.

Revenue from machine sales, bottling revenue and other revenue are recognized at a point in time. The Group recognized service revenue and lease revenue over time.

19.    Segment information

The Group has two reportable segments: bottling revenue and other revenue.

Segments were identified based on the Group’s internal reporting and how the chief operating decision maker (“CODM”) assesses the performance of the business.

Bottling revenue includes revenue from sale of packaged water, setting up bottling units at customer premises and own facility and supply of water through the air-to-water generators to the hospitality sector customers.

Other revenue pertains to the revenue from the following:

•        The Group’s revenue from sale of machines is primarily generated through sales of the air-to-water generator machines to customers.

•        The revenue from maintenance is derived from maintenance services provided arrangements with customers. The Group provides after-sales services such as annual repairs and maintenance.

•        Revenue from lease of the air-to-water generators consists of revenue deriving from leasing of the air-to-water generator units.

No operating segments have been aggregated to form the above two reportable segments.

As segment assets and liabilities are not reported to or used by the CODM to measure business performance or allocate resources, total segment assets and liabilities are not presented below. Key financial performance measures of the segments including revenue, cost of revenue, and gross profit are as follows:

	2025	2024
	USD	USD
Bottling revenue
Revenue	535,568	118,868
Cost of revenue	(3,514,649)	(416,273)
Gross loss	(2,979,081)	(297,405)
	2025	2024
	USD	USD
Other revenue
Revenue	831,727	399,829
Cost of revenue	(1,190,493)	(720,809)
Gross loss	(358,766)	(320,980)

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

19.    Segment information (cont.)

	2025	2024
	USD	USD
Consolidated
Revenue	1,367,295	518,697
Cost of revenue	(4,705,142)	(1,137,082)
Gross loss	(3,337,847)	(618,385)

Unallocated expenses (see statement of comprehensive income for breakdown)	(24,205,066)	(10,352,084)
LOSS BEFORE INCOME TAX	(27,542,913)	(10,970,469)

20.    Cost of revenue

	2025	2024
	USD	USD
Cost of goods sold	1,645,798	946,035
Cost of services	737,594	103,903
ROU asset depreciation (note 6)	750,798	—
Current period charges for inventory obsolescence (note 10)	668,999	—
Depreciation (note 5)	901,953	87,144
	4,705,142	1,137,082

21.    General and administrative expenses

	2025	2024
	USD	USD
Salaries and other benefits	6,634,724	4,629,060
Branding and marketing expenses	1,487,887	868,310
Depreciation on right-of-use assets (note 6)	397,623	395,822
Current period charges for inventory obsolescence (note 10)	—	64,639
Impairment on non-financial assets (note 5)	403,666	—
Travel expenses	335,506	423,521
Depreciation of property, plant and equipment (note 5)	248,822	19,802
Short-term lease expense and related charges	245,201	425,596
IT and software expenses	192,184	118,804
Provision for employee’s end of service benefits (note 14)	187,945	257,291
Due from related parties written off (note 12)*	206,015	756,891
Amortization of intangible assets (note 7)	164,291	61,824
Communication expenses	62,135	77,753
License fees	89,720	52,323
Allowance for expected credit losses	—	15,427
Fixed asset written off (note 5)	—	367
Other expenses	191,555	817,120
	10,847,274	8,984,550

____________

*        The due from related parties write off amount represents the forgiveness of certain amounts due from former members of the Groups management.

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

22.    Consultancy and professional fees

	2025	2024
	USD	USD
Professional fees*	8,139,875	1,031,986
Other consultancy fees	411,517	239,929
	8,551,392	1,271,915

____________

*        Of the USD 8.2 million of professional fees, USD 6.8 million are professional fees related to the Business Combination Agreement (note 1).

23.    Finance costs

	2025	2024
	USD	USD
Finance costs on loan from related parties (note 12)	619,444	135,877
Finance cost on lease liabilities (note 15)	239,941	91,424
Finance cost on financial liability (note 16)	4,005,077	—
	4,864,462	227,301

24.    Other income

	2025	2024
	USD	USD
Interest income	75,208	214,159
Gain on lease re-measurement	77,452	—
Other income	1,769	—
	154,429	214,159

25.    Income Tax

The Group operates in three different jurisdictions and is therefore subject to the tax regulations of multiple authorities. The income earned in these jurisdictions is taxed on differing bases, including income actually earned, income deemed earned, and revenue-based tax withholding. The final determination of the income tax liabilities involves the interpretation of local tax laws, tax treaties, and related regulations in each jurisdiction, as well as the significant use of estimates and assumptions regarding the scope of future operations and the nature of income earned and expenditures incurred. Changes in the operating environment, including changes in or new interpretations of tax laws, could impact the determination of the income tax liabilities for the year.

The Group is incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, the Group is not subject to any income, corporate or capital gains taxes in the Cayman Islands.

On December 9, 2022, the UAE Ministry of Finance released the Federal Decree Law No. 47 of 2022 on the Taxation of Corporations and Businesses (the Law) to enact a Federal Corporate Tax (CT) regime in the UAE. The CT regime will become effective for accounting periods beginning on or after 1 June 2023. The Cabinet of Ministers Decision No. 116/2022 effective from 2023, specifies the threshold of income over which the 9% tax rate would apply and accordingly, the Law is now considered to be substantively enacted. A rate of 9% will apply to taxable income exceeding AED 375,000, a rate of 0% will apply to taxable income not exceeding AED 375,000.

The OECD has issued guidance to address tax base erosion and profit shifting, including recommendations aimed at reducing tax avoidance. Many jurisdictions where the Group operates have adopted or are considering changes to their tax laws based on these recommendations.

The OECD’s Pillar 2 initiative introduces a global minimum tax rate of 15% for multinational enterprises with annual revenues exceeding €750 million, effective from January 1, 2024, in the EU and other participating countries.

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

25.    Income Tax (cont.)

As the Group’s revenue is below this threshold, Pillar 2 has no impact on the current reporting period. However, future implementation in relevant jurisdictions could materially increase our tax liabilities and affect cash flows.

	2025	2024
	USD	USD
Consolidated statement of comprehensive income:
Current tax	—	—
Deferred tax	—	—
	—	—

Reconciliation of profit before tax with deferred tax asset is as follows:

	2025	2024
	USD	USD
Loss before tax for the year	(27,542,913)	(10,970,469)
Less: Loss of tax-exempt entities	1,961,479	1,567,837
Effect of items that are not considered in determining taxable income – net	—	61,275
Tax applicable loss	(25,581,434)	(9,341,357)
Deferred tax asset*	—	—

____________

*        In accordance with IAS 12 - Income Taxes, the Group recognizes deferred tax assets only to the extent that it is probable that sufficient taxable profit will be available against which the deductible temporary differences can be utilized. As of December 31, 2025 and December 31, 2024, the Group has unrecognized deferred tax assets amounting to USD 2,921,790 and USD 952,608, respectively, relating to tax losses carried forward. Management has performed a comprehensive assessment of the Group’s future taxable income projections and concluded that it is not probable that sufficient taxable profits will be generated in the foreseeable future to utilize these deductible temporary differences.

26.    Capital commitments

The Group had total commitments of USD 31,671,127 and USD 86,159 as of December 31, 2025 and December 31, 2024, respectively.

The above schedule includes the Group’s commitments in respect of the following agreements:

•        In November 2025, the Group executed a five-year local sponsorship agreement with Inter Miami CF and Inter Miami Stadium, LLC, effective January 1, 2026 to December 31, 2030, which grants the Company certain marketing and advertising rights during the term. Total amount of consideration over the term of the agreement is USD 10,618,272, payable in two equal instalments each season: USD 2,000,000 (2026), USD 2,060,000 (2027), USD 2,121,800 (2028), USD 2,185,454 (2029), and USD 2,251,018 (2030).

•        In November 2025, the Group executed a 126-month industrial lease that commences the business day after agreed upon leasehold improvements are completed by the landlord. Future commitments include the agreed rent payments for the 126-month term. The lease agreement required the prepayment of the first month’s rent and a security deposit. Both balances are reflected as prepaid expenses and deposits within note 9.

•        In December 2025, the Group entered into an Equipment Purchase and Sale Agreement to acquire 25 T-200 atmospheric water generators for USD 850,000. 50% of the total consideration (USD 425,000) was recorded as advances to suppliers within prepayments and deposits as reflected in note 9. The remaining consideration will be payable upon completion and acceptance.

Contingencies

As of October 17, 2025, NDO BEV LLC filed a complaint in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida, captioned NDO BEV LLC v. Air Water Ventures LTD et al., Case No. 2025-020459-CA-01, against the Group the Miami Heat, and Basketball Properties, Ltd., alleging claims arising

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

26.    Capital commitments (cont.)

from NDO’s “Official Premium Water Sponsor” agreement at Kaseya Arena and asserting that the Company’s “Official Water Sponsor” agreement tortiously interfered with NDO’s agreement and prospective business relationships; the complaint alleges unspecified amount in damages. As of December 31, 2025, the Group concluded that a loss is not probable and no liability has been recognized, and given the absence of a quantified claim and the procedural posture, no reliable estimate of potential loss can be made.

27.    Credit risk

Financial instruments risk

Risk management objectives and policies

The Group is exposed to various risks in relation to financial instruments. The main types of risks are market risk, credit risk and liquidity risk.

The Group’s risk management is coordinated at the Company level and focuses on actively securing the Group’s short to medium-term cash flows by minimizing the exposure to financial markets.

The Group does not actively engage in the trading of financial assets for speculative purposes. The most significant financial risks to which the Group is exposed are described below.

Market risk

Market risk is the risk that the value of a financial instrument will fluctuate as a result of changes in market prices whether those changes are caused by factors specific to the individual security or its issuer or factors affecting all securities traded in the market. The Group is exposed to market risk through its use of financial instruments and specifically to currency risk, interest rate risk and certain other price risks, which result from both its operating and investing activities.

Foreign currency risk is the risk that the value of a financial instrument will fluctuate due to changes in foreign exchange rates. Most of the Group’s transactions are carried out in USD for entities bases in UAE hence the risk of foreign currency risk is minimal.

Credit risk analysis

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss.

The Group’s maximum exposure to credit risk is limited to the carrying amount of financial assets recognized at the reporting date as summarized below:

	2025	2024
	USD	USD
Trade receivables and deposits (note 8 and 9)	1,911,514	212,879
Cash at banks (note 11)	16,612,492	73,265
Due from a related party (note 12)	—	21,828
	18,524,006	307,972

Trade and other receivables

The Group is not exposed to any significant credit risk exposure to any single counterparty or any group of counterparties having similar characteristics. Based on historical information about customer default rates, management considers the credit quality of trade receivables that are not past due or impaired to be good. The Group’s exposure to trade receivables’ credit risk is minimal.

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

27.    Credit risk (cont.)

Cash at banks

The Group seeks to limit its credit risk with respect to bank balances by only dealing with reputable banks and continuously monitoring outstanding balances.

Liquidity risk analysis

Liquidity risk, also referred to as funding risk, is the risk that an enterprise will encounter difficulty in raising funds to meet commitments associated with financial instruments. Liquidity risk may result from an inability to sell a financial asset quickly at close to its fair value.

The Group manages liquidity risk through an ongoing review of future commitments and credit facilities. Cash flow forecasts are prepared, and adequate utilization of borrowing facilities are monitored, including the need for additional borrowings, as required.

The table below summarizes the maturities of the Group’s undiscounted financial liabilities based on contractual payment dates and current market interest rates.

	2025
	Less than 12 months	Greater than 12 months	Total
	USD	USD	USD
Trade and other payables (note 17)	9,598,033	—	9,598,033
Loan from related parties (note 12)	5,619,944	—	5,619,944
Lease liabilities (note 15)	976,032	2,681,026	3,657,058
	16,194,009	2,681,026	18,875,035
	2024
	Less than 12 months	Greater than 12 months	Total
	USD	USD	USD
Trade and other payables (note 17)	4,571,765	—	4,571,765
Loan from related parties (note 12)	11,465,144	—	11,465,144
Lease liabilities (note 15)	922,072	4,412,890	5,334,962
	16,958,981	4,412,890	21,371,871

28.    Earnings per share

Basic loss per share is computed using the weighted-average number of outstanding shares during the period. Diluted loss per share is computed using the treasury stock method to the extent that the effect is dilutive by using the weighted-average number of outstanding shares during the year. During the year ended December 31, 2025, 5,005 of Series A Shares and warrants, were not included in the computation of diluted net loss per share because their effect would have been anti-dilutive.

The following table reflects the loss and share data used in the basic and diluted loss per share calculations:

	2025	2024
	USD	USD
Net loss for the year	(27,542,913)	(10,970,469)
Shares used in computation
Weighted-average shares outstanding	32,048	20,068
Basic and diluted loss per share	(859)	(547)

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

29.    Capital Management

The Group’s capital management objectives are:

•        to ensure the Group’s ability to continue as a going concern, and

•        to provide an adequate return to shareholders by pricing products and services in a way that reflects the level of risk involved in providing those goods and services.

The Group monitors capital on the basis of the carrying amount of equity deficit, less cash and cash equivalents as presented in the consolidated statement of financial position.

Management assesses the Group’s capital requirements in order to maintain an efficient overall financing structure while avoiding excessive leverage. This takes into account the subordination levels of the Group’s various classes of debt. The Group manages the capital structure and makes adjustments to it in the light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust the capital structure, the Group may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares, or sell assets to reduce debt.

30.    Events after the reporting period

As described in Note 16, on August 25, 2025, the Company entered into Closing PIPE Subscription Agreements with certain investors pursuant to which it agreed to sell Series A2 Preferred Shares and Warrants for aggregate consideration of approximately USD 31 million, subject to the closing of the SPAC Merger. As of March 31, 2026, the Company received a total of USD 83.5 million in committed proceeds from PIPE Investors in the PIPE Investment, consisting of (i) USD 4.0 million from the Pre-Signing PIPE, (ii) USD 33.5 million from the Pre-Fund PIPE and (iii) USD 46.0 million from the Closing PIPE.

On February 28, 2026, the security situation in the Middle East escalated significantly following the commencement of a major military conflict involving the United States, Israel, and Iran. The situation has resulted in the closure of portions of regional airspace and retaliatory military actions affecting multiple countries in the region where the Group operates, specifically the United Arab Emirates. As of the date of this filing, the Group is not aware of any adverse impact on its personnel, operations, or assets in the countries in which it operates as a result of this conflict. The Group continues to monitor developments in the region and the potential impact on its operations.

31.    Comparatives

Certain comparatives figures have been reclassified in order to conform to current year’s presentation. However, there is no effect on previously reported total assets, total equity, total liabilities, or loss for the year ended December 31, 2024.

32.    Events after the reporting period (Unaudited)

Second Amendment to Business Combination Agreement

On June 5, 2026, the Group entered into Second Amendment to the Business Combination Agreement, dated as of August 25, 2025, which among other things, revised certain key definitions and terms in relation to changes in the Group valuation and projections, resulting in a base equity valuation change of $300 to $200 million, with the primary changes being to the definition of Group Consideration Shares, Earnout Period and the Triggering Events.

Business Combination and PIPE Investment

As disclosed on the filed Form 20-F, filed by Air Water Ventures Limited on August 20, 2026, on August 14, 2026 (the “Closing Date”), Air Water Ventures Limited, a Cayman Islands exempted company (“PubCo”), consummated the previously announced business combination pursuant to the Business Combination Agreement, dated as

AIR WATER VENTURES HOLDINGS LIMITED
Consolidated Financial Statements
Notes to the consolidated financial statements
For the year ended December 31, 2025

32.    Events after the reporting period (Unaudited) (cont.)

of August 25, 2025 (as amended by that certain Amendment to Business Combination Agreement, dated as of December 31, 2025 and that Second Amendment to Business Combination Agreement, dated as of June 5, 2026, the “Business Combination Agreement”).

As a result of the consummation of the business combination, the Company received proceeds from the Closing PIPE of USD 45 million and converted USD 1.0 million of a loan from a related party into Series A shares and Warrants of the PubCo, as well as incurring transaction expenses related to the business combination.

PS Acquisition LOI and Bridge Loan

As disclosed on the filed Form 6-K, filed by Air Water Ventures Limited on August 25, 2026, on August 20, 2026, Air Water Ventures Limited entered into a non-binding letter of intent (the “LOI”) with Second Spring Water, Inc. (“Second Spring”) relating to the proposed acquisition of substantially all of the assets of a premium, nationally distributed spring water brand (such acquisition, the “Proposed Acquisition”). The LOI contemplates base consideration of $92.5 million of Company common stock and $7.5 million in cash at closing, together with potential contingent stock consideration. The number of shares issuable as stock consideration, including any earnout consideration, would be determined using the volume-weighted average trading price over a period to be mutually agreed immediately prior to the initial closing of the Proposed Acquisition, subject to a $3.00 floor and a $6.00 cap on that price. Except for specified provisions, including as to exclusivity and confidentiality, the LOI is non-binding, and neither party is obligated to consummate the Proposed Acquisition unless and until definitive agreements have been negotiated, executed and delivered.

In connection with the Proposed Acquisition, on August 18, 2026, Second Spring, as borrower, executed and delivered (i) a secured promissory note in the original principal amount of USD 3.0 million in favor of the Company, which also serves as the acquiring party under the Proposed Acquisition (such note, the “Air Water Note”), and (ii) a secured convertible promissory note in the original principal amount of USD 1.5 million in favor of an investment fund participating in the seller-side portion of the working capital financing contemplated by the LOI.

UAE Asset Redeployment

Subsequent to April 10, 2026, the Group determined to repurpose certain assets currently employed in the UAE, driven primarily by the ongoing conflict in the region and the opportunity to redeploy the assets to support US manufacturing capacity expansion. This repurposing of assets was expanded during the second and third quarters of 2026, resulting in the transfer of the significance of the AWGs in the UAE to the US.

The Group is currently evaluating the recognition and presentation necessary under IFRS as it relates to the repurposing of assets and the subsequent change in the operations of the UAE for both interim and annual financial reporting requirements. The Group will continue to monitor the situation in the middle east and the resulting impacts on the UAE operations to determine if a higher and better use of the remaining assets currently employed in the UAE presents itself.

Repayment of Loan from Related Parties

On May 31, 2026, the Group executed a settlement agreement with Sandia for the USD 5 million loan outstanding as of December 31, 2025. The settlement agreement amended the original terms, which required cash payment of USD 5 million of principal and USD 1 million of fixed interest, to cash settlement of USD 4 million of principal and a USD 1 million promissory note. The fixed interest payable amount was not amended.

On June 1, 2026, the Group paid the USD 4 million of principal and USD 1 million of fixed interest, an aggregate amount of USD 5 million.

Director’s report

The Director is pleased to submit his report along with the financial statements of Air Water Ventures Limited (the “PubCo” or the “Company”) for the period ended December 31, 2025.

Main business and operations

The purpose of incorporation of the PubCo is to merge with Inflection Point Acquisition Corp. III, a Cayman Islands exempted company (“SPAC”) prior to the transactions contemplated in the Business Combination Agreement (the “Agreement”) dated August 25, 2025, to facilitate the consummation of a business combination.

The operating results and financial position of PubCo are fully set out in the attached financial statements.

Director

The Director of the PubCo during the period and to the date of this report is:

•        Mr. Andrea Mollica

These financial statements for the period ended December 31, 2025 were approved on April 10, 2026 by:

/s/ David Tuerff
Mr. David Tuerff On behalf of the Directors

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders
Air Water Ventures Limited

Opinion on the financial statements

We have audited the accompanying statement of financial position of Air Water Ventures Limited (the “Company”) as of December 31, 2025, the related statements of comprehensive income, changes in equity and cash flows for the period from August 8, 2025 (inception) to December 31, 2025 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the period from August 8, 2025 (inception) to December 31, 2025, in conformity with International Financial Reporting Standards (IFRS), as issued by the International Accounting Standards Board.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred a net loss of USD 34,252 during the period ended December 31, 2025, and, as of that date, the Company had accumulated losses of USD 34,252. These conditions, along with other matters as set forth in Note 2, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Grant Thornton Audit and Accounting Limited (Dubai Branch)

We have served as the Company’s auditor since 2025.

Dubai, United Arab Emirates

April 10, 2026

Air Water Ventures Limited
Financial Statements

Statement of financial position
As at December 31, 2025

	Notes	December 31, 2025
		USD
EQUITY AND LIABILITIES

EQUITY
Share capital	7	1
Accumulated losses		(34,252)
TOTAL DEFICIT		(34,251)

LIABILITIES
Current
Due to a related party	5	9,151
Trade payables	6	25,100
TOTAL LIABILITIES		34,251
TOTAL EQUITY AND LIABILITIES		—

These financial statements for the period ended December 31, 2025, were approved on April 10, 2026 by:

/s/ David Tuerff
Mr. David Tuerff On behalf of the Director

The accompanying notes from 1 to 10 form an integral part of these financial statements.

Air Water Ventures Limited
Financial Statements

Statement of comprehensive income
For the period ended December 31, 2025

	Note	For the period from August 8, 2025 to December 31, 2025
		USD
Professional fees		(34,252)
LOSS FOR THE PERIOD		(34,252)

Other comprehensive income:
Other comprehensive loss that will not be reclassified to profit or loss in subsequent periods:		—
TOTAL COMPREHENSIVE LOSS FOR THE PERIOD		(34,252)

Basic and diluted loss per share	8	(34,252)

The accompanying notes from 1 to 10 form an integral part of these financial statements.

Air Water Ventures Limited
Financial Statements

Statement of changes in equity
For the period ended December 31, 2025

	Notes	Share capital	Accumulated losses	Total
		USD	USD	USD
Share capital introduced	7	1	—	1
Net loss for the period		—	(34,252)	(34,252)
Balance at December 31, 2025		1	(34,252)	(34,251)

The accompanying notes from 1 to 10 form an integral part of these financial statements.

Air Water Ventures Limited
Financial Statements

Statement of cash flows
For the period ended December 31, 2025

	Note	For the period from August 8, 2025, to December 31, 2025
		USD
OPERATING ACTIVITIES
Net loss for the period		(34,252)

Net changes in working capital:
Due to related parties		9,151
Trade payables		25,100
Net cash used in operating activities		(1)

FINANCING ACTIVITIES
Share capital introduced	7	1
Net cash generated from financing activities		1

Net change in cash and cash equivalents		—
Cash and cash equivalents, beginning of period		—
Cash and cash equivalents, end of period		—

The accompanying notes from 1 to 10 form an integral part of these financial statements.

Air Water Ventures Limited
Financial Statements

Notes to the financial statements
For the period ended December 31, 2025

1       Corporate Information

Air Water Ventures Limited (the “PubCo” or the “Company”) is an exempt company incorporated under the laws of the Cayman Islands on August 8, 2025 for the purpose of merging with Inflection Point Acquisition Corp. III, a Cayman Islands exempted company (“SPAC”) prior to the transactions contemplated in the Business Combination Agreement (the “Agreement”) (see note 9), to facilitate the consummation of a business combination. The PubCo will become the ultimate parent company following the transactions contemplated in the Agreement.

2       Going concern

For the period from August 8, 2025 (inception) to December 31, 2025, PubCo has not generated any revenue and reported a net loss of USD 34,252. As of December 31, 2025, the PubCo had no cash and a net working capital deficit of USD 34,251. These conditions cast substantial doubt on the PubCo’s ability to continue as a going concern.

The accompanying financial statements have been prepared assuming PubCo will continue as a going concern even though events and conditions exist that when considered in aggregate raise substantial doubt about the PubCo’s ability to continue as going concern. Management plans to complete the proposed business combination (see note 9) by mid-2026. Ongoing operations are dependent upon the PubCo consummating the proposed business combination and if the PubCo is unsuccessful, operations would cease except for the purpose of liquidating.

3       New standards and interpretations

3.1    Standards, amendments and interpretations to existing Standards that are not yet effective and have not been adopted early by the PubCo

Certain new accounting standards and amendments have been issued but are not yet effective for the PubCo’s period ended December 31, 2025 and the PubCo has not early adopted them. These include IFRS 18 Presentation and Disclosure in Financial Statements and IFRS 19 Subsidiaries without Public Accountability: Disclosures.

The PubCo is currently assessing the potential impacts of these forthcoming standards; however, they are not expected to have any material effect.

4       Basis of preparation and material accounting policy information

Basis of preparation

The financial statements of the PubCo comply with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and have been prepared on a historical cost basis.

All significant financial statement line items (“FSLIs”), including share capital and other immaterial balances, are rounded to the nearest whole dollar for presentation purposes.

Comparative Information

These financial statements represent the PubCo’s first reporting period, covering the period from the date of incorporation to December 31, 2025. As this is the PubCo’s inaugural reporting period, no comparative information has been presented. The absence of comparatives is in accordance with the requirements of IFRS, as there were no prior-period financial statements prepared for the PubCo.

Functional and presentation currency

The financial statements are presented in United States Dollar (“USD”), which is the PubCo’s functional currency.

Air Water Ventures Limited
Financial Statements

Notes to the financial statements
For the period ended December 31, 2025

4       Basis of preparation and material accounting policy information (cont.)

Cash and Cash Equivalents

The PubCo considers all short-term investments with an original maturity date of three months or less when purchased to be cash equivalents. The PubCo did not have any cash or cash equivalents as of December 31, 2025.

Classification and subsequent measurement of financial liabilities

The PubCo’s financial liabilities include trade payables and amounts due to related parties.

Financial liabilities are measured subsequently at amortised cost using the effective interest method, except for financial liabilities held for trading or designated at fair value through profit or loss, that are carried subsequently at fair value with gains or losses recognised in the statement of comprehensive income.

All interest-related charges and, if applicable, changes in an instrument’s fair value that are reported in the statement of comprehensive income are included within ‘finance income or finance costs’.

Loss per share

Basic loss per share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the period.

Significant management judgment in applying accounting policies and estimation uncertainty

When preparing the financial statements management undertakes significant judgments, estimates and assumptions in applying the accounting policies of the PubCo that have the most significant effect on the financial statements and about recognition and measurement of assets, liabilities, income and expenses. The actual results may differ from the judgments, estimates and assumptions made by management, and will seldom equal the estimated results.

There were no significant estimates for the period from August 8, 2025 (inception) to December 31, 2025.

5       Related parties

The PubCo in the normal course of business carries on business with other enterprises that fall within the definition of a related party. The PubCo’s related parties include its shareholders, key management personnel, and entities controlled by such parties. Transactions with related parties normally comprise transfer of resources, services, or obligations between related parties are measured at amounts agreed to by both parties and conducted at arm’s length.

Balances with related parties included in the statement of financial position are as follows:

Due to a related party	December 31, 2025
USD
The Air Water Company, LLC – US	9,151

Significant transactions with related parties

For the period from August 8, 2025, to December 31, 2025
USD
Expenses paid by a related party	9,152

Air Water Ventures Limited
Financial Statements

Notes to the financial statements
For the period ended December 31, 2025

6       Trade payables

As of December 31, 2025, Pubco accrued USD 25,100 for professional services.

7       Share Capital

The issued share capital of the PubCo is comprised of 1 fully paid ordinary share with a par value of USD 0.001.

The authorised share capital of the PubCo is comprised of 50,000,000 shares with a par value of USD 50,000.

8       Earnings Per Share

Basic loss per share is computed using the weighted-average number of outstanding shares during the period. Diluted loss per share is computed using the treasury stock method to the extent that the effect is dilutive by using the weighted-average number of outstanding shares during the period.

The following table reflects the loss and shares data used in the basic and diluted loss per share calculations:

For the period from August 8, 2025, to December 31, 2025
USD
Net loss for the period	(34,252)

Weighted-average shares outstanding	1
Basic and diluted loss per share	(34,252)

9       Proposed Transaction

On August 25, 2025, PubCo entered into an Agreement with Inflection Point Acquisition Corp. III, a Cayman Islands exempted company (“SPAC”), Air Water Ventures Holdings Limited, a Cayman Islands exempted company (the “AWVHL”), and IPCX Merger Sub Limited, a Cayman Islands exempted company (“Merger Sub”).

The SPAC, AWVHL, PubCo and Merger Sub are referred to herein individually as a “Party” and, collectively, as the “Parties”.

The Parties desire and intend to effect a business combination transaction whereby:

(a)     SPAC will merge with and into PubCo (the “First Merger”), as a result of which:

(i)     The separate corporate existence of SPAC shall cease and PubCo shall continue as the surviving company; and

(ii)    Each issued and outstanding SPAC Share shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive one PubCo Ordinary Share (the “SPAC Per Share Merger Consideration”).

Air Water Ventures Limited
Financial Statements

Notes to the financial statements
For the period ended December 31, 2025

9       Proposed Transaction (cont.)

(b)    One Business Day after the date of the First Merger Effective Time, AWVHL will merge with and into Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”, and the Mergers together with the other transactions contemplated by this Agreement and the Ancillary Documents, the “Transactions”), as a result of which:

(i)     The separate corporate existence of AWVHL shall cease and Merger Sub shall continue as the surviving company and a wholly owned direct subsidiary of PubCo; and

(ii)    Each issued and outstanding AWVHL’s Ordinary Share, Series A Preferred Share, Warrant and RSU shall no longer be outstanding and shall automatically be cancelled in exchange for the right of the holder thereof to receive the consideration as in the Agreement, in each case upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of applicable Law.

Conditions to Consummation of the Business Combination

The obligations of each Party to consummate the Transactions shall in all respects be subject to the satisfaction or written waiver (where permissible) by AWVHL and SPAC of the following conditions:

(a)    Required SPAC Shareholder Approval

The Shareholder Approval Matters shall have been submitted to the vote of SPAC Shareholders at the Special Shareholder Meeting in accordance with the Proxy Statement and shall have been approved and adopted by the requisite vote of SPAC Shareholders at the Special Shareholder Meeting in accordance with the Proxy Statement, SPAC’s Organizational Documents and the applicable provisions of the Cayman Companies Law and Nasdaq (the “Required Shareholder Approval”).

(b)    Required AWVHL Shareholder Approval

The Shareholder Approval shall have been obtained.

(c)     No Law or Order

No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the Transactions illegal or otherwise prohibiting consummation of the Transactions (a “Legal Restraint”).

(d)    Antitrust

If applicable, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (“HSR Act”) waiting period has expired or been terminated.

(e)     Listing

The PubCo Ordinary Shares shall have been conditionally approved for listing on Nasdaq, subject only to official notice thereof.

(f)     Registration Statement

Registration Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC which remains in effect with respect to the Registration Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and not withdrawn.

Air Water Ventures Limited
Financial Statements

Notes to the financial statements
For the period ended December 31, 2025

9       Proposed Transaction (cont.)

Termination

The Transactions may be abandoned at any time prior to the Closing Date in accordance with the terms as per the Agreement, notwithstanding receipt of any requisite approval and adoption of the Agreement and the Transactions by the shareholders of any Party.

10     Events after the reporting period

On August 25, 2025, Air Waters Ventures Holding Limited, Cayman Islands and PubCo, entered into a definitive agreement for a business combination with IPCX Merger Sub Limited and Inflection Point Acquisition Corp. III, a publicly traded SPAC. The transaction valued Air Waters Ventures Holding Limited at a pro forma enterprise value of $419 million and included a $83.5 million PIPE investment. Upon closing, the combined company will be named Air Water Ventures Limited and listed on Nasdaq under the symbol “WATR.” The transaction, expected to close by mid-2026, aims to expand U.S. operations, including a second water plant and new consumer and government services.

On February 28, 2026, the security situation in the Middle East escalated significantly following the commencement of a major military conflict involving the United States, Israel, and Iran. The situation has resulted in the closure of portions of regional airspace and retaliatory military actions affecting multiple countries in the region. As of the date of this filing, the Company is not aware of any adverse impact on its personnel, operations, or assets in the countries in which it operates as a result of this conflict. The Company continues to monitor developments in the region and the potential impact on its operations.

11     Events after the reporting period (Unaudited)

Business Combination and PIPE Investment

As disclosed on the filed Form 20-F, filed by the Company on August 20, 2026, on August 14, 2026 (the “Closing Date”), the Company, consummated the previously announced business combination pursuant to the Business Combination Agreement, dated as of August 25, 2025 (as amended by that certain Amendment to Business Combination Agreement, dated as of December 31, 2025 and that Second Amendment to Business Combination Agreement, dated as of June 5, 2026, the “Business Combination Agreement”).

As a result of the consummation of the business combination, the Company received proceeds from the Closing PIPE of USD 45 million and converted USD 1.0 million of a loan from a related party of Air Water Ventures Holdings Limited into Series A shares and Warrants of the Company, as well as incurring transaction expenses related to the business combination.

PS Acquisition LOI and Bridge Loan

As disclosed on the filed Form 6-K, filed by Air Water Ventures Limited on August 25, 2026, on August 20, 2026, Air Water Ventures Limited entered into a non-binding letter of intent (the “LOI”) with Second Spring Water, Inc. (“Second Spring”) relating to the proposed acquisition of substantially all of the assets of a premium, nationally distributed spring water brand (such acquisition, the “Proposed Acquisition”). The LOI contemplates base consideration of $92.5 million of Company common stock and $7.5 million in cash at closing, together with potential contingent stock consideration. The number of shares issuable as stock consideration, including any earnout consideration, would be determined using the volume-weighted average trading price over a period to be mutually agreed immediately prior to the initial closing of the Proposed Acquisition, subject to a $3.00 floor and a $6.00 cap on that price. Except for specified provisions, including as to exclusivity and confidentiality, the LOI is non-binding, and neither party is obligated to consummate the Proposed Acquisition unless and until definitive agreements have been negotiated, executed and delivered.

In connection with the Proposed Acquisition, on August 18, 2026, Second Spring, as borrower, executed and delivered (i) a secured promissory note in the original principal amount of USD 3.0 million in favor of the Company, which also serves as the acquiring party under the Proposed Acquisition (such note, the “Air Water Note”), and (ii) a secured convertible promissory note in the original principal amount of USD 1.5 million in favor of an investment fund participating in the seller-side portion of the working capital financing contemplated by the LOI.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud or willful default or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, or willful default.

We have or will maintain insurance on behalf of our directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

For the three year period ending on the date of this filing, we have made the following sales of unregistered securities. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act as transactions not involving a public offering, in reliance on Regulation S under the Securities Act as sales by an issuer in offshore transactions, or in the case of the exchange of securities described in the second bullet below, Section 3(a)(9) of the Securities Act. No underwriters were involved in these issuances of securities:

•        Pursuant to the Closing PIPE Subscription Agreements entered into with the Closing PIPE Investors, at the Closing of the Business Combination on August 14, 2026, we issued an aggregate of 51,294.118 Series A Preferred Shares and Series A Investor Warrants exercisable for an aggregate of up to 4,274,512 Ordinary Shares, at an initial exercise price of $12.00 per share, subject to adjustment, for aggregate purchase price of approximately $46 million. For information regarding the terms of conversion of the Series A Preferred Shares and exercise of the Series A Investor Warrants, see “Description of Securities — Series A Preferred Shares” and “— Series A Investor Warrants”, respectively.

These securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act, as amended, and/or Regulation D promulgated thereunder. Each Closing PIPE Investor represented that it is an accredited investor within the meaning of Rule 501 of Regulation D.

The Series A Preferred Shares, the Series A Investor Warrants, and the Ordinary Shares issuable upon conversion or exercise thereof are being registered on this registration statement on Form F-1 pursuant to registration rights granted to the holders thereof under the Registration Rights Agreement.

Item 8. Exhibits and Financial Statement Schedules

(a)    Exhibits

The following exhibits are included or incorporated by reference in this registration statement on Form F-1:

Exhibit Number	Description	Incorporation by Reference
		Form	File Number	Exhibit No.	Filing Date
2.1	Business Combination Agreement, dated as of August 25, 2025, by and among Inflection Point Acquisition Corp. III, Air Water Ventures Holdings Limited, IPCX Merger Sub Limited, and Air Water Ventures Limited (composite copy included as Annex A-1 of the F-4).	F-4/A	333-294998	2.1	July 2, 2026
2.2	Amendment to Business Combination Agreement, dated as of December 31, 2025, by and among Inflection Point Acquisition Corp. III, Air Water Ventures Holdings Limited, IPCX Merger Sub Limited, and Air Water Ventures Limited (composite copy included as Annex A-2 of the F-4).	F-4/A	333-294998	2.2	July 2, 2026
2.3†	Second Amendment to Business Combination Agreement, dated as of June 5, 2026, by and among Inflection Point Acquisition Corp. III, Air Water Ventures Holdings Limited, IPCX Merger Sub Limited, and Air Water Ventures Limited (composite copy included as Annex A-3 of the F-4).	F-4/A	333-294998	2.3	July 2, 2026
3.1	Amended and Restated Memorandum and Articles of Association of Air Water Ventures Limited.	20-F	001-43448	1.1	August 20, 2026
4.1	Form of Series A Investor Warrant (included as Annex E of this proxy statement/prospectus).	F-4/A	333-294998	4.1	July 2, 2026
5.1*	Opinion of Ogier (Cayman) LLP, Cayman Islands counsel to Air Water Ventures Limited.
5.2*	Opinion of Morgan, Lewis & Bockius LLP, counsel to Air Water Ventures Limited.
10.1	Company Support Agreement, dated as of August 25, 2025, by and among TAU Capital Holding Limited, Inflection Point Acquisition Corp. III, Air Water Ventures Holdings Limited and Air Water Ventures Limited.	8-K	001-42614	10.1	August 25, 2025
10.2	Sponsor Support Agreement, dated as of August 25, 2025, by and among Inflection Point Acquisition Corp. III, Air Water Ventures Holdings Limited and Air Water Ventures Limited.	8-K	001-42614	10.2	August 25, 2025
10.3	Form of Sponsor Lock-Up Agreement.	20-F	001-43448	4.6	August 20, 2026
10.4	Form of Air Water Holdings Lock-Up Agreement.	8-K	001-42614	10.4	August 25, 2025
10.5†	Registration Rights Agreement by and among Air Water Ventures Limited, Inflection Point Holdings III LLC, and certain holders named herein, dated August 14, 2026.	20-F	001-43448	4.8	August 20, 2026
10.6	Form of Closing PIPE Subscription Agreement.	8-K	001-42614	10.7	August 25, 2025
10.7	Form of Air Water Ventures Equity Incentive Plan.	F-4/A	333-294998	10.8	June 26, 2026

Exhibit Number	Description	Incorporation by Reference
		Form	File Number	Exhibit No.	Filing Date
10.8	Form of Air Water Ventures Limited Employee Share Purchase Plan.	F-4/A	333-294998	10.9	June 26, 2026
10.9	Form of Indemnification Agreement.	F-4/A	333-294998	10.10	June 26, 2026
21.1*	Subsidiaries of Air Water Ventures Limited.
23.1*	Consent of Grant Thornton, independent registered public accounting firm of Air Water Ventures Limited.
23.2*	Consent of Grant Thornton, independent registered public accounting firm of Air Water Ventures Holdings Limited.
23.3*	Consent of UHY LLP, independent registered public accounting firm of Inflection Point Acquisition Corp. III.
24.1*	Power of Attorney (included on the signature page to this registration statement).
107*	Filing Fee Table

____________

*        Filed herewith

†        Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.       each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.      each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.       any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.      any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.     the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.      any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hialeah, State of Florida, on September 11, 2026.

Air Water Ventures Limited
By:	/s/ Peter Carr
Name:	Peter Carr
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Peter Carr and David Tuerff as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Peter Carr	Chief Executive Officer and Director	September 11, 2026
Peter Carr	(Principal Executive Officer)
/s/ David Tuerff	Chief Financial Officer	September 11, 2026
David Tuerff	(Principal Financial Officer and Principal Accounting Officer)
/s/ Matthew Hurn	Director	September 11, 2026
Matthew Hurn
/s/ Andrea Mollica	Director	September 11, 2026
Andrea Mollica
/s/ Peter McDonough	Director	September 11, 2026
Peter McDonough
/s/ Jennifer Rae Chaplin	Director	September 11, 2026
Jennifer Rae Chaplin
/s/ Kevin Shannon	Director	September 11, 2026
Kevin Shannon

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement in the City of Sacramento, State of California, on September 11, 2026.

By:	/s/ Shyla Hill
Name:	Shyla Hill
Title:	Authorized Representative on behalf of Corporation Service Company